Exhibit 10.1

MASTER LEASE AGREEMENT I

BY AND AMONG

THE ENTITIES LISTED ON SCHEDULE 1-A ATTACHED HERETO,

collectively, Lessor

AND

THE ENTITIES LISTED ON SCHEDULE 1-B ATTACHED HERETO,

collectively, jointly and severally, as Lessee

July 3, 2012

Table of Contents

ARTICLE I DEFINITIONS		2
1.1	Certain Defined Terms	2
1.2	Interpretation; Terms Generally	20
1.3	Accounting Terms	21
1.4	Certain Matters Relating to References to Leased Property	22
ARTICLE II LEASED PROPERTY; TERM		22
ARTICLE III RENT		23
3.1	Rent	23
3.2	Additional Charges	24
3.3	Rent and Payments under the Shasta Ground Lease	25
ARTICLE IV IMPOSITIONS		25
4.1	Payment of Impositions	25
4.2	Adjustment of Impositions	26
4.3	Utility Charges	27
4.4	Insurance Premiums	27
ARTICLE V ABSOLUTE NET LEASE; NO TERMINATION; TERMINATION WITH RESPECT TO FEWER THAN ALL FACILITIES		27
5.1	Absolute Net Lease; No Termination	27
5.2	Termination with Respect to Fewer than All Facilities	28
ARTICLE VI OWNERSHIP OF LEASED PROPERTY AND PERSONAL PROPERTY		28
6.1	Ownership of the Leased Property	28
6.2	Lessee’s Personal Property	28
ARTICLE VII CONDITION AND USE OF LEASED PROPERTY		29
7.1	Condition of the Leased Property	29
7.2	Use of the Leased Property	30
7.3	Lessor to Grant Easements	31
ARTICLE VIII LEGAL AND INSURANCE REQUIREMENTS		32
8.1	Compliance with Legal and Insurance Requirements	32
8.2	Hazardous Materials	32
8.3	Healthcare Laws	33
8.4	Single Purpose Entity	33
8.5	Organizational Covenants	34
8.6	Representations and Warranties	34
ARTICLE IX REPAIRS; RESERVES; RESTRICTIONS		35
9.1	Maintenance; Repair and Remodel	35
9.2	Reserves for Major Repairs	36
9.3	Encroachments; Restrictions	37
ARTICLE X CAPITAL ADDITIONS		38
10.1	Construction of Capital Additions to the Leased Property	38
10.2	Capital Additions Financed by Lessee	39

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10.3	Capital Additions Financed by Lessor	40
10.4	Seismic Upgrades	44
10.5	Salvage	44
ARTICLE XI LIENS		44
ARTICLE XII PERMITTED CONTESTS		45
12.1	Permitted Contests	45
ARTICLE XIII INSURANCE		46
13.1	General Insurance Requirements	46
13.2	Additional Insurance	50
13.3	Waiver of Subrogation	50
13.4	Form of Insurance	50
13.5	Increase in Limits	52
13.6	Blanket Policy	52
13.7	No Separate Insurance	52
13.8	Insurance Required under Shasta Ground Lease	53
ARTICLE XIV FIRE AND CASUALTY		53
14.1	Insurance Proceeds	53
14.2	Reconstruction in the Event of Damage or Destruction Covered by Insurance	53
14.3	Reconstruction in the Event of Damage or Destruction Not Covered by Insurance	55
14.4	Lessee’s Personal Property	55
14.5	Restoration of Lessee’s Property	55
14.6	No Abatement of Rent	55
14.7	Damage Near End of Term	55
14.8	Termination of Right to Purchase	56
14.9	Waiver	56
ARTICLE XV CONDEMNATION		56
15.1	Parties’ Rights and Obligations	56
15.2	Total Taking	56
15.3	Partial Taking	56
15.4	Restoration	57
15.5	Award Distribution	57
15.6	Temporary Taking	57
ARTICLE XVI DEFAULT		58
16.1	Events of Default	58
16.2	Additional Expenses	65
16.3	Waiver	65
16.4	Application of Funds	65
16.5	Notices by Lessor	65
16.6	Lessor’s Contractual Security Interest	66
ARTICLE XVII LESSOR’S RIGHT TO CURE		66
ARTICLE XVIII PURCHASE OF THE LEASED PROPERTY		66

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ARTICLE XIX HOLDING OVER		67
ARTICLE XX RESERVED		68
ARTICLE XXI RISK OF LOSS		68
ARTICLE XXII INDEMNIFICATION		68
ARTICLE XXIII ASSIGNMENT, SUBLETTING AND SUBLEASE SUBORDINATION		69
23.1	Assignment and Subletting	69
23.2	Sublease Limitations	70
23.3	Sublease Subordination and Non-Disturbance	71
23.4	Existing Subleases	71
ARTICLE XXIV OFFICER’S CERTIFICATES; FINANCIAL STATEMENTS; NOTICES AND OTHER CERTIFICATES		71
ARTICLE XXV INSPECTION AND FEES		74
ARTICLE XXVI NO WAIVER		74
ARTICLE XXVII REMEDIES CUMULATIVE		74
ARTICLE XXVIII SURRENDER		74
ARTICLE XXIX NO MERGER OF TITLE		75
ARTICLE XXX TRANSFERS BY LESSOR; SEVERANCE RIGHTS		75
30.1	Transfers by Lessor	75
30.2	Severance Rights	75
ARTICLE XXXI QUIET ENJOYMENT		76
ARTICLE XXXII NOTICES		77
ARTICLE XXXIII APPRAISAL		78
ARTICLE XXXIV PURCHASE RIGHTS		78
34.1	Lessee’s Option to Purchase	78
34.2	Lessor’s Option to Purchase Lessee’s Personal Property	79
34.3	Lessee’s Option to Purchase Upon Other Events	80
34.4	Prime A Right to Exercise Purchase Options	80
ARTICLE XXXV SUBSTITUTION RIGHTS		81
35.1	Lessee’s Property Substitution Right	81
35.2	Conditions Precedent to Lessee’s Property Substitution Right	81
35.3	Procedures for Property Substitution	83
ARTICLE XXXVI FINANCING OF THE LEASED PROPERTY		83
ARTICLE XXXVII SUBORDINATION AND NON-DISTURBANCE		84
ARTICLE XXXVIII LICENSES		84
38.1	Maintenance of Licenses	84
38.2	No Transfers or Alterations of Licenses	85
38.3	Notifications; Corrective Actions	85
38.4	Termination of Lease	86
38.5	Material Condition of Lease	86
ARTICLE XXXIX COMPLIANCE WITH HEALTHCARE LAWS		87
ARTICLE XL MISCELLANEOUS		87

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40.1	General	87
40.2	Bankruptcy Waivers	88
40.3	Lessor’s Expenses	88
40.4	Entire Agreement; Modifications	89
40.5	Lessor Securities Offering and Filings	89
40.6	Non-Recourse as to Lessor	90
40.7	Covenants, Restrictions and Reciprocal Easements	90
40.8	Force Majeure	90
40.9	Management Agreements	90
40.10	Non-Competition	91
40.11	Governing Law	91
40.12	Jurisdiction and Venue	91
40.13	Appointment of Agent and Attorney-in-Fact	92
40.14	True Lease	92
40.15	Reserved	92
40.16	Compliance with Anti-Terrorism Laws	92
40.17	Electronically Transmitted Signatures	93
40.18	Waiver of Jury Trial	93
40.19	Counterparts	93
40.20	Survival	93
40.21	Continuation of Defaults	94
40.22	Specific Performance	94
40.23	Joint Drafting	94
40.24	Joint and Several Obligations	94
40.25	Shasta Ground Lease	94
40.26	Representatives	95
ARTICLE XLI MEMORANDUM OF LEASE		96

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MASTER LEASE AGREEMENT I

This MASTER LEASE AGREEMENT I (this “Lease”) is dated this 3rd day of July, 2012 (the “Commencement Date”), and is by and among the entities listed on Schedule 1-A attached hereto and made a part hereof by reference and incorporation (collectively, the “Lessor”), having their principal office at 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242, and the entities listed on Schedule 1-B attached hereto and made a part hereof by reference and incorporation (collectively, jointly and severally, the “Lessee”), having their principal office at 3300 E. Guasti Road, 3rd Floor, Ontario, California 91761.

STATEMENT OF INTENT

Subject to Articles V, XIV, XV, XXX and Section 16.1, this Lease constitutes one unitary, indivisible, non-severable true lease of all the Leased Property. This Lease does not constitute separate leases contained in one document each governed by similar terms. The use of the expression “unitary lease” to describe this Lease is not merely for convenient reference. It is the conscious choice of a substantive appellation to express the intent of Lessor and Lessee in regard to an integral part of this transaction, which is to accomplish the creation of an indivisible lease. Lessor and Lessee agree that from an economic point of view the portions of the Leased Property leased pursuant to this Lease constitute one economic unit and that the Rent and all other provisions have been negotiated and agreed to based upon a lease of all the portions of the Leased Property as a single, composite, inseparable transaction. Except as expressly provided in this Lease for specific isolated purposes (and in such cases only to the extent expressly so stated), all provisions of this Lease, including definitions, commencement and expiration dates, rental provisions, use provisions, renewal provisions, breach, default, enforcement, termination and assignment and subletting provisions, shall apply equally and uniformly to all the Leased Property as one unit and are not severable. The economic terms of this Lease would have been substantially different had separate leases or a “divisible” lease been acceptable to Lessor. A default of any of the terms or conditions of this Lease occurring with respect to any portion of the Leased Property relating to a particular Facility shall constitute a default under this Lease with respect to all the Leased Property. Except as expressly provided in this Lease for specific isolated purposes (and in such cases only to the extent expressly so stated), Lessor and Lessee agree that the provisions of this Lease shall at all times be construed, interpreted and applied such that the intention of Lessor and Lessee to create a unitary lease shall be preserved and maintained. Lessor and Lessee agree that for the purposes of any assumption, rejection or assignment of this Lease under 11 U.S.C. Section 365 or any amendment or successor section thereof, this is one indivisible and non-severable lease dealing with and covering one legal and economic unit which must be assumed, rejected or assigned as a whole with respect to all (and only all) the Leased Property.

W I T N E S S E T H:

WHEREAS, Lessor is the owner of the Owned Land (as herein defined) and is also the current owner of all of the Leased Improvements (as herein defined) located on the Owned Land;

WHEREAS, pursuant to that certain Assignment and Assumption of Ground Lease dated as of August 10, 2007, Shasta Regional Medical Center, LLC, a California limited liability company, assigned to MPT of Shasta, L.P. all of its right, title and interest in, to and under the Shasta Ground Lease (as herein defined) and Lessor holds a leasehold interest in the property therein described, which property is more particularly identified on Exhibit A-5 (the “Shasta Ground Leased Property”) (the Owned Land and the Shasta Ground Leased Property are hereinafter collectively referred to as the “Land”);

WHEREAS, Lessor currently leases the Land and Leased Improvements to Lessee pursuant to the Original Prime Leases (as herein defined); and

WHEREAS, Lessor and Lessee desire to merge, amend and restate the Original Prime Leases into a single, master lease agreement in the manner hereafter provided.

NOW, THEREFORE, the parties agree as follows:

ARTICLE I

DEFINITIONS

1.1 Certain Defined Terms. Capitalized terms used herein shall have the respective meanings ascribed to them in this Section 1.1.

ACH: As defined in Section 3.1.

Additional Charges: As defined in Section 3.2.

Adjustment Date: As defined in Section 3.1(b).

Affiliate: With respect to any Person (i) any Person that, directly or indirectly, controls or is controlled by or is under common control with such Person, (ii) any other Person that owns, beneficially, directly or indirectly, 10% or more of the outstanding capital stock, shares or equity interests of such Person, or (iii) any officer, director, employee, partner, member, manager or trustee of such Person or any Person controlling, controlled by or under common control with such Person (excluding trustees and persons serving in similar capacities who are not otherwise an Affiliate of such Person). For the purposes of this definition, “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities or otherwise. Notwithstanding the foregoing, the KASP Trust and Prime Healthcare Services Foundation, Inc. and its subsidiaries shall not be deemed an Affiliate of any Person for any purposes hereunder, and in no event shall the term “Affiliate,” when used with respect to Lessee, mean or refer to Lessor or any other Person that, directly or indirectly, controls or is under common control with Lessor.

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AIREA: The American Institute of Real Estate Appraisers, or any successor organization.

Allocated Base Rent: As defined in Section 3.1(a).

Anti-Terrorism Laws: Any laws, statutes and regulations relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the Patriot Act, the laws, statutes and regulations comprising or implementing the Bank Secrecy Act, and the laws, statutes and regulations administered by OFAC.

Award: All compensation, sums or anything of value awarded, paid or received on a total or partial Condemnation.

Bankruptcy Code: Chapter 11 U.S.C. § 101, et seq.

Base Rent: At any time the total Allocated Base Rent payable with respect to the Facilities for any period.

Blocked Person: Any Person: (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OF AC or other similar list.

Borrowers: Collectively, the Centinela Borrower, the Chino Borrower, the Victorville Borrower and the Option Loan Borrower.

Budget: As defined in Section 10.3(b)(xii).

Business: The operation of each Facility as a general acute care hospital facility and the engagement in and pursuit and conduct of any business venture or activity incident thereto.

Business Day: Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which money centers in the City of New York, New York are authorized or obligated by law or executive order to close.

Capital Additions: With respect to each Facility, (a) extraordinary renovations or expansions of buildings, structures or other improvements currently located on that portion of the Leased Property where such Facility is located (or on additional parcels added to such Leased Property), (b) the addition of one or more parcels of land to such portion of the Leased Property

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(whether by purchase or ground lease), or (c) the addition of one or more new buildings or additional structures placed on such portion of the Leased Property or any such additional parcels of land, including, without limitation, the construction of a new wing or new story; provided, that if such renovation, expansion or addition would not be reasonably be expected to exceed a cost (determined on a basis consistent with the definition of Capital Addition Cost) of One Hundred Thousand Dollars ($100,000), such renovation, expansion or addition shall not be deemed a Capital Addition for purposes of this Lease.

Capital Addition Cost: With respect to each Facility, the cost of any Capital Additions proposed to be made by Lessee whether or not paid for by Lessee or Lessor. Such cost shall include (a) the cost of construction of the Capital Additions, including site preparation and improvement, materials, labor, supervision and certain related design, engineering and architectural services, the cost of any fixtures, the cost of construction financing, and miscellaneous costs requested by Lessee and approved by Lessor, (b) if requested by Lessee and agreed to by Lessor in writing in advance, the cost of any land contiguous to the portion of the Leased Property relating to such Facility purchased for the purpose of placing thereon the Capital Additions or any portion thereof or for providing means of access thereto, or parking facilities therefor, including the cost of surveying the same, (c) the cost of insurance, real estate taxes, water and sewage charges and other carrying charges for such Capital Additions during construction, (d) the cost of title insurance, (e) reasonable fees and expenses of legal counsel, (f) filing, registration and recording taxes and fees, (g) documentary stamp taxes, if any, and (h) all reasonable costs and expenses of Lessor related to the Capital Addition that are payable by Lessee hereunder, and, subject to Section 10.3(f), any Facility Lender which has committed to finance the Capital Additions that are related to the construction of the Capital Additions, including, but not limited to, (i) the reasonable fees and expenses of their respective legal counsel, (ii) all printing expenses, (iii) the amount of any filing, registration and recording taxes and fees, (iv) documentary stamp taxes, if any, (v) title insurance charges, appraisal fees, if any, (vi) rating agency fees, if any, and (vii) commitment fees, if any, charged by any Facility Lender advancing or offering to advance any portion of the financing for such Capital Additions.

Captive: As defined in Section 13.1(a).

Cash Collections: Any and all payments received for patient related services that are posted to Lessee’s accounting system for a Facility, including, without limitation, any such payments received from patients, insurance companies, managed care and preferred provider organizations, Medi-Cal, Medicare, or other payors.

Casualty Impacted Facility: As defined in Section 14.2(a).

Centinela Borrower: Collectively, Prime Healthcare Centinela, LLC, a Delaware limited liability company, and Prime Healthcare, and their respective successors and assigns.

Centinela Loan Agreement: That certain Loan Agreement, dated the date hereof, by and among MPT of Inglewood, L.P., a Delaware limited partnership, and Centinela Borrower, as the same may be modified, amended, restated and/or supplemented from time to time.

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Centinela Loan Documents: Collectively, the Centinela Loan Agreement and the Centinela Note, together with all deeds of trust, security agreements, guaranties and all other documents, agreements, instruments or certificates executed and delivered by the Centinela Borrower or any of its Affiliates in connection therewith, as each of the same may be modified, amended, restated and/or supplemented from time to time.

Centinela Note: That certain Promissory Note, dated the date hereof, in the original principal amount of One Hundred Million and No/100 Dollars ($100,000,000.00) made by Centinela Borrower, jointly and severally, in favor of MPT of Inglewood, L.P., as the same may be modified, amended, restated and/or supplemented from time to time.

CERCLA: As defined in the definition of “Hazardous Materials Law.”

Change of Control Transaction: A change in any Equity Interests of the applicable Person, whether by sale or issuance of additional Equity Interests, merger, consolidation or otherwise, such that, after such change, the Equity Constituents of such Person as of the Commencement Date (or the Affiliates of such Equity Constituents) own or control, collectively, less than Fifty-One Percent (51%) of the outstanding Equity Interests of such Person. For the avoidance of doubt, the entering into a written agreement or the granting of an option to acquire Equity Interests or the issuance of debt convertible into Equity Interests shall be deemed to be the issuance of Equity Interests for purposes of determining whether a Change of Control Transaction has occurred.

Change Order: As defined in Section 10.3(g).

Chino Borrower: Collectively, Veritas Health Services, Inc., a California corporation, and Prime A, and their respective successors and assigns.

Chino Loan Documents: Collectively, that certain Loan Agreement, dated as of March 1, 2007, between the Chino Borrower and MPT of Chino, LLC, relating to a term loan as evidenced by that certain Promissory Note, dated as of March 1, 2007, by the Chino Borrower in favor of MPT of Chino, LLC, together with all deeds of trust, security agreements, guaranties and all other documents, agreements, instruments or certificates executed and delivered by the Chino Borrower or any of its Affiliates in connection therewith, as each of the same may be modified, amended, restated and/or supplemented from time to time.

CMS: As defined in Section 38.1.

Code: The United States Internal Revenue Code of 1986, as amended through the date hereof, and all regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

Combined Payment Obligations: All of the Obligors’ (as herein defined) obligations for the payment of (a) mortgage and other interest payable under the Prime Loan Documents, (b) rent payable under this Lease and the Master Lease II, and (c) mortgage and other interest and rent payable under all other Prime Obligation Documents.

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Commencement Date: As defined in the Preamble.

Condemnation: (a) The exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor or (b) a voluntary sale or transfer by Lessor to any Condemnor, either under threat of Condemnation or while legal proceedings for Condemnation are pending, in all of the foregoing cases with respect to any portion of the Leased Property.

Condemnor: Any public or quasi-public authority, or private corporation or individual, having the power of Condemnation.

Construction Consultant: In connection with any Capital Addition, any architect, engineer or other person or entity selected by Lessor, in Lessor’s discretion, who shall assist Lessor in connection with the construction of such Capital Addition, including but not limited to, reviewing plans and specifications and draw requests, consulting with Lessor regarding the progress of construction of such Capital Addition for purposes of funding, and advising Lessor with respect to other matters relating to such Capital Addition.

CPI: The Consumer Price Index, all urban consumers, all items, U.S. City Average, published by the United States Department of Labor, Bureau of Labor Statistics, in which 1982- 1984 equals one hundred (100). If the Consumer Price Index is discontinued or revised during the term of this Lease, such other governmental index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised.

Credit Enhancements: With respect to each Facility, all security deposits, security interests, letters of credit, pledges, guaranties, prepaid rent or other sums, deposits or interests held by Lessee, if any, with respect to the portion of the Leased Property relating thereto, the Tenant Leases or the Tenants or subtenants thereunder.

Date of Taking: The date the Condemnor has the right to possession of the property being condemned.

Declarations: As defined in Section 40.7.

Defaulted Property: As defined in Section 16.1B.

DPH: As defined in Section 38.1.

DHHS: As defined in Section 38.1.

Dollar Amount: As defined in Section 9.2.

Draw Request: As defined in Section 10.3(b).

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EBITDARM: Earnings before the deduction of interest, taxes, depreciation, amortization, rent and management fees, all as determined in accordance with GAAP.

Entered Property: As defined in Section 16.1A.

Environmental Indemnification Agreement: That certain Environmental Indemnification Agreement, dated as of the date hereof, executed and delivered by each Facility Lessee and each Guarantor to Lessor and certain Affiliates of Lessor, as the same may be modified, amended, restated and/or supplemented from time to time.

Equity Constituents: With respect to any Person, as applicable, the members, general or limited partners, shareholders, stockholders or other Persons, however designated, who are the owners of the issued and outstanding equity or ownership interests of such Person.

Equity Interests: With respect to any Person, the voting power, ownership, or other equitable interests of such Person, including any interest represented by any capital stock, convertible or participating debt instruments, membership interest, partnership interest, or any similar interest therein.

Escalator: As defined in Section 3.1(b).

Escrow Invoice: As defined in Section 3.2.

Event of Default: As defined in Section 16.1.

Existing Subleases: As defined in Section 23.4.

Extension Notice: As defined in Article II.

Extension Term(s): As defined in Article II.

Facility: Each of the Huntington Beach Facility, the La Palma Facility, the Shasta Facility and the West Anaheim Facility, sometimes collectively referred to as the “Facilities.”

Facility Instrument: A note (whether secured or unsecured), loan agreement, credit agreement, guaranty, security agreement, mortgage, deed of trust or other agreement pursuant to which a Facility Lender has provided financing to Lessor in connection with any portion of the Leased Property or any part thereof, or financing provided to Lessee, if such financing is provided by Lessor or any Affiliate of Lessor (other than any Obligors) or in connection with a Capital Addition, and any and all renewals, replacements, modifications, supplements, consolidations and extensions thereof.

Facility Lender: A holder (which may include any Affiliate of Lessor, other than any Obligors) of any Facility Instrument.

Facility Lessee: The individual lessee which operates a particular Facility.

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Facility Loan: A loan made by a Facility Lender.

Fair Market Value: With respect to each Facility, the Fair Market Value of the portion of the Leased Property relating to such Facility, including all Capital Additions with respect thereto, (a) as shall be determined in accordance with the appraisal procedures set forth in Article XXXIII or in such other manner as shall be mutually acceptable to Lessor and Lessee, and (b) which shall not take into account any reduction in value resulting from any damage, destruction or condemnation of any part of such portion of the Leased Property or any indebtedness to which such portion of the Leased Property is subject (other than indebtedness owed to Lessor that is secured by the Leased Property) and which encumbrance Lessee or Lessor is otherwise required to remove pursuant to any provision of this Lease or agrees to remove at or prior to the closing of the transaction as to which such Fair Market Value determination is being made. With respect to each Facility and notwithstanding anything contained in this Lease to the contrary, any appraisal of the portion of the Leased Property relating thereto shall assume the Lease is in place for a term of fifteen (15) years, and shall not take into account any purchase options.

Financial Statements: For any fiscal year or other accounting period for each Facility Lessee or Prime Healthcare, balance sheets, statements of operations and capital accounts, and statements of cash flows setting forth in comparative form the corresponding figures for the year- earlier fiscal period, all prepared in accordance with GAAP.

Fixed Term: As defined in Article II.

Fixtures: All equipment, machinery, fixtures, and other items of real property, including all components thereof, now and hereafter located in, on, or used in connection with, and that are in each case permanently affixed to or incorporated into the buildings and structures on the Land, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, and built-in oxygen and vacuum systems, all of which, to the greatest extent permitted by law, are hereby deemed by the parties to constitute real estate, together with all replacements, modifications, alterations and additions thereto.

Force Majeure: As defined in Section 40.8.

Full Replacement Cost: As defined in Section 13.1(a).

GAAP: Generally accepted accounting principles in the United States as in effect from time to time and applied consistently throughout the periods involved.

Governmental Body: Any United States federal, state or local, or any supra national or non U.S., government, political subdivision, governmental, regulatory or administrative authority, instrumentality, agency body or commission, court, tribunal or judicial or arbitral body, in each case of competent jurisdiction, including the Securities and Exchange Commission.

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Guarantors: Collectively, Prime Management, Prime Healthcare, Prime A and all other Obligors (other than Lessee, it being understood that, despite the fact that each Facility Lessee is a party to the Guaranty, the term Guarantor shall not include the Facility Lessees for purposes of this Lease), but not including as of any time any Person (other than Prime Healthcare Management, Inc. and Prime Healthcare) who has ceased to be an Obligor as of such time.

Guaranty: That certain Guaranty, dated as of the date hereof, executed and delivered by the Guarantors in favor of Lessor and certain Affiliates of Lessor, as the same may be modified, amended, restated and/or supplemented from time to time.

Hazardous Materials: Any substance, including without limitation, asbestos or any substance containing asbestos and deemed hazardous under any Hazardous Materials Law, the group of organic compounds known as polychlorinated biphenyls, flammable explosives, radioactive materials, infectious wastes, biomedical and medical wastes, chemicals known to cause cancer or reproductive toxicity, radon gas, pollutants, effluents, contaminants, emissions or related materials, and any items included in the definition of hazardous or toxic wastes, materials or substances under any Hazardous Materials Laws.

Hazardous Materials Laws: Each federal, state, local and foreign law and regulation relating to pollution, protection, or preservation of human health or the environment, including ambient air, surface water, ground water, land surface or subsurface strata, and natural resources, and including each law and regulation relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacturing, processing, distribution, use, treatment, generation, storage, containment (whether above ground or underground), disposal, transport or handling of Hazardous Materials, or the preservation of the environment or mitigation of adverse effects thereon and each law and regulation with regard to record keeping, notification, disclosure and reporting requirements respecting Hazardous Materials, including, without limitation, the Resource Conservation and Recovery Act of 1976 (“RCRA”), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), as amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), the Hazardous Materials Transportation Act, the Federal Water Pollution Control Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Safe Drinking Water Act, and all similar federal, state and local environmental statutes and ordinances, and the regulations, orders, and decrees now or hereafter promulgated thereunder, in each case as amended from time to time.

Health Benefit Laws: Laws relating to the licensure, certification, qualification or authority to transact business relating to the provision of, or payment for, or both the provision of and payment for, health benefits, health care or insurance coverage, including ERISA, COBRA, HIPAA, SCHIP, Medicare, Medi-Cal, CHAMPUS/TriCare, and laws relating to the regulation of workers compensation and coordination of benefits.

Health Compliance Laws: All applicable laws pertaining to billing, kickbacks, false claims, self-referral, claims processing, marketing, HIPAA security standards for the storage,

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maintenance, transmission, utilization and access to and privacy of patient information, and HIPAA and state standards for electronic transactions and data code sets, including, without limitation, the False Claims Act (31 U.S.C. Section 3729 et seq.), the Anti-Kickback Act of 1986 (41 U.S.C. Section 51 et seq.), the Federal Health Care Programs Anti-Kickback Statute (42 U.S.C. Section 1320a-7a(b)), the Stark Law, the Civil Monetary Penalties Law (42 U.S.C, Section 1320a-7a), or the Truth in Negotiations (10 U.S.C. Section 2304 et seq.), Health Care Fraud (18 U.S.C. Section 1347), Mail Fraud (18 U.S.C Section 1341), Wire Fraud (18 U.S.C. Section 1343), Theft or Embezzlement (18 U.S.C. Section 669), Fraud and False Statements (18 U.S.C. Section 1001), False Statements Relating to Health Care Matters (18 U.S.C. Section 1035), and any other applicable federal health care law or equivalent state statutes or any rule or regulation promulgated by a Governmental Body with respect to any of the foregoing, as any of the same may be amended, modified and/or restated from time to time.

Healthcare Laws: Health Benefit Laws, Health Compliance Laws and Information Privacy and Security Laws.

HIPAA: The Health Insurance Portability and Accountability Act of 1996, as the same may be amended, modified or supplemented from time to time, and any successor statue thereto, and any and all rules or regulations promulgated from time to time thereunder.

Huntington Beach Facility: That certain one hundred thirty-one (131)-bed acute care hospital facility located in Huntington Beach, Orange County, California.

Impartial Appraiser: As defined in Section 13.1.

Impacted Property: As defined in Section 13.1(a)(ii).

Impositions: Collectively, with respect to each Facility, all civil monetary penalties, fines and overpayments imposed by state and federal regulatory authorities, all Real Estate Taxes, all state and local sales and use taxes, single business, gross receipts, transaction privilege, rent or similar taxes, all assessments, charges and costs imposed under the Permitted Exceptions (including, without limitation, all penalties, fines, damages, costs and expenses for any violation of or a default under any of the Permitted Exceptions), franchise taxes (including but not limited to taxes based on capital, net worth or assets), license, business entity, annual report, registration and statutory representation fees and other taxes imposed on any business entities, including limited partnerships, limited liability companies and other “pass through” entities, and any such items imposed on Lessor or Lessor’s Affiliates (including Lessor’s parent organizations), all assessments for utilities, public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term), ground rents, water, wastewater, sewer, sanitary sewer or other rents and charges, excises, tax levies, fees (including, without limitation, impact, development, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the portion of the Leased Property relating to such Facility, the Rent relating thereto (including all interest and penalties thereon due to any failure in payment by Lessee), and all other fees,

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costs and expenses which at any time prior to, during or in respect of the Term may be charged, assessed or imposed on or in respect of or be a lien upon (a) Lessor or Lessor’s interest in the portion of the Leased Property relating to such Facility, (b) such portion of the Leased Property or any part thereof or any rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, sales from, or activity conducted on, or in connection with, such portion of the Leased Property or the leasing or use of such portion of the Leased Property or any part thereof. Notwithstanding any provision hereof to the contrary, nothing contained in this Lease shall be construed to require Lessee to pay (1) any tax based on net income (whether denominated as a financial institutions or other tax) imposed on Lessor, or (2) any transfer tax of Lessor, or (3) any tax imposed with respect to the sale, exchange or other disposition by Lessor of any portion of the Leased Property or the proceeds thereof, or (4) except as expressly provided elsewhere in this Lease, any principal or interest on any Lien on any portion of the Leased Property, except to the extent that any tax, assessment, tax levy or charge which Lessee is obligated to pay pursuant to the first sentence of this definition and which is in effect at any time during the Term is totally or partially repealed, and a tax, assessment, tax levy or charge set forth in clause (1) or (2) is levied, assessed or imposed expressly in lieu thereof, in which case the substitute tax, assessment, tax levy or charge shall be deemed to be an Imposition.

Information Privacy or Security Laws: The HIPAA Laws and any other laws concerning the privacy and/or security of personal information, including but not limited to the Gramm-Leach-Bliley Act, state data breach notification laws, state health information privacy laws, the Federal Trade Commission Act and state consumer protection laws.

Insurance Premiums: As defined in Section 4.4.

Insurance Requirements: All terms of any insurance policy required by this Lease and all requirements of the issuer of any such policy, and such additional insurance which Lessor may reasonably require.

Interim Capital Addition Rent: As defined in Section 3.1(a).

Joint Commission: As defined in Article XXIV.

La Palma Facility: That certain one hundred forty-one (141)-bed acute care hospital facility located in La Palma, Orange County, California.

Land: The parcels of land described on Exhibits A-1 et seq. attached hereto and incorporated herein by reference, together with all hereditaments, easements, mineral rights, rights of way and other appurtenances related thereto, and any other parcel of land acquired or leased and made subject to this Lease. With respect to each Facility, “Land” shall mean the portion of the Land relating to such Facility or any Capital Additions with respect thereto.

Lease: As defined in the Preamble.

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Lease Amendment: As defined in Section 10.3(b)(iii).

Lease Assignments: Those certain Assignments of Rents and Leases executed and delivered by each Facility Lessee and each other Obligor to and in favor of Lessor and certain of its Affiliates, as each of the same may be amended, modified and/or restated from time to time.

Lease Base: As to each of the Facilities, as defined on Schedule 3.1(a) attached hereto and made a part hereof by reference and incorporation.

Lease Documents: Collectively, this Lease and all the other documents, instruments, certificates and agreements executed by the Lessee in connection with the Lease or otherwise to evidence or secure Lessee’s obligations hereunder (excluding in all cases the Guaranty), as each of the foregoing documents and agreements may be modified, amended or restated from time to time.

Lease Rate: A per annum rate equal to Ten and 33/100 Percent (10.33%), subject to the Escalator as set forth in Section 3.1(b).

Leased Improvements: With respect to each portion of the Land relating to a particular Facility, those items described in Article II(b) relating to such portion of the Land.

Leased Property: With respect to each Facility, those items described in Article II, as well as all Capital Additions thereto.

Legal Requirements: With respect to each Facility and the portion of the Leased Property relating thereto, all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting such Leased Property, Lessee’s operation of the Business on such portion of the Leased Property, or the construction, use or alteration of such Leased Property (including, without limitation, the Americans with Disabilities Act and Section 504 of the Rehabilitation Act of 1973), whether now or hereafter enacted and in force, including any which may (a) require repairs, modifications, or alterations in or to such portion of the Leased Property, or (b) in any way adversely affect the use and enjoyment thereof, and all permits, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Lessee, at any time in force affecting such portion of the Leased Property.

Lenders: Collectively, MPT of Victorville, LLC and MPT of Chino, LLC, each a Delaware limited liability company, and MPT of Southern California, L.P. and MPT of Inglewood, L.P., each a Delaware limited partnership.

Lessee: Each of the entities listed on Schedule 1-B attached hereto, jointly and severally, together with their respective successors and permitted assigns, sometimes collectively referred to as the “Lessees.”

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Lessor: Each of the entities listed on Schedule 1-A attached hereto, and their respective successors and assigns.

Lessor’s Notice Address: As defined in Section 13.4.

Lessor Parties: As defined in Section 40.6.

Licenses: As defined in Article XXXVIII.

Lien: As defined in Article XXXVI.

Major Repairs: All repairs to the Leased Property of every kind and nature, whether interior or exterior, structural or non-structural (including, without limitation, all parking decks and parking lots), which extend the life of the Leased Property (as opposed to being routine maintenance and repair expenditures), as shall be necessary or appropriate from time to time during the Term.

Management Agreement: Any contract or agreement for the provision of management services to a Facility Lessee with respect to the operation of a hospital on such portion of the Leased Property.

Management Company: Any person, firm, corporation or other entity or individual who or which will provide management services to a Facility Lessee with respect to the operation of a hospital on such portion of the Leased Property, which as of the date hereof, the parties acknowledge is Prime Management.

Master Lease II: That certain Master Lease Agreement II, dated the date hereof, by and among Alvarado Hospital LLC, Prime Healthcare Services - Garden Grove, LLC, Prime Healthcare Paradise Valley, LLC, and Prime Healthcare Services - San Dimas, LLC, each a Delaware limited liability company, and MPT of Alvarado, L.P., MPT of Garden Grove Hospital, LLC, MPT of Garden Grove MOB, LLC, MPT of Paradise Valley, L.P., MPT of San Dimas Hospital, L.P. and MPT of San Dimas MOB, L.P., each a Delaware limited partnership, as the same may be modified, amended, restated and/or supplemented from time to time.

Material Obligation: Any obligation of any of the Guarantors or any Facility Lessee (other than any obligations owing to Lessor or any of its Affiliates) which is in excess of Five Hundred Thousand Dollars ($500,000).

Medi-Cal: The medical assistance program established by Title XIX of the Social Security Act (42 U.S.C. Sections 1396 et seq.) and any statute succeeding thereto.

Medicare: The health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. Sections 1395 et seq.) and any statute succeeding thereto.

Monthly Escrow Amount: As defined in Section 3.2.

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MPT: MPT Operating Partnership, L.P., an Affiliate of Lessor.

MPT Representative: As defined in Section 40.26(b).

Non-Competition Agreement: That certain Non-Competition Agreement, dated of even date herewith, executed by Prime Healthcare, Prime Management, Prime A, and Prem Reddy, in favor of Lessor and certain of its Affiliates, as the same may be modified, amended, restated and/or supplemented from time to time.

Non-Permitted Assignee: (a) Any Person identified (i) on Schedule 2 or (ii) by the Lessee to Lessor in writing as (A) a Person that is engaged in the operation of hospitals or the business of managed care and (B) a direct competitor of an Obligor, (b) the Service Employees International Union, (c) CtW Investment Group, (d) East West Bank, or (e) an Affiliate of any of the Persons described in the preceding clauses (a)-(d).

Obligor: Collectively, the Prime Lessees and the Prime Borrowers, subject to joinders and removals in accordance with the Security Agreement.

OFAC: The U.S. Department of Treasury Office of Foreign Assets Control.

OFAC List: The list of specially designated nationals and blocked persons subject to financial sanctions that is maintained and published by the U.S. Treasury Department, Office of Foreign Assets Control and any other similar list maintained and published by the U.S. Treasury Department, Office of Foreign Assets Control pursuant to any Law, including, without limitation, trade embargo, economic sanctions, or other prohibitions imposed by Executive Order of the President of the United States. The OFAC List currently is accessible through the internet website www.treas.gov/ofac/t11sdn.pdf.

Officer’s Certificate: With respect to each Facility Lessee, a certificate of such Facility Lessee signed by the representative(s) authorized to so sign by the governing body of such Facility Lessee, or any other person whose power and authority to act has been properly authorized.

Operating Agreements: With respect to each Facility Lessee, means all written agreements to which such Facility Lessee is a party with respect to the ownership, operation or management of the Business, including, without limitation, any and all service and maintenance contracts, management agreements, equipment leases, consulting agreements, laboratory servicing agreements, pharmaceutical contracts and physician, other clinician or other professional services provider contracts, but excluding in all cases employment contracts, as the same may from time to time be amended, restated, supplemented, renewed or modified.

Option Loan Borrower: Collectively, Prime A and Prime Healthcare Paradise Valley, LLC, a Delaware limited liability company, and their respective successors and assigns.

Option Loan Documents: Collectively, that certain Loan Agreement, dated as of May 9, 2007, between the Option Loan Borrower and MPT of Southern California, L.P., relating to a

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term loan as evidenced by that certain Promissory Note, dated as of May 9, 2007 by the Option Loan Borrower in favor of MPT of Southern California, L.P., together with all deeds of trust, security agreements, guaranties and all other documents, agreements, instruments or certificates executed and delivered by the Option Loan Borrower or any of its Affiliates in connection therewith, as each of the same may be modified, amended, restated and/or supplemented from time to time.

Option Price: As defined in Section 14.2(a).

Organizational Documents: With respect to any Person, the articles of incorporation or organization, certificate of incorporation or formation or other formation document, together with all other documents creating and governing such Person, including stockholder agreements, limited liability company or operating agreements, partnership agreements and bylaws.

Original Prime Leases: Collectively, (a) that certain Lease Agreement dated as of November 8, 2006 between Prime Healthcare Huntington Beach, LLC and MPT of Huntington Beach, L.P., (b) that certain Lease Agreement dated as of November 8, 2006 between Prime Healthcare La Palma, LLC and MPT of La Palma, L.P., (c) that certain Lease Agreement dated as of November 1, 2008 between Prime Healthcare Services-Shasta, LLC and MPT of Shasta, L.P., and (d) that certain Lease Agreement dated as of November 8, 2006 between Prime Healthcare Anaheim, LLC and MPT of West Anaheim, L.P., as the same may have been amended, modified and/or restated from time to time.

Other Credit Enhancements: As defined in Section 30.2.

Overdue Rate: On any date, the Lease Rate plus Four Percent (4%).

Owned Land: That certain real property owned by Lessor and more particularly described on Exhibits A-1 thru A-4 attached hereto and incorporated herein by reference.

Participation Agreements: With respect to each Facility Lessee, all third-party payor participation or reimbursement agreements, and provider numbers and provider agreements, to which such Facility Lessee is a party with respect to its Facility relating to rights to payment or reimbursement from, and claims against, private insurers, managed care plans, employee assistance programs, Blue Cross and/or Blue Shield, governmental authorities, Medicare, Medi- Cal and TRICARE, and other third-party payors, as the same may from time to time be amended, restated, extended, supplemented or modified, together with all rights, privileges and entitlements thereunder.

Patriot Act: The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, as the same may be amended, modified or restated from time to time.

Permitted Exceptions: As defined in Article II.

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Person: An individual, a corporation, a limited liability company, a general or limited partnership, an unincorporated association, a joint venture, a Governmental Body or another entity or group.

Personal Property: With respect to a Facility Lessee, all of such Facility Lessee’s consumable inventory and supplies, machinery, equipment, furniture, furnishings, trailers, movable walls or partitions, computers, trade fixtures and other tangible personal property (including all such items not permanently affixed to the portion of the Leased Property), currently owned and acquired after the execution of this Lease, and necessary, used, or useful in the operation of such Facility, but excluding any items within the definition of Fixtures.

Primary Intended Use: As defined in Article VII.

Prime A: Prime A Investments, L.L.C., a Delaware limited liability company.

Prime Borrowers: As of the Commencement Date, the Centinela Borrower, the Chino Borrower, the Option Loan Borrower and the Victorville Borrower.

Prime Healthcare: Prime Healthcare Services, Inc., a Delaware corporation.

Prime Lessees: As of the Commencement Date, Prime Healthcare Huntington Beach, LLC, Prime Healthcare LaPalma, LLC, Prime Healthcare Services-Shasta, LLC, Prime Healthcare Anaheim, LLC, Alvarado Hospital LLC, Prime Healthcare Services-Garden Grove, LLC, Prime Healthcare Paradise Valley, LLC, and Prime Healthcare Services-San Dimas, LLC, each a Delaware limited liability company.

Prime Loan Documents: Collectively, the Centinela Loan Documents, the Chino Loan Documents, the Option Loan Documents, the Victorville Loan Documents and any other loan agreements, promissory notes, or similar agreements pursuant to which the Lenders, Lessor any of their respective Affiliates (whether now existing or hereafter formed) currently or hereafter loans and/or advances funds to any Prime Obligor (as herein defined), as each may be amended, restated, supplemented, renewed, or modified from time to time.

Prime Management: Prime Healthcare Management, Inc., a California corporation.

Prime Member: As defined in the Security Agreement.

Prime Obligation Documents: As defined in the Security Agreement.

Prime Obligor: As defined in the Security Agreement.

Prime Representative: As defined in Section 40.26(a).

Property Substitution: As defined in Section 35.1.

Property Substitution Date: With respect to any applicable Facility, the effective date of a Property Substitution.

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RCRA: As defined in the definition of “Hazardous Materials Law.”

Real Estate Taxes: With respect to each Facility, all taxes, assessments and special assessments, and dues which are levied or imposed during the Term upon the portion of the Leased Property relating to such Facility.

Removal Notice: As defined in Section 16.1(F).

Rent: Collectively, the Base Rent (as increased in accordance with the provisions of Section 3.1(b)), the Additional Charges and the Shasta Ground Lease Rent.

Rent Schedule: As defined in Section 3.1(c).

Replacement Facility: As defined in the definition of Substitute Property.

Request: As defined in Section 10.3(a).

Reserve: As defined in Section 9.2(a).

Reserve Cap: As defined in Section 9.2(a).

Reserve Floor: As defined in Section 9.2(a).

Reserve Payment Date: January 1, April 1, July 1 and October 1 of each year, beginning with October 1, 2012.

Retained Property: As defined in Section 34.2.

RFFE Loans: As defined in Article XVII.

SARA: As defined in the definition of “Hazardous Materials Law.”

Security Agreement: That certain Amended and Restated Security Agreement, dated of even date herewith, by and among Lessee and the other Obligors in favor of Lessor and certain of its Affiliates, as the same may be amended, modified, restated and/or supplemented from time to time.

Severance Date: As defined in Section 30.2.

Severance Notice: As defined in Section 30.2.

Severed Lease: As defined in Section 30.2.

Severed Property: As defined in Section 30.2.

Shasta Assignment of Ground Lease: That certain Assignment and Assumption of Ground Lease executed and delivered by MPT of Shasta, L.P. to Prime Healthcare Services-Shasta, LLC relating to the Shasta Ground Lease, as the same may be modified, amended, restated and/or supplemented from time to time.

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Shasta Collateral Assignment of Ground Lease: That certain Collateral Assignment of Ground Lease executed and delivered by Prime Healthcare Services-Shasta, LLC to MPT of Shasta, L.P. relating to the Shasta Ground Lease, as the same may be modified, amended, restated and/or supplemented from time to time.

Shasta Facility: That certain two hundred forty-six (246)-bed general acute care hospital facility located in Redding, Shasta County, California.

Shasta Ground Lease: That certain Ground Lease dated April 15, 1989 between Philip Grauel and Carol Grauel, as lessors, and NME Hospitals, Inc. (predecessor in interest to Redding Medical Center, Inc. (“Redding”)), as lessee, as assigned by Redding to SRMC by an Assignment and Assumption of Ground Lease dated July 16, 2004, recorded on July 15, 2004, as Instrument No. 2004-0040412 in the Official Records Office, as further assigned by SRMC to Lessor by that certain Assignment and Assumption of Ground Lease dated August 10, 2007, recorded on September 11, 2007, as Instrument No. 2007-0041454 in the Official Records Office.

Shasta Ground Lease Lessor: The lessor under the Shasta Ground Lease.

Shasta Ground Lease Rent: All rent and all other sums and amounts due and payable under the Shasta Ground Lease.

Shasta Ground Leased Property: As defined in the Recitals.

Single Purpose Entity: With respect to each Facility, an entity which (a) exists solely for the purpose of owning and/or leasing all or any portion of the Leased Property relating to such Facility and conducting the operation of the Business; (b) conducts business only in its own name; (c) does not engage in any business other than the ownership and/or leasing of all or any portion of the Leased Property and the operation of the Business; (d) does not hold, directly or indirectly, any ownership interest (legal or equitable) in any entity or any real or personal property other than the interest which it owns in such portion of the Leased Property and the other assets incident to the operation of the Business; (e) does not have any debt and does not guarantee or otherwise obligate itself with respect to the debts of any other Person other than (i) as contemplated by this Lease or arising in the ordinary course of the Business, (ii) obligations in respect of the RFFE Loans (including under the Working Capital Facility) or (iii) obligations approved by the Lessor; (f) has its own separate books, records, accounts, financial statements and tax returns; (g) holds itself out as being a company separate and apart from any other entity; and (h) maintains all entity formalities independent of any other entity.

Subordination Agreement: That certain Subordination of Management Agreement, dated as of the date hereof, executed by Prime Management and the Obligors in favor of Lessor, the Lenders and certain of their respective Affiliates, as each of the same may be amended, modified, restated and/or supplemented from time to time.

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Substitute Property: With respect to any Facility, a fee interest in land and improvements thereon which may be included in the Property Substitution, with respect to which: (i) such improvements consist solely of a general acute care hospital facility (the “Replacement Facility”), and which may also include medical office buildings, clinics and other improvements either necessary for or commonly associated with the operation of a Replacement Facility or consented to by Lessor in its sole and absolute discretion (provided, however, that if such Replacement Facility and related improvements shall have existed and have been operated by an Affiliate of Lessee for not less than two (2) full years prior to the proposed Property Substitution Date, then Lessor’s consent to such Replacement Facility and related improvements shall not be unreasonably withheld, conditioned or delayed); (ii) financial records prepared in accordance with GAAP pertaining to such operations (which records will include audited financial statements if available) shall have been made available to Lessor; (iii) all certificates of need, permits, approvals and authorizations pertaining to ownership and operation of such land and improvements as Replacement Facility shall be in full force and effect, free of material defaults or notices of material default; (iv) neither the Property Substitution nor the utilization of such land and improvements in a Property Substitution will result in the realization of taxable income or gain to MPT or its Equity Constituents under the Code, as determined by MPT in its sole discretion; and (v) neither the Property Substitution nor the utilization of such land and improvements in a Property Substitution will jeopardize MPT’s status as a qualified real estate investment trust under the Code, as determined by MPT in its sole discretion.

Taking: With respect to each Facility, a taking or voluntary conveyance during the Term of all or part of the portion of the Leased Property relating to such Facility, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any Condemnation or other eminent domain proceeding affecting such portion of the Leased Property whether or not the same shall have actually been commenced.

Tenant(s): The lessees, tenants, sublessees or subtenants under the Tenant Leases, if any.

Tenant Leases: All leases, subleases, pharmacy leases and other rental agreements (written or verbal, now or hereafter in effect), if any, including any Existing Subleases as described in Section 23.1, pursuant to which any Facility Lessee has granted or will grant a possessory interest in and to any space in or any part of the Leased Property and all Credit Enhancements, if any, held in connection therewith.

Term: With respect to each Facility, the actual duration of this Lease, including the Fixed Term and the Extension Terms (if extended by Lessee).

Terminated Facility: As defined in Section 16.1D.

Third Party Contractor: As defined in Section 10.3(c).

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Timeline: As defined in Section 10.3(b)(x).

Total Debt: All indebtedness which, in accordance with GAAP, will be included in determining total liabilities of the applicable Person as shown on the liability side of a balance sheet, including any such indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

Unsuitable for Its Use or Unsuitable for Its Primary Intended Use: As used anywhere in this Lease, the terms “Unsuitable for Its Use” or “Unsuitable for Its Primary Intended Use” shall mean that, with respect to the portion of the Leased Property relating to any Facility, by reason of damage or destruction or a partial Taking by Condemnation, such Facility cannot be operated on a commercially practicable basis for its Primary Intended Use, taking into account, all relevant factors (including, without limitation, anticipated repairs and/or restorations), and the effect of such damage or destruction or partial Taking.

USPAP: The Uniform Standards of Professional Appraisal Practice, as amended from time to time.

Vacated Property: As defined in Section 16.1A.

Victorville Borrower: Collectively, Desert Valley Hospital, Inc., a California corporation, and Prime A, and their successors and assigns.

Victorville Loan Documents: Collectively, that certain Loan Agreement, dated as of February 12, 2007, between the Victorville Borrower and MPT of Victorville, LLC, relating to a term loan as evidenced by that certain Promissory Note, dated as of February 12, 2007, by the Victorville Borrower in favor of MPT of Victorville, LLC, together with all deeds of trust, security agreements, guaranties and all other documents, agreements, instruments or certificates executed and delivered by the Victorville Borrower or any of its Affiliates in connection therewith, as each of the same may be modified, amended, restated and/or supplemented from time to time.

West Anaheim Facility: That certain two hundred nineteen (219)-bed acute care hospital facility located in Anaheim, Orange County, California.

Working Capital Facility: The facility evidenced by the Revolving Loan and Security Agreement dated as of the Commencement Date among, among others, Healthcare Finance Group, LLC, as Administrative Agent and Collateral Agent, the “Lenders” party thereto, and certain of the Obligors, as it may be amended, restated, supplemented, refinanced or replaced from time to time.

1.2 Interpretation; Terms Generally. The definitions set forth in Section 1.1 and elsewhere in this Lease shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless otherwise indicated, the words “include”,

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“includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The words “herein”, “hereof” and “hereunder” and words of similar import shall be deemed to refer to this Lease (including the Schedules and Exhibits) in its entirety and not to any part hereof, unless the context shall otherwise require. All references herein to Articles, Sections, Schedules and Exhibits shall be deemed to refer to Articles, Sections and Schedules of, and Exhibits to, this Lease, unless the context shall otherwise require. Unless the context shall otherwise require, any references to any agreement or other instrument or statute or regulation are to it as amended and supplemented from time to time (and, in the case of a statute or regulation, to any corresponding provisions of successor statutes or regulations). Any reference in this Lease to a “day” or number of “days” that does not refer explicitly to a “Business Day” or “Business Days” shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given on, the next Business Day. For all purposes hereunder or any other Prime Obligation Document relating to this Lease, whenever reference is made to “continuance” or “continuation” of an Event of Default (or words of similar import), such reference shall mean that the relevant Event of Default has not been waived in writing by the Lessor (or Affiliate of Lessor) counterparty to such Prime Obligation Document or (as to any Event of Default that is subject to cure) cured within the applicable cure period.

1.3 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. Defined terms and calculations in connection with the covenants and other provisions of this Lease, including Section 16.1(k), shall be based upon and utilize GAAP applied in a manner consistent with that used in preparing the financial statements referred to in Article XXIV(b)(i)-(iii). If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in this Lease, and the Facility Lessees shall so request, Lessor and the Facility Lessees shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided, that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) the Facility Lessees shall provide to Lessor financial statements and other documents required under this Lease or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding the foregoing, (x) all financial statements delivered hereunder shall be prepared, and all financial covenants contained herein shall be calculated, without giving effect to an election under Statement of Financial Accounting Standards 159 (or any similar accounting principal) permitting a Person to value its financial liabilities at the fair market value thereof, and (y) any obligations of a Person under a lease (whether now existing or entered into in the future) that is not (or would not be) a capital lease obligation under GAAP as in effect on the Commencement Date, shall not be treated as a capital lease obligation solely as a result of the adoption of changes in GAAP outlined by the Financial Accounting Standards Board in its press release dated March 19, 2009.

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1.4 Certain Matters Relating to References to Leased Property. References herein to “a portion” of the Leased Property (or words or phrases of similar import) shall mean, unless the context clearly indicates otherwise, a specific Leased Property relating to a specific Facility.

ARTICLE II

LEASED PROPERTY; TERM

Upon and subject to the terms and conditions hereinafter set forth, Lessor leases to Lessee and Lessee rents from Lessor all of Lessor’s rights and interest in and to the following property (collectively, and as modified from time to time pursuant to the terms of this Lease, the “Leased Property”):

(a) the Land; and

(b) the existing improvements on the Land and the buildings and any improvements constructed on the Land, including, but not limited to, all buildings, structures, Fixtures and other improvements of every kind, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures presently or hereafter situated upon the Land, Capital Additions financed by Lessor and all hereditaments, easements, rights of way and other appurtenances related thereto (collectively, the “Leased Improvements”).

SUBJECT, HOWEVER, to all applicable matters of record and any other matters as set forth on Exhibits B-1 et seq. (the “Permitted Exceptions”), and further subject to the terms and provisions of the Shasta Ground Lease, Lessee shall have and hold the Leased Property for a fixed term (the “Fixed Term”) commencing on the Commencement Date and ending at midnight on the last day of the one hundred twentieth (120th) full month after the Commencement Date, unless sooner terminated as herein provided.

So long as no Event of Default then exists and no event has then occurred which with the giving of notice or the passage of time or both would constitute an Event of Default, Lessee shall have the option to extend the Fixed Term on the same terms and conditions set forth herein for two (2) additional periods of sixty (60) months each (each an “Extension Term”); it being understood and agreed that Lessee’s exercise of any such extension option must apply to the entire Leased Property. Lessee may exercise each such option by giving written notice to Lessor at least ninety (90) days prior to the expiration of the Fixed Term or Extension Term, as applicable (the “Extension Notice”). If, during the period following the delivery of the Extension Notice to Lessor and prior to the effective date of such extension, an Event of Default shall occur, at Lessor’s option, the Term shall not be so extended and Lessee shall be deemed to have forfeited all subsequent options to extend the Fixed Term of this Lease. If Lessee elects not to exercise its option to extend, all subsequent options to extend and all rights of Lessee to purchase as provided in Article XIV and Article XV shall be deemed to have lapsed and be of no further force or effect.

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ARTICLE III

RENT

3.1 Rent. During the Term, Lessee shall pay to Lessor, in advance and without notice, demand, set off or counterclaim, in lawful money of the United States of America, at Lessor’s address set forth herein or at such other place or to such other person, firm or entity as Lessor may designate from time to time in writing, the Rent as provided in this Lease. Lessor has the sole discretion to determine the method of payment of Rent, and will require that such payments initially be forwarded to Lessor utilizing the Automated Clearing House (“ACH”) Network. Lessee shall take all necessary steps and bear any and all costs associated with utilizing ACH to timely deliver payments of Rent to Lessor. All payments of Rent made through ACH remain payments of Rent and, as such, are subject to all terms and conditions of this Lease, including, but not limited to, the default provisions. With respect to each Facility, Rent shall be calculated and payable as follows:

(a) Allocated Base Rent. With respect to each Facility, subject to adjustment as provided herein (including adjustments set forth in Section 3.1(b) below), Lessee shall pay to Lessor in advance on the first (1st) day of each calendar month during the Term base rent allocated thereto (the “Allocated Base Rent”) in an amount equal to the product of (i) the Lease Base for such Facility as of the last day of the immediately preceding month (or as of the Commencement Date with respect to the amount payable for the first month of the Term), multiplied by (ii) the Lease Rate, divided by (iii) twelve (12). Lessor and Lessee acknowledge that the Allocated Base Rent is payable in advance and, accordingly, with respect to additions to the Lease Base and Capital Additions financed by Lessor with respect to any Facility on or after the first (1st) day of any month (and, therefore, not included in the calculation of the Allocated Base Rent paid in advance for a particular month with respect to such Facility), Allocated Base Rent shall include a per diem Allocated Base Rent for the prior month (prorated based upon a three hundred sixty (360) day year) to be calculated by multiplying the amount of any such advance by the Lease Rate for such Facility. Lessor shall provide Lessee with an invoice of such amounts prior to the first day of the next calendar month (the “Interim Capital Addition Rent”); provided, however, Lessor’s failure to provide Lessee with an invoice for the Interim Capital Addition Rent relating to any portion of the Leased Property prior to the first day of the next calendar month shall not limit or affect the Lessee’s obligations hereunder to pay such Interim Capital Addition Rent. Allocated Base Rent and Interim Capital Addition Rent relating to each such portion of the Leased Property shall be payable in advance in equal, consecutive monthly installments.

(b) Adjustment of Allocated Base Rent. With respect to each Facility, commencing on January 1, 2013, and continuing on each January 1 thereafter (each an “Adjustment Date”) during the Term, the Lease Rate applicable to the portion of the Leased Property relating to such Facility shall be increased (and in no event decreased) and shall be equal to the sum of (i) the

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Lease Rate for such Facility previously in effect, and (ii) the product of such previous Lease Rate multiplied by the greater of (A) Two Percent (2.0%) and (B) the percentage by which the CPI published for the month which is two months prior to the applicable Adjustment Date shall have increased over the CPI figure published for the month which is two months prior to the previous Adjustment Date (the Commencement Date shall be used for the previous Adjustment Date in connection with the recalculation on January 1, 2013) (such escalator used in calculating the adjusted Lease Rate being referred to herein as the “Escalator”). For any monetary increases or adjustments that cannot be determined as of the applicable Adjustment Date due to then unknown variables (such as CPI), such amounts shall become due (and calculated retroactively to the Adjustment Date) and payable as of the time of determination.

(c) Rent Schedule. From time to time during the Term, Lessor may, in its reasonable discretion, calculate the Base Rent and Interim Capital Addition Rent payable hereunder (the “Rent Schedule”), and provide a copy of such Rent Schedule to Lessee. Base Rent, as calculated in accordance with Sections 3.1(a) and 3.1(b) above, shall include Interim Capital Addition Rent and Allocated Base Rent payable with respect to the Leased Property relating to all Facilities. The Rent Schedule shall be adjusted and substituted on a periodic basis by Lessor, in its reasonable discretion, as the Interim Capital Addition Rent and Base Rent are adjusted and calculated during the Term as provided herein. Lessor’s failure to provide a copy of the Rent Schedule or substitute or adjusted Rent Schedule shall not limit or affect the Lessee’s obligations hereunder.

3.2 Additional Charges. In addition to the Base Rent, (a) Lessee will also pay, and discharge as and when due and payable all other amounts, liabilities, obligations and Impositions that Lessee assumes or agrees to pay under this Lease, and all other amounts, liabilities, obligations and Impositions related to the ownership, use, possession and operation of the Leased Property, including, without limitation, all costs of owning and operating each Facility, all Real Estate Taxes, Insurance Premiums, maintenance and capital improvements, all violations of and defaults under any of the Permitted Exceptions, and all licensure violations, civil monetary penalties and fines, and (b) in the event of any failure on the part of Lessee to pay any of those items referred to in clause (a) above, Lessee will also promptly pay and reimburse Lessor and/or its Affiliates for all such amounts paid by Lessor and/or its Affiliates and promptly pay and discharge every fine, penalty, interest and cost which may be added for non-payment or late payment of such items (the items referred to in clauses (a) and (b) above being referred to herein collectively as the “Additional Charges”), and Lessor shall have all legal, equitable and contractual rights, powers and remedies provided in this Lease, by statute, or otherwise, in the case of non-payment of the Additional Charges, as in the case of the Base Rent. If any Additional Charges shall not be paid within five (5) Business Days after the date required to be paid hereunder, and such amount has been paid by Lessor in accordance with its rights under this Section 3.2, Lessee will pay to Lessor on demand, as Additional Charges, a late charge (to the extent permitted by law) computed at the Overdue Rate on the amount of such Additional Charge, from the date paid by Lessor until such amount has been reimbursed. To the extent that Lessee pays any Additional Charges to Lessor pursuant to clause (b) above or pursuant to any

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other requirement of this Lease, Lessee shall be relieved of its obligation to pay such Additional Charges to the entity to which they would otherwise be due. Nothing in the foregoing limits the provisions of Article XII. At Lessor’s option, during the Term, upon its written request to Lessee, Lessee shall make monthly payments to Lessor (or to a Facility Lender, if requested by Lessor) in such amounts as Lessor shall estimate to be necessary to pay any Real Estate Taxes and/or some or all Insurance Premiums. If Lessor exercises this option, it shall include in its written request an invoice in reasonable detail (the “Escrow Invoice”) specifying the amount to be paid on account of Real Estate Taxes and/or Insurance Premiums (the “Monthly Escrow Amount”). Lessee shall pay to Lessor the Monthly Escrow Amount on the first (1st) day of each month after receipt of the initial Escrow Invoice. At any time, with at least five (5) Business Days’ notice prior to the end of any month during the Term, Lessor may deliver to Lessee a substituted, adjusted or amended Escrow Invoice providing for a new Monthly Escrow Amount, and thereafter Lessee shall pay the revised Monthly Escrow Amount on the first (1st) day of the each succeeding month (subject to further adjustment as provided for in this sentence). Any sums paid to Lessor pursuant to this Section 3.2 shall not bear interest, may be commingled with Lessor’s (or Facility Lender’s) books and accounts, and upon an Event of Default hereunder, may be applied by Lessor (or Facility Lender) to all sums owed by Lessee or any Affiliate of Lessee to Lessor or any Affiliate of Lessor (or to sums owed to Facility Lender) relating to the acquisition and leasing of the Leased Property (provided, that prior to an Event of Default, Lessor shall use any amounts so paid to pay the relevant Real Estate Taxes and Insurance Premiums, as applicable, in each case prior to delinquency). Lessor shall refund to Lessee at the end of the Term, provided that no Event of Default then exists, any such remaining amounts collected in excess of the amounts ultimately required to pay the relevant Real Estate Taxes or Insurance Premiums.

3.3 Rent and Payments under the Shasta Ground Lease. Lessee shall pay all Shasta Ground Lease Rent and all other charges and amounts due and payable under the Shasta Ground Lease directly to the Shasta Ground Lease Lessor as and when the same becomes due and payable as required under the Shasta Ground Lease, and Lessee shall provide Lessor with reasonable evidence of payment each month confirming that the Shasta Ground Lease Rent has been timely paid or, at Lessor’s request, Lessee shall pay the Shasta Ground Lease Rent to Lessor at least five (5) days prior to its due date under the Shasta Ground Lease.

ARTICLE IV

IMPOSITIONS

4.1 Payment of Impositions. Subject to and without limiting Article XII relating to permitted contests, Lessee will pay, or cause to be paid, all Impositions before any fine, penalty, interest or cost may be added for non-payment, with such payments to be made directly to the taxing or assessing authorities, unless, in the case of escrows and deposits, such Impositions are required to be paid to Lessor or Facility Lender as provided in Section 3.2, and Lessee will promptly furnish to Lessor copies of official receipts or other satisfactory proof evidencing such

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payments. Subject to and without limiting Article XII relating to permitted contests, Lessee’s obligation to pay such Impositions shall be deemed absolutely fixed upon the date that any such Imposition becomes a lien upon the Leased Property or any part thereof. If any such Imposition may lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Lessee may, with Lessor’s consent, not to be unreasonably withheld, conditioned or delayed, exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and, in such event, shall pay such installments during the Term (subject to and without limiting Lessee’s right of contest pursuant to the provisions of Article XII, and subject to the requirement to pay escrows and deposits as required in Section 3.2) as the same respectively become due. Lessor, at its expense, shall, to the extent permitted by applicable law, prepare and file all tax returns and reports as may be required by governmental authorities in respect of Lessor’s net income, gross receipts, franchise taxes and taxes on its capital stock, and Lessee, at its expense, shall, to the extent permitted by applicable laws and regulations, prepare and file all other tax returns and reports in respect of any Imposition as may be required by governmental authorities. If any refund shall be due from any taxing authority with respect to any Imposition paid by Lessee, the same shall be paid over to, or retained by, Lessee provided no Event of Default shall have occurred and be continuing. Any such funds retained by Lessor due to an Event of Default shall be applied as provided in Article XVI. Lessor and Lessee shall, upon request of the other, provide any data (i) that is maintained by the party to whom the request is made, and (ii) that pertains to the Leased Property, as may be necessary to prepare any required returns and reports. In the event that any Governmental Body classifies any property covered by this Lease as personal property, Lessee shall file all personal property tax returns in such jurisdictions where it may legally so file. Lessor, to the extent it possesses the same, and Lessee, to the extent it possesses the same, will provide the other party, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property. In the event that Lessor is legally required to file personal property tax returns, Lessee will be provided with copies of assessment notices indicating a value in excess of the reported value in sufficient time for Lessee to file a protest. After obtaining written approval from Lessor, which approval shall not be unreasonably withheld, conditioned or delayed, Lessee may, at Lessee’s sole cost and expense, protest, appeal, or institute such other proceedings as Lessee may deem appropriate to effect a reduction of real estate or personal property assessments, and Lessor, at Lessee’s expense as aforesaid, shall fully cooperate with Lessee in such protest, appeal, or other action. Billings for reimbursement by Lessee to Lessor of personal property taxes shall be accompanied by copies of a bill therefor and payments thereof which identify the personal property with respect to which such payments are made.

4.2 Adjustment of Impositions. Impositions that are levied or assessed with respect to the tax-fiscal period during which the Term terminates, unless Lessee purchases the Leased Property pursuant to purchase options expressly provided herein, if any, shall be adjusted and prorated between Lessor and Lessee, whether or not such Imposition is imposed before or after such termination, and Lessee’s obligation to pay its prorated share thereof shall survive such termination.

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4.3 Utility Charges. Lessee will contract for, in its own name, and will pay or cause to be paid all charges for electricity, power, gas, oil, sewer, water and other utilities used in connection with the Leased Property during the Term, including, without limitation, all impact and tap fees necessary for the operation of the Facilities, except to the extent that such impact and tap fees were or are to be paid by Lessor as part of the cost of a Capital Addition.

4.4 Insurance Premiums. Lessee shall contract for in its own name and shall pay or cause to be paid all premiums for the insurance coverage required to be maintained pursuant to Article XIII during the Term (the “Insurance Premiums”); provided, however, if required by Lessor pursuant to Section 3.2, such premiums shall be paid as required under Section 3.2.

ARTICLE V

ABSOLUTE NET LEASE; NO TERMINATION;

TERMINATION WITH RESPECT

TO FEWER THAN ALL FACILITIES

5.1 Absolute Net Lease; No Termination. The parties understand, acknowledge and agree that this is an absolute net lease and this Lease shall yield to Lessor the full amount of the installments of Base Rent and the payments of Additional Charges throughout the Term. Lessee further acknowledges and agrees that all charges, assessments or payments of any kind are due and payable without notice, demand, set off or counterclaim (other than notices that are expressly required hereunder) and shall be paid by Lessee as they become due and payable. Lessee shall remain bound by this Lease in accordance with its terms and shall neither take any action without the consent of Lessor to modify, surrender or terminate the same, nor seek nor be entitled to any abatement, deduction, deferment or reduction of Rent, or set-off against the Rent, nor shall the respective obligations of Lessor and Lessee be otherwise affected by reason of (a) any damage to, or destruction of, any Leased Property or any portion thereof from whatever cause or any Taking of the Leased Property or any portion thereof, (b) the lawful or unlawful prohibition of, or restriction upon, Lessee’s use of the Leased Property, or any portion thereof, or the interference with such use by any person, corporation, partnership or other entity, or by reason of eviction by paramount title; (c) any claim which Lessee has or might have against Lessor or by reason of any default or breach of any warranty by Lessor under this Lease or any other agreement between Lessor and Lessee, or to which Lessor and Lessee are parties, (d) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Lessor or any assignee or transferee of Lessor, or (e) any other cause whether similar or dissimilar to any of the foregoing other than a discharge of Lessee from any such obligations as a matter of law. Lessee hereby specifically waives all rights, arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law to (i) modify, surrender or terminate this Lease or quit or surrender the Leased Property or any portion thereof, or (ii) entitle Lessee to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Lessee hereunder, except as otherwise specifically provided in this Lease. The obligations of Lessor and Lessee hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Lessee hereunder shall

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continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease or by termination of this Lease other than by reason of an Event of Default.

5.2 Termination with Respect to Fewer than All Facilities. Wherever in this Lease the action of terminating this Lease with respect to the portion of the Leased Property relating to a particular Facility (or action of similar import) is described or permitted, such action shall mean the termination of Lessee’s rights in and to the portion of the Leased Property relating to such Facility. Notwithstanding anything in this Lease to the contrary, if this Lease shall be terminated by Lessor or Lessee pursuant to rights granted hereunder with respect to any portion of the Leased Property relating to a particular Facility, such termination shall not affect the Term of this Lease with respect to the balance of the Leased Property relating to Facilities not so terminated and this Lease shall continue in full force and effect with respect to such portion of the Leased Property, except that (a) the total Base Rent payable hereunder shall be reduced by the amount of Allocated Base Rent with respect to the Facility as to which this Lease has been so terminated, (b) all references herein to Leased Property shall thereafter no longer include such terminated portion of the Leased Property, (c) the relevant Facility shall no longer be a Facility hereunder, and (d) provided that all of Lessee’s obligations hereunder with respect to such portion of the Leased Property (excluding unasserted contingent indemnification obligations) have been paid in full to Lessor, the relevant Facility Lessee shall no longer be a Facility Lessee hereunder or a party hereto; subject, however, to Lessor’s right, in the event of any such termination because of an Event of Default, to recover damages with respect to any Terminated Facility. Notwithstanding anything contained herein to the contrary, Lessee shall not have the right to terminate this Lease as it relates to the Shasta Facility as long as the Shasta Ground Lease remains in full force and effect; or, alternatively, unless Lessee assumes the Shasta Ground Lease and Lessor is released in full.

ARTICLE VI

OWNERSHIP OF LEASED PROPERTY AND PERSONAL PROPERTY

6.1 Ownership of the Leased Property. Lessee acknowledges that the Leased Property is the property of Lessor and that Lessee has only the right to the possession and use of the Leased Property as a lessee of Lessor and upon and subject to the terms, provisions and conditions of this Lease, the Shasta Ground Lease and the Existing Subleases.

6.2 Lessee’s Personal Property. Lessee, at its expense, shall install, affix, assemble and place on the Leased Property the Lessee’s Personal Property, which Lessee’s Personal Property shall be subject to any security interests and liens as provided in Section 16.6. Except for inventory or for removal because of damage, obsolescence, upgrade or replacement, Lessee shall not, without the prior written consent of Lessor (such consent not to be unreasonably withheld, conditioned or delayed provided that no Event of Default then exists, remove any of Lessee’s Personal Property from the Leased Property. Lessee shall provide and maintain during the entire Term all such Lessee’s Personal Property as shall be necessary to operate each Facility in compliance with all licensure and certification requirements, in compliance with all applicable

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Legal Requirements and Insurance Requirements, and otherwise in accordance with customary practice in the industry for the Primary Intended Use. Following the expiration or earlier termination of this Lease with respect to the portion of the Leased Property relating to any one or more of the Facilities and subject to Lessor’s option to purchase such Lessee Personal Property as provided in Section 34.2. Lessee agrees that all of Lessee’s Personal Property relating to such portion of the Leased Property (for which Lessor has authorized removal as provided above) not removed by Lessee within fifteen (15) days following the expiration or earlier termination of this Lease with respect thereto shall be considered abandoned by Lessee and may be appropriated, sold, destroyed or otherwise disposed of by Lessor (at Lessee’s cost) with prior written notice thereof to Lessee, without any payment to Lessee and without any obligation to Lessee to account therefor. Lessee will, at its expense, restore the Leased Property and repair all damage to the Leased Property caused by the installation or removal of Lessee’s Personal Property, whether affected by Lessee, Lessor, any Lessee lender, or any Facility Lender.

ARTICLE VII

CONDITION AND USE OF LEASED PROPERTY

7.1 Condition of the Leased Property. Lessee acknowledges receipt and delivery of possession of the Leased Property and that Lessee has examined and otherwise has acquired knowledge of the condition of the Leased Property prior to the execution and delivery of this Lease and has found the same to be in good order and repair and satisfactory for its purpose hereunder. Lessee is leasing the Leased Property “as is” and “where is” in its present condition. Lessee has not relied on any . representation or warranty by Lessor and hereby waives any claim or action against Lessor in respect of the condition of the Leased Property. LESSOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, SUITABILITY, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, AS TO QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY LESSEE. LESSEE ACKNOWLEDGES THAT THE LEASED PROPERTY HAS BEEN INSPECTED BY LESSEE AND IS SATISFACTORY TO IT. ACCORDINGLY, LESSEE HEREBY ACKNOWLEDGES THAT LESSOR HAS NOT MADE AND WILL NOT MAKE, NOR SHALL LESSOR BE DEEMED TO HAVE MADE ANY WARRANTY OR REPRESENTATION, WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ALL WARRANTIES THAT THE LEASED PROPERTY IS FREE FROM VICES, DEFECTS AND DEFICIENCIES, WHETHER HIDDEN OR APPARENT OR ANY WARRANTY AS TO THE FITNESS, DESIGN OR CONDITION OF THE LEASED PROPERTY FOR ANY PARTICULAR USE OR PURPOSE OF SUCH LEASED PROPERTY. THE PROVISIONS OF THIS SECTION 7.1 HAVE BEEN NEGOTIATED, AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY WARRANTIES BY LESSOR, EXPRESS, IMPLIED OR CREATED BY APPLICABLE LAW, WITH RESPECT TO THE CONDITION OF THE LEASED PROPERTY.

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7.2 Use of the Leased Property.

(a) The Leased Property shall be utilized as follows:

(i) The Huntington Beach Facility shall be operated as a one hundred thirty-one (131)-bed acute care hospital facility and for such other legal ancillary uses as may be necessary in connection with or incidental to such uses;

(ii) The La Palma Facility shall be operated as a one hundred forty-one (141)-bed acute care hospital facility and for such other legal ancillary uses as may be necessary in connection with or incidental to such uses;

(iii) The Shasta Facility shall be operated as a two hundred forty-six (246)-bed acute care hospital facility and for such other legal ancillary uses as may be necessary in connection with or incidental to such uses; and

(iv) The West Anaheim Facility shall be operated as a two hundred nineteen (219)-bed acute care hospital facility and for such other legal ancillary uses as may be necessary in connection with or incidental to such uses, and in each case subject to all covenants, restrictions, easements and all other matters of record (including those set forth in the Permitted Exceptions) relating to the applicable Facility (the “Primary Intended Use”). Lessee shall comply with all Legal Requirements and shall maintain all Licenses, including, but not limited to, Medicare and/or Medi-Cal certifications, provider numbers and agreements, certificates of need, governmental approvals, and accreditation from all applicable governmental authorities, if any, that are necessary for the operation of the applicable Facility consistent with the Primary Intended Use.

(b) Except as expressly authorized herein, Lessee shall not use any portion of the Leased Property relating to a particular Facility for any use other than as provided herein, nor change the number or type of beds within any Facility, nor reconfigure or rearrange any portion of the Leased Property relating to any Facility, without the prior written consent of Lessor, which consent Lessee agrees may be withheld in Lessor’s sole discretion.

(c) No use shall be made or permitted to be made of the Leased Property and no acts shall be done which will cause the cancellation of any insurance policy covering the Leased Property or any part thereof, nor shall Lessee sell or otherwise provide to residents or patients therein, or permit to be kept, used or sold in or about the Leased Property any article which may be prohibited by law or by the standard form of fire insurance policies, any other insurance policies required to be carried hereunder, or fire underwriters regulations. Lessee shall, at its sole cost, comply with all of the requirements, covenants and restrictions pertaining to the Leased Property, including, without limitation, all of the Permitted Exceptions, and other requirements of any insurance board, association, organization or company necessary for the maintenance of the insurance, as herein provided, covering the Leased Property and Lessee’s Personal Property.

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(d) Lessee shall continuously operate the Leased Property only as a provider of healthcare services in accordance with the Primary Intended Use and of goods and services incidental thereto and Lessee shall maintain its certifications for reimbursement and licensure and all accreditations.

(e) Lessee shall not commit or suffer to be committed any waste on the Leased Property, or in any of the Facilities, nor shall Lessee cause or permit any nuisance thereon.

(f) Lessee shall neither suffer nor permit the Leased Property or any portion thereof, including any Capital Addition whether or not financed by Lessor, or Lessee’s Personal Property, to be used in such a manner as (i) might reasonably tend to impair Lessor’s (or Lessee’s, as the case may be) title thereto or to any portion thereof, or (ii) may reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Leased Property or any portion thereof.

(g) With respect to each Facility, Lessor shall have the right and option to erect a sign on such portion of the Leased Property relating to such Facility stating that such Leased Property is owned by Lessor. Such sign shall be in a size, and shall be erected in a location acceptable to Lessor and approved by Lessee, which approval shall not be unreasonably withheld, conditioned or delayed.

7.3 Lessor to Grant Easements. From time to time during the Term, upon the request of Lessee, and so long as no Event of Default exists and no event has then occurred which with the giving of notice or the passage of time or both would constitute such an Event of Default, Lessor may, in its reasonable discretion, subject to the terms of the Shasta Ground Lease (if applicable), and at Lessee’s cost and expense, (a) grant easements and other rights in the nature of easements; (b) release existing easements or other rights in the nature of easements which are for the benefit of the Leased Property; (c) dedicate or transfer unimproved portions of the Leased Property for road, highway or other public purposes; (d) execute petitions to have the Leased Property annexed to any municipal corporation or utility district; (e) execute amendments to any covenants and restrictions affecting the Leased Property; and (f) execute and deliver to any person any instrument appropriate to confirm or effect such grants, releases, dedications and transfers (to the extent of its interest in the Leased Property), but only upon delivery to Lessor of such information as Lessor may reasonably require confirming that such grant, release, dedication, transfer, petition or amendment is required for, and not detrimental to, the proper conduct of the Primary Intended Use on the Leased Property and does not reduce the value of the Leased Property.

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ARTICLE VIII

LEGAL AND INSURANCE REQUIREMENTS

8.1 Compliance with Legal and Insurance Requirements. Subject to Article XII relating to permitted contests, Lessee, at its expense, (a) shall comply with all Legal Requirements and Insurance Requirements applicable to Lessee and the use, operation, maintenance, repair and restoration of the Facilities and the Leased Property, whether or not compliance therewith shall require structural change in any of the Leased Improvements or interfere with the use and enjoyment of the Leased Property; (b) shall not use the Leased Property and Lessee’s Personal Property for any unlawful purpose; (c) shall procure, maintain and comply with all Licenses and other governmental approvals and authorizations required for any use of the Leased Property and Lessee’s Personal Property then being made, and for the proper erection, installation, operation and maintenance of the Leased Property or any part thereof, including, without limitation, any Capital Additions; and (d) shall use its commercially reasonable efforts consistent with their rights under the Tenant Leases to cause all Tenants to acquire and maintain all licenses, certificates, permits, provider agreements and other authorizations and approvals needed to operate in their customary manner any portion of the Leased Property subleased to them for the Primary Intended Uses and any other uses conducted on the Leased Property as may be permitted from time to time hereunder; it being acknowledged by Lessor that any failure by any Tenant under this clause (d) shall not cause (or be deemed to cause) a breach by the Lessee of this Section 8.1 unless Lessee has so failed to use commercially reasonable efforts. Lessee’s use of the Leased Property, the use of all Lessee’s Personal Property used in connection with the Leased Property, and the maintenance, alteration, and operation of the same, and all parts thereof, shall at all times conform to all Legal Requirements. Upon Lessor’s request, Lessee shall deliver to Lessor copies of all such Licenses and other approvals and authorizations. Lessee shall indemnify and defend, at Lessee’s sole cost and expense, and hold Lessor and its successors and assigns harmless from and against and agrees to reimburse Lessor and its successors and assigns with respect to any and all claims, demands, actions, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by Lessor and its successors and assigns, at any time and from time to time by reason or arising out of any breach by Lessee of any of the provisions of this Article VIII or any breach or violation of any Legal Requirements, other than any such matters arising as a result of the gross negligence or willful misconduct of Lessor (or its successors or assigns).

8.2 Hazardous Materials. Lessee shall ensure that the Leased Property and the operation of the Facilities comply with all Hazardous Materials Laws. Except for Hazardous Materials generated in the normal course of business regarding the Primary Intended Use (which Hazardous Materials shall be handled and disposed of in compliance with all Hazardous Materials Laws), no Hazardous Materials shall be installed, used, generated, manufactured, treated, handled, refined, produced, processed, stored or disposed of, or otherwise present in, on or under the Leased Property or in connection with the operation of any Facility. Lessee shall

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take reasonable precautions to ensure that no activity is undertaken on the Leased Property or in connection with the operation of any Facility which would cause (a) the Leased Property to become a treatment, storage or disposal facility of hazardous waste, infectious waste, biomedical or medical waste, within the meaning of, or otherwise bring the Leased Property within the ambit of RCRA or any Hazardous Materials Laws, (b) a release or threatened release of Hazardous Materials from the Leased Property within the meaning of, or otherwise bring the Leased Property within the ambit of, CERCLA or SARA or any Hazardous Materials Laws or (c) the discharge of Hazardous Materials into any watercourse, surface or subsurface of body of water or wetland, or the discharge into the atmosphere of any Hazardous Materials which would require a permit under any Hazardous Materials Laws. No activity shall be undertaken with respect to the Leased Property or the operation of any Facility which would reasonably be expected to cause a violation or support a claim under RCRA, CERCLA, SARA or any Hazardous Materials Laws. Lessee shall, at its sole cost, expense, risk and liability, remove or cause to be removed from the Leased Property all Hazardous Materials generated in connection with the Primary Intended Use and as found in hospital and healthcare facilities, including, without limitation, all infectious waste materials, syringes, needles and any materials contaminated with bodily fluids of any type, character or description of whatsoever nature in accordance with all Hazardous Materials Laws. Lessee shall take reasonable precautions to ensure that infectious waste and Hazardous Materials are not disposed in any receptacles used for the disposal of normal refuse.

8.3 Healthcare Laws. Lessee represents, warrants and covenants that Lessee, this Lease and all Tenant Leases are, and at all times during the Term will be, in compliance with all Healthcare Laws. In the event it is determined that any provision of this Lease is in violation of the Healthcare Laws, the parties in good faith shall renegotiate such provision so that same is in compliance with all Healthcare Laws. Lessee agrees to add to all of its third party agreements relating to the Leased Property, including, without limitation, all Tenant Leases, that in the event it is determined that such agreement and/or Tenant Lease is in violation of the Healthcare Laws, such agreement and/or Tenant Lease shall be renegotiated so that same are in compliance with all Healthcare Laws. Lessee agrees promptly to notify Lessor in writing of the receipt of any notice of investigation of any alleged Healthcare Law violations. Lessee shall indemnify and defend, at Lessee’s sole cost and expense, and hold Lessor and its successors and assigns, harmless from and against, and shall reimburse Lessor and its successors and assigns with respect to, any and all claims, demands, actions, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by Lessor and its successors and assigns, at any time and from time to time by reason, or arising out, of any breach by Lessee of any of the provisions set forth in this Section 8.3 or any violation of any Healthcare Laws.

8.4 Single Purpose Entity. Each Facility Lessee shall remain at all times during the Term a Single Purpose Entity in accordance with the terms of this Lease. Promptly following any written request by Lessor during the Term, each Facility Lessee shall provide Lessor with

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evidence that such Facility Lessee is a Single Purpose Entity and is in good standing in the state of its organization or incorporation and in the state in which the portion of the Leased Property relating to such Facility Lessee is located.

8.5 Organizational Covenants. Lessee shall not permit or suffer, without the prior written consent of Lessor, (a) any material amendment or modification of any Facility Lessee’s Organizational Documents or any material amendment or modification of any organizational documents of any constituent entity within such Facility Lessee, including, without limitation, any such amendment that changes such Facility Lessee’s status as a Single Purpose Entity or any amendment changing or modifying the governance or structure of, or changing the manager or managing member of, such Facility Lessee; (b) any dissolution or termination of any Facility Lessee’s existence or sale of substantially all of any Facility Lessee’s assets, whether by sale, transfer, merger, consolidation or otherwise; or (c) a change in any Facility Lessee’s state of formation or any Facility Lessee’s name. Lessee has, simultaneously with the execution of this Lease, delivered to Lessor a true and complete copy of each Facility Lessee’s Organizational Documents. Lessee represents and warrants that the Organizational Documents (i) were duly executed and delivered; and (ii) are in full force and effect, binding upon the applicable Facility Lessee, and enforceable in accordance with their terms.

8.6 Representations and Warranties. Each Facility Lessee hereby represents and warrants to Lessor, jointly and severally, that (a) it has full legal right, power and authority to enter into this Lease, to incur the obligations provided for herein, and to execute and deliver the same to Lessor; (b) this Lease has been duly executed and delivered by such Facility Lessee and constitutes such Facility Lessee’s valid and legally binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, and similar laws affecting the enforcement of creditor’s rights or contractual obligations generally and, as to enforcement, to general principles of equity, regardless of whether applied in a proceeding at law or in equity; (c) no approval or consent of any foreign, federal, state, county, local or other governmental or regulatory body, and no approval or consent of any other person is required in connection with the execution and delivery by such Facility Lessee of this Lease or the consummation and performance by such Facility Lessee of the transactions contemplated hereby; and (d) the execution and delivery of this Lease and the obligations created hereby have been duly authorized by all necessary proceedings on the part of such Facility Lessee, and will not conflict with or result in the breach or violation of any of the terms or conditions of, or constitute (or with notice or lapse of time or both would constitute) a default under the governing documents of such Facility Lessee, any instrument, contract or other agreement to which it is a party or by or to which such Facility Lessee or any of its assets or properties are bound or subject; or any statute or any regulation, order, judgment or decree of any court or governmental or regulatory body.

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ARTICLE IX

REPAIRS; RESERVES; RESTRICTIONS

9.1 Maintenance; Repair and Remodel.

(a) Lessee, at its expense, will keep the Leased Property and all private roadways, sidewalks and curbs appurtenant thereto (and Lessee’s Personal Property) in good first class order and repair (whether or not the need for such repairs occurs as a result of Lessee’s use, any prior use, the elements, the age of the Leased Property or any portion thereof) and, except as otherwise provided in Article XIV and Article XV, with reasonable promptness, will make all necessary and appropriate repairs thereto of every kind and nature (including any such repairs required to be made by Lessor) whether interior or exterior, structural or non-structural, ordinary or extraordinary, foreseen or unforeseen, or arising by reason of a condition existing prior to the commencement of the Term (concealed or otherwise). All repairs shall, to the extent reasonably achievable, be at least equivalent in quality to the original work. Lessee will not take or omit to take any action the taking or omission of which is reasonably likely to materially impair the value or the usefulness of the Leased Property or any part thereof for the Primary Intended Use.

(b) Notwithstanding anything contained in this Lease to the contrary, from time to time Lessee may remodel, modify and make additions to the Leased Property which remodeling, modifications and additions are not Capital Additions (it being understood that Capital Additions are subject to the requirements of Article X hereof) but which are necessary or advisable for the Primary Intended Use and which permit Lessee to fully comply with its obligations as set forth in this Lease. Lessee shall undertake any such actions expeditiously and in a workmanlike manner and will not significantly alter the character or purpose, or detract from the value or operating efficiency of, the Leased Property nor significantly impair the revenue producing capability of the Leased Property nor adversely affect the ability of Lessee to comply with the provisions of this Lease.

(c) Lessee shall notify Lessor of any and all repairs, improvements, additions, modifications and remodeling made to the portions of the Leased Property relating to a particular Facility in excess of Five Hundred Thousand Dollars ($500,000) for the applicable Facility and obtain consent from Lessor (which consent shall not be unreasonably withheld, conditioned or delayed) prior to making such repairs, improvements, additions, modifications or remodeling.

(d) Except as otherwise expressly provided in this Lease, Lessor shall not under any circumstances be required to build or rebuild any improvements on the Leased Property, or to make any repairs, replacements, alterations, restorations, or renewals of any nature or description to the Leased Property, whether ordinary or extraordinary or capital in nature, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto in connection with this Lease, or to maintain the Leased Property in any way.

(e) Nothing contained in this Lease and no action or inaction by Lessor shall be construed as (i) constituting the consent or request of Lessor, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor for the provision or performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to the Leased Property or any part thereof, or (ii) giving Lessee any right, power or permission to contract for, or permit the performance of, any labor or services or the furnishing of any materials or other property in such fashion as would

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permit the making of any claim against Lessor in respect thereof or to make any agreement that may create, or in any way be the basis for, any right, title, interest, lien, claim or other encumbrance upon the estate of Lessor in the Leased Property or any portion thereof.

(f) Unless Lessor conveys any of the Leased Property to Lessee pursuant to the provisions of this Lease, Lessee will, upon the expiration or prior termination of the Term, vacate and surrender the Leased Property to Lessor in the condition in which the Leased Property was originally received from Lessor, except as improved, constructed, repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease and except for (i) ordinary wear and tear (subject to the obligation of Lessee to maintain the Leased Property in good order and repair during the entire Term), (ii) damage caused by the gross negligence or willful misconduct of Lessor, and (iii) damage or destruction as described in Article XIV or resulting from a Taking as described in Article XV. which Lessee is not required by the terms of this Lease to repair or restore.

9.2 Reserves for Major Repairs.

(a) Beginning on the Commencement Date and on each Reserve Payment Date thereafter during the Term, Lessee shall deliver to Lessor quarterly deposits with respect to each Facility in an amount equal to the product of (i) Two Thousand and No/100 Dollars ($2,000.00) (the “Dollar Amount”) multiplied by (ii) the number of beds placed in service or use at such Facilities as of the most recent Adjustment Date (or, in the case of payments prior to January 1, 2013, the amounts set forth in the immediately succeeding sentence) multiplied by (iii) 0.25 (collectively, the “Reserve”); provided, that, (A) the first such deposit on the Commencement Date shall be for the period from the Commencement Date through September 30, 2012 and shall be prorated based on a three hundred sixty (360)-day year; (B) the aggregate amount of the Reserve shall not exceed an amount equal to twelve (12) times the amount that was required to be paid on the most recent Adjustment Date (the “Reserve Cap”) (and payments otherwise required under this Section 9.2(a) shall be reduced to the extent that the amount thereof plus the amount of the Reserve at the time of payment is in excess of the Reserve Cap); and (C) the aggregate amount of the Reserve shall not be less than the product of (1) One Thousand Five Hundred and No/100 Dollars ($1,500.00) multiplied by (2) the number of beds placed in service or use at such Facilities as of the most recent Adjustment Date (the “Reserve Floor”), and any time the Reserve amount shall be less than the Reserve Floor, Lessee shall deposit the amount necessary to replenish the Reserve to an amount equal to the Reserve Floor within five (5) days after written demand from Lessor. For payments prior to January 1, 2013, the number of beds in service or in use at each such Facility shall be assumed to be the following: (i) for the Huntington Beach Facility, one hundred thirty-one (131), (ii) for the La Palma Facility, one hundred forty-one (141), (iii) for the Shasta Facility, two hundred forty-six (246), and (iv) for the West Anaheim Facility, two hundred nineteen (219), with the total beds placed in service or in use at all of the Facilities as of the Commencement Date is seven hundred thirty-seven (737). On each Adjustment Date after the Commencement Date, the number of beds shall be determined by the actual number of beds placed in service or certified to be available for use in connection with

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such Facilities as of such Adjustment Date, which shall not be reduced without the prior written consent of Lessor. On the Commencement Date, Lessor shall refund to Lessee the excess, if any of the reserves under the provisions of the Original Prime Leases that are being replaced by this Lease that correspond to this Section 9.2(a) in excess of the Reserve Floor.

(b) The Reserve shall be held by Lessor in an interest bearing account for the purpose of making Major Repairs to the applicable portions of the Leased Property. Lessor shall advance to or reimburse Lessee for Major Repairs, limited to the amount of the Reserve, upon Lessor’s receipt from Lessee of documentation of such costs that is sufficient in Lessor’s reasonable judgment. Beginning on the first Adjustment Date and on each Adjustment Date thereafter during the Term, the applicable Dollar Amount shall be increased by the greater of (i) Two and Percent (2.0%) of the prior year’s applicable Dollar Amount, and (ii) the percentage by which the CPI published for the month which is two months prior to the applicable Adjustment Date shall have increased over the CPI figure published for the month which is two months prior to the previous Adjustment Date (the Commencement Date shall be used for the previous Adjustment Date in connection with the recalculation on January 1, 2013). The amounts in the Reserve shall be used as described above to pay for Major Repairs, or, in the event Lessee fails to make any required non-Major Repairs hereunder, Lessor may use funds in the Reserve for that purpose.

(c) Lessee hereby grants to Lessor a first priority security interest in all monies deposited into the Reserve. At Lessor’s request, Lessee shall, as soon as practicable, execute all documents necessary to effect such security interest in all monies deposited into the Reserve. Lessee consents to Lessor’s pledge of the Reserve to any Facility Lender. So long as no Event of Default has occurred and is continuing, any amounts remaining in the Reserve, after the payment of and the reimbursement for the Major Repairs on the Facility, at the expiration of this Lease shall be returned to Lessee; provided, however, if such an Event of Default has occurred and is continuing at the expiration of this Lease, Lessor may retain all amounts remaining in the Reserve at the expiration of the Lease as collateral for the “Obligations” (as defined in the Security Agreement).

9.3 Encroachments; Restrictions. If any of the Leased Improvements shall, at any time, encroach upon any property, street or right-of-way adjacent to any portion of the Leased Property, or shall violate the agreements or conditions contained in any federal, state or local law, restrictive covenant or other agreement affecting the Leased Property, or any part thereof, or shall impair the rights of others under any easement or right-of-way to which the Leased Property or any portion thereof is subject, then, promptly upon the request of Lessor, Lessee shall, at its expense, subject to its right to contest the existence of any encroachment, violation or impairment, (a) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Lessor or Lessee or (b) make such changes in the Leased Improvements, and take such other actions, as Lessor in the good faith exercise of its judgment deems practicable to remove such encroachment, or to end such violation or impairment, including, if necessary, the

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alteration of any of the Leased Improvements, and, in any event, take all such actions as may be necessary to continue the operation of the applicable Facility without such violation, encroachment or impairment. Any such alteration shall be made in conformity with the applicable requirements of Article X. Lessee’s obligations under this Section 9.3 shall be in addition to, and shall in no way discharge or diminish any obligation of, any insurer under any policy of title or other insurance, and Lessee shall be entitled to a credit for any sums paid by Lessee and recovered by Lessor under any such policy of title or other insurance, less Lessor’s costs and expenses to recover such sums.

ARTICLE X

CAPITAL ADDITIONS

10.1 Construction of Capital Additions to the Leased Property.

(a) If no Event of Default has occurred, Lessee shall have the right, upon and subject to the terms and conditions set forth below, to construct or install Capital Additions on such portion of the Leased Property with the prior written consent of Lessor, not to be unreasonably withheld, conditioned or delayed (provided, that such consent is not required with respect to any Capital Addition that will cost less than Five Hundred Thousand Dollars ($500,000)) Lessee shall not be permitted to create any Lien on such portion of the Leased Property in connection with such Capital Addition, except as provided in Section 10.2. Prior to commencing construction of any such Capital Addition, Lessee shall, at Lessee’s sole cost and expense, (i) submit to Lessor in writing for Lessor’s prior approval a proposal setting forth in reasonable detail any such proposed Capital Addition, (ii) submit to Lessor for Lessor’s prior approval or consent such plans and specifications, certificates of need, and other approvals, permits, licenses, contracts and other information concerning such proposed Capital Addition as Lessor may reasonably request, and (iii) obtain all necessary certificates of need, state licensure surveys, and all regulatory approvals of architectural plans. Without limiting the generality of the foregoing, such proposal shall indicate the approximate projected cost of constructing such Capital Addition, together with the use or uses to which it will be put.

(b) Prior to commencing construction of any Capital Addition, Lessee shall first request Lessor to provide funds to pay for such Capital Addition in accordance with the provisions of Section 10.3. If Lessor declines or is unable to provide such financing, the provisions of Section 10.2 shall apply. Notwithstanding any other provision of this Article X to the contrary, no Capital Additions shall be made without the consent of Lessor, which consent may be withheld in Lessor’s sole discretion, if the Capital Addition Costs of such proposed Capital Addition, when aggregated with the costs of all Capital Additions made by Lessee, would exceed Twenty-Five Percent (25%) of the then Fair Market Value of the affected portion of the Leased Property or would, in the reasonable judgment of Lessor, diminish the value of such portion of the Leased Property. Furthermore, no Capital Addition shall be made which would tie in or connect any portion of the Leased Property and/or any Leased Improvements on any portion of the Leased Property with any other improvements on property adjacent to such

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portion of the Leased Property (and not part of the Land covered by this Lease) including, without limitation, tie-ins of buildings or other structures or utilities, unless Lessee shall have obtained the prior written approval of Lessor, which approval may be granted or withheld in Lessor’s sole discretion. All proposed Capital Additions shall be architecturally integrated and consistent with the applicable portion of the Leased Property as determined in the reasonable discretion of Lessor. Lessee will provide to Lessor, prior to commencing any proposed Capital Addition, (i) certificates of insurance (including, but not limited to, endorsements increasing the insurance coverage, if any, at the time required by Section 13.1), required under the construction contract for the Capital Addition, showing Lessor and the Facility Lender, if any, as named obligees, additional insureds, and loss payees, and (ii) payment and performance bonds and all other bonds reasonably required by Lessor and the Facility Lender and by any governmental authority applicable to the Capital Addition, naming Lessor and Facility Lender as named obligees, additional insureds and loss payees.

(c) Notwithstanding any provision of this Article X to the contrary, in connection with Lessee’s construction of any improvements or additions to the Leased Property that will cost less than One Hundred Thousand Dollars ($100,000), if such improvements or additions are financed by Lessor, Lessee shall be required to deliver all items described in Section 10.3(b) to the extent any such items are necessary to protect Lessor’s title to the Leased Property or lien and priority in the Collateral (as defined in the Security Agreement).

10.2 Capital Additions Financed by Lessee. If Lessee provides or arranges to finance any Capital Addition (except for Capital Additions arranged by Lessee but financed by Lessor), this Lease shall be and hereby is amended to provide as follows:

(a) There shall be no adjustment in the Base Rent by reason of any such Capital Addition.

(b) Such Capital Addition shall revert to, and become the property of Lessor upon the expiration or termination of this Lease with respect to such portion of the Leased Property (unless Lessee purchases such portion of the Leased Property as provided herein).

In connection with any such Capital Addition financed by Lessee, Lessee shall be permitted to place a Lien on such Capital Addition as collateral for Lessee’s financing, provided, that, in the reasonable determination of Lessor such Lien shall not interfere with Lessor’s ability to finance any portion of the Leased Property; it being understood and agreed, however, that (i) Lessor and Lessee shall cooperate in good faith to properly divide such Capital Addition from the applicable portion of the Leased Property and to grant such easements and use restrictions as shall be necessary to avoid any disruption of Lessee’s Business on such portion of the Leased Property; (ii) to the extent not inconsistent with the provisions of this Section 10.2, such Capital Addition shall remain subject to the other terms and provisions of this Lease; and (ii) upon the expiration or termination of this Lease with respect to such portion of the Leased Property (unless Lessee purchases such portion of the Leased Property as provided in Articles XIV, XV or XXXIV), Lessee, at its sole cost and expense, shall cause all such Lien(s) to be released from such Capital Addition and within ten (10) Business Days after such expiration or termination.

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10.3 Capital Additions Financed by Lessor.

(a) If Lessee desires for Lessor to provide or arrange financing for a Capital Addition, Lessee shall request the same by providing to Lessor such information about the Capital Addition as Lessor may request (a “Request”), including, without limitation, all information referred to in Section 10.1, above. Lessor may, but shall be under no obligation to, provide the funds necessary to meet the Request. In no event shall the portion of the projected Capital Addition Costs comprised of land, if any, materials, labor charges and fixtures be less than Ninety Percent (90%) of the total amount of such cost. Within thirty (30) days following receipt of a Request, Lessor shall notify Lessee as to whether it will finance the proposed Capital Addition.

(b) If Lessor agrees to finance the proposed Capital Addition, Lessee shall provide Lessor with the following prior to any advance of funds (unless a specific time period is otherwise set forth in this Section 10.3):

(i) any information, certificates of need, regulatory approvals of architectural plans and other certificates, licenses, permits or documents requested by either Lessor or any lender with whom Lessor has agreed or may agree to provide financing which are necessary to confirm that Lessee will be able to use the Capital Addition upon completion thereof in accordance with the Primary Intended Use, including all required federal, state or local government licenses and approvals;

(ii) an Officer’s Certificate for the applicable Facility Lessee relating to such Facility and, if requested, a certificate from such Facility Lessee’s architect setting forth in reasonable detail the projected (or actual, if available) cost of the proposed Capital Addition;

(iii) an amendment to this Lease, duly executed and acknowledged, in form and substance satisfactory to Lessor (the “Lease Amendment”), and containing such provisions as may be necessary or appropriate, including, without limitation, any appropriate changes in the legal description of the Leased Property, the Fair Market Value and the Lease Base (which shall be increased by the amount funded to Lessee by Lessor hereunder;

(iv) a general warranty deed conveying title to Lessor to any land acquired for the purpose of constructing the Capital Addition, free and clear of any liens or encumbrances except those approved by Lessor, and, both prior to and following completion of the Capital Addition, an as-built survey thereof reasonably satisfactory to Lessor;

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(v) endorsements to any outstanding policy of title insurance covering the Leased Property and any additional land referred to in subparagraph (iv) above, or a supplemental owner’s policy of title insurance covering the Leased Property and any additional land referred to in subparagraph (iv) above, satisfactory in form and substance to Lessor (A) updating the same without any additional exceptions, except as may be permitted by Lessor, and (B) increasing the coverage thereof by an amount equal to the Fair Market Value of the Capital Addition (except to the extent covered by the owner’s policy of title insurance referred to in subparagraph (vi) below);

(vi) if required by Lessor, (A) an owner’s policy of title insurance insuring fee simple title to any land conveyed to Lessor pursuant to subparagraph (iv), free and clear of all liens and encumbrances except those approved by Lessor, and (B) a lender’s policy of title insurance satisfactory in form and substance to Lessor and the Facility Lender advancing any portion of the Capital Addition Costs;

(vii) certificates of insurance and insurance policies (including, but not limited to, endorsements increasing the insurance coverage or amendments to insurance policies, if any, at the times required by Section 13), required under the construction contract for the Capital Addition, showing Lessor and the Facility Lender, if any, as named obligees, additional insureds, and loss payees; payment and performance bonds and all other bonds reasonably required by Lessor and the Facility Lender and by any governmental authority applicable to the Capital Addition, naming Lessor and Facility Lender as named obligees, additional insureds and loss payees; documents, contracts, opinions of counsel, appraisals, surveys, environmental reports and assessments, engineering, soil and property condition reports and studies, drawings, building permits, planning studies, financial statements;

(viii) certified copies of duly adopted resolutions of the governing body of Lessee authorizing the execution and delivery of the Lease Amendment;

(ix) any other instruments, certificates, documents and contracts as may be reasonably required by Lessor and any Facility Lender advancing or reimbursing Lessee for any portion of the Capital Addition Costs;

(x) a detailed timeline for the completion of the Capital Addition (the “Timeline”);

(xi) a draw request in form and content acceptable to Lessor (the “Draw Request”);

(xii) a budget in form and content acceptable to Lessor (“Budget”); and

(xiii) within thirty (30) days after Lessor notifies Lessee that it will fund the proposed Capital Addition, copies of all approvals, governmental approvals and permits necessary or appropriate for the renovation and construction of the Capital Addition, including, without limitation, approvals required pursuant to any declarations, covenants, conditions

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and restrictions relating to the Leased Property, zoning approvals, zoning variances, subdivision approvals, grading and utility permits, building permits, tap permits or “connections” for water and sanitary sewer service for the Facility (all such approvals and permits shall be on terms and conditions approved by Lessor), and Lessee shall furnish Lessor with evidence of such approvals within ten (10) days of receipt of same.

(c) Except as otherwise provided herein, Lessor and Lessee agree that Lessee shall have the sole right, in the exercise of its reasonable discretion and after consultation with the Lessor, to designate the general contractor, developer, architect, construction company, engineer and other parties that will participate in the construction and development of a Capital Addition to the Leased Property relating to any Facility (each a “Third Party Contractor”). Lessee shall control the preparation and negotiation of the definitive agreements with such parties but such definitive agreements shall be subject to Lessor approval, which approval shall not be unreasonably withheld, conditioned or delayed. Lessee shall, prior to the commencement of any work, obtain and deliver to Lessor assignments and consents to assignments of contracts and waivers of liens, in forms acceptable to Lessor, from all Third Party Contractors and materialmen performing such work, together with evidence satisfactory to Lessor that such waivers of liens have been duly filed in the official records of the county in which such affected portion of the Leased Property is located.

(d) Lessee shall submit to Lessor a Draw Request not less than Twenty (20) Business Days before the date on which Lessee (or any Third Party Contractor) desires a draw or funding; provided, however, Lessee shall submit only one (1) Draw Request each calendar month. All funding of Capital Additions shall be subject to Lessee providing the documentation required under this Section 10.3. Lessee acknowledges and agrees that Lessor will not be required to release any funds to any Third Party Contractor unless and until Lessee delivers to Lessor, simultaneously with such payment, (i) a duly executed and acknowledged sworn statement of the general contractor certifying that all work for which a Draw Request has been made has been completed, or the work to be paid with the proceeds of any prior fundings, and the amount to be paid to each subcontractor from such funding, (ii) duly executed waivers of mechanics’ and materialmens’ liens and claims from all Third Party Contractors, and similar certificates from subcontractors establishing satisfaction of payment requests by the general contractor in the application for payment conditioned on receipt of such payment, (iii) updated title endorsements (or bring-down endorsements) confirming that there are no unpaid liens on the Leased Property and updating Lessor’s title insurance coverage to Lessor’s satisfaction, and (iv) such other information, documentation and materials as Lessor may require. It is understood and agreed by Lessee, on behalf of itself, its Affiliates and all Third Party Contractors, that delivery of any Draw Request, or any other items required to be delivered to Lessor in connection with any Draw Request, to the Construction Consultant, whether delivered by Lessee or any Third Party Contractor, shall not constitute or be deemed to constitute delivery of the same to Lessor.

(e) Prior to the commencement of any work, Lessee shall assign to Lessor or its designated Affiliates in writing, and cause all Third Party Contractors and all subcontractors and

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material suppliers to assign in writing any and all contracts and agreements entered into in connection with the Capital Additions or the affected portion of the Leased Property; provided, however, that Lessor shall have no obligation to request or accept any such assignment or assume any of Lessee’s obligations under any such agreements or contracts with the Third Party Contractors or the subcontractors or material suppliers. Lessee agrees to cooperate with Lessor in obtaining any required work from such Third Party Contractor.

(f) Upon making a Request to finance a Capital Addition, whether or not such financing is actually consummated, Lessee shall pay or agree to pay, upon demand, all reasonable, documented, out-of-pocket costs and expenses of Lessor and any Facility Lender which has committed to finance such Capital Addition which have been paid or incurred by them in connection with the financing of the Capital Addition, including, but not limited to, (i) the fees and expenses of their respective outside counsel, (ii) all printing expenses, (iii) the amount of any filing, registration and recording taxes and fees, (iv) documentary stamp taxes, if any, (v) title insurance charges, appraisal fees, if any, rating agency fees, if any, (vi) commitment fees, if any, and (vii) costs of obtaining regulatory and governmental approvals, including, but not limited to, any required certificates of need for the construction, operation, use or occupancy of the Capital Addition.

(g) Lessee shall not authorize or permit any change, modification, supplement or substitution to any construction contract, architect agreement, the site plan, the plans and specifications (and if plans and specifications have not yet been provided to and approved by Lessor, then to any working drawings), or the scope of work pursuant to any of the foregoing (each a “Change Order”), without the prior written consent of Lessor, which may be given or withheld in Lessor’s reasonable discretion. If any surety has provided bonds in connection with the construction of the Improvements, then either (i) such Change Order shall have received the prior written approval of such surety or (ii) such surety shall have waived the right to approve the same. Lessee shall cause any construction contract and architect agreement to require contemporaneous delivery by the general contractor and the architect of any “proposed” Change Order for review and approval by Lessor, which approval may be withheld in Lessor’s sole discretion. Notwithstanding the preceding sentence, Lessee shall immediately forward to Lessor copies of any “proposed” Change Order received by Lessee for review and approval by Lessor. Any “proposed” Change Order shall detail the proposed change in scope of work, the costs and the impact on the applicable work schedule, and such details shall be certified in writing to the MPT Party by the Construction Consultant. From and after the date on which Lessor has received the “proposed” Change Order and the Construction Consultant’s certification relating thereto, Lessor shall have ten (10) Business Days to review and approve or disapprove such “proposed” Change Order. In the event that Lessor fails to approve or disapprove any “proposed” Change Order within said ten (10) Business Days period, then Lessor shall be deemed to have approved of such Change Order. If any such “proposed” Change Order is approved by Lessor, the architect shall prepare a final Change Order for execution by Lessee, the architect, the general contractor, as well as Lessor’s signature for consent only. Upon the full and complete execution of a final Change Order as required by this subsection (g), such Change

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Order will become effective immediately without further action of the parties. Lessee (x) waives any and all rights and claims for funds or financing from Lessor for increased costs or work performed under Change Orders not approved by Lessor and implemented in accordance with this Section 10.3(g), and (y) agrees to indemnify and hold harmless Lessor and its Affiliates from any increased costs or claims relating to Change Orders, or work performed thereunder, not approved by Lessor and implemented in accordance with this Section 10.3(g). It is understood and agreed by Lessee, on behalf of itself, its Affiliates and all Third Party Contractors, that delivery of any “proposed” Change Order to the Construction Consultant, whether delivered by Lessee or any Third Party Contractor, shall not constitute or be deemed to constitute delivery of the same to Lessor.

(h) It is understood and agreed by Lessee, on behalf of itself, its Affiliates and all Third Party Contractors, that the Construction Consultant shall not constitute or be deemed to constitute an agent of Lessor or its Affiliates for purposes of receiving any notice, draw request, “proposed” Change Order or any other item as permitted or required to be delivered to Lessor under this Section 10.3.

10.4 Seismic Upgrades. Lessee shall undertake all repairs and modifications necessary to cause the La Palma Facility and West Anaheim Facility to comply with the seismic retrofit requirements as determined by the Office of Statewide Health Planning and Development and, on or before December 31, 2012, shall either (i) complete such repairs and modifications or (ii) apply for the exemption available under California Health and Safety Code Section 130060 et seq.

10.5 Salvage. All materials that are scrapped or removed in connection with the making of either Capital Additions or repairs hereunder shall be or become the property of Lessee, and Lessee shall remove the same at its sole cost and expense.

ARTICLE XI

LIENS

Subject to the provisions of Article XII relating to permitted contests, Lessee will not directly or indirectly create or allow to remain and will promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon any portion of the Leased Property or any attachment, levy, claim or encumbrance in respect of the Rent, any amounts held in the Reserve, or any funds or amounts that are or will be provided by Lessor or its Affiliates to Lessee at any time during the Term in accordance with this Lease; excluding, however, (a) this Lease and the other Lease Documents; (b) the Permitted Exceptions; (c) restrictions, liens and other encumbrances which are consented to in writing by Lessor, or any easements granted pursuant to the provisions of Section 7.3; (d) liens for those taxes of Lessor which Lessee is not required to pay hereunder; (e) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as (i) the same are not yet payable or are payable without the addition of any fine or penalty or (ii) such liens are in the process of being contested as permitted by Article XII; (f) liens of mechanics, laborers, materialmen, suppliers or vendors for sums either

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disputed or not yet due, provided that (i) the payment of such sums shall not be postponed for more than sixty (60) days after the completion of the action giving rise to such lien and such reserve or other appropriate provisions as shall be required by law or GAAP shall be been made therefore, or (ii) any such liens are in the process of being contested as permitted by Article XII; (g) Tenant Leases; (h) the Liens which are permitted in accordance with Section 10.2 hereof; and (i) any liens which are the responsibility of Lessor pursuant to the provisions of Article XXXVI of this Lease. Except as otherwise permitted under Section 10.2, Lessee shall not mortgage or grant any interest or security interest in, or otherwise assign, any part of Lessee’s rights and interests in this Lease or any portion of the Leased Property during the Term.

ARTICLE XII

PERMITTED CONTESTS

12.1 Permitted Contests. After obtaining prior written approval from Lessor, not to be unreasonably withheld, conditioned or delayed, Lessee, at Lessee’s expense, after two (2) Business Days’ notice to Lessor, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any Imposition, Legal Requirement, Insurance Requirement, lien, attachment, levy, encumbrance, charge or claim not otherwise permitted by Article XI, provided that (a) in the case of an unpaid Imposition, lien, attachment, levy, encumbrance, charge or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Lessor and from the Leased Property (or if not so suspended, clause (b) shall be true); (b) neither the Leased Property nor any Rent therefrom nor any part thereof or interest therein would, as determined in Lessor’s reasonable discretion, be in any immediate danger of being sold, forfeited, attached or lost; (c) in the case of a Legal Requirement, Lessor would not be in any immediate danger of civil or criminal liability for failure to comply therewith pending the outcome of such proceedings; (d) in the event that any such contest shall involve a sum of money or potential loss in excess of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), then, in any such event, the applicable Facility Lessee shall deliver to Lessor a certification from a duly authorized officer of the applicable Facility Lessee regarding the matters set forth in clauses (a), (b) and (c), to the extent applicable (it being understood if the relevant amount involved in such contest (or the potential loss) is less than such amount, no such certification is required); (e) in the case of a Legal Requirement and/or an Imposition, lien, encumbrance or charge, Lessee shall give such reasonable security as may be demanded by Lessor to insure ultimate payment of the same and to prevent any sale or forfeiture of the affected portion of the Leased Property or the Rent by reason of such non-payment or non-compliance; provided, however, the provisions of this Article XII shall not be construed to permit Lessee to contest the payment of Rent (except as to contests concerning the method of computation or the basis of levy of any Imposition or the basis for the assertion of any other claim) or any other sums payable by Lessee to Lessor hereunder; (f) in the case of an Insurance Requirement, the coverage required by Article XIII shall be maintained; and (g) if such contest be finally resolved against Lessor or Lessee, Lessee shall, as Additional Charges due hereunder, promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable Legal Requirement or Insurance

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Requirement. Lessor, at Lessee’s expense, shall execute and deliver to Lessee such authorizations and other documents as may reasonably be required in any such contest and, if reasonably requested by Lessee or if Lessor so desires, Lessor shall join as a party therein. Lessee shall indemnify and hold Lessor harmless against any liability, cost or expense of any kind that may be imposed upon Lessor in connection with any such contest and any loss resulting therefrom.

ARTICLE XIII

INSURANCE

13.1 General Insurance Requirements.

(a) During the Term, Lessee shall at all times keep the Leased Property and the Lessee’s Personal Property, insured against loss or damage from such causes as are customarily insured against, by prudent owners of similar facilities. Without limiting the generality of the foregoing, and subject to the provisions below, Lessee shall obtain and maintain in effect throughout the Term with respect to the Leased Property the kinds and amounts of insurance deemed necessary by Lessor and as described below. This insurance shall be written by insurance companies (i) acceptable to Lessor, (ii) that are rated at least an “A-VIII” or better by Best’s Insurance Guide, and (iii) unless otherwise approved by Lessor, authorized, licensed and qualified to do insurance business in the state in which the Leased Property is located. Notwithstanding the foregoing or any other provision of this Article XIII. Lessor acknowledges and agrees that the insurance coverages required under subparagraphs (ii), (iii), (iv), (v), (vi) and (vii) of this Section 13.1(a) may be obtained through a captive insurance company, the identity of which has been disclosed to Lessee and Lessor (the “Captive”). With the exception of the Captive, the aggregate amount of coverage by a single company must not exceed Five Percent (5%) of the insurance company’s policyholders’ surplus. Lessee will pay or cause to be paid all Insurance Premiums for the insurance coverage required to be maintained pursuant to this Article XIII during the Term. The commercial property, rental value and business interruption policies shall name Lessor (and any other entity that Lessor may deem necessary) as additional insureds and loss payees as respects coverage afforded the Leased Property under standard Insurance Services Offices (ISO) commercial property insurance endorsements CP 1219 and CP1503, or manuscript equivalents, and as additional insureds and loss payees under boiler and machinery and any other property insurance policy. Except as provided below with respect to commercial general liability, professional liability and excess or umbrella liability policies, all other coverage policies shall name Lessor (and any other entity that Lessor may deem reasonably necessary) as additional insureds as respects liability arising from Lessee’s use, occupancy or maintenance of the Leased Property. The commercial general liability, professional liability and the excess or umbrella liability policies shall name Lessor (and any other entity that Lessor may deem reasonably necessary) as additional insureds. All property, business interruption and boiler and machinery losses shall be payable to Lessor and/or Lessee as provided in Article XIV. Each insurance policy required hereunder must, unless otherwise expressly provided herein (w) provide primary insurance without right of contribution from any other insurance carried by

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Lessor, (x) contain express permission for Lessee to enter into a waiver of subrogation rights in favor of Lessor, or any right of setoff or counterclaim against any insured party thereunder including Lessor, (y) permit Lessor to pay premiums at Lessor’s discretion, and (z) as respects any third party liability claim brought against Lessor, obligate the insurer to defend Lessor as a named insured thereunder. In addition, the property, business interruption and boiler and machinery policies shall name as an insured loss payee all Facility Lenders as their interests appear, if any, by way of a standard or other acceptable form of mortgagee’s loss payable endorsement. Any loss adjustment in excess of One Million Dollars ($1,000,000.00) shall require the written consent of Lessor and each affected Facility Lender. Evidence or verification (as defined herein) of insurance and/or Impositions shall be deposited with Lessor and, if requested, with any Facility Lender. If Insurance Premiums are required to be deposited or escrowed in accordance with this Lease, then Lessee shall pay or deposit the amount of such Insurance Premiums in accordance with this Lease. With respect to each Facility, the policies required hereunder relating to Lessee, the portion of the Leased Property relating thereto, including the Leased Improvements and Lessee’s Personal Property relating to such Facility, shall insure against the following risks:

(i) Commercial Property insurance written on a broad “all risk” policy form covering physical loss or damage to the Leased Property including building and improvements and betterments. Insured perils shall include, but not be limited to, terrorism (only if the Leased Property is located inside metropolitan city limits with population exceeding 5,000,000). Unless otherwise provided such coverage shall be in an amount equal to the “Full Replacement Cost” (as herein defined) value basis to the extent of the full insurable replacement value of the portion of the Leased Property relating to such Facility to be determined by Lessor. If the relevant damaged property is not rebuilt, replaced or restored within two (2) years, the payment of claims shall be on an actual cash value basis. The policy shall not exclude coverage for subsidence. The policy exclusion applicable to faulty or defective design, workmanship or materials shall not apply to resultant damage to otherwise sound property. The policy must provide a sublimit of at least One Hundred Thousand and No/100 Dollars ($100,000.00) to cover reasonable expenses incurred by the insured or loss payee for professional services necessary to measure, quantify or determine the amount of any loss covered by this subparagraph (i), such as appraisers, auditors, accountants, architects, and engineers (such expenses shall not include the insured’s or loss payee’s own employees or public adjusters). Unless otherwise provided hereunder, all policy deductibles shall be borne in full by Lessee and must not exceed, per occurrence, an amount in excess of Five Percent (5%), of the insurable value of such portion of the Leased Property as determined by Lessor. Further, in the event of a loss, Lessee shall abide by all provisions of the insurance contract, including proper and timely notice of the loss to the insurer. Lessee further agree that they will notify Lessor of any loss in the amount of Five Hundred Thousand and No/100 Dollars ($500,000.00) or greater and that no claim at or in excess of Five Hundred Thousand and No/100 Dollars ($500,000.00) shall be settled without the prior written consent of Lessor, which consent shall not be unreasonably withheld, conditioned or delayed.

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(ii) Flood and earthquake insurance shall be required only in the event that the Leased Property is located in a flood plain or earthquake zone (property located in a flood plain or earthquake zone, “Impacted Property”). Such insurance to be in an amount equal to the Full Replacement Cost value of the Leased Property, subject to no more than a Ten Percent (10%) per location per occurrence deductible and such policy shall include coverage for subsidence. If required, such insurance may be provided by a Captive (the identity of which has been disclosed to Lessor), with aggregate coverage for all facilities owned by Lessee and other Prime Members of One Hundred Seventy Five Million Dollars ($175,000,000.00) In the event that any Prime Member acquires an additional Impacted Property and is afforded coverage by the policies required under this Lease, the aggregate coverage for all facilities owned by Lessee and all of other Prime Members shall be increased upon the date of acquisition of such additional Impacted Property in the amount (if any) which is necessary to make the ratio of aggregate coverage to the statement of values for all Impacted Properties equal to the ratio of aggregate coverage to the statement of values for all Impacted Properties existing as of the Effective Date to the nearest million so long as such increased coverage is available under commercially reasonable terms. At all times, the aggregate coverage shall be no less than One Hundred Seventy Five Million Dollars ($175,000,000.00).

(iii) Rental Value insurance using standard ISO endorsement CP 1503, or its equivalent, as respects rental value coverage on such portion of the Leased Property. Such endorsement shall require property insurer to send notice of cancellation or non- renewal to Lessee per Section 13.4.

(iv) Business interruption insurance covering lost earnings and continuing expenses, less rents due Lessor to the extent covered under subparagraph (iii) above, in an amount sufficient to cover not less than the aggregate amount of Lessee’s earnings during (1) the actual time required to rebuild such portion of the Leased Property following loss or damage, or (2) twelve (12) months, whichever is longer, plus an additional extended period of indemnity of not less than ninety (90) days shall be provided. Coverage shall be written on an “actual loss sustained” form, for the same perils and other events as described in subparagraph (v) below.

(v) Commercial General Liability in a primary amount of at least One Million and No/100 Dollars ($1,000,000.00) per occurrence, bodily injury for injury or death of any one person and for Property Damage for damage to or loss of the property of others, subject to a Two Million and No/100 Dollars ($2,000,000.00) annual aggregate policy limit applicable separately to such portion of the Leased Property for all bodily injury and property damage claims, occurring on or about such portion of the Leased Property or in any way related to such portion of the Leased Property, including but not limited to, any swimming pools or other rehabilitation and recreational facilities or areas that are located

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on such portion of the Leased Property otherwise related to such portion of the Leased Property. Such policy shall include coverages found on the ISO Commercial General Liability Policy form CG 0001, occurrence policy form, current edition, with deductible amounts acceptable to Lessor. Lessee shall be responsible for funding all deductibles and retentions, including those which may be applicable to Lessor as an additional insured thereunder.

(vi) Automobile and vehicle liability insurance coverage for all owned, non-owned, leased or hired automobiles and vehicles in a primary limit amount of One Million and No/100 Dollars ($1,000,000.00) per occurrence for bodily injury and property damage. All allocated loss adjustment expenses, including defense costs, shall be in addition to the policy limits required above.

(vii) Umbrella liability insurance in the minimum amount of Ten Million and No/100 Dollars ($10,000,000.00) for each occurrence and aggregate combined single limit for all liability. The umbrella shall follow form with the primary commercial general liability with respect to providing primary and non-contributory coverage to Lessor as an additional insured when required by written contract or agreement. The umbrella liability policy shall name in its underlying schedule the policies of commercial general liability, automobile/vehicle liability, professional liability and employer’s liability under the workers compensation policy.

(viii) Professional liability insurance for Lessee and all employed professionals (including any physicians) in an amount, for all hospital facilities owned by Lessee and any other Prime Member, of not less than Ten Million and No/100 Dollars ($10,000,000.00) per individual claim and Fifteen Million and No/100 Dollars ($15,000,000.00) annual aggregate. All contractors, agents and other persons (including physicians) who perform professional services for Lessee shall meet such required minimum insurance requirements of One Million and No/100 Dollars ($1,000,000.00) per individual claim and Three Million and No/100 Dollars ($3,000,000.00) annual aggregate.

(ix) Worker’s compensation and employer’s liability insurance covering all of Lessee’s employees in amounts that are customary for Lessee’s industry;

(x) Employee Dishonesty coverage covering all employees with a limit of insurance, for all hospital facilities owned by Lessee and any other Prime Members, of not less than Three Million and No/100 Dollars ($3,000,000.00) per claim.

The term “Full Replacement Cost” as used herein, shall mean the actual replacement cost thereof from time to time (not to be less than the aggregate amount of the Option Prices) as to the Leased Property in its entirety, including increased cost of construction endorsement, less exclusions provided in the normal fire insurance policy. In the event either Lessor or Lessee believes that the Full Replacement Cost has increased or decreased at any time during the Term,

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it shall have the right to have such Full Replacement Cost re-determined by an impartial third party, hereinafter referred to as the “Impartial Appraiser.” If Lessor and Lessee are unable to agree on the selection of an Impartial Appraiser, each party shall select one appraiser, and the two appraisers so selected shall jointly select the Impartial Appraiser. The party desiring to have the Full Replacement Cost so re-determined shall forthwith, on receipt of such determination by such Impartial Appraiser, give written notice thereof to the other party. The determination of such Impartial Appraiser shall be final and binding on the parties, and Lessee shall forthwith increase, or may decrease, the amount of the insurance carried pursuant to this Article XIII, as the case may be, to the amount so determined by the Impartial Appraiser. Lessee shall pay the fee, if any, of the Impartial Appraiser.

13.2 Additional Insurance. In addition to the insurance described above, Lessee shall maintain such additional insurance, including, without limitation, adequate loss of rents insurance with respect to casualty or condemnation events to the extent the coverages set forth in Sections 13.1(a)(iii) and 13.1 (a)(iv) are not adequate, as may be reasonably required from time to time by any Facility Lender, and shall further at all times maintain adequate worker’s compensation insurance coverage for all persons employed by the Lessee on the Leased Property, to the extent required by all applicable local, state and federal laws. Notwithstanding anything contained herein to the contrary, Lessor shall not be prohibited from purchasing and maintaining such additional insurance as it may reasonably determine to be necessary to protect its interest in all or any portion of the Leased Property.

13.3 Waiver of Subrogation. Lessee hereby waives any and all rights of recovery against Lessor, its officers, agents and employees, for all injury, loss of or damage to persons or property, howsoever caused, including loss of use, to the extent such injury, loss or damage is covered or should be covered by required insurance or any other insurance maintained by Lessee, including sums within deductibles, retentions or self-insurance applicable thereto. This waiver applies to all first party property, business interruption, equipment, vehicle and workers compensation claims (unless prohibited under applicable state statutes), as well as third party liability claims. This waiver shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to loss of, or damage to, property of the parties hereto. In as much as the above waiver precludes the assignment of any aforesaid claim by way of subrogation to an insurance company, Lessee agrees to give to each insurance company providing coverage under this Lease prompt written notice of the terms of said waiver, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waivers. Lessee shall indemnify Lessor against any loss or expense, including reasonable attorneys’ fees, resulting from the failure to obtain such waiver from the insurer, if required.

13.4 Form of Insurance. All of the policies of insurance referred to herein shall be written in form satisfactory to Lessor and by insurance companies satisfactory to Lessor. Lessee shall pay all of the premiums therefor (except as otherwise provided herein), and shall deliver

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“verification” of insurance to Lessor as set forth below. All binders and policies delivered to Lessor as required in this Section 13.4 shall also include a statement of insured values and locations for all properties under such blanket policies that share coverage limits. Verification of insurance as used herein is defined as follows:

(a) At least five (5) Business Days prior to the Commencement Date, and thereafter, no more than ten (10) Business Days after any insurance policy expiration date, Lessee shall provide verification of required insurance coverage for the following year which shall include the following:

(i) an ACORD 75 insurance binder, or similar type of insurance binder acceptable to Lessor, for each policy providing evidence of insurance coverage of the types and in the amounts required hereunder and naming Lessor (and any other entity that Lessor may deem reasonably necessary) as an additional insured and loss payees with respect to property, rental value and business interruption insurance, naming Lessor (and any other entity that Lessor may deem reasonably necessary) as an additional insured with respect to commercial general liability, professional liability and excess or umbrella insurance, and naming Lessor (and any other entity that Lessor may deem reasonably necessary) as an additional insured with respect to all other required policies, together with a sample or pro forma of each policy (if required by Lessor), together with written confirmation of each insurer’s obligation to provide notice of cancellation or non-renewal of each;

(ii) a copy of property statement of values if Lessee maintains blanket insurance covering facilities other than the Leased Property; and

(iii) a summary of insurance program showing significant coverage limits, sublimits, deductibles and retentions.

(b) Thereafter, no later than the date that is ninety (90) days after the Commencement Date and any such insurance policy expiration date, Lessee shall provide further verification of insurance, which verification shall include (i) copies of the required insurance policies including blanket or specific endorsements reflecting the appropriate status of Lessor (and any other entities that Lessor deems necessary) as an additional insured, loss payee and/or named insured, as the case may be, and providing notice of cancellation or non-renewal under the required insurance; and (ii) a copy of the property statement of values if Lessee maintains blanket insurance covering facilities other than the Leased Property.

(c) In the event Lessee does not provide timely or proper verification, or do not maintain the insurance required hereunder or pay the premiums as required hereunder, Lessor shall be entitled, but shall have no obligation, to obtain such insurance and pay the premiums therefor, which premiums shall be repayable to Lessor promptly upon request by Lessor, and failure to adhere to those repayment provisions shall constitute an Event of Default. Lessee acknowledges and agrees that any insurance policies, endorsements and/or binders or certificates that provide that the insurer will “endeavor to” give notice before same may be altered, allowed

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to expire, or canceled will not be acceptable to Lessor. Notwithstanding anything contained herein to the contrary, all policies of insurance required to be obtained by Lessee hereunder shall provide (i) that such policies will not lapse, terminate, be canceled, or be amended or modified to reduce limits or coverage terms unless and until Lessor has received the notice required by the policy terms at Lessor’s notice address as specified in this Lease (the “Lessor’s Notice Address”), with a simultaneous copy to (A) MPT Operating Partnership, L.P., Attention: Its President, 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242, and (B) McGriff, Seibels & Williams, Inc., Attention: John F. Carter, 2211 7th Avenue South, Birmingham, Alabama 35233, and (ii) that in the event of cancellation due to non-payment of premium, the insurer will provide not less than ten (10) days’ prior written notice to Lessor at Lessor’s Notice Address, with a simultaneous copy to (A) MPT Operating Partnership, L.P., Attention: Its President, 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242, and (B) McGriff, Seibels & Williams, Inc., Attention: John F. Carter, 2211 7th Avenue South, Birmingham, Alabama 35233.

13.5 Increase in Limits. In the event that Lessor shall at any time in its reasonable discretion deem the limits of the personal injury, property damage or general public liability insurance then carried to be insufficient, the parties shall endeavor to agree on the proper and reasonable limits for such insurance to be carried and such insurance shall thereafter be carried with the limits thus agreed on until further change pursuant to the provisions of this Section 13.5. If the parties shall be unable to agree thereon, the proper and reasonable limits for such insurance to be carried shall be determined by an impartial third party selected by the parties.

13.6 Blanket Policy. Notwithstanding anything to the contrary contained in this Article XIII, Lessee’s obligations to carry the insurance provided for herein may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Lessee provided that:

(a) Any such blanket policy or policies are acceptable to and have been approved by Lessor, which approval shall not be unreasonably withheld;

(b) Any such blanket policy or policies shall not be changed, altered or modified without the prior written consent of Lessor, which consent shall not be unreasonably withheld, conditioned or delayed; and

(c) Any such blanket policy or policies shall otherwise satisfy the insurance requirements of this Article XIII (including the requirement of written notice before the expiration or cancellation of such policies as required by Section 13.4(c)) and shall provide for deductibles in amounts acceptable to Lessor.

13.7 No Separate Insurance. Lessee shall not, on Lessee’s own initiative or pursuant to the request or requirement of any third party, take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article XIII to be furnished by, or which may reasonably be required to be furnished by, Lessee, or increase the amounts of any

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then existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including in all cases Lessor and all Facility Lenders, are included therein as additional insureds and the loss is payable under said insurance in the same manner as losses are required to be payable under this Lease. Lessee shall promptly notify Lessor of the taking out of any such separate insurance or of the increasing of any of the amounts of the then existing insurance by securing an additional policy or additional policies.

13.8 Insurance Required under Shasta Ground Lease. Lessee shall obtain and maintain all insurance required pursuant to the Shasta Ground Lease and provide Lessor with evidence of same.

ARTICLE XIV

FIRE AND CASUALTY

14.1 Insurance Proceeds. All proceeds payable by reason of any loss or damage to the Leased Property, or any portion thereof, and insured under any policy of insurance required by Article XIII shall be paid to Lessor and held by Lessor in trust (subject to the provisions of Section 14.7) and shall be made available for reconstruction or repair, as the case may be, of any damage to or destruction of the Leased Property, or any portion thereof, and shall be paid out by Lessor from time to time for the reasonable cost of such reconstruction or repair. Any excess proceeds of insurance remaining after the completion of the restoration or reconstruction of the Leased Property, or any portion thereof (or in the event neither Lessor nor Lessee is required or elects to repair and restore, all such insurance proceeds), shall be retained by Lessor free and clear upon completion of any such repair and restoration except as otherwise specifically provided below in this Article XIV. All salvage resulting from any risk covered by insurance shall belong to Lessor except that any salvage relating to Capital Additions paid for by Lessee as described in Section 10.2 or to Lessee’s Personal Property shall belong to Lessee as provided in Section 10.5.

14.2 Reconstruction in the Event of Damage or Destruction Covered by Insurance.

(a) Except as provided in Section 14.7, with respect to any Facility, if during the Term the portion of the Leased Property relating thereto is totally or partially destroyed from a risk covered by the insurance described in Article XIII and such portion of the Leased Property is thereby rendered Unsuitable for its Primary Intended Use (the “Casualty Impacted Facility”), Lessee shall elect, by giving written notice to Lessor within sixty (60) days following the date of such destruction, one of the following: (i) to restore such portion of the Leased Property relating to such Casualty Impacted Facility to substantially the same condition as existed immediately before the damage or destruction, or (ii) so long as no Event of Default then exists, to purchase such portion of the Leased Property from Lessor for the applicable Option Price (as defined herein), in which case all insurance proceeds payable pursuant to Section 14.1 with respect to the Casualty Impacted Facility shall be paid over to, or retained by, Lessee and the total Base Rent payable hereunder shall be reduced in accordance with Section 5.2, or (iii) so long as the damage

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or destruction was not caused by the negligence of Lessee, its agents, servants, employees or contractors, to terminate this Lease with respect to the portion of the Leased Property relating to such Casualty Impacted Facility and, in this event, the total Base Rent payable hereunder shall be reduced in accordance with Section 5.2, Lessor shall be entitled to retain the insurance proceeds, and Lessee shall pay to Lessor on demand, the amount of any deductible or uninsured loss arising in connection therewith. In the event Lessee purchases such portion of the Leased Property pursuant to this Section 14.2(a), the terms set forth in Article XVIII shall apply and the sale/purchase must be closed within ninety (90) days after the date of the written notice from Lessee to Lessor of Lessee’s intent to purchase, unless a different closing date is agreed upon in writing by Lessor and Lessee. For purposes of any appraisal conducted in accordance with this Section, such appraisal shall not take into account the damage or destruction giving rise to Lessee’s rights hereunder. The “Option Price” for a particular portion of the Leased Property relating to the Casualty Impacted Facility shall be calculated in the manner set forth on Schedule 14.2.

(b) Except as provided in Section 14.7, with respect to any Facility, if, during the Term, the portion of the Leased Property relating thereto is totally or partially destroyed from a risk covered by the insurance described in Article XIII, but such portion of the Leased Property is not thereby rendered Unsuitable for its Primary Intended Use, Lessee shall restore such portion of the Leased Property to substantially the same condition as existed immediately before the damage or destruction. Such damage or destruction shall not terminate this Lease with respect to such portion of the Leased Property; provided, however, if Lessor determines in its sole discretion that Lessee cannot within a reasonable time obtain all necessary governmental approvals, including building permits, licenses, conditional use permits and any certificates of need, after good-faith, diligent efforts to do so, in order to be able to perform all required repair and restoration work and to operate such Facility for its Primary Intended Use in substantially the same manner as immediately prior to such damage or destruction, so long as no Event of Default then exists, Lessee shall have the option, by giving written notice to Lessor within sixty (60) days following the date of such damage or destruction, to purchase such portion of the Leased Property for a purchase price equal to the Option Price (less the amount of any insurance proceeds held by Lessor). In the event Lessee purchases such portion of the Leased Property pursuant to this Section 14.2(b), the terms set forth in Article XVIII shall apply and the sale/purchase must be closed within ninety (90) days after the date of the written notice from Lessee to Lessor of Lessee’s intent to purchase, unless a different closing date is agreed upon in writing by Lessor and Lessee.

(c) With respect to each Facility, if the cost of the repair or restoration of the portion of the Leased Property relating thereto exceeds the amount of insurance proceeds received by Lessor, Lessee shall be obligated to contribute any excess amount needed to restore the portion of the Leased Property relating to such Facility prior to use of the insurance proceeds. Such amount shall be paid by Lessee to Lessor (or a Facility Lender if required) to be held in trust together with any other insurance proceeds for application to the cost of repair and restoration.

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(d) With respect to each Facility, in the event Lessee elects to purchase the portion of the Leased Property relating to such Facility pursuant to this Section 14.2, this Lease shall terminate with respect to such portion of the Leased Property upon payment of the purchase price and transfer of title to such portion of the Leased Property to Lessee, the Base Rent shall be reduced in accordance with Section 5.2, and Lessor shall transfer to Lessee its rights in or remit to Lessee all insurance proceeds being held in trust by Lessor or the Facility Lender on or prior to the closing of Lessee’s purchase of such portion of the Leased Property.

(e) Notwithstanding any provisions hereof to the contrary, it is hereby acknowledged and agreed that, with respect to the portions of the Leased Property relating to the Huntington Beach Facility, the La Palma Facility and the West Anaheim Facility, Prime A shall have the sole and exclusive right to exercise any purchase option provided under this Article XIV to acquire such portions of the Leased Property.

14.3 Reconstruction in the Event of Damage or Destruction Not Covered by Insurance. Except as provided in Section 14.7 and without limiting Section 14.2, if during the Term the portion of the Leased Property relating to any Facility is totally or partially damaged or destroyed from a risk not covered by the insurance described in Article XIII but that would have been covered if Lessee carried the insurance customarily maintained by, and generally available to, the operators of reputable health care facilities in the region in which such Facility is located, then, whether or not such damage or destruction renders such Facility Unsuitable for its Primary Intended Use, Lessee shall, at its sole cost and expense, restore such portion of the Leased Property to substantially the same condition it was in immediately before such damage or destruction and such damage or destruction shall not terminate this Lease with respect to such portion of the Leased Property.

14.4 Lessee’s Personal Property. All insurance proceeds payable by reason of any loss of or damage to any Lessee’s Personal Property or any Capital Addition financed by Lessee shall be paid to Lessor and Lessor shall hold such insurance proceeds in trust to pay the cost of repairing or replacing the damage to Lessee’s Personal Property or the Capital Additions financed by Lessee.

14.5 Restoration of Lessee’s Property. If Lessee is required or elects to restore the portion of the Leased Property relating to any Facility as provided in Sections 14.2 or 14.3, Lessee shall also restore all alterations and improvements made to Lessee’s Personal Property with respect thereto and all Capital Additions paid for by Lessee with respect thereto.

14.6 No Abatement of Rent. This Lease shall remain in full force and effect, and Lessee’s obligation to pay Rent and all other charges required by this Lease shall remain unabated during any period required for repair and restoration.

14.7 Damage Near End of Term. Notwithstanding any provisions of Sections 14.2 (but without limiting Lessee’s rights under Section 14.2(a)) or 14.3 to the contrary, if damage to or destruction of any portion of the Leased Property relating to a Facility occurs during the last

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twenty-four (24) months of the Term, and if such damage or destruction cannot be fully repaired and restored within six (6) months immediately following the date of such loss as determined in Lessor’s reasonable discretion, either party shall have the right to terminate this Lease with respect to such portion of the Leased Property by giving notice to the other within thirty (30) days after the date of damage or destruction, in which event Lessor shall be entitled to retain the insurance proceeds and Lessee shall pay to Lessor on demand the amount of any deductible or uninsured loss arising in connection therewith; provided, however, that any such notice given by Lessor shall be void and of no force and effect if Lessee exercises an available option to extend the Term for one (1) Extended Term within thirty (30) days following receipt of such termination notice.

14.8 Termination of Right to Purchase. Any termination of this Lease with respect to a portion of the Leased Property relating to a Facility pursuant to this Article XIV shall cause any right to purchase granted to Lessee with respect to such portion of the Leased Property under any other provisions of this Lease to be terminated and to be without further force and effect.

14.9 Waiver. Lessee hereby waives any statutory or common law rights of termination which may arise by reason of any damage to or destruction of any portion of the Leased Property relating to a particular Facility.

ARTICLE XV

CONDEMNATION

15.1 Parties’ Rights and Obligations. If during the Term there is any Taking of all or any part of the portion of the Leased Property relating to any Facility or any interest in this Lease relating to such portion of the Leased Property by Condemnation, the rights and obligations of the parties shall be determined by this Article XV.

15.2 Total Taking. If there is a Taking of all of the portion of the Leased Property relating to a Facility by Condemnation, this Lease shall terminate with respect to such portion of the Leased Property on the Date of Taking.

15.3 Partial Taking. If there is a Taking of a part, but not all, of the portion of the Leased Property relating to a Facility by Condemnation, this Lease shall remain in effect with respect to such portion of the Leased Property if such portion of the Leased Property is not thereby rendered Unsuitable for its Primary Intended Use. If, however, such portion of the Leased Property is thereby rendered Unsuitable for its Primary Intended Use, Lessee shall either (a) restore such portion of the Leased Property, at its own expense and to the extent possible, to substantially the same condition as existed immediately before the partial Taking, or (b) so long as no Event of Default then exists, acquire such portion of the Leased Property from Lessor for a purchase price equal to the Option Price, in which event this Lease shall terminate with respect to such portion of the Leased Property upon payment of the Option Price. Lessee shall exercise its option by giving Lessor notice thereof within sixty (60) days after Lessee receives notice of the Taking. In the event Lessee exercises the option to purchase with respect to such portion of

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the Leased Property pursuant to this Section 15.4, the terms set forth in Article XVIII shall apply and the sale/purchase must be closed within thirty (30) days after the date of the written notice from Lessee to Lessor of Lessee’s intent to purchase, unless a different closing date is agreed upon in writing by Lessor and Lessee. For purposes of any appraisal conducted in accordance with this Section, such appraisal of the Fair Market Value shall not take into account the Taking giving rise to Lessee’s rights hereunder. Notwithstanding any provisions hereof to the contrary, it is hereby acknowledged and agreed that, with respect to the portions of the Leased Property relating to the Huntington Beach Facility, the La Palma Facility and the West Anaheim Facility, Prime A shall have the sole and exclusive right to exercise any purchase option provided under this Article XV to acquire such portions of the Leased Property.

15.4 Restoration. If there is a partial Taking of any portion of the Leased Property relating to a Facility and this Lease remains in full force and effect with respect to such portion of the Leased Property pursuant to Section 15.4, Lessee shall accomplish all necessary restoration at Lessee’s expense.

15.5 Award Distribution. In the event Lessee exercises the purchase option with respect to the portion of the Leased Property relating to a Facility as described in clause (b) of Section 15.4, the entire Award shall belong to Lessee so long as no Event of Default then exists, and Lessor agrees to assign to Lessee all of its rights to the Award. In any other event, the entire Award shall belong to and be paid to Lessor; provided, however, that if this Lease is terminated pursuant to this Article XV with respect to such portion of the Leased Property, and subject to the rights of any Facility Lender, Lessee shall be entitled to receive a sum attributable to Lessee’s Personal Property relating thereto and any reasonable removal and relocation costs, provided in each case the Award specifically includes such items. If Lessee is required or elects to restore such portion of the Leased Property, Lessor agrees that the Award shall be used for that restoration (subject to the rights of any Facility Lender), and it shall hold such portion of the Award in trust for application to the cost of the restoration. Notwithstanding any provision of this Lease to the contrary, any Award retained by Lessor and not used for restoration shall be taken into account as an amount received by Lessor for purposes of calculating the applicable Option Price.

15.6 Temporary Taking. The Taking of any portion of the Leased Property relating to a Facility or any part thereof by military or other public authority shall constitute a Taking by Condemnation only when the use and occupancy by the Taking authority has continued for longer than six (6) months. During any such six (6)-month period all the provisions of this Lease shall remain in full force and effect and the Rent with respect to such portion of the Leased Property shall not be abated or reduced during such period of Taking.

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ARTICLE XVI

DEFAULT

16.1 Events of Default. The occurrence of any one or more of the following events (individually, an “Event of Default”) shall constitute Events of Default hereunder:

(a) if Lessee shall fail to make a payment of the Rent or any other monetary obligation when the same becomes due and payable by Lessee under this Lease (including, but not limited to, any failure to make Reserve deposits and the failure to pay Insurance Premiums or Impositions) and the same shall remain unpaid for more than five (5) days following receipt by Lessee of written notice thereof from Lessor; provided however, in no event shall Lessor be required to give more than two (2) such written notices hereunder with respect to any installments of Base Rent or any other amount payable hereunder in excess of Twenty-Five Thousand Dollars ($25,000) during any calendar year; or

(b) if Lessee shall fail to observe or perform any other term, covenant or condition of this Lease and such failure is not cured by Lessee within a period of fifteen (15) days after receipt by Lessee of written notice thereof from Lessor (except that in the event Lessee shall fail to comply with any request pursuant to Sections 38.3 and 38.4 hereof, and such failure shall continue for three (3) days after receipt by Lessee of such request from Lessor), unless such failure cannot with due diligence be cured within a period of fifteen (15) days (in Lessor’s reasonable discretion), in which case such failure shall not be deemed to continue so long as Lessee commences to cure such failure within the fifteen (15) day period and proceeds with due diligence to complete the curing thereof within thirty (30) days after receipt by Lessee of Lessor’s notice of default (or such longer period as is reasonably required in the determination of Lessor to effect such cure if Lessee is diligently proceeding to do so); or

(c) if (i) any Facility Lessee or any Guarantor shall admit in writing its inability to pay its debts as they become due; or (ii) any Facility Lessee or any Guarantor shall file a petition in bankruptcy as a petition to take advantage of any insolvency act; or (iii) any Facility Lessee or any Guarantor shall be declared insolvent according to any law; or (iv) any Facility Lessee or any Guarantor shall make any general assignment for the benefit of its creditors; or (v) if the estate or interest of any Facility Lessee in the Leased Property or any part thereof shall be levied upon or attached in any proceeding and the same shall not be vacated or discharged within the later of ninety (90) days after commencement thereof or thirty (30) days after receipt by Lessee of written notice thereof from Lessor (unless Lessee shall be contesting such lien or attachment in good faith in accordance with Article XII); or (vi) any petition shall be filed against any Facility Lessee or any Guarantor to declare such Facility Lessee or such Guarantor bankrupt, to take advantage of any insolvency act, or to delay, reduce or modify such Facility Lessee’s or such Guarantor’s capital structure and the same shall not be removed or vacated within ninety (90) days from the date of its creation, service or attachment; or (vii) any Facility Lessee or any Guarantor shall, after a petition in bankruptcy is filed against it, be adjudicated a bankrupt, or a court of competent jurisdiction shall enter an order or decree, with or without the consent of such Facility Lessee or such Guarantor, as the case may be, appointing a trustee, examiner or receiver of such Facility Lessee or such Guarantor or the whole or substantially all of its property, or approving a petition filed against such Facility Lessee or such Guarantor seeking reorganization or arrangement of such Facility Lessee or such Guarantor under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, and such judgment, order or decree shall not be vacated or set aside or stayed within ninety (90) days from the date of the entry thereof; or

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(d) if any Facility Lessee shall have any of its Licenses (as defined in Article XXXVIII) or participation or certification in Medicare or Medi-Cal or any material other third party payor program is terminated by the applicable government program for fraud or violation of the terms of such program; or

(e) a Change of Control Transaction shall occur with respect to any Facility Lessee or any Guarantor which is not approved by Lessor in advance;

(f) if, with respect to each portion of the Leased Property relating to a Facility, (i) the applicable Facility Lessee that operates such Facility abandons or vacates the applicable Facility (such Facility Lessee’s absence from the applicable Facility for thirty (30) consecutive days shall constitute abandonment), or (ii) the applicable Facility Lessee fails to continuously operate such Facility in accordance with the terms of this Lease (unless such failure would not constitute an Event of Default under the preceding clause (i));

(g) if any Facility Lessee or any of the Guarantors shall be liquidated or dissolved, or shall begin proceedings toward such liquidation or dissolution, or shall, in any manner, permit the sale or divestiture of substantially all of its assets, or any such Facility Lessee or any such Guarantor shall enter into an agreement respecting same; or

(h) a default shall occur under any Prime Obligation Document (other than this Lease) which is not cured within the applicable cure period as provided therein; or

(i) if any Facility Lessee materially defaults under any of the Tenant Leases exceeding Five Hundred Thousand Dollars ($500,000) in annual rent and such default is not cured within the applicable cure period as provided in the applicable Tenant Lease, or such Facility Lessee fails or refuses to enforce any material term or condition of any such Tenant Lease; or

(j) if a default or event of default occurs with respect to any Material Obligation of any Facility Lessee or any Guarantor and such default or event of default is not cured within the applicable cure period provided by the document evidencing the Material Obligation; or

(k) if, at any time during the Term, (i) EBITDARM of the Obligors shall fail to equal or exceed One Hundred Seventy-Five Percent (175%) of the Combined Payment Obligations; or (ii) EBITDARM of Prime Healthcare and its subsidiaries shall fail to equal or exceed One Hundred Seventy-Five Percent (175%) of the sum of (A) the Combined Payment Obligations, plus (B) the combined payments of rent, principal and interest payable by Prime Healthcare and its subsidiaries with respect to Total Debt; it being understood and agreed that, with respect to this subsection (k), the foregoing tests shall be determined utilizing the trailing twelve (12) month operating and financial results of the Obligors and Prime Healthcare, measured on a calendar quarterly basis.

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If an Event of Default has occurred, Lessor shall have the right at its election, then or at any time thereafter, to pursue any one or more of the following remedies, in addition to any remedies which may be permitted by law, by other provisions of this Lease or otherwise, without notice or demand, except as hereinafter provided:

A. If Lessee deserts, abandons or vacates any portion of the Leased Property (the “Vacated Property”), Lessor may enter upon and take possession of either (i) the Vacated Property; or (ii) the portion of the Leased Property relating to any one or more (including all, if so elected by Lessor) of the Facilities, regardless of whether such Event of Default emanated from or related primarily to a single Facility (whether one or more, and whether pursuant to clause (i) or (ii), the “Entered Property”), to protect it from deterioration and continue to demand from Lessee Rent and other charges as provided in this Lease, without any obligation to relet (except to the extent required by applicable law); but if Lessor does relet the Entered Property (on such terms and conditions as Lessor, in its sole discretion, shall deem reasonable), such action by Lessor shall not be deemed an acceptance of Lessee’s surrender of the Entered Property unless Lessor expressly notifies Lessee of such acceptance in writing, Lessee hereby acknowledging that Lessor shall otherwise be reletting as Lessee’s agent and Lessee furthermore hereby agreeing to pay to Lessor on demand any deficiency that may arise between the Rent and other charges as provided in this Lease and that are actually collected by Lessor relating to the Entered Property.

B. Lessor, or anyone acting on Lessor’s behalf, may without notice or demand to Lessee, either (i) enter the portion or portions of the Leased Property relating to the Facility from which such Event of Default emanated or to which such Event of Default related primarily; or (ii) enter the portion or portions of the Leased Property relating to any one or more (including all, if so elected by Lessor) of the Facilities, regardless of whether such Event of Default emanated from or related primarily to a single Facility (whether one or more, and whether pursuant to clause (i) or (ii), the “Defaulted Property”), by force, if necessary, without liability to action for prosecution or damages for such entry or for the manner thereof, and do whatever Lessee is obligated or permitted to do under this Lease. Lessee hereby releases and discharges Lessor and its agents from all claims, actions, suits, damages and penalties for or by reason of any such entry. Lessee agrees to reimburse Lessor on demand for all expenses, including, without limitation, attorneys’ fees and expenses, that Lessor may incur in effecting compliance with Lessee’s obligations under this Lease, and Lessee further agrees that Lessor shall not be liable for any damages resulting to Lessee from such action.

C. Lessor may immediately terminate Lessee’s right of possession of the Defaulted Property, but not terminate this Lease with respect to the Defaulted Property, and without notice or demand, except as may be required by applicable law, enter upon such Defaulted Property or any part thereof and take absolute possession of the same, and at Lessor’s sole option may relet such Defaulted Property or any part thereof for such terms and such rents as Lessor may

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reasonably elect. In the event of such reletting, the rent received by Lessor from such reletting shall be applied in the manner set forth in Section 16.4, and Lessee shall satisfy and pay any deficiency upon demand therefor from time to time. Any entry into and possession of the Defaulted Property by Lessor shall be without liability or responsibility to Lessee and shall not be in lieu of or in substitution for any other legal rights of Lessor hereunder. Lessee further agrees that Lessor may file suit to recover any sums due under the terms of this Lease and that no recovery of any portion due Lessor hereunder shall be any defense to any subsequent action brought by Lessor for any other amounts not reduced to judgment in favor of Lessor. Reletting any portion of the Defaulted Property relating to any one or more of the Facilities shall not be construed as an election on the part of Lessor to terminate this Lease with respect to such Defaulted Property and, notwithstanding any such reletting without termination, Lessor may at any time thereafter elect to terminate this Lease for default with respect to the Defaulted Property. In addition, with respect to any Defaulted Property which is located in the State of California, Lessor shall have all the rights and remedies described in Section 1951.4 of the California Civil Code.

D. Lessor may terminate this Lease with respect to the Defaulted Property (whether one or more, the “Terminated Facility”), by written notice to Lessee, in which event Lessee shall immediately surrender to Lessor such portion of the Leased Property relating to each such Terminated Facility, and if Lessee fails to do so, Lessor may, without prejudice to any other remedy which Lessor may have for possession or arrearages in Rent or any other payments under this Lease (including any interest and payment penalty which may have accrued pursuant to the terms of this Lease), enter upon and take possession of such portion of the Leased Property relating to such Terminated Facility and expel or remove the applicable Lessee and any other Person who may be occupying the Leased Property relating to such Terminated Facility or any part thereof, by force, if necessary, without being liable for prosecution or any claim for damages therefor. In the event of any such termination of this Lease with respect to any Terminated Facility which is located in the State of California, and in addition to any other rights and remedies Lessor may have, Lessor shall have all of the rights and remedies of a lessor as provided under Section 1951.2 of the California Civil Code. Lessee hereby waives any statutory requirement of prior written notice for filing eviction or damage suits for nonpayment of Rent or any other payments under this Lease. In addition, Lessee agrees to pay to Lessor on demand the amount of all loss and damage which Lessor may suffer by reason of any termination effected pursuant to this Section 16.1D, which loss and damage shall be determined, at Lessor’s option, by either of the following alternative measures of damages:

(i) Until Lessor is able to relet such portion of the Leased Property relating to any Terminated Facility, although Lessor shall be under no obligation to attempt to do so (unless required by applicable law), Lessee shall pay to Lessor, on or before the first day of each calendar month, the monthly rentals and other charges provided in this Lease relating to such portion of the Leased Property. After such portion of the Leased Property relating to such Terminated Facility has been relet by Lessor, Lessee shall pay to Lessor on the tenth (10th) day of each calendar month the difference between the monthly rentals and other charges provided in this Lease related to such Terminated

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Facility for the preceding calendar month (had this Lease not been terminated) and those actually collected by Lessor with respect to such reletting for that month. If it is necessary for Lessor to bring suit to collect any deficiency, Lessor shall have the right to allow such deficiencies to accumulate and to bring an action on several or all of the accrued deficiencies at one time. Any such suit shall not prejudice in any way the right of Lessor to bring a similar action for any subsequent deficiency or deficiencies. Any amount collected by Lessor from subsequent Tenants related to such Terminated Facility for any calendar month in excess of the monthly Rent (including Additional Charges) herein allocated to such portion of the Leased Property had this Lease not been terminated with respect to such Terminated Facility shall be credited to Lessee in reduction of Lessee’s liability for any calendar month for which the amount collected by Lessor will be less than the monthly Rent (including Additional Charges) herein allocated to such portion of the Leased Property had this Lease not been terminated with respect to such Terminated Facility, but Lessee shall have no right to any excess other than the above described credit.

(ii) When Lessor desires, Lessor may demand a final settlement with respect to such portion of the Leased Property relating to any Terminated Facility. Upon demand for a final settlement, Lessor shall have a right to, and Lessee hereby agrees to pay, the difference between the total of all monthly Rent (including Additional Charges) allocated to such provided in this Lease for the remainder of the Term for such portion of the Leased Property and the reasonable rental value of such portion of the Leased Property for such period, with such difference to be discounted to present value at a rate equal to the 5-Year U.S. Treasury Rate plus Two Percent (2%) per annum in effect upon the date of determination.

If Lessor elects to exercise the remedies prescribed in subsections A or B above, this election shall in no way prejudice Lessor’s right at any time thereafter to cancel said election in favor of the remedy prescribed in subsection D or elsewhere in this Lease. Similarly, if Lessor elects to compute damages in the manner prescribed by subsection D(i) above, this election shall in no way prejudice Lessor’s right at any time thereafter to demand a final settlement in accordance with subsection D(ii). Pursuit of any of the above remedies shall not preclude pursuit of any other remedies prescribed in other sections of this Lease and any other remedies provided by law or equity. Forbearance by Lessor to enforce one or more of the remedies herein provided upon an Event of Default shall not be deemed or construed to constitute a waiver of such default.

E. In the event that Lessor has either repossessed a Vacated Property pursuant to subsection A, repossessed a Defaulted Property pursuant to subsection C, or terminated this Lease with respect to one or more (or all, if so elected by Lessor) Facilities pursuant to subsection D, and Lessor elects to enter upon such portion of the Leased Property as provided herein, Lessor may change, alter, and/or modify the door locks on all entry doors of such portion of the Leased Property, thereby permanently excluding Lessee and its officers, principals, agents, employees, representatives and invitees therefrom. Lessor shall not thereafter be obligated to provide Lessee with a key to such portion of Leased Property at any time, regardless of any

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amounts subsequently paid by Lessee; provided, however, that in any such instance, during Lessor’s normal business hours and at the convenience of Lessor, and upon receipt of written request from Lessee accompanied by such written waivers and releases as Lessor may require, Lessor may either (at Lessor’s option) (1) escort Lessee or its authorized personnel to such Leased Property to retrieve any personal belonging or other property of Lessee not subject to any applicable Lessor’s lien or security interest, or Lessor’s right of purchase as provided in Section 34.2, or (2) obtain a list from Lessee of such personal property not subject to any applicable Lessor’s lien or security interest that Lessor intends to remove, whereupon Lessor shall remove such property and make it available to Lessee at a time and place designated by Lessor. However, if Lessor elects option (2), Lessee shall pay, in cash in advance, all costs and expenses estimated by Lessor to be incurred in removing such property and making it available to Lessee and all moving and/or storage charges theretofore incurred by Lessor with respect to such property (plus an additional Seven Percent (7%) thereof to cover Lessor’s administrative costs). If Lessor elects to exclude Lessee from any portion of the Leased Property relating to any Facility (or all of the Facilities if so elected by Lessor) without repossessing or terminating pursuant to the foregoing provisions of this Lease, then Lessor shall not be obligated to provide Lessee a key to re-enter such Leased Property until such time as all delinquent Rent has been paid in full and all other defaults, if any, have been completely cured to Lessor’s satisfaction (if such cure occurs prior to any actual repossession or termination), and Lessor has been given assurance reasonably satisfactory to Lessor evidencing Lessee’s ability to satisfy its remaining obligations under this Lease. To the extent permitted by law, the foregoing provision shall override and control any conflicting provisions of any applicable statute governing the right of a lessor to change the door locks of commercial leases.

F. In addition to any other available remedies, Lessor may, at Lessor’s option, immediately and upon three (3) Business Days’ written notice to Lessee (a “Removal Notice”), with respect to each Facility, require Lessee to cancel the Management Agreement with respect to any one or more of the Facilities and to replace the Management Company managing any such one or more Facilities with a company acceptable to Lessor.

G. In addition to any other available remedies, at Lessor’s option, with respect to each Facility, Lessor shall have those rights (i) to purchase Lessee’s Personal Property in the manner provided in Section 34.2 hereof and (ii) to effect a transfer of the Licenses pursuant to the terms of Article XXXVIII hereof.

H. If this Lease or any part hereof is assigned, or if the Leased Property, or any part thereof is relet, Lessee hereby irrevocably constitutes and appoints Lessor as Lessee’s agent to collect the rents and all other sums due by such assignee or Tenant and apply the same to the Rent due hereunder without in any way affecting Lessee’s obligation to pay any unpaid balance of Rent due hereunder.

I. Proceed as a secured party under the provisions of the Uniform Commercial Code against the goods and other personal property related to the Entered Property or the Defaulted Property, including Lessee’s Personal Property located on such Entered Property or such Defaulted Property, in which Lessor has a security interest.

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J. Exercise any and all other rights and/or remedies granted or allowed to landlords by any existing or future statute or other law of the applicable State where the Entered Property or the Defaulted Property, as applicable, is located.

K. In the event, and only in the event, that applicable law requires Lessor to attempt to mitigate damages following the termination of Lessee’s rights under this Lease with respect to any portion of the Leased Property relating to any one or more of the Facilities as provided in subsection D(i) above, Lessor shall use reasonable efforts to the extent required by applicable law to relet such portion or portions of Leased Property on such terms and conditions as Lessor, in its sole good faith judgment, may determine (including, without limitation, a lease term different than the Term, rental concessions, alterations and repair any such portion of the Leased Property); provided, however, that, with respect to any such portion of the Leased Property (i) Lessor shall not be obligated to relet such portion of the Leased Property before leasing other vacant space owned or operated by Lessor, (ii) Lessor reserves the right to refuse to lease such portion of the Leased Property to any potential tenant that does not meet Lessor’s reasonable standards and criteria for leasing any other comparable space owned or operated by Lessor (it being understood and agreed that it shall be deemed reasonable for Lessor to refuse to lease to a prospective tenant who owns, leases or operates a facility similar to the applicable Facility in the County where such Facility is located), and (iii) Lessor shall not be obligated to undertake any greater efforts to relet such portion of the Leased Property than Lessor utilizes to lease any other vacant space owned or operated by Lessor. In any proceeding in which Lessor’s efforts to mitigate damages and/or its compliance with this subsection is at issue, Lessor shall be presumed to have used reasonable efforts to mitigate damages and Lessee shall bear the burden of proof to establish that such reasonable efforts were not used.

L. No receipt of moneys by Lessor from Lessee after a termination of this Lease with respect to any portion of the Leased Property relating to any one or more of the Facilities or of Lessee’s rights under this Lease by Lessor with respect to any such portion of the Leased Property shall reinstate, continue or extend the Term of this Lease with respect to such portion of the Leased Property or affect any notice theretofore given to Lessee, or operate as a waiver of the right of Lessor to enforce the payment of Rent and any related amounts to be paid by Lessee to Lessor then due or thereafter falling due, it being agreed that after the commencement of suit for possession of such portion of the Leased Property, or after final order or judgment for the possession of such portion of the Leased Property, Lessor may demand, receive and collect any moneys due or thereafter falling due without in any manner affecting such suit, order or judgment, all such money collected being deemed payments on account of the use and occupation of such portion of the Leased Property or, at the election of Lessor, on account of Lessee’s liability hereunder. Lessee hereby waives any and all rights of redemption provided by any law, statute or ordinance now in effect or which may hereafter be enacted.

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No right or remedy herein conferred upon or reserved to Lessor is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to any other legal or equitable right or remedy given hereunder, or at any time existing. The failure of Lessor to insist upon the strict performance of any provision or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future.

16.2 Additional Expenses. It is further agreed that, in addition to payments required pursuant to Section 16.1 above and the provisions of Section 40.3, Lessee shall compensate Lessor and its Affiliates for (i) all expenses incurred by Lessor and its Affiliates in enforcing the provisions of this Lease and in repossessing the Leased Property or any portion thereof (including among other expenses, any increase in insurance premiums caused by the vacancy of all or any portion of the Leased Property); (ii) all expenses incurred by Lessor and its Affiliates in reletting (including among other expenses, repairs, remodeling, replacements, advertisements and brokerage fees); (iii) all concessions granted to a new Tenant or Tenants upon reletting (including among other concessions, renewal options); (iv) Lessor’s and its Affiliates’ reasonable attorneys’ fees and expenses arising from or related to an Event of Default; (v) all losses incurred by Lessor and its Affiliates as a direct or indirect result of such Event of Default (including, among other losses, any adverse action by Facility Lenders); and (vi) a reasonable allowance for Lessor’s administrative efforts, salaries and overhead attributable directly or indirectly to such Event of Default and Lessor’s pursuing the rights and remedies provided herein and under applicable law.

16.3 Waiver. If this Lease is terminated pursuant to Section 16.1, Lessee waives, to the extent permitted by applicable law, (a) any right of redemption, re-entry or repossession, (b) any right to a trial by jury in the event of summary proceedings to enforce the remedies set forth in this Article XVI, (c) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt, and (d) any statutory requirement of prior written notice for filing eviction or damage suits for nonpayment of Rent or any other payments under this Lease. Lessee acknowledges and agrees that no waiver by Lessor of any provision of this Lease shall be deemed to have been made unless made under signature of an authorized representative of Lessor.

16.4 Application of Funds. Any payments otherwise payable to Lessee which are received by Lessor under any of the provisions of this Lease during the existence or continuance of any Event of Default shall be applied to Lessee’s obligations in the order which Lessor may reasonably determine.

16.5 Notices by Lessor. The provisions of this Article XVI concerning notices shall be liberally construed insofar as the contents of such notices are concerned, and any such notice shall be sufficient if reasonably designed to apprise Lessee of the nature and approximate extent of any default, it being agreed that Lessee is in as good or a better position than Lessor to ascertain the exact extent of any default by Lessee hereunder.

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16.6 Lessor’s Contractual Security Interest. In order to secure the payment of all Rent due and to become due hereunder and the faithful performance of this Lease by Lessee and to secure all other obligations, indebtedness and liabilities of Lessee to Lessor, now existing or hereafter incurred, contemporaneously with the execution of this Lease, Lessee has executed the Security Agreement granting Lessor certain liens and security interests as therein described. The liens and security interests granted to Lessor pursuant to the Security Agreement are given in addition to and cumulative to any statutory landlord lien. All exemption laws are hereby waived in favor of such lien and security interest and in favor of Lessor’s statutory landlord lien. Upon the occurrence of an Event of Default by Lessee, Lessor shall have the remedies set forth in the Security Agreement, in addition to all remedies available at law or in equity and the remedies set forth in this Lease.

ARTICLE XVII

LESSOR’S RIGHT TO CURE

Subject to the provisions of Article XII relating to permitted contests, if Lessee shall fail to make any payment, or to perform any act required to be made or performed under this Lease and to cure the same within the relevant time periods provided in Section 16.1, or if a breach or default or event of default occurs with respect to any Material Obligation, including any Material Obligation relating to the Working Capital Facility or any receivables or working capital loan or financing provided to Lessee (collectively the “RFFE Loans”), and such default or event of default is not cured or waived within the applicable cure period provided in the document evidencing such Material Obligation, Lessor, without waiving or releasing any obligation or Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Lessee, and may, to the extent permitted by law, enter upon the portion of the Leased Property relating to each Facility for such purpose and take all such action thereon as, in Lessor’s opinion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Lessee. All sums so paid by Lessor and all costs and expenses (including, without limitation, reasonable, documented, out-of-pocket attorneys’ fees and expenses, in each case, to the extent permitted by law) so incurred, together with a late charge thereon (to the extent permitted by law) at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Lessor until reimbursed, shall be paid by Lessee to Lessor on demand.

ARTICLE XVIII

PURCHASE OF THE LEASED PROPERTY

In the event Lessee purchases the portion of the Leased Property relating to any Facility pursuant to the terms of this Lease, Lessor shall, upon receipt from Lessee of the applicable purchase price, together with full payment of any unpaid Rent, including, without limitation, any unpaid Additional Charges and any other amounts owed by Lessee or its Affiliates to Lessor and its Affiliates, due and payable with respect to any period ending on or before the date of the purchase, deliver to Lessee an appropriate special warranty deed or other instrument of conveyance conveying the entire interest of Lessor in and to the Leased Property of such Facility

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to Lessee in the condition as received from Lessee, free and clear of all encumbrances other than (a) those that Lessee has agreed hereunder to pay or discharge; (b) those mortgage liens, if any, which Lessee has agreed in writing to accept and to take title subject to; (c) any other Liens permitted to be imposed on the Leased Property under the provisions of Article XXXVI which are assumable at no cost to Lessee or to which Lessee may take subject without cost to Lessee; and (d) any matters affecting such portion of the Leased Property relating to such Facility on or as of the Commencement Date. The positive difference, if any, between the applicable purchase price and the total of the monetary encumbrances assigned or taken subject to shall be paid in cash to Lessor, or as Lessor may direct, in federal or other immediately available funds except as otherwise mutually agreed by Lessor and Lessee. The closing of any such sale shall be contingent upon and subject to Lessee obtaining all required governmental consents and approvals for such transfer and if such sale shall fail to be consummated by reason of the inability of Lessee to obtain all such approvals and consents, any options to extend the Term of this Lease which otherwise would have expired during the period from the date when Lessee elected or became obligated to purchase such portion of the Leased Property until Lessee’s inability to obtain the approvals and consents is confirmed shall be deemed to remain in effect for thirty (30) days after the end of such period. All expenses of such conveyance, including, without limitation, the cost of title examination or standard coverage title insurance, survey, reasonable attorneys’ fees incurred by Lessor in connection with such conveyance, transfer taxes, prepayment penalties, and any other fees of any Facility Lender with respect to any Facility Instrument, recording fees and similar charges shall be paid by Lessee.

Notwithstanding anything contained herein to the contrary, Lessee understands, acknowledges and agrees that, in connection with the purchase of the Shasta Facility, with respect to the Shasta Ground Lease Property, such purchase will include only Lessor’s leasehold interest in the Shasta Ground Lease Property and shall be subject to all of the terms, provisions and conditions of the Shasta Ground Lease.

ARTICLE XIX

HOLDING OVER

If Lessee shall for any reason remain in possession of any portion of the Leased Property relating to any Facility after the expiration of the Term or any earlier termination of the Term with respect to such portion of the Leased Property, such possession shall be as a tenancy at will, during which time Lessee shall pay, as rental each month, one and one-half (1-1/2) times the aggregate of (a) one-twelfth (1/12) of the aggregate Allocated Base Rent relating to such Facility payable with respect to the last complete twelve (12)-month period prior to the expiration of the Term; (b) all Additional Charges relating to such Facility accruing during the month, and (c) all other sums, if any, payable by Lessee pursuant to the provisions of this Lease with respect to such Facility. During such period of tenancy, Lessee shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to tenancies at will, to continue its occupancy and use

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of such portion of the Leased Property. Nothing contained herein shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease.

ARTICLE XX

RESERVED

ARTICLE XXI

RISK OF LOSS

During the Term, the risk of loss of, or decrease in, the enjoyment and beneficial use of the Leased Property in consequence of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise, or in consequence of foreclosures, attachments, levies or executions (other than by Lessor and those claiming from, through or under Lessor) is assumed by Lessee and, Lessor shall in no event be answerable or accountable therefor nor shall any of the events mentioned in this Article XXI entitle Lessee to any abatement of Rent except as specifically provided in this Lease.

ARTICLE XXII

INDEMNIFICATION

NOTWITHSTANDING THE EXISTENCE OF ANY INSURANCE OR SELF INSURANCE PROVIDED FOR IN ARTICLE XIII, AND WITHOUT REGARD TO THE POLICY LIMITS OF ANY SUCH INSURANCE OR SELF INSURANCE, IN ADDITION TO ANY OTHER INDEMNIFICATION OBLIGATIONS OF LESSEE AND GUARANTORS AS PROVIDED IN THIS LEASE, LESSEE WILL PROTECT, INDEMNIFY, SAVE HARMLESS AND DEFEND LESSOR FROM AND AGAINST ALL LIABILITIES, OBLIGATIONS, CLAIMS, DAMAGES, PENALTIES, CAUSES OF ACTION, COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES AND EXPENSES) TO THE EXTENT PERMITTED BY LAW), IMPOSED UPON OR INCURRED BY OR ASSERTED AGAINST LESSOR BY REASON OF: (A) ANY ACCIDENT, INJURY TO OR DEATH OF PERSONS OR LOSS OF PERSONAL PROPERTY OCCURRING ON OR ABOUT THE LEASED PROPERTY OR ADJOINING SIDEWALKS, INCLUDING WITHOUT LIMITATION ANY CLAIMS OF MALPRACTICE, (B) ANY USE, MISUSE, NO USE, CONDITION, MAINTENANCE OR REPAIR BY LESSEE OF THE LEASED PROPERTY, (C) ANY IMPOSITIONS (WHICH ARE THE OBLIGATIONS OF LESSEE TO PAY PURSUANT TO THE APPLICABLE PROVISIONS OF THIS LEASE), (D) ANY FAILURE ON THE PART OF LESSEE TO PERFORM OR COMPLY WITH ANY OF THE TERMS OF THIS LEASE, (E) THE NON-PERFORMANCE OF ANY OF THE TERMS AND PROVISIONS OF ANY AND ALL EXISTING AND FUTURE SUBLEASES OF THE LEASED PROPERTY TO BE PERFORMED BY THE LANDLORD (LESSEE) THEREUNDER, (F) ANY AND ALL LAWFUL ACTION THAT MAY BE TAKEN BY LESSOR IN CONNECTION WITH THE ENFORCEMENT OF

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THE PROVISIONS OF THIS LEASE, WHETHER OR NOT SUIT IS FILED IN CONNECTION WITH SAME, OR IN CONNECTION WITH LESSEE OR A GUARANTOR AND/OR ANY PARTNER, JOINT VENTURER, MEMBER OR SHAREHOLDER THEREOF BECOMING A PARTY TO A VOLUNTARY OR INVOLUNTARY FEDERAL OR STATE BANKRUPTCY, INSOLVENCY OR SIMILAR PROCEEDING, AND (G) ANY FAILURE ON THE PART OF LESSEE TO PERFORM OR COMPLY WITH ANY OF THE TERMS OF THE SHASTA GROUND LEASE. ANY AMOUNTS WHICH BECOME PAYABLE BY LESSEE UNDER THIS ARTICLE XXII SHALL BE PAID WITHIN FIFTEEN (15) DAYS AFTER LIABILITY THEREFOR ON THE PART OF LESSOR IS DETERMINED BY LITIGATION OR OTHERWISE AND, IF NOT TIMELY PAID, SHALL BEAR A LATE CHARGE (TO THE EXTENT PERMITTED BY LAW) AT THE OVERDUE RATE FROM THE DATE OF SUCH DETERMINATION TO THE DATE OF PAYMENT. LESSEE, AT ITS EXPENSE, SHALL CONTEST, RESIST AND DEFEND ANY SUCH CLAIM, ACTION OR PROCEEDING ASSERTED OR INSTITUTED AGAINST LESSOR AND MAY COMPROMISE OR OTHERWISE DISPOSE OF THE SAME, SUBJECT TO THE APPROVAL OF LESSOR. NOTHING HEREIN SHALL BE CONSTRUED AS INDEMNIFYING LESSOR AGAINST ITS OWN GROSSLY NEGLIGENT ACTS OR OMISSIONS OR WILLFUL MISCONDUCT.

ARTICLE XXIII

ASSIGNMENT, SUBLETTING AND SUBLEASE SUBORDINATION

23.1 Assignment and Subletting.

(a) Lessee shall not assign this Lease without Lessor’s prior written consent. Lessor shall not unreasonably withhold, condition or delay its consent to any assignment, provided, that (i) such assignee shall assume in writing and agree to keep and perform all of the terms of this Lease on the part of Lessee to be kept and performed; and (ii) an original counterpart of the assignment, duly executed by Lessee and such assignee in form and substance reasonably satisfactory to Lessor, shall be delivered promptly to Lessor; it being understood and agreed, however, that if, in connection with any such assignment, Lessee desires that Lessor release Lessee from its obligations under this Lease, Lessor’s review and approval of any assignee shall be in Lessor’s sole and absolute discretion. The parties agree that Lessor’s failure or refusal to approve an assignment to an assignee that does not have credit, financial and operating characteristics materially consistent with or better (from a lender perspective) than Lessee’s at the time of such assignment shall be reasonable on its face. Notwithstanding anything contained in this Lease to the contrary, any assignment must be of all of Lessee’s right, title and interest in and to this Lease and the Leased Property such that this Lease is not severed with respect to any one or more of the Facilities. Notwithstanding anything contained herein to the contrary, any proposed assignee of Lessee must each have credit, financial, and operating characteristics that are equal to or stronger than Lessee’s. The parties agree that Lessor’s failure or refusal to approve an assignment to an assignee without the required credit, financial, and operating strengths shall be reasonable on its face.

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(b) Lessee shall not sublease any portion of the Leased Property if such Tenant Lease would exceed One Hundred Thousand Dollars ($100,000) in annual rent without Lessor’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Lessee agrees that (i) each Tenant Lease shall comply with the provisions of this Article XXIII, (ii) subject to Section 23.4, an original counterpart of each such Tenant Lease, duly executed by Lessee and such Tenant in form and substance reasonably satisfactory to Lessor, shall be delivered promptly to Lessor and (iii) Lessee shall remain primarily liable, as principal rather than as surety, for the prompt payment of the Rent and for the performance and observance of all of the obligations, covenants and conditions to be performed by Lessee hereunder and under all of the other documents executed in connection herewith. Any modifications, amendments and restatements of any Tenant Leases (but excluding renewals and extensions) hereafter entered into (other than those having less than One Hundred Thousand Dollars ($100,000) in annual rent) must be approved by Lessor in accordance with this Article XXIII.

23.2 Sublease Limitations. In addition to the sublease limitations as set forth in Section 23.1, above, and notwithstanding anything contained in this Lease to the contrary, Lessee shall not sublet the Leased Property on any basis such that the rental to be paid by the Tenant thereunder would be based, in whole or in part, on either (a) the income or profits derived by the business activities of the Tenant, or (b) any other formula such that any portion of the Tenant Lease rental received by Lessor would fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto. Moreover, Lessee shall not sublet any portion of the Leased Property for a term extending beyond the Fixed Term without the express consent of Lessor. In addition, all Tenant Leases shall comply with the Healthcare Laws. Lessor and Lessee acknowledge and agree that all Tenant Leases entered into relating to the Leased Property, whether or not approved by Lessor, shall not, without the prior written consent of Lessor, be deemed to be a direct lease between Lessor and any Tenant. Lessee agrees that all Tenant Lease submitted for Lessor approval as provided herein must include provisions to the effect that (i) such sublease is subject and subordinate to all of the terms and provisions of this Lease, to the rights of Lessor hereunder, and to all financing documents relating to Facility Loan in connection with the Leased Property, (ii) in the event this Lease shall terminate or be terminated before the expiration of the Tenant Lease, the Tenant will, at Lessor’s option, exercisable at any time in Lessor’s discretion, attorn to Lessor and waive any right the Tenant may have to terminate the sublease or to surrender possession thereunder as a result of the termination of this Lease, (iii) in the event of a termination of this Lease with respect to all or the applicable portion of the Leased Property, at Lessor’s option, exercisable at any time in Lessor’s discretion, the sublease may be terminated or left in place by Lessor, (iv) Tenant shall from time to time upon request of Lessee or Lessor furnish within ten (10) days from request an estoppel certificate in form and content acceptable to Lessor or any Facility Lender relating to the Tenant Lease, (v) in the event the Tenant receives a written notice from Lessor or Lessor’s assignees, if any, stating that an Event of Default under this Lease has occurred, the Tenant shall, to the extent specified in such notice, thereafter be obligated to pay all rentals accruing under said Tenant Lease directly to the Person giving such notice, or as such Person may direct, and such Tenant shall be entitled to conclusively rely on such notice (all rentals received from the

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Tenant by Lessor or Lessor’s assignees, if any, as the case may be, shall be credited against the amounts owing by Lessee under this Lease), (vi) such Tenant Lease shall at all times be subject to the obligations and requirements as set forth in this Article XXIII, and (vii) Tenant shall provide to Lessor upon written request such officer’s certificates and financial statements as Lessor may request from time to time.

23.3 Sublease Subordination and Non-Disturbance. Within ten (10) Business Days after request by Lessor with respect to any Tenant, Lessee shall (a) in the case of Existing Subleases, use commercially reasonable efforts to cause and (b) in the case of Tenant Leases entered into after the Commencement Date, cause, such Tenant to execute and deliver to Lessor a subordination agreement relating to its Tenant Lease, which subordination agreement shall be in such form and content as is acceptable to Lessor. Within ten (10) Business Days after request by Lessor or a Facility Lender with respect to any Tenant, Lessee shall (a) in the case of Existing Subleases, use commercially reasonable efforts to cause and (b) in the case of Tenant Leases entered into after the Commencement Date, cause such Tenant, subject to such Tenant receiving a written agreement containing a reasonable non-disturbance provision which provides that such Tenant shall not be disturbed in peaceful enjoyment of the applicable portion of the Leased Property nor shall the applicable Tenant Lease be terminated or canceled at any time, except as specified in the applicable Tenant Lease, to execute and deliver within such ten (10)-day period, a written agreement in a form reasonably acceptable to such Facility Lender whereby such Tenant subordinates its Tenant Lease and all of its rights and estate thereunder to each such mortgage or deed of trust that encumbers the Leased Property or any part thereof and agrees with each such Facility Lender that such Tenant will attorn to and recognize such Facility Lender or the purchaser at any foreclosure sale or any sale under a power of sale contained in any such mortgage or deed of trust, as the case may be, as Lessor under this Lease for the balance of the Term then remaining, subject to all of the terms and provisions of the Tenant Lease.

23.4 Existing Subleases. Notwithstanding anything contained herein to the contrary, Lessor and Lessee acknowledge that there currently exist certain leases or subleases on the Leased Property as described on Exhibit C (collectively the “Existing Subleases”) and agree that they shall be deemed to satisfy the requirement of this Article XXIII. Any material modifications, amendments and restatements of the Existing Subleases or any Tenant Lease hereafter entered into (but excluding renewals and extensions that do not otherwise materially modify or amend the relevant Existing Sublease or Tenant Lease) must be approved by Lessor in accordance with this Article XXIII.

ARTICLE XXIV

OFFICER’S CERTIFICATES; FINANCIAL STATEMENTS; NOTICES AND OTHER CERTIFICATES

(a) At any time and from time to time within ten (10) days following written request by Lessor, each Facility Lessee shall furnish to Lessor an Officer’s Certificate certifying that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications) and the dates to which the Rent has been paid. Any such Officer’s Certificate furnished pursuant to this Article may be relied upon by Lessor and any prospective purchaser of the Leased Property.

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(b) Each Facility Lessee shall furnish, or cause to be furnished, to Lessor the following statements, notices and certificates in such form and detail as Lessor may reasonably require:

(i) within one hundred twenty (120) days after the end of each year, audited Financial Statements of such Facility Lessee and Prime Healthcare (which Financial Statements may be provided on a consolidated basis so long as such consolidated Financial Statements provide a supplementary schedule of such Facility Lessee’s operating results and balance sheet and statements of operations and of cash flows), prepared by a nationally recognized accounting firm or an independent certified public accounting firm reasonably acceptable to Lessor, which statements shall include balance sheets and statements of operations and of cash flows, all in accordance with GAAP for the year then ended; and

(ii) within (x) sixty (60) days after the end of the fourth quarter of each year and (y) forty-five (45) days after the end of each other quarter, current balance sheets and quarterly statements of operations and of cash flows of such Facility Lessee and Prime Healthcare, certified to be true and correct by an officer of such Facility Lessee; and

(iii) within thirty (30) days after the end of each month, current balance sheets, monthly income statements and cash flows (if available or produced in the ordinary course of business) of such Facility Lessee and statistics of its Facility, including, but not limited to, the number of patient discharges, the number of inpatient days, the case mix index, the payor sources for inpatient days (by inpatient days), outpatient utilization by service (ER, non-ER), and, statements of Cash Collections for each such month; and

(iv) within ten (10) days after receipt, any and all notices (regardless of form) from any and all licensing and/or certifying agencies that any license or certification, including, without limitation, the Medicare and/or Medi-Cal certification and/or managed care contract relating to the Facility operated by such Facility Lessee is being downgraded to a substandard category, revoked, or suspended, or that action is pending or being considered to downgrade to a substandard category, revoke, or suspend such Facility’s license or certification; and

(v) within thirty (30) days after the end of each calendar year, a list of the names, specialties, and ages of all active medical staff members of the Facility operated by such Facility Lessee, certified to be true and correct by an officer of such Facility Lessee; and

(vi) with reasonable promptness, such other information respecting the financial condition and affairs of such Facility Lessee and Prime Healthcare as Lessor may reasonably request from time to time.

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(c) Upon Lessor’s request, each Facility Lessee and Prime Healthcare shall furnish to Lessor a certificate in form acceptable to Lessor certifying that no Event of Default then exists and no event has occurred (that has not been cured) and no condition currently exists that would, but for the giving of any required notice or expiration of any applicable cure period, constitute an Event of Default, or disclosing that such an event or condition, if any, exists.

(d) Within five (5) Business Days after receipt, each Facility Lessee shall furnish to Lessor copies of all notices and demands from any third-party payor, including, without limitation, Medicare and/or Medi-Cal, concerning any overpayment which will or could reasonably be expected to require a repayment or a refund in excess of Five Hundred Thousand Dollars ($500,000) with respect to such Facility Lessee.

(e) Each Facility Lessee shall furnish to Lessor prompt written notice of, and any information related to, any governmental investigations of such Facility Lessee, or any inspections or investigations of the Facility operated by such Facility Lessee which are conducted by the United States Attorney, State Attorney General, the Office of the Inspector General of the Department of Health and Human Services, or any other Governmental Body, and provide to Lessor, on a quarterly basis, ongoing status reports (in form and content acceptable to Lessor) of any such government investigations; provided, no Facility Lessee shall be obligated to provide any information if the provision of such information could have a material adverse effect on the attorney-client privilege between such Facility Lessee and its counsel (including internal counsel) and Lessee has delivered to Lessor a written opinion of Lessee’s counsel (excluding internal counsel) confirming such adverse effect.

(f) Each Facility Lessee shall furnish to Lessor promptly upon receipt thereof copies of all pre-termination notices from Medicare and/or Medi-Cal, all notices of adverse events or deficiencies as defined by the regulations and standards of the state Medicare and/or Medi-Cal certification agency, the Joint Commission (formerly known as the Joint Commission on the Accreditation of Healthcare Organizations) (the “Joint Commission”) or the equivalent accrediting body relied upon by such Facility Lessee in the operation of the Facility operated by such Facility Lessee or any part thereof.

(g) With respect to each Facility, such Facility Lessee shall furnish to Lessor promptly upon receipt thereof copies of all notices that such Facility Lessee is not, with respect to such Facility, in compliance with the Standards for Privacy of Individually Identifiable Health Information and the Transaction and Code Set Standards which were promulgated pursuant to HIPAA.

(h) Each Facility Lessee shall provide to Lessor promptly written notice of any default or event of default with respect to any Material Obligation of such Facility Lessee, including any RFFE Loan, and upon Lessor’s request, such Facility Lessee or any Guarantor shall furnish to Lessor a certificate in form acceptable to Lessor certifying that, with respect to each Material Obligation, no default or event of default then exists thereunder.

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ARTICLE XXV

INSPECTION AND FEES

Upon reasonable prior written notice, Lessee shall permit Lessor, or its designated Affiliate, and their respective authorized representatives to inspect the Leased Property during usual business hours subject to any security, health, safety or confidentiality requirements of Lessee, any governmental agency, any Insurance Requirements relating to the Leased Property, or imposed by law or applicable regulations, except that, in the event of an emergency, Lessor shall have the right to inspect the Leased Property upon reasonable notice (which in this circumstance may be verbal) under the circumstances to Lessee.

ARTICLE XXVI

NO WAIVER

No failure by Lessor or Lessee to insist upon the strict performance of any term of this Lease or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent or any other payment due under the terms of this Lease during the continuance of any such breach, shall constitute a waiver of any such breach or any such term. To the extent permitted by law, no waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach. Lessor and Lessee agree that no waiver shall be effective hereunder unless it is in writing.

ARTICLE XXVII

REMEDIES CUMULATIVE

To the extent permitted by law, each legal, equitable or contractual right, power and remedy of Lessor or Lessee now or hereafter provided either in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Lessor or Lessee of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Lessor or Lessee of any or all of such other rights, powers and remedies.

ARTICLE XXVIII

SURRENDER

No surrender to Lessor of this Lease or of the Leased Property, or of any part thereof or interest therein, shall be valid or effective unless agreed to and accepted in writing by Lessor, and no act by Lessor or any representative or agent of Lessor, other than such a written acceptance by Lessor, shall constitute an acceptance of any such surrender.

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ARTICLE XXIX

NO MERGER OF TITLE

There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same person, firm, corporation or other entity may acquire, own or hold, directly or indirectly, (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (b) the fee estate in the Leased Property.

ARTICLE XXX

TRANSFERS BY LESSOR; SEVERANCE RIGHTS

30.1 Transfers by Lessor. Each of Lessor and Lessee acknowledges and agrees that, subject to the rights of Lessee under this Lease, Lessor may sell its interest in the Leased Property, assign its interest in this Lease (including any Severed Lease), or otherwise transfer or dispose of Lessor’s interest in the Leased Property or the Lease, without the written consent of Lessee, in each case in whole or in part, so long as such purchaser, assignee, transferee or grantee is not a Non-Permitted Assignee; provided, however, that if an Event of Default has occurred and is continuing, Lessor may sell, assign or transfer any such rights and interest to a Non-Permitted Assignee without the written consent of Lessee. If Lessor or any successor owner of any portion of the Leased Property relating to a Facility shall convey such portion of the Leased Property in accordance with the terms hereof, other than as security for a debt, the grantee or transferee of such portion of the Leased Property shall expressly assume all obligations of Lessor hereunder arising or accruing from and after the date of such conveyance or transfer, and Lessor or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of Lessor under this Lease relating to such portion of the Leased Property arising or accruing from and after the date of such conveyance or other transfer and all such future liabilities and obligations shall thereupon be binding upon the new owner. Lessee agrees that any successor purchaser may exercise any and all rights of Lessor; provided, however, such successor purchaser shall be subject to the same restrictions imposed upon Lessor hereunder. Subject to the execution by a prospective purchaser of a written confidentiality agreement on terms reasonably acceptable to Lessee, Lessor may divulge to any such prospective purchaser all information, reports, financial statements, certificates and documents obtained by it from Lessee.

30.2 Severance Rights. Notwithstanding the unitary nature of this Lease, Lessor may at any time and from time to time cause this Lease to be severed with respect to the portion or portions of Leased Property relating to any one or more Facilities (each, a “Severed Property”). If Lessor shall desire to sever this Lease pursuant to this Section 30.2, Lessor shall deliver written notice (each, a “Severance Notice”) to Lessee not less than fifteen (15) days prior to the date that this Lease shall be severed with respect to the Severed Property or Severed Properties identified in the Severance Notice (such date identified in a Severance Notice, a “Severance Date”). The Severance Notice shall specify the Severed Property and the Severance Date. Effective upon a Severance Date, the applicable Severed Property shall no longer be part of the Leased Property under this Lease and such Severed Property shall be deemed to be and shall be leased by such Lessor to Lessee for the amount of Rent allocable to such Severed Property pursuant to a

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separate lease (a “Severed Lease”) upon the same terms and conditions as provided in this Lease (except for such provisions as by their terms are not applicable to such Severed Property); it being agreed, however, that the liability of the applicable lessor under the Severed Lease shall be limited to such Lessor’s interest in the Severed Property. Effective upon the Severance Date, the Rent payable with respect to each Severed Property shall no longer be payable by Lessee under this Lease and shall instead be payable under the Severed Lease applicable to such Severed Property. Effective on the Severance Date, the parties shall enter into the Severed Lease, and an amendment of this Lease, an amendment of the applicable other Lease Documents and Prime Obligation Documents that assures that Lessor receives security and credit enhancements for both the Severed Lease and this Lease as so amended, comparable to that existing prior to the severance (the “Other Credit Enhancements”). For so long as Lessor under this Lease shall be the lessor under a Severed Lease, any such Severed Lease and the related Other Credit Enhancements shall be deemed “Prime Obligation Documents” for all purposes under this Lease, any Event of Default under such Severed Lease or Other Credit Enhancements shall constitute an Event of Default under this Lease, and any Event of Default under this Lease or the other Prime Obligation Documents shall constitute an Event of Default under such Severed Lease. Lessor will prepare the Severed Lease, the Other Credit Enhancements, the Lease amendment and, if necessary, the amendments to the applicable other Lease Documents and Prime Obligation Documents with respect to each Severed Property consistent with the provisions of this Section 30.2 and the parties agree to execute and deliver or cause to be executed and delivered.

ARTICLE XXXI

QUIET ENJOYMENT

So long as Lessee shall pay all Rent as the same becomes due and shall fully comply with all of the terms of this Lease and fully perform its obligations hereunder, Lessee shall peaceably and quietly have, hold and enjoy the Leased Property for the Term hereof, free of any claim or other action by Lessor or anyone claiming by, through or under Lessor, but subject to the Permitted Exceptions, any Facility Loan and all liens and encumbrances of record. No failure by Lessor to comply with the foregoing covenant shall give Lessee any right to cancel or terminate this Lease, or to fail to pay any other sum payable under this Lease, or to fail to perform any other obligation of Lessee hereunder. Notwithstanding the foregoing, Lessee shall have the right by separate and independent action to pursue any claim it may have against Lessor as a result of a breach by Lessor of the covenant of quiet enjoyment contained in this Article XXXI.

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ARTICLE XXXII

NOTICES

All notices, demands, consents, approvals, requests and other communications required or permitted to be provided under this Lease shall be in writing (except where specifically stated otherwise) and shall be either (a) delivered in person, (b) sent by certified mail, return receipt requested, (c) delivered by a recognized delivery service, or (d) sent by facsimile transmission and addressed as follows:

if to Lessee:		c/o Prime Healthcare Services, Inc.
3300 E. Guasti Road, 3rd Floor
Ontario, California 91761
Attn: Prem Reddy, M.D.
Phone: (909) 235-4400
Fax: (909) 235-4419

with a copy to:		Prime Healthcare Management, Inc.
3300 E. Guasti Road, 3rd Floor
Ontario, California 91761
Attn: Michael J. Sarrao, Esq.
Phone: (909) 235-4307
Fax: (909) 235-4419

	with a copy to:	McDermott Will & Emery LLP.
2049 Century Park East, Suite 3800
Los Angeles, California 90067
Attention: Gary Gertler, Esq.
Phone: (310) 551-9328
Fax: (310) 277-4730

	with a copy to:	McDermott Will & Emery LLP.
2049 Century Park East, Suite 3800
Los Angeles, California 90067
Attention: Gary Rosenbaum, Esq.
Phone: (310) 284-6133
Fax: (310) 277-4730

if to Lessor:		c/o MPT Operating Partnership, L.P.
1000 Urban Center Drive, Suite 501
Birmingham, Alabama 35242
Attn: Legal Department
Phone: (205) 969-3755
Fax: (205) 969-3756

with a copy to:		Baker, Donelson, Bearman, Caldwell & Berkowitz, PC
420 20th Street North, Suite 1400 Wells Fargo Tower
Birmingham, Alabama 35203
Attn: Thomas O. Kolb, Esq.
Phone: (205) 250-8321
Fax: (205) 322-8007

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or to such other address as either party may hereafter designate in writing, and shall be effective upon receipt. A notice, demand, consent, approval, request and other communication shall be deemed to be duly received if delivered in person or by a recognized delivery service, when left at the address of the recipient and if sent by facsimile, upon receipt by the sender of an acknowledgment or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the recipient’s facsimile number; provided that if a notice, demand, consent, approval, request or other communication is served by hand or is received by facsimile on a day which is not a Business Day, or after 5:00 p.m. on any Business Day at the addressee’s location, such notice or communication shall be deemed to be duly received by the recipient at 9:00 a.m. (based upon Birmingham, Alabama time) on the first Business Day thereafter.

ARTICLE XXXIII

APPRAISAL

If it becomes necessary to determine the Fair Market Value of any portion of the Leased Property relating to a particular Facility, each party, within ten (10) Business Days following the date of the event which makes such determination necessary, shall, by notice to the other, appoint an appraiser (each of whom must be a member of the AIREA and adhere to the USPAP standards in the preparation of the appraisal). The appraisers thus appointed shall appoint a third appraiser (such third appraiser must also be a member of the AIREA and adhere to the USPAP standards in the preparation of the appraisal) and such third appraiser shall appraise the portion of the Leased Property relating to such Facility to determine the Fair Market Value; provided, however, that if a party fails to appoint an appraiser within such required period, the sole appraiser appointed shall conduct the appraisal and the parties shall use commercially reasonable efforts to cause such appraisal to be completed within forty-five (45) days following the event which makes such determination necessary. This provision for determination by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties except as otherwise provided by applicable law. Lessor and Lessee shall each pay one-half (1/2) of all costs and expenses incurred in connection with such appraisal. Any appraisal shall assess the Fair Market Value of the portion of the Leased Property relating to such Facility as of the date of the event which makes such assessment necessary.

ARTICLE XXXIV

PURCHASE RIGHTS

34.1 Lessee’s Option to Purchase.

(a) So long as (i) at the time of the giving of the notification described below no Event of Default has occurred and is continuing, and no event has occurred which with the giving of notice or the passage of time or both would constitute an Event of Default (subject to Lessee’s rights under Section 34.3(a) below), and (ii) no Event of Default has occurred and is continuing at the time of the closing of the purchase described below, at the expiration of the

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Term of this Lease, Lessee shall have the option, to be exercised by written notice to the Lessor at least ninety (90) days prior to the expiration of the Term of this Lease, to purchase the entire Leased Property, and not less than the entire Leased Property, at a purchase price equal to the Option Price for the entire Leased Property.

(b) Unless expressly otherwise provided in this Section 34.1, in the event Lessee exercises the option to purchase the Leased Property as provided in this Section 34.1, (i) the terms set forth in Article XVIII shall apply, (ii) Lessee shall continue paying Rent as required under this Lease until the purchase is closed, and (iii) the sale/purchase shall be closed following the expiration of the Term and within thirty (30) days after such expiration of the Term.

(c) With respect to the Shasta Ground Leased Property, (i) in the event Lessee or Prime A exercises its option to purchase as set forth in this Section 34.1, Lessor will, at the closing of such purchase, transfer and assign to Lessee or Prime A, as applicable, all of Lessor’s rights and interests in and to (A) the Shasta Ground Lease, subject to the terms, provisions and conditions of the Ground Lease and subject to Lessee or Prime A, as applicable, executing and delivering to Lessor an instrument whereby Lessee or Prime A, as applicable, assumes all of the obligations under the Shasta Ground Lease, (B) the Air Ambulance Agreement, subject to the terms, provisions and conditions thereof, and (C) the Kiwanis House Sublease, subject to the terms, provisions and conditions thereof; and (ii) Lessee acknowledges that the portion of the Leased Property relating to the Shasta Facility includes a condominium unit located at 1555 East Street, at the intersection of East and Yuba Street, Unit 140, Redding, Shasta County, California (the “Shasta Condominium Property”). Lessee further acknowledges that pursuant to Article XIX of the Declaration of Covenants, Conditions and Restrictions (the “Shasta Condominium Declaration”) for Redding Medical Condominium Owners’ Association (the “Shasta Association”) recorded in Book 2693, Page 641, the Association has a right of first refusal on the Condominium Property; therefore, Lessee’s option to purchase the Condominium Property pursuant to this Section 34.1 is subject to the purchase option as set forth in the Condominium Declaration.

34.2 Lessor’s Option to Purchase Lessee’s Personal Property. With respect to any Facility, upon prior written notice to Lessee, Lessor shall have the option to purchase all (but not less than all) of the Facility Lessee’s Personal Property relating to such Facility, if any, at the expiration or earlier termination of this Lease with respect to such Facility, for an amount equal to the lesser of (a) the depreciated cost of Lessee’s Personal Property relating to such Facility, or (b) the net sound insurable value thereof (current replacement cost less accumulated depreciation on the books of Lessee pertaining thereto), as reasonably determined in good faith by Lessor, subject to, and with appropriate price adjustments for, all equipment leases, conditional sale contracts, security interests and other encumbrances to which such Lessee’s Personal Property is subject. Notwithstanding anything contained in this Section 34.2 to the contrary, the options to purchase granted under this Section 34.2 do not pertain to any of the Licenses, it being understood and agreed that all matters relating to the transfer of the Licenses are addressed in Article XXXVIII.

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34.3 Lessee’s Option to Purchase Upon Other Events.

(a) In the event that Lessor seeks to terminate this Lease, or if this Lease expires by its terms, with respect to the Leased Property relating to one or more (or all, if so elected by Lessor) of the Facilities for any reason other than (i) a failure of Lessee to pay the Base Rent or any other monetary obligation under this Lease or any other Prime Obligation Document, or (ii) Lessee’s intentional breach of this Lease or any other Prime Obligation Document, and such termination is contested by Lessee (if in connection with a termination of this Lease), and no other option to purchase is applicable to the underlying basis for termination or at the time of such expiration, then Lessee shall have the option, and if Lessee does not exercise the option then Prime A shall have the option, to be exercised by ninety (90) days prior written notice to the Lessor and within thirty (30) days following notice by Lessor of its intention to terminate, to purchase the entire Leased Property, and not less than the entire Leased Property, at a purchase price equal to the Option Price for the entire Leased Property.

(b) Lessee shall be entitled to terminate this Lease with respect to the portion of the Leased Property relating to one Facility under this Lease in each calendar year beginning in 2012, upon ninety (90) days prior written notice to Lessor solely for the purpose of contributing such portion of the Leased Property to a charitable organization. Following such notice, Lessee shall purchase the Leased Property relating to any such Facility at the purchase price equal to the applicable Option Price for such Facility. Lessee hereby provides notice of its intent to contribute the Huntington Beach Facility as its 2012 charitable contribution. Notwithstanding the foregoing provisions of this subsection (b), as a condition precedent to any exercise by Lessee of its rights under this subsection (b) (excluding the 2012 charitable contribution of the Huntington Beach Facility), Lessee and Lessor shall have agreed to a Property Substitution in accordance with Article XXXV, which Property Substitution shall be completed contemporaneously with Lessee’s purchase of any such portion of the Leased Property.

(c) Unless otherwise expressly provided in this Section 34.3, in the event Lessee or Prime A exercises the option to purchase under this Section 34.3, (i) the terms set forth in Article XVIII shall apply, (ii) Lessee and/or Prime A shall continue paying Rent as required under this Lease until the purchase is closed unless such failure to close is a result of a breach by Lessor, and (iii) the sale/purchase must be closed within ninety (90) days after the date of the written notice from Lessee or Prime A to Lessor of Lessee’s or Prime A’s intent to purchase, unless a different closing date is agreed upon in writing by Lessor and Lessee or Prime A.

34.4 Prime A Right to Exercise Purchase Options. It is hereby acknowledged and agreed that, with respect to the portions of the Leased Property relating to the Huntington Beach Facility, the La Palma Facility and the West Anaheim Facility, Prime A shall have the sole and exclusive right to exercise any purchase option provided under this Article XXXIV to acquire such portions of the Leased Property. With respect to the portion of the Leased Property relating to the Shasta Facility, Lessor hereby consents to and agrees that Prime A may exercise any of Lessee’s rights and options to purchase as set forth under this Lease pursuant to the same terms and conditions provided to Lessee under this Lease. Prime A shall be deemed to be a third party beneficiary of this Lease with respect to the right of such options.

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ARTICLE XXXV

SUBSTITUTION RIGHTS

35.1 Lessee’s Property Substitution Right. Subject to its satisfaction of the conditions precedent to such right set forth in Section 35.2 and to all other terms and conditions hereof, Lessee is hereby granted the right, at any time during the Term, so long as no Event of Default then exists, and no event has occurred which with the giving of notice or the passage of time or both would constitute an Event of Default, (a) to cause this Lease to be amended to release the portion of the Leased Property relating to any Facility from this Lease and to convey the same to Lessee or its Affiliate, concurrently with (b) the conveyance of a Substitute Property to Lessor and the execution of an amendment adding such Substitute Property to the Leased Property under this Lease (a “Property Substitution”).

35.2 Conditions Precedent to Lessee’s Property Substitution Right. The right of Lessee to effect a Property Substitution is subject to satisfaction by Lessee, or waiver by Lessor, in its sole and absolute discretion, of each of the following:

(a) Lessee shall have given Lessor notice of such proposed Property Substitution not less than sixty (60) days prior to the proposed Property Substitution Date. Any notice from Lessee to Lessor concerning a proposed Property Substitution shall include the following:

(i) notice of the Property Substitution Date proposed by Lessee and Lessee’s Affiliate proposed to be the operator of the Substitute Property;

(ii) the Fair Market Value of the Substitute Property is not less than the Fair Market Value of such portion of the Leased Property, as determined in the good faith, reasonable discretion of Lessor;

(iii) a title insurance commitment from a title insurance company of recognized standing undertaking to issue to Lessor or its designee, at Lessee’s expense, an ALTA Owner’s extended coverage policy of title insurance with respect to the proposed fee real property interests included in the Substitute Property and in the amount of the Fair Market Value thereof, confirming that upon conveyance thereof to Lessor or its designee, such transferee will hold good and marketable title to the proposed Substitute Property, free and clear of title defects, liens, encumbrances and burdens which are not acceptable to such transferee in its sole discretion;

(iv) a written Phase I Environmental Assessment (and if necessary, a Phase II Assessment) of the proposed Substitute Property, prepared not more than one hundred twenty (120) days prior to the proposed Property Substitution Date by a qualified geotechnical firm acceptable to Lessor concerning the absence of Hazardous Materials on or in the proposed Substitute Property and the absence of other liabilities or potential liabilities of the owner thereof under any Hazardous Materials Laws or under any similar federal or state laws or regulations hereinafter enacted;

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(v) a current as-built survey of the real property included in the proposed Substitute Property;

(vi) an engineering and architectural inspection of the buildings and other improvements included in the proposed Substitute Property prepared by an engineering firm reasonably acceptable to Lessor not more than one hundred twenty (120) days prior to the proposed Property Substitution Date, confirming that the proposed Substitute Property is in a good and safe condition and does not require modifications or repairs costing more than Two Percent (2%) of the Fair Market Value thereof during the first (1st) twelve (12) months after the effective date of such Property Substitution;

(vii) a list of all material leases and contracts pertaining to the proposed Substitute Property, together with copies of any such agreements which have a term of more than one (1) year or which involve payment of consideration in excess of Five Hundred Thousand Dollars ($500,000) in any twelve (12) month period;

(viii) a list of all material accreditations, permits, authorizations and approvals of accreditation agencies and federal, state and local agencies pertaining to the proposed Substitute Property and to the Hospital location and related facilities located and operated thereon, together with copies of all such accreditation, permits, authorizations and approvals;

(ix) a copy of the most recent Joint Commission survey of the hospital location operated on the proposed Substitute Property;

(x) the legal opinion described in Section 35.2(c) below; and

(xi) financial information concerning the Substitute Property sufficient to demonstrate the financial performance of the Substitute Property either (A) in form and level of detail acceptable to Lessor in its sole and absolute discretion, or (B) if Lessee’s Affiliate shall have operated the Substitute Property for at least the preceding two (2) fiscal years, presented in a form and level of detail reasonably acceptable to Lessor;

(b) the proposed Substitute Property shall have a Fair Market Value of no less than the Fair Market Value of the applicable portion of the Leased Property, as determined in the good faith, reasonable discretion of Lessor;

(c) Lessor shall have received a legal opinion, obtained by Lessee at its expense from counsel and in form and content reasonably acceptable to Lessor, to the effect that the proposed Property Substitution will qualify for “like kind exchange” treatment under Section 1031 of the Code; and

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(d) the acquisition of the proposed Substitute Property shall have been approved by MPT’s Board of Directors in accordance with its then existing general underwriting guidelines for investments in hospitals and related facilities in effect at such time.

35.3 Procedures for Property Substitution. On the Property Substitution Date, Lessee and Lessor and/or their respective Affiliates shall take the following actions:

(a) Lessee and Lessor will execute instruments in mutually agreeable form (i) terminating the Lease with respect to the portion of the Leased Property relating to the applicable Facility, except for such obligations which expressly survive any such termination, and adding such Substitute Property to the Leased Property under this Lease;

(b) Lessor will convey the Leased Property relating to the applicable Facility to Lessee or its designee on an “as is” and “where is” basis in the manner and on the terms set forth in Article XVIII;

(c) Lessee or its Affiliate will convey the Substitute Property to Lessor or its Affiliate by special warranty deed, which conveyance will be accompanied by ALTA Owner’s title insurance policy as contemplated by Section 35.2(a)(iii) above; and

(d) Lessee, its Affiliates and the Guarantors shall deliver to Lessor the Other Credit Enhancements as shall be necessary to provide Lessor with the security and credit enhancements comparable, in Lessor’s reasonable discretion, to those provided in the other Prime Obligation Documents which pertain to the Substitute Lease.

As soon as practicable after the Property Substitution Date, Lessee will reimburse Lessor and its Affiliates for all documented, out-of-pocket expenses incurred by Lessor and its Affiliates thereof in connection with such Property Substitution.

ARTICLE XXXVI

FINANCING OF THE LEASED PROPERTY

Lessor agrees that, if it grants or creates any mortgage, lien, encumbrance or other title retention agreement (“Liens”) upon any portion of the Leased Property relating to any particular Facility after the Commencement Date, Lessor will use commercially reasonable efforts to obtain an agreement from the holder of each such Lien whereby such holder agrees (a) to give the Facility Lessee which operates the Facility on such portion of the Leased Property the same notice, if any, given to Lessor of any default or acceleration of any obligation underlying any such Lien or any sale in foreclosure of such Lien, (b) to permit such Facility Lessee, after twenty (20) days’ prior written notice, to cure any such default on Lessor’s behalf within any applicable cure period, (c) to permit such Facility Lessee to appear with its representatives and to bid at any foreclosure sale with respect to any such Lien, (d) that, if subordination by such Facility Lessee is requested by the holder of each such Lien, to enter into an agreement with such Facility Lessee containing the provisions described in Article XXXVII and (e) to execute and deliver to such

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Facility Lessee a written agreement consenting to this Lease and agreeing that, notwithstanding any such other Facility Instrument or any default, expiration, termination, foreclosure, sale, entry or other act or omission thereunder, such Facility Lessee shall not be disturbed in peaceful enjoyment of such portion of the Leased Property nor shall this Lease be terminated or canceled at any time, except in accordance with Article XVI as a result of an Event of Default. No Facility Lessee shall be subordinated to the holder of a Lien unless both conditions of clause (d) and (e) above are met.

ARTICLE XXXVII

SUBORDINATION AND NON-DISTURBANCE

At the request from time to time by one or more Facility Lenders with respect to any Facility Lessee, within ten (10) days from the date of request, such Facility Lessee shall execute and deliver within such ten (10)-day period, to such Facility Lender, an estoppel certificate along with a written agreement in form and content reasonably acceptable to such Facility Lender whereby such Facility Lessee subordinates this Lease and all of its rights and estate hereunder to each Facility Instrument that encumbers the portion of the Leased Property utilized by such Facility Lessee or any part thereof and agrees with each such Facility Lender that such Facility Lessee will attorn to and recognize such Facility Lender or the purchaser at any foreclosure sale or any sale under a power of sale contained in any such Facility Instrument, as the case may be, as Lessor under this Lease for the balance of the Term then remaining, subject to all of the terms and provisions of this Lease; provided, however, that each Lessor and each such Facility Lender simultaneously executes and delivers to such Facility Lessee a written agreement consenting to this Lease and agreeing that, notwithstanding any such other mortgage, deed of trust, right, title or interest, or any default, expiration, termination, foreclosure, sale, entry or other act or omission under, pursuant to or affecting any of the foregoing, such Facility Lessee shall not be disturbed in peaceful enjoyment of such portion of the Leased Property nor shall this Lease be terminated or canceled at any time, except in accordance with Article XVI as a result of an Event of Default.

ARTICLE XXXVIII

LICENSES

38.1 Maintenance of Licenses. With respect to each Facility, each Facility Lessee (a) shall maintain at all times during the Term and any holdover period, (i) the Operating Agreements, (ii) the Participation Agreements and (iii) all applicable federal, state and local governmental licenses, approvals, qualifications, variances, certificates of need, franchises, accreditations, certificates, certifications, consents, permits and other authorizations and contracts, including provider numbers and provider agreements with governmental or quasi-governmental entities and other third parties, which may be necessary for the operation of the Facility operated by such Facility Lessee for the Primary Intended Use, or required for certification and participation under Medicare and Medi-Cal legislation and regulations, the California Department of Public Health (“DPH”), the United States Department of Health and Human Services (“DHHS”), and the Centers for Medicare and Medi-Cal Services (“CMS”), and/or state or federal Title XVIII and/or

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Title XIX provider programs applicable for each such Facility (the items described in this clause (iii), collectively, the “Licenses”) (provided, however, no Facility Lessee shall be required to maintain any Operating Agreements or Participation Agreements unless such agreements are required for participation in the Medicare and Medi-Cal Programs and/or required for the maintenance of federal, state and local licenses); (b) shall remain in compliance with all state and federal laws, rules, regulations and procedures with regard to the operation of the Facility operated by such Facility Lessee, including, without limitation, HIPAA and the regulations promulgated by the DPH, as applicable for each such Facility, as they may from time to time exist; and (c) shall operate the Facility operated by such Facility Lessee in a manner consistent with quality acute care services and sound reimbursement principles under the Medicare and/or Medi-Cal programs and as required under state and federal law.

38.2 No Transfers or Alterations of Licenses. Lessee covenants and agrees that during the Term it shall not, without the prior written consent of Lessor, which may be granted or withheld in Lessor’s sole discretion, (a) sell, move, modify (including, without limitation, the establishment of a “provider-based” network or similar arrangement), cancel, surrender, transfer, assign, sell, relocate, pledge, secure, convey or in any manner encumber any License, or (b) effect or attempt to effect any change in the license category or status of any Facility or any part thereof.

38.3 Notifications; Corrective Actions. Each Facility Lessee shall notify Lessor in writing within five (5) Business Days after such Facility Lessee’s receipt of any notice, action, proceeding or inquiry of any governmental agency, bureau or other authority, whether federal, state or local, of any kind, nature or description, which could adversely affect any material License for the Facility operated by such Facility Lessee, or the ability of such Facility Lessee to maintain its status as the licensed and accredited operator of such Facility, or which alleges noncompliance with any law. At the time of delivery of such notification to Lessor, such Facility Lessee shall furnish Lessor with a copy of any and all such notices or inquiries, and Lessor shall have the right, but not the obligation, to attend and/or participate, in Lessor’s sole discretion, in any such actions or proceedings. Each Facility Lessee shall act diligently to correct any deficiency or deal effectively with any “adverse action” or other proceedings, inquiries or other governmental actions, so as to maintain the Licenses and Medicare and/or Medi-Cal certification, status for the Facility operated by such Facility Lessee in good standing at all times. No Facility Lessee shall agree to any settlement exceeding Five Hundred Thousand Dollars ($500,000) or other action with respect to such proceedings or inquiries which affects the use of all or any portion of the Leased Property or any part thereof for the Primary Intended Use without the prior written consent of Lessor, which consent may be withheld or conditioned in Lessor’s sole discretion. Each Facility Lessee agrees to sign, acknowledge, provide and deliver to Lessor any and all documents, instruments or other writings which are or may become necessary, proper and/or advisable to cause any and all Licenses, including all Medicare and Medi-Cal provider numbers and provider agreements, to be obtained or issued (either in total or individually) in the name of Lessor or its designee in the event that Lessor reasonably determines in good faith that (irrespective of any claim, dispute or other contention or challenge of such Facility Lessee) there

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is any material breach, default or other lapse in any representation, warranty, covenant or other delegation of duty to such Facility Lessee (beyond any applicable grace or cure period) and the issuing government agency has threatened or asserted in writing that such License will terminate or has lapsed or that such License or certification or accreditation status is in jeopardy. If, upon the request of Lessor, any Facility Lessee shall fail to comply with its obligations described in the immediately foregoing sentence, Lessee hereby irrevocably appoints Lessor as agent of each Facility Lessee for such express purposes. This power is coupled with the ownership interest of Lessor in and to the Leased Property and all incidental rights attendant to any and all of the foregoing rights.

38.4 Termination of Lease. UPON THE TERMINATION OF THIS LEASE (ASSUMING LESSEE DOES NOT PURCHASE THE LEASED PROPERTY AS PROVIDED HEREIN), WITHOUT ANY ADDITIONAL CONSIDERATION TO ANY FACILITY LESSEE, EACH FACILITY LESSEE SHALL, FOR REASONABLE PERIODS OF TIME AFTER SUCH TERMINATION, USE ITS BEST EFFORTS TO FACILITATE AN ORDERLY TRANSFER OF THE OPERATION AND OCCUPANCY OF THE FACILITY OPERATED BY SUCH FACILITY LESSEE TO LESSOR OR ITS DESIGNEE, AND SUCH COOPERATION SHALL INCLUDE, WITHOUT LIMITATION, (1) SUCH FACILITY LESSEE’S EXECUTION AND SUBMISSION TO THE APPROPRIATE AUTHORITY OF ANY AND ALL DOCUMENTS REQUIRED TO EFFECT THE TRANSFER, ISSUANCE OR ASSIGNMENT TO LESSOR OR ITS DESIGNEE OF ANY AND ALL LICENSES, INCLUDING ALL MEDICARE AND MEDI-CAL PROVIDER NUMBERS AND PROVIDER AGREEMENTS, (2) SUCH FACILITY LESSEE’S MAINTENANCE OF THE EFFECTIVENESS OF ANY AND ALL SUCH LICENSES UNTIL SUCH TIME AS ANY NEW LICENSES NECESSARY FOR ANY NEW LESSEE OR OPERATOR TO OPERATE THE FACILITY OPERATED BY SUCH FACILITY LESSEE HAVE BEEN ISSUED, AND (3) THE TAKING OF SUCH OTHER ACTIONS AS REASONABLY REQUESTED BY LESSOR OR REQUIRED BY APPLICABLE LAW; IT BEING UNDERSTOOD AND AGREED THAT THE PERFORMANCE OR EXERCISE OF ANY OF THE FOREGOING RIGHTS, REMEDIES, DUTIES AND OBLIGATIONS SHALL BE WITHOUT ANY ADDITIONAL CONSIDERATION TO SUCH FACILITY LESSEE.

38.5 Material Condition of Lease. IT IS AN INTEGRAL CONDITION OF THIS LEASE, AND A MATERIAL INDUCEMENT TO LESSOR’S AGREEMENT TO ENTER INTO THIS LEASE, THAT EACH FACILITY LESSEE ACKNOWLEDGES AND AGREES TO COOPERATE WITH AND ASSIST LESSOR AND/OR ITS DESIGNEE IN CONNECTION WITH ANY TRANSFER OF THE LICENSES OR THE OPERATIONS OF THE FACILITY IN ACCORDANCE WITH THIS ARTICLE XXXVIII. INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH A TERMINATION OF THIS LEASE OR REMOVAL OF LESSEE FROM POSSESSION OF THE LEASED PROPERTY IN THE MANNER SET FORTH IN SECTION 38.4 ABOVE, WHICH COOPERATION AND ASSISTANCE SHALL BE WITHOUT ANY ADDITIONAL CONSIDERATION TO LESSEE. EACH FACILITY LESSEE HEREBY APPOINTS EACH OF PRIME HEALTHCARE’S

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CHAIRMAN, CHIEF EXECUTIVE OFFICER AND GENERAL COUNSEL, AS LESSEE’S DULY AUTHORIZED REPRESENTATIVES WITH AUTHORITY TO EXECUTE ANY AND ALL DOCUMENTS OR AGREEMENTS AS REQUIRED PURSUANT TO THIS ARTICLE XXXVIII AND SHALL NOTIFY LESSOR UPON ANY CHANGE IN SUCH FACILITY LESSEE’S DULY AUTHORIZED REPRESENTATIVES.

ARTICLE XXXIX

COMPLIANCE WITH HEALTHCARE LAWS

Lessee hereby covenants, warrants and represents to Lessor that throughout the Term each Facility Lessee shall: (a) be validly licensed, Medicare and/or Medi-Cal certified, and, if required, accredited to operate the Facilities in accordance with the applicable rules and regulations of the State in which the applicable Facility is located, federal governmental authorities, and accrediting bodies, including, but not limited to, the DHHS, DPH and CMS; (b) be certified by and the holder of valid provider agreements with Medicare/Medi-Cal issued by DHHS, DPH and/or CMS and shall remain so certified and shall remain such a holder of such licenses and Medicare and/or Medi-Cal certifications for it to operate in accordance with the Primary Intended Use; (c) be in substantial compliance with all state and federal laws, rules, regulations and procedures with regard to the operation of the Facility operated by such Facility Lessee, including, without limitation, substantial compliance under HIPAA; (d) operate the Facility operated by such Facility Lessee in a manner consistent with quality acute care services and sound reimbursement principles under the Medicare and/or Medi-Cal programs and as required under state and federal law; and (e) not abandon, terminate, vacate or fail to renew any license, certification, accreditation, certificate, approval, permit, waiver, provider agreement or any other authorization which is required or material for the lawful and proper operation of the Facility operated by such Facility Lessee or in any way commit any act which will or may cause any such license, certification, accreditation, certificate, approval, permit, waiver, provider agreement or other authorization to be revoked by any federal, state or local governmental authority or accrediting body having jurisdiction thereof.

ARTICLE XL

MISCELLANEOUS

40.1 General. If any term or provision of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such term or provision shall not be affected thereby. If any late charges provided for in any provision of this Lease are based upon a rate in excess of the maximum rate permitted by applicable law, the parties agree that such charges shall be fixed at the maximum permissible rate. All the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties and their respective successors and assigns (subject to Article XXIII); provided, however, that (a) this Lease shall not inure to the benefit of any assignee pursuant to an assignment which violates the terms of this Lease and (b) neither this Lease nor any other Lease Document shall be deemed to confer upon any Person not a party to this Lease any rights or remedies contained in this Lease. The headings in this Lease are for convenience of reference only and shall not limit or otherwise affect its meaning.

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40.2 Bankruptcy Waivers.

(a) Unitary and Non-Severable Lease. The parties agree that for the purposes of any assumption, rejection or assignment of this Lease under 11 U.S.C. Section 365 or any amendment or successor section thereof, this is one indivisible and non-severable lease dealing with and covering one legal and economic unit which must be assumed, rejected or assigned as a whole with respect to all (and only all) the Leased Property covered hereby.

(b) Relief from Stay. Lessee acknowledges and agrees that in the event any Lessee or any Leased Property relating to any Facility shall become the subject of any bankruptcy or insolvency estate, then (i) Lessee shall not oppose any request by Lessor to obtain an order from the court granting relief from the automatic stay pursuant to Section 362 of the Bankruptcy Code so as to permit the exercise of all rights and remedies pursuant to this Lease, and (ii) the occurrence or existence of any Event of Default under this Lease shall, in and of itself, constitute “cause” for relief from the automatic stay pursuant to the provisions of Section 362(d)(1) of the Bankruptcy Code, based on the fact that the non-existence of a bankruptcy proceeding was a material inducement for the entry by Lessor into this Lease.

(c) Automatic Stay. Lessee hereby waives the stay imposed by 11 U.S.C. Section 362(a) as to actions by the Lessor against each Facility. Lessee acknowledges and agrees that in the event of the filing of any voluntary or involuntary petition in bankruptcy by or against Lessee, it shall not assert or request that any other party assert that the automatic stay provided by Section 362 of the Bankruptcy Code shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of Lessor to enforce any rights or remedies held by virtue of the Lease or applicable law.

(d) Patient Care Ombudsman. Lessee hereby agrees (i) to use its best efforts to contest the necessity of the appointment of a Patient Care Ombudsman for such Facility as that term is defined in 11 U.S.C. Section 333, and/or (ii) to join with Lessor in requesting a waiver of or contesting the appointment of such a Patient Care Ombudsman.

40.3 Lessor’s Expenses. In addition to the other provisions of this Lease, including, without limitation, Section 16.2 hereof, Lessee agrees and shall pay and/or reimburse Lessors and its Affiliates’ documented, out-of-pocket costs and expenses, including, without limitation, the costs and expenses of reports and investigations and reasonable legal fees and expenses attributable to an Event of Default and Lessor’s pursuing the rights and remedies provided herein and under applicable law, incurred or resulting from or relating to (a) requests by Lessee for approval or consent under this Lease or any other Lease Documents or Prime Obligation Documents (including any consents relating to management, the placing of liens on Lessee’s Personal Property and any intercreditor issues which arise in connection with any Material Obligation), (b) requests by Lessor for approval or consent under this Lease or any other Lease Documents or

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Prime Obligation Documents, (c) any circumstances or developments which give rise to Lessor or its Affiliates’ right of consent or approval under this Lease or any other Prime Obligation Document, (d) circumstances resulting from any action or inaction by Lessee contrary to the lease provisions, (e) any Property Substitution, (f) a request for changes, including, but not limited to, (i) the permitted use of the Leased Property, (ii) alterations and improvements to the Leased Improvements, (iii) subletting or assignment, and (iv) any other changes in the terms, conditions or provisions of this Lease or any other Lease Documents or other Prime Obligation Documents, and (g) enforcement by Lessor or its Affiliates of any of the provisions of this Lease or any other Lease Documents or other Prime Obligation Documents. Such expenses and fees shall be paid by Lessee within thirty (30) days of the submission of a statement for the same or such amount(s) shall become Additional Charges and subject to the Overdue Rate following such thirty (30)-day period.

40.4 Entire Agreement; Modifications. This Lease, together with all exhibits, schedules and the other documents referred to herein, embody and constitute the entire understanding between the parties with respect to the transactions contemplated herein, and all prior agreements, understandings, representations and statements (oral or written) are merged into this Lease. Neither this Lease, any exhibit or schedule attached hereto, nor any provision hereof or thereof may be modified or amended except by an instrument in writing signed by Lessor and Lessee. Lessor and Lessee acknowledge and agree that the Original Prime Leases to which Lessee is a party are merged, amended and restated by this Lease.

40.5 Lessor Securities Offering and Filings. Notwithstanding anything contained herein to the contrary, Lessee shall cooperate with Lessor in connection with any securities offerings and filings, or Lessor’s efforts to procure or maintain financing for, or related to, the Leased Property, or any portion thereof and, in connection therewith, Lessee shall furnish Lessor, in a timely fashion, with such financial and other information (including audited financial statements and consents of auditors) as Lessor shall request. Lessor shall reimburse the Lessee for any and all incremental costs (i.e., costs not otherwise incurred by the Lessee with respect to the normal preparation of such financial statements for other purposes) incurred in furnishing, or causing its accountants to furnish, such financial statements and consents. Lessor may disclose that Lessor has entered into this Lease with Lessee and may provide and disclose information regarding this Lease, Lessee, the Guarantors, the Leased Property and each Facility, and such additional information which Lessor may reasonably deem necessary, to its proposed investors in such public offering or private offering of securities, or any current or prospective lenders with respect to such financing, and to investors, analysts and other parties in connection with earnings calls and other normal communications with investors, analysts, and other parties. Upon reasonable advance notice, Lessor, its legal and financial representatives, and any lender providing financing for all or any portion of the Leased Property shall have the right, subject to the execution of a written confidentiality agreement on terms reasonably acceptable to Lessor, such lender and Lessee, to access, examine and copy all agreements, records, documentation and information relating to Lessee, the Guarantors, and such Leased Property, and to discuss such affairs and information with the officers, employees and independent public accountants of Lessee as reasonably necessary. The additional costs of Lessee in complying with the foregoing shall be reimbursed to Lessee by Lessor.

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40.6 Non-Recourse as to Lessor. Anything contained herein to the contrary notwithstanding, any claim based on, or in respect of, any liability of Lessor under this Lease shall be enforced only against the Leased Property and not against any other assets, properties or funds of (i) Lessor, (ii) any director, officer, general partner, member, shareholder, limited partner, beneficiary, employee, representative, contractor or agent of Lessor or any of its Affiliates (collectively, the “Lessor Parties”) (or any legal representative, heir, estate, successor or assign of Lessor or any of the Lessor Parties), (iii) any predecessor or successor partnership or corporation (or other entity) of Lessor or any of the Lessor Parties, either directly or through Lessor or the Lessor Parties, or (iv) any person or entity affiliated with any of the foregoing. In no event shall Lessor or any of the Lessor Parties be liable for indirect, incidental, consequential, special, punitive or exemplary damages, regardless of the form of action, whether in contract, tort or otherwise, and even if such party has been advised of the possibility of such damages.

40.7 Covenants, Restrictions and Reciprocal Easements. Subject to the Shasta Ground Lease, and notwithstanding anything herein to the contrary, Lessor shall also have the right, but not the obligation, to place of record all covenants, restrictions and reciprocal easements on all or any portion of the Land (collectively, the “Declarations”) which Lessor deems reasonably necessary for the ownership of any Facility, with such Declarations to be in form and content acceptable to Lessor in its reasonable discretion.

40.8 Force Majeure. Except for Rent and other monetary obligations payable pursuant to the terms of this Lease (which shall not be extended or excused), in the event that Lessor or Lessee shall be delayed, hindered in or prevented from the performance of any act required under this Lease by reason of strikes, lockouts, labor troubles, or other industrial disturbances, inability to procure materials, failure of power, unavailability of any utility service, restrictive governmental laws or regulations, acts of public enemies, war, blockades, riots, insurrections, earthquakes, fires, storms, floods, civil disturbances, weather-related acts of God, failure to act, or default of another party, or other reason beyond Lessor’s or Lessee’s control (individually “Force Majeure”), then performance of such act shall be excused for the period of the delay, and the period of the performance of any such act shall be extended for a period equivalent to the period of such delay. Within ten (10) Business Days following the occurrence of Force Majeure, the party claiming a delay due to such event shall give written notice to the other setting forth a reasonable estimate of such delay.

40.9 Management Agreements. Lessee shall not engage or remove any Management Company or enter into any Management Agreements without Lessor’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Lessee shall, if required by Lessor, assign all of Lessee’s rights under the Management Agreements to Lessor, and Lessor shall be entitled to assign same to a Facility Lender or Facility Lenders. At the request of Lessor, from time to time Lessee shall execute and deliver an assignment and/or subordination agreement relating to the Management Agreements, which assignment and/or

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subordination agreement shall be in a form and content reasonably acceptable to Lessor and/or any lender providing financing to Lessor, and shall be delivered to Lessor within ten (10) days after Lessor’s request. Lessee hereby agrees that all payments and fees payable under the Management Agreements are and shall be subordinate to the payment of the obligations under this Lease and all other documents executed in connection with this Lease and any loan made by Lessor or Lessor’s Affiliates to Lessee or to Lessee’s Affiliates. Lessee agrees that each Management Agreement entered into in connection with the Leased Property relating to any particular Facility shall expressly contain provisions acceptable to Lessor which (i) require an assignment of the Management Agreement to Lessor upon request by Lessor, (ii) confirm and warrant that all sums due and payable under the Management Agreement are subordinate to this Lease, (iii) grant Lessor the right to terminate the Management Agreement as provided in Section 16.1(F), and (iv) require the Management Company to execute and deliver to Lessor within ten (10) days from Lessor’s request an estoppel certificate, assignment and/or subordination agreement as required by Lessor and/or Lessor’s lender providing financing to Lessor, in a form and content acceptable to Lessor and/or its lender. Lessor acknowledges that the “Subordination of Management Agreement” of even date herewith satisfies the requirements of the preceding sentence. At the request of Lessor, from time to time Lessee shall execute and obtain from all parties subject to such Management Agreements executed written confirmation of such assignment or subordination, which shall be delivered to Lessor within ten (10) days from Lessor’s request.

40.10 Non-Competition. Each Facility Lessee hereby acknowledges the Non-Competition Agreement and, as an inducement to Lessor to enter into this Lease and as a condition precedent to this Lease, each Facility Lessee agrees that the terms, provisions and conditions of the Non- Competition Agreement are binding on it and incorporated herein by reference.

40.11 Governing Law. THIS LEASE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES. NOTWITHSTANDING THE FOREGOING, ALL PROVISIONS OF THIS LEASE RELATING TO THE CREATION OF THE LEASEHOLD ESTATE AND ALL REMEDIES SET FORTH IN ARTICLE XVI RELATING TO THE RECOVERY OF POSSESSION OF THE LEASED PROPERTY (SUCH AS AN ACTION FOR UNLAWFUL DETAINER OR OTHER SIMILAR ACTION) SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE LEASED PROPERTY IS LOCATED.

40.12 Jurisdiction and Venue. LESSOR AND LESSEE CONSENT TO PERSONAL JURISDICTION IN THE STATE OF DELAWARE. LESSOR AND LESSEE AGREE THAT ANY ACTION OR PROCEEDING ARISING FROM OR RELATED TO THIS LEASE SHALL BE BROUGHT AND TRIED EXCLUSIVELY IN THE STATE OR FEDERAL COURTS OF DELAWARE. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY

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SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. LESSOR AND LESSEE EXPRESSLY ACKNOWLEDGE THAT DELAWARE IS A FAIR, JUST AND REASONABLE FORUM AND AGREE NOT TO SEEK REMOVAL OR TRANSFER OF ANY ACTION FILED BY THE OTHER PARTY IN SAID COURTS. FURTHER, LESSOR AND LESSEE IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY CERTIFIED MAIL ADDRESSED TO A PARTY AT THE ADDRESS DESIGNATED PURSUANT TO ARTICLE XXXII SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH PARTY FOR ANY ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT MAY BE ENFORCED IN ANY OTHER COURT TO WHOSE JURISDICTION ANY OF THE PARTIES IS OR MAY BE SUBJECT.

40.13 Appointment of Agent and Attorney-in-Fact. Notwithstanding anything contained herein to the contrary, for the purpose of effecting transfers and assignments described herein, Lessee hereby nominates and irrevocably designates and appoints Lessor its true and lawful agent and attorney-in-fact, either in the name of Lessor or in the name of Lessee or in the name of Lessor’s designee to do all acts and things and execute all documents which Lessor may deem necessary or advisable to effect the transfers and assignments set forth herein, including, without limitation, preparing, signing and filing any and all agreements, documents and applications necessary to effect such transfers or assignments. This power is coupled with the ownership interest of Lessor in and to the Leased Property and the security interest of Lessor described in Section 16.6 hereof and all other rights incidental and attendant thereto.

40.14 True Lease. Lessor and Lessee agree that this Lease is intended as, and shall for all purposes constitute, a lease under the laws of each State where any portion of the Leased Property is located, and nothing herein shall be construed as conveying to the Lessee any right, title or interest in or to the Leased Property or to any remainder or reversionary estates in the Leased Property held by any Person, except, in each instance, as a lessee. Under no circumstances shall this Lease be regarded as an assignment of all of Lessor’s interest in and to the Leased Property; instead, Lessor and Lessee shall have the relationship between them of Lessor and Lessee, pursuant to the terms and provisions of this Lease. In no event shall Lessee or any Affiliate of Lessee claim depreciation, amortization or interest deductions as owner of any Leased Property for United States federal, state or local income tax purposes (except as to alterations not financed by Lessor).

40.15 Reserved.

40.16 Compliance with Anti-Terrorism Laws. Lessor hereby notifies Lessee that pursuant to the requirements of certain Anti-Terrorism Laws (including, without limitation, the Patriot Act) and Lessor’s policies and practices, Lessor is required to obtain, verify and record certain information and documentation that identifies Lessee, its principals and Affiliates, which information includes the name and address of Lessee, its principals and Affiliates, and such other

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information that will allow Lessor to identify such parties in accordance with the Anti-Terrorism Laws (including, without limitation, the Patriot Act). Lessee will not, directly or indirectly, knowingly enter into any lease for the operation of any part of a Facility or any other lease or any material contracts with any person listed on the OFAC List. Lessee shall immediately notify Lessor if Lessee has knowledge that Lessee or any of its principals or Affiliates or any Guarantor is listed on the OFAC List or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering. Lessee will not, directly or indirectly (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224, or other Anti-Terrorism Law.

40.17 Electronically Transmitted Signatures. In order to expedite the execution of this Lease, telecopied signatures or signatures sent by electronic mail may be used in the place of original signatures on this Lease. The parties intend to be bound by the signatures of the telecopied or electronically mailed signatures, and hereby waive any defenses to the enforcement of the terms of this Lease based on the form of the signature. Following any facsimile or electronic mail transmittal, the party shall promptly deliver the original instrument by reputable overnight courier in accordance with the notice provisions of this Lease.

40.18 Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, LESSOR AND LESSEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LEASE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF EITHER PARTY OR ANY EXERCISE OF ANY PARTY OF THEIR RESPECTIVE RIGHTS HEREUNDER OR IN ANY WAY RELATING TO THIS LEASE OR THE LEASED PROPERTY (INCLUDING ANY CLAIM OR DEFENSE ASSERTING THAT THIS LEASE WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR LESSOR TO ENTER INTO THIS LEASE.

40.19 Counterparts. This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

40.20 Survival. Notwithstanding any provision of this Lease to the contrary, the parties acknowledge and agree that, all claims against, and liabilities of, Lessee or Lessor which relate to acts or omissions prior to the date of expiration or termination of this Lease, and the covenants and obligations under this Lease which expressly relate to periods after the expiration or earlier termination of Lessee’s tenancy under this Lease, including, without limitation, all

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indemnification obligations and those covenants and obligations described in Sections 8.1 (final sentence only), 8.3 (final sentence only), 16.2, 38.4, 38.5 and 40.3, and Articles XVIII, XVII and XXII, shall survive such expiration or earlier termination.

40.21 Continuation of Defaults. Notwithstanding any provision hereof to the contrary, whenever in this Lease the phrases “continuing,” “continuation of” or similar words or phrases are used in connection with Events of Default, defaults, or events which with notice or passage of time would constitute Events of Default, such phrases or words shall not be construed to create any right in the Lessee to have additional periods of time to cure such defaults or Events of Default other than those specific cure periods provided in this Lease.

40.22 Specific Performance. In addition to any rights and remedies available to the parties hereunder or at law, each party shall be entitled to bring an action for specific performance and to seek other equitable relief in connection with any breach or violation, or any attempted breach or violation, of the provisions of this Lease.

40.23 Joint Drafting. The parties hereto and their respective counsel have participated in the drafting and redrafting of this Lease and the general rules of construction which would construe any provisions of this Lease in favor of or to the advantage of one party as opposed to the other as a result of one party drafting this Lease as opposed to the other or in resolving any conflict or ambiguity in favor of one party as opposed to the other on the basis of which party drafted this Lease are hereby expressly waived by all parties to this Lease.

40.24 Joint and Several Obligations. Each Facility Lessee shall be jointly and severally liable for all of the liabilities and obligations of Lessee under this Lease. Additionally, each Facility Lessee acknowledges and agrees that all of the representations, warranties, covenants, obligations, conditions, agreements and other terms contained in this Lease shall be applicable to and shall be binding upon and enforceable against any one or more Facility Lessees.

40.25 Shasta Ground Lease. By the Shasta Assignment of Ground Lease, the Shasta Facility Lessee has assigned to MPT of Shasta, L.P. all of its right, title and interest in and to the Shasta Ground Lease and the Shasta Ground Leased Property and MPT of Shasta, L.P hereby subleases the Ground Leased Property to Lessee subject to the terms of the Shasta Ground Lease and solely for the purpose of using the Shasta Ground Leased Property in connection with the operation of the Shasta Facility. Lessee shall perform and fulfill all of Lessor’s obligations and responsibilities under the Shasta Ground Lease and the Shasta Collateral Assignment of Ground Lease from and after the date hereof and Lessee accepts, assumes and agrees to comply with, perform and observe all of the terms, conditions, provisions, limitations and obligations contained in the Shasta Ground Lease to be performed on the part of the Lessor as lessee therein, including the payment of rent required under the Shasta Ground Lease. Lessor and Lessee acknowledge and agree that in the event this Lease is terminated or canceled for any reason (i) the Shasta Ground Lease and all right, title and interest thereunder shall automatically revert to MPT of Shasta, L.P., and (ii) Lessee shall, immediately upon request by Lessor, sign, acknowledge, provide and deliver to Lessor (and if Lessee fails to do so upon request of Lessor,

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Lessee hereby irrevocably appoints Lessor as agent of Lessee for such express purposes) any and all documents, instruments or other writings (all in recordable form) which are or may become necessary, proper and/or advisable to cause the Shasta Ground Lease to revert to MPT of Shasta, L.P. as provided herein. Lessee shall not, without Lessor’s prior written consent, which consent may be granted or denied in Lessor’s sole discretion (i) assign, transfer or convey any interest, right or obligation in, to or under the Shasta Ground Lease, (ii) sublease any portion of the Shasta Ground Leased Property, (iii) terminate, modify, amend, restate or change in any way the Shasta Ground Lease, or (iv) exercise any option to purchase the Shasta Ground Leased Property. Lessee agrees that it will immediately upon receipt forward to Lessor copies of all notices, requests, demands and other correspondence and documents directed to and/or received from the Shasta Ground Lease Lessor.

40.26 Representatives.

(a) Lessee hereby appoints Prime Healthcare as its duly authorized agent and representative (the “Prime Representative”) to take all actions and enforce all rights of the Lessee under this Lease, including, without limitation, (i) giving and receiving any notice or instruction permitted or required under this Lease; (ii) interpreting all of the terms and provisions of this Lease; (iii) authorizing payments or obtaining reimbursement as may be provided for herein; (iv) consenting to, compromising or settling all disputes with the Secured Parties under this Lease; (v) conducting negotiations and dealing with the Lessor under this Lease; (vi) negotiating, granting and executing any waivers, consents or amendments to this Lease; and (vii) taking any other actions on behalf of the Lessee relating to the Lessee’ rights, claims, duties and obligations under this Lease. In the performance of the Lessor’s duties and obligations hereunder, the Lessor shall be authorized and permitted to correspond and transact with the Prime Representative on behalf of Lessee and shall be entitled to rely upon any document or instrument executed and delivered by the Prime Representative.

(b) Lessor hereby appoints Centinela Lender as its duly authorized agent and representative (the “MPT Representative”) to take all actions and enforce all rights of Lessor under this Lease, including, without limitation, (i) giving and receiving any notice or instruction permitted or required under this Lease; (ii) interpreting all of the terms and provisions of this Lease; (iii) authorizing payments or obtaining reimbursement as may be provided for herein; (iv) consenting to, compromising or settling all disputes with the Lessee under this Lease; (v) conducting negotiations and dealing with the Lessee under this Lease; (vi) negotiating, granting and executing any waivers, consents or amendments to this Lease; and (vii) taking any other actions on behalf of the Lessor relating to the Lessor’s rights, claims, duties and obligations under this Lease. In the performance of the Lessee’s duties and obligations hereunder, the Lessee shall be authorized and permitted to correspond and transact with the MPT Representative on behalf of Lessor and shall be entitled to rely upon any document or instrument executed and delivered by the MPT Representative.

(c) (c) If either the “MPT Representative” or the “Prime Representative” (as such terms are defined in the Security Agreement) is changed under the Security Agreement, then any such change shall automatically be applicable to this Lease unless it is otherwise expressly stated in the document that provides for such change.

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ARTICLE XLI

MEMORANDUM OF LEASE

Lessor and Lessee shall, promptly upon the request of either, enter into a short form memorandum of this Lease, in form suitable for recording under the laws of the state in which the Leased Property is located, in which reference to this Lease, the Term and all options contained herein, shall be made. Lessee shall pay any recording taxes and other costs in connection therewith.

[Signatures appear on following pages.]

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IN WITNESS WHEREOF, the parties have caused this Lease Agreement to be executed by their respective officers thereunto duly authorized.

LESSOR:

MPT OF HUNTINGTON BEACH, L.P.

By:	MPT of Huntington Beach, LLC
Its:	General Partner
By:	MPT Operating Partnership, L.P.
Its:	Sole Member

By:
Name:	R. Steven Hamner
Its:	Executive Vice President & CFO

MPT OF LA PALMA, L.P.

By:	MPT of La Palma, LLC
Its:	General Partner
By:	MPT Operating Partnership, L.P.
Its:	Sole Member

By:
Name:	R. Steven Hamner
Its:	Executive Vice President & CFO

MPT OF SHASTA, L.P.

By:	MPT of Shasta, LLC
Its:	General Partner
By:	MPT Operating Partnership, L.P.
Its:	Sole Member

By:
Name:	R. Steven Hamner
Its:	Executive Vice President & CFO

2012 Master Lease Agreement I

MPT OF WEST ANAHEIM, L.P.

By:	MPT of West Anaheim, LLC
Its:	General Partner
By:	MPT Operating Partnership, L.P.
Its:	Sole Member

By:
Name:	R. Steven Hamner
Its:	Executive Vice President & CFO

2012 Master Lease Agreement I

LESSEE:

PRIME HEALTHCARE HUNTINGTON BEACH, LLC PRIME HEALTHCARE LA PALMA, LLC PRIME HEALTHCARE SERVICES - SHASTA, LLC PRIME HEALTHCARE ANAHEIM, LLC

By:
Name:	Prem Reddy
Title:	Chairman, President and Chief Executive
Officer of each of the Lessees

2012 Master Lease Agreement I

Exhibit A-1

Huntington Beach

PARCEL A1:

PARCEL 1, OF PARCEL MAP NO. 84-1203, IN THE CITY OF HUNTINGTON BEACH, COUNTY OF ORANGE, STATE OF CALIFORNIA, AS SHOWN ON A MAP FILED IN BOOK 244, PAGES 48, 49 AND 50 OF PARCEL MAPS IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY. EXCEPTING FROM THE EASTERLY 10.23 FEET OF SAID PARCEL 1, “ALL MINERALS, PETROLEUM, ASPHALT, BREA, OIL, GAS AND OTHER HYDROCARBON SUBSTANCES, LYING BELOW 500 FEET OF THE SURFACE OF SAID LAND, TOGETHER WITH THE SOLE AND EXCLUSIVE RIGHT TO DRILL SLANTED WELLS FROM THE LOCATIONS ON OTHER LANDS INTO AND THROUGH AND TO CONSTRUCT OR DEVELOP MINES, TUNNELS, SHAFTS OR OTHER WORKS IN AND THROUGH THE SUBSURFACE OF SAID LAND FOR THE PURPOSE OF RECOVERING SAID RESERVED SUBSTANCES FROM SAID LAND OR RECOVERING LIKE SUBSTANCES FROM OTHER LAND; PROVIDED, HOWEVER, THAT THE SURFACE OF SAID LAND SHALL NOT BE USED FOR THE EXPLORATION, DEVELOPMENT, EXTRACTION OR REMOVAL OF SAID MINERALS OR SUBSTANCES FROM SAID LAND OR OTHER LANDS.” AS RESERVED IN THE DEED FROM HUNTINGTON BEACH COMPANY RECORDED AUGUST 27, 1963 IN BOOK 6693, PAGE 555 OF OFFICIAL RECORDS.

EXCEPTING FROM ALL OF SAID LAND EXCEPT THE EASTERLY 10.23 FEET OF SAID PARCEL 1, (1) “ALL OIL, GAS, ASPHALTUM AND OTHER HYDROCARBONS AND OTHER MINERALS, WHETHER SIMILAR TO THOSE HEREIN SPECIFIED OR NOT, WITHIN OR THAT MAY BE PRODUCED FROM SAID PROPERTY. HOWEVER, THE SURFACE OF SAID PROPERTY SHALL NEVER BE USED FOR THE EXPLORATION, DEVELOPMENT, EXTRACTION, REMOVAL OR STORAGE OF SAID OIL, GAS, ASPHALTUM AND OTHER HYDROCARBONS AND OTHER MINERALS.”

(2) “THE SUBSURFACE OF SAID PROPERTY BELOW THE DEPTH OF 500 FEET MEASURED FROM THE SURFACE OF SAID PROPERTY.”

AS RESERVED IN THE DEED FROM HUNTINGTON BEACH COMPANY RECORDED AUGUST 7, 1964 IN BOOK 7168, PAGE 439 OF OFFICIAL RECORDS.

PARCEL A2:

A NON-EXCLUSIVE EASEMENT AND RIGHT TO USE FOR PARKING PURPOSES, IN COMMON WITH OTHERS, ANY PORTION OF THAT PORTION OF THE NORTH HALF OF THE SOUTHWEST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 25, TOWNSHIP 5 SOUTH, RANGE 11 WEST, IN THE RANCHO LAS BOLSAS, AS SHOWN ON A MAP RECORDED IN BOOK 51, PAGE 13 OF MISCELLANEOUS MAPS, RECORDS OF ORANGE COUNTY, CALIFORNIA, DESCRIBED IN EXHIBIT “A” OF THAT CERTAIN PARKING AGREEMENT, DATED MAY 15, 1968, EXECUTED BY AND

BETWEEN HUNTINGTON ASSOCIATES, A LIMITED PARTNERSHIP AND POWER, INC., A CORPORATION, RECORDED JUNE 7, 1968 IN BOOK 8624, PAGE 90 OF OFFICIAL RECORDS OF SAID ORANGE COUNTY, AS MODIFIED BY THAT CERTAIN FIRST AMENDMENT TO PARKING AGREEMENT RECORDED DECEMBER 12, 1972 IN BOOK 10466, PAGE 129 OF SAID OFFICIAL RECORDS, INCLUDING WITHOUT LIMITATION, THE AREAS DELINEATED FOR SUCH PURPOSES OF EXHIBIT “B” OF SAID AGREEMENT.

EXCEPT THE PORTIONS ON WHICH THERE ARE, AS OF THE DATE OF SAID AGREEMENT, ANY EXISTING BUILDINGS OR OTHER IMPROVEMENTS WHICH WOULD PREVENT SUCH USE.

PARCEL B1:

PARCELS 2 AND 3, OF PARCEL MAP NO. 84-1203, IN THE CITY OF HUNTINGTON BEACH, COUNTY OF ORANGE, STATE OF CALIFORNIA, AS SHOWN ON A MAP FILED IN BOOK 244, PAGES 48, 49 AND 50 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT ALL OIL, GAS, ASPHALTUM AND OTHER HYDROCARBONS AND OTHER MINERALS, WHETHER SIMILAR TO THOSE HEREIN SPECIFIED OR NOT, WITHIN OR THAT MAY BE PRODUCED FROM SAID PROPERTY. THE SURFACE OF SAID PROPERTY SHALL NEVER BE USED FOR THE EXPLORATION, DEVELOPMENT, EXTRACTION, REMOVAL OR STORAGE OF SAID OIL, GAS, ASPHALTUM AND OTHER HYDROCARBONS AND OTHER MINERALS, AS RESERVED IN THE DEED FROM HUNTINGTON BEACH COMPANY, RECORDED AUGUST 7, 1964 IN BOOK 7168, PAGE 439, OFFICIAL RECORDS.

ALSO EXCEPT THE SUBSURFACE OF SAID PROPERTY BELOW THE DEPTH OF 500 FEET MEASURED FROM THE SURFACE OF SAID PROPERTY, AS RESERVED IN THE LAST ABOVE MENTIONED DEED.

PARCEL B2:

A NON-EXCLUSIVE EASEMENT AND RIGHT TO USE FOR PARKING PURPOSES, IN COMMON WITH OTHERS, ANY PORTION OF THAT PORTION OF THE NORTH HALF OF THE SOUTHWEST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 25, TOWNSHIP 5 SOUTH, RANGE 11 WEST, IN THE RANCHO LAS BOLSAS, AS SHOWN ON A MAP RECORDED IN BOOK 51, PAGE 13 OF MISCELLANEOUS MAPS, RECORDS OF ORANGE COUNTY, CALIFORNIA, DESCRIBED IN EXHIBIT “A” OF THAT CERTAIN PARKING AGREEMENT, DATED MAY 15, 1968, EXECUTED BY AND BETWEEN HUNTINGTON ASSOCIATES, A LIMITED PARTNERSHIP AND POWER, INC., A CORPORATION, RECORDED JUNE 7, 1968 IN BOOK 8624, PAGE 90 OF OFFICIAL RECORDS OF SAID ORANGE COUNTY, AS MODIFIED BY THAT CERTAIN FIRST AMENDMENT TO PARKING AGREEMENT RECORDED DECEMBER 12, 1972 IN BOOK 10466, PAGE 129 OF SAID OFFICIAL RECORDS, INCLUDING WITHOUT LIMITATION, THE AREAS DELINEATED FOR SUCH PURPOSES OF EXHIBIT “B” OF SAID AGREEMENT.

EXCEPT THE PORTIONS ON WHICH THERE ARE, AS OF THE DATE OF SAID AGREEMENT, ANY EXISTING BUILDINGS OR OTHER IMPROVEMENTS WHICH WOULD PREVENT SUCH USE.

PARCEL B3: (INTENTIONALLY OMITTED)

PARCEL B4:

A NON-EXCLUSIVE RIGHT OF WAY FOR ROAD PURPOSES, INCLUDING REASONABLE PEDESTRIAN AND VEHICULAR TRAFFIC, OVER THAT PORTION OF THE NORTH HALF OF THE SOUTHWEST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 25, TOWNSHIP 5 SOUTH, RANGE 11 WEST, IN THE RANCHO LAS BOLSAS, AS SHOWN ON A MAP RECORDED IN BOOK 51, PAGE 13 OF MISCELLANEOUS MAPS, RECORDS OF ORANGE COUNTY, CALIFORNIA, DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHWEST CORNER OF THE EAST HALF OF THE NORTHEAST QUARTER OF THE SOUTHWEST QUARTER OF THE SOUTHWEST QUARTER OF SAID SECTION 25; THENCE SOUTH 89° 32’ 12” WEST ALONG THE SOUTH LINE OF SAID NORTH HALF 442.75 FEET; THENCE NORTH 0° 27 48” WEST 444.21 FEET TO THE TRUE POINT OF BEGINNING; THENCE CONTINUING NORTH 0° 27’ 48” WEST 178.59 FEET TO THE SOUTH LINE OF NEWMAN AVENUE; THENCE SOUTH 89° 26’ 44” WEST ALONG SAID SOUTH LINE 30.00 FEET; THENCE SOUTH 0° 27 48” EAST 178.54 FEET; THENCE NORTH 89° 32’ 12” EAST 30.00 FEET TO THE TRUE POINT OF BEGINNING.

PARCEL B5: (INTENTIONALLY OMITTED)

PARCEL D1:

PARCEL 5 OF PARCEL MAP NO. 84-1203, IN THE CITY OF HUNTINGTON BEACH, COUNTY OF ORANGE, STATE OF CALIFORNIA, AS SHOWN ON A MAP FILED IN BOOK 244, PAGES 48, 49 AND 50 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT FROM A PORTION OF SAID LAND ALL OIL, GAS, ASPHALTUM AND OTHER HYDROCARBONS AND OTHER MINERALS, WHETHER SIMILAR TO THOSE HEREIN SPECIFIED OR NOT, WITHIN OR THAT MAY BE PRODUCED FROM SAID PROPERTY. THE SURFACE OF SAID PROPERTY SHALL NEVER BE USED FOR THE EXPLORATION, DEVELOPMENT, EXTRACTION, REMOVAL OR STORAGE OF SAID OIL, GAS, ASPHALTUM AND OTHER HYDROCARBONS AND OTHER MINERALS, AS RESERVED IN THE DEED FROM HUNTINGTON BEACH COMPANY, RECORDED AUGUST 7, 1964 IN BOOK 7168, PAGE 439, OFFICIAL RECORDS.

ALSO EXCEPT THE SUBSURFACE OF SAID PROPERTY BELOW THE DEPTH OF 500 FEET MEASURED FROM THE SURFACE OF SAID PROPERTY, AS RESERVED IN THE LAST ABOVE MENTIONED DEED.

ALSO EXCEPT FROM A PORTION OF SAID LAND ALL MINERALS, PETROLEUM, ASPHALT, BREA, OIL, GAS AND OTHER HYDROCARBON SUBSTANCES LYING BELOW 500 FEET OF THE SURFACE OF SAID LAND, TOGETHER WITH THE SOLE AND EXCLUSIVE RIGHT TO DRILL SLANTED WELLS FROM LOCATIONS ON OTHER LANDS INTO AND THROUGH AND TO CONSTRUCT OR DEVELOP MINES, TUNNELS, SHAFTS OR OTHER WORKS IN AND THROUGH THE SUBSURFACE OF SAID LAND FOR THE PURPOSES OF RECOVERING ANY RESERVED SUBSTANCES FROM SAID LAND OR RECOVERING LIKE SUBSTANCES FROM OTHER LANDS, PROVIDED, HOWEVER, THAT THE SURFACE OF SAID LAND SHALL NOT BE USED FOR THE EXPLORATION, DEVELOPMENT, EXTRACTION OR REMOVAL OF SAID MINERALS OR SUBSTANCES FROM SAID LAND OR OTHER LANDS, AS RESERVED IN THE DEED FROM HUNTINGTON BEACH COMPANY TO WILBUR W. LORBEER AND WIFE, RECORDED AUGUST 27, 1963 IN BOOK 6693, PAGE 555, OFFICIAL RECORDS.

PARCEL D2:

A NON-EXCLUSIVE EASEMENT AND RIGHT TO USE FOR PARKING PURPOSES, IN COMMON WITH OTHERS, ANY PORTION OF THAT PORTION OF THE NORTH HALF OF THE SOUTHWEST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 25, TOWNSHIP 5 SOUTH, RANGE 11 WEST, IN THE RANCHO LAS BOLSAS, AS SHOWN ON A MAP RECORDED IN BOOK 51, PAGE 13 OF MISCELLANEOUS MAPS, RECORDS OF ORANGE COUNTY, CALIFORNIA, DESCRIBED IN EXHIBIT “A” OF THAT CERTAIN PARKING AGREEMENT, DATED MAY 15, 1968, EXECUTED BY AND BETWEEN HUNTINGTON ASSOCIATES, A LIMITED PARTNERSHIP AND POWER, INC., A CORPORATION, RECORDED JUNE 7, 1968 IN BOOK 8624, PAGE 90 OF OFFICIAL RECORDS OF SAID ORANGE COUNTY, AS MODIFIED BY THAT CERTAIN FIRST AMENDMENT TO PARKING AGREEMENT RECORDED DECEMBER 12, 1972 IN BOOK 10466, PAGE 129 OF SAID OFFICIAL RECORDS, INCLUDING WITHOUT LIMITATION, THE AREAS DELINEATED FOR SUCH PURPOSES OF EXHIBIT “B” OF SAID AGREEMENT.

EXCEPT THE PORTIONS ON WHICH THERE ARE, AS OF THE DATE OF SAID AGREEMENT, ANY EXISTING BUILDINGS OR OTHER IMPROVEMENTS WHICH WOULD PREVENT SUCH USE.

PARCEL E:

A NON-EXCLUSIVE EASEMENT FOR VEHICULAR AND PEDESTRIAN INGRESS AND EGRESS AND PARKING OF MOTOR VEHICLES, TOGETHER WITH UTILITY EASEMENTS SUBJECT TO THE REASONABLE WRITTEN APPROVAL OF THE PARTY AFFECTED THEREBY, OVER THAT PORTION OF PARCEL 4 OF PARCEL MAP NO. 84- 1203, AS SHOWN ON A MAP RECORDED IN BOOK 244, PAGES 48 TO 50 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, DESCRIBED

IN THAT CERTAIN RECIPROCAL EASEMENT AGREEMENT DATED NOVEMBER 1, 1999, EXECUTED BY VHS OF HUNTINGTON BEACH, INC., A DELAWARE CORPORATION AND BEACH BLVD. MEDICAL ASSOCIATES, A CALIFORNIA GENERAL PARTNERSHIP, RECORDED NOVEMBER 15, 1999 AS INSTRUMENT NO. 99- 790638, OFFICIAL RECORDS.

PARCEL F:

NON-EXCLUSIVE RIGHT OF WAY FOR INGRESS AND EGRESS AS SET FORTH IN AN INSTRUMENT ENTITLED “EASEMENT DEED” RECORDED JUNE 7, 1968, IN BOOK 8624, PAGE 63, OF OFFICIAL RECORDS AND IN EASEMENT DEED RECORDED JUNE 7, 1968, IN BOOK 8624, PAGE 76 OF OFFICIAL RECORDS AND AS SHOWN ON PARCEL MAP 84-1203.

Exhibit A-2

La Palma

Parcel A:

That portion of Parcel 2 of Parcel Map No. 84-1118, in the City of La Palma, County of Orange, State of California, as filed in Book 203, Pages 3 and 4 of Parcel Maps, in the Office of the County Recorder of Orange County, California, described as follows:

Commencing at the Southwest comer of Parcel 1 of said Parcel Map; thence North 00° 07’ 09” West along the Westerly line of said Parcel Map, 330.50 feet to the true point of beginning; thence continuing along said Westerly line, North 00° 07’ 09” West, 114.88 feet to the Northwest comer of said Parcel Map; thence South 89° 34’ 06” East 266.14 feet along the Northerly line of said Parcel Map to the Northeast comer of said Parcel Map; thence Southerly along the Easterly line of said Parcel Map, South 00° 07’ 15” West, 114.79 feet to the intersection with a line from the true point of beginning which bears South 89° 35’ 12” East; thence North 89° 35’ 12” West parallel with the Southerly line of said Parcel Map, 265.65 feet to the true point of beginning, shown as Parcel 2 of Lot Line Adjustment No. LL-2000-101, recorded April 5, 2002, as Instrument No. 02-286730 and re-recorded April 23, 2002, as Instrument No. 02-339209 of Official Records.

Parcel B:

Parcel 3, in the City of La Palma, County of Orange, State of California, as per Map filed in Book 67, Page 44, of Parcel Maps, in the Office of the County Recorder of said County.

Parcel C:

Non-Exclusive easements for access and parking as set forth in an instrument entitled “Grant of Easements and Reciprocal Easements” recorded April 30, 2002, as Instrument No. 02-362001 and “Reciprocal Easement Agreement” recorded April 21, 2004, as Instrument No. 04-337964 as amended March 9, 2006, as Instrument No. 06-156046.

Exhibit A-3

West Anaheim

PARCEL 1A:

Parcels 1 and 2, in the City of Anaheim, County of Orange, State of California, as shown on a Map filed in Book 166, Pages 49 and 50 of Parcel Maps in the Office of the County Recorder of said County.

Excepting from Parcel 1 all oil, gas and other hydrocarbons, water (and steam) and all other minerals, whether similar to those herein specified or not, within or that may be produced from said parcel, provided, however, that the surface of said parcel shall never be used for the exploration, development, extraction, removal or storage of any thereof, together with the sole and exclusive right, from time to time, to drill and maintain wells or other works into or through said parcel below a depth of 500 feet, and to produce, inject, store and remove from and through such wells or works, oil, gas, water and other substances of whatever nature, including the right to perform any and all operations deemed by grantor necessary or convenient for the exercise of such rights, as reserved in the deed from Standard Oil Company of California, a Delaware corporation, recorded January 28,1972, in Book 9981, Page 683, of Official Records.

PARCEL 1B:

That portion of the East 5.00 acres of the West 10.00 acres of the South half of the Southeast quarter of the Northeast quarter of Section 14, Township 4 South, Range 11 West, in the Rancho Los Coyotes, in the City of Anaheim, County of Orange, State of California, as shown on a Map recorded in Book 51, Page 11 of Miscellaneous Maps, records of said County, that lies northwesterly of the northwesterly line of the land described in that certain Final Order of Condemnation, Superior Court Case No. 88598, a certified copy of which was recorded June 11, 1962, in Book 6140, Page 399, of Official Records of said Orange County.

PARCEL 1C:

An easement sufficient in width for the construction, operation and maintenance of a bridge, utility facilities and appurtenant structures, in, over and across that portion of the East 5 acres of the West 10 acres of the South half of the Southeast Quarter of the Northeast Quarter of Section 14, Township 4 South, Range 11 West, in the Rancho Los Coyotes, as shown on a Map recorded in Book 51, Page 11 of Miscellaneous Maps, records of Orange County, California, that is included within a strip of land, 75.00 feet in width, lying 45.00 feet northwesterly and 30.00 feet southeasterly of the following described line:

Beginning at the centerline intersection of Orange Avenue and Western Avenue; thence South 0° 33’ 45” East along said Western Avenue centerline, 199.71 feet to the true point of beginning of the line to be described; thence, from said true point of beginning, northeasterly along a non-tangent curve concave northwesterly and having a radius of 1600.00 feet, through a central angle of 1° 00’ 05” an arc distance of 27.96 feet to a line tangent; thence North 67° 32’ 10” East

2073.61 feet to the beginning of a curve concave Northwesterly and having a radius of 1800.00 feet; thence Northeasterly along said curve, through a central angle of 9° 58’ 50” an arc distance of 313.55 feet to a line tangent; thence North 57° 33’ 20” East 497.62 feet to a point on the centerline of Stanton Avenue, being also the East line of said Section 14, said point being distant thereon North 0° 26’ 40” West 983.26 feet from the centerline of Orange Avenue.

PARCEL 1D:

Easements for driveway, parking and incidental purposes, as set forth in an instrument entitled “Reciprocal Parking and Access Agreement and Grants of Easements” recorded September 12, 1968 in Book 8719, Page 39 of Official Records of Orange County, California, executed by and between Beach Partnership, a partnership, and Thomas A. Greubel and Margaret Greubel, husband and wife, over that portion of the South half of the Southeast quarter of the Northeast quarter of Section 14, Township 4 South, Range 11 West, in the Rancho Los Coyotes, as shown on a Map recorded in Book 51, Page 11 of Miscellaneous Maps, records of said Orange County, included within the land shown as Parcels A and B on a Map filed in Book 7, Page 20 of Parcel Maps in the Office of the County Recorder of said Orange County, as more particularly delineated on a Map marked “Exhibit C” attached thereto.

PARCEL 1E:

Parcel 2 of Parcel Map No. 81-259, in the City of Anaheim, County of Orange, State of California, as shown on a Map filed in Book 175, Pages 39 and 40 of Parcel Maps, in the Office of the County Recorder of said County.

PARCEL 1F:

Parcel 3 of Parcel Map No. 85-337, in the City of Anaheim, County of Orange, State of California, as shown on a Map filed in Book 207, Pages 14 and 15 of Parcel Maps, in the Office of the County Recorder of said County.

PARCEL 1G:

A non-exclusive easement for ingress and egress over the Westerly 18.00 feet of Parcel 1 of Parcel Map No. 81-259, in the City of Anaheim, County of Orange, State of California, as shown on a Map filed in Book 175, Pages 39 and 40 of Parcel Maps, in the Office of the County Recorder of said County.

PARCEL 1H:

Non-exclusive reciprocal easement for driveway and parking purposes, including ingress and egress, as set forth in an instrument entitled “Declaration of Establishment of Reciprocal Ingress, Egress and Utility Easements” recorded December 26, 1985, as Instrument No. 85-517652

Exhibit A-4

Shasta

Parcel 1:

Lots 2 and 3 in Block 17, as shown on the Map of the Town of Redding, recorded September 25, 1872 in Book of Old Plats at Page 65.

Parcel 2:

Lot 4 in Block 64 of Frisbie’s Addition to the Town (now City) of Redding, as shown on the Map entitled “Frisbie’s Walden’s and Honn’s Additions to the Town of Redding, Shasta County, California,” filed in the Office of the County Recorder October 13, 1887 in Book of Old Plats at Page 43, Shasta County Records.

Parcel 2A:

Lot 3 in Block 64 of Frisbie’s Addition to the Town (now City) of Redding, as shown on the Map entitled, “Frisbie’s Walden’s and Honn’s Additions to the Town of Redding, Shasta County, California” filed in the Office of the County Recorder on October 13, 1887 in Book of Old Plats at Page 43, Shasta County Records.

Parcel 3:

Lots 5 and 6 in Block 16 as shown on the Map of Town of Redding, recorded in the Office of the County Recorder September 25, 1872 in Book of Old Plats at Page 65, Shasta County Records.

Parcel 4:

Lots 7 and 8 of Block 16 of the original Town (now City) of Redding, as per Map or Plat entitled, “Town of Redding, Shasta County, California,” filed in the Office of the County Recorder of Shasta County, September 25, 1872 in Volume of Old Plats at Page 65 thereof.

Parcel 5:

Parcels A and B as set forth and shown on that certain Map entitled, “Parcel Map No. LS 104-78 for David Lee McGeorge and Shirley Jean McGeorge, as Co-Trustees of Daves Mac., Inc. Profit Sharing Trust, being a portion of Tract E, Division 2 of the P.B. Reading Grant, in the City of Redding, Shasta County, California” filed in the Office of the County Recorder, February 7, 1979, in Book 17 of Parcel Maps at Page 87, Shasta County Records.

Excepting therefrom that portion conveyed to the City of Redding, by grant deed recorded November 2, 1985, in Book 2190 of Official Records, at Page 500, Shasta County Records.

Parcel 6:

The Easterly 65 feet of the Westerly 125 feet of Lot 2, Block 59, Frisbie’s Addition, as shown on the Map entitled “Map of Frisbie’s Walden’s and Honn’s Addition to the Town of Redding, Shasta County, California,” filed October 13, 1887 in the Office of the County Recorder of Shasta County in Volume of Old Plats at Page 43.

Parcel 7:

The West one-half, front and rear measurement of Lot 2, Block 60, Frisbie’s Addition as shown on the Map entitled “Map of Frisbie’s Walden’s and Honn’s Additions to the Town of Redding, Shasta County, California,” filed in the Office of the County Recorder of Shasta County, October 13,1887 in Old Plats at Page 43.

Excepting therefrom that certain parcel conveyed to Robert S. Moss and Vyda Moss, his wife, by deed dated June 12, 1946 in Book 250 of Official Records at Page 270, Shasta County Records, particularly described as follows:

The Southerly 55 feet of the West one-half, front and rear measurements of Lot 2, Block 60 Frisbie’s Addition as shown on the Map entitled, “Map of Frisbie’s Walden’s and Honn’s Addition to the Town of Redding, Shasta County, California,” filed in the Office of the County Recorder of Shasta County October 13, 1887 in Old Plats at Page 43, Shasta County Records.

Also excepting therefrom the Northerly 50.00 feet thereof, said northerly 50.00 feet to be measured along Liberty Street.

Parcel 7A:

That portion of the Easterly half of Liberty Street adjoining Parcel 7 above described as shown on the Map of the Frisbie’s Addition to the Town of Redding as per Plat recorded October 13, 1887 in Book of Old Plats at Page 43, Shasta County Records, which would pass by a conveyance of said land pursuant to Section 1112 of Civil Code.

Parcel 8:

Lots 1, 2, 3 and 4 in Block 65 as shown on the Map of Frisbie’s Addition to the Town of Redding recorded in the Office of the County Recorder October 13, 1887 in Book of Old Plats at Page 43, Shasta County Records.

Parcel 8A:

The West Half of Liberty Street adjoining Lots 3 and 4 Block 65 and extending southerly to the center of Butte Street, as shown on the Map of the Frisbie’s Addition to the Town of Redding, as per Plat recorded October 13, 1887 in Book of Old Plats at Page 43, Shasta County Records.

Parcel 8B:

The North one-half of Butte Street adjoining Lots 1 and 3, Block 65 and extending Easterly to the centerline of Liberty Street, as shown on the Map of Frisbie’s Addition to the Town of Redding as per Plat recorded October 13, 1887 in Book of Old Plats at Page 43, Shasta County Records.

Parcel 9:

Lots 1 and 3 and the Westerly 60 feet of Lot 2, Block 59 as shown on the Map of Frisbie’s Walden’s and Honn’s Addition to the Town of Redding, as per Plat recorded October 13, 1887 in Book of Old Plats at Page 43, Shasta County Records.

Parcel 9A:

The East one-half of Liberty Street adjoining Lots 1 and 2, Bock 59 and extending to the Center of Butte Street, as shown on the Map of Frisbie’s Addition to the Town of Redding, as per Plat recorded October 13, 1887 in Book of Old Plats at Page 43, Shasta County Records.

Parcel 10:

Lots 2 and 4, Block 66 as shown on the Map of Frisbie’s, Walden’s and Honn’s Addition to the Town of Redding as per Plat recorded October 13, 1887 in Book of Old Plats at Page 43, Shasta County Records.

Parcel 10A:

The South one-half of Butte Street adjoining Lots 2 and 4, Block 66 and extending easterly to the center of Liberty Street and also the West one-half of Liberty Street adjoining Lot 4, Block 66 all as shown on the Map of Frisbie’s Addition to the Town of Redding as per Plat recorded October 13, 1887 in Book of Old Plats at Page 43, Shasta County Records.

Parcel 11:

Parcel 2 as shown on Parcel Map LS 21-90 for National Medical Enterprises, Inc. recorded in the Office of the Shasta County Recorder on January 9, 1991 in Book 28 of Parcel Maps at Page 27.

Excepting therefrom the Units depicted on the Condominium Plan recorded March 4, 1991 in Book 2693 of Official Records at Page 641 and appurtenant undivided interests in common area.

Parcel 11A:

That portion of the West one-half of Liberty Street adjoining Lots 3, Block 66 as shown on the Map of Frisbie’s Addition to the Town of Redding as per Plat recorded October 13, 1887 in Book of Old Plats, Page 43, Shasta County Records.

Parcel 12:

Unit No. 125 as shown and depicted on the Condominium Plan for National Medical Enterprises, Inc. recording March 4, 1991 in Book 2693 of Official Records at Page 641, being a portion of Parcel 1 of Parcel Map No. LS-21-90 filed for record on January 9, 1991 in Book 28 of Parcel Maps at Page 27, Shasta County Records.

Parcel 12A:

An undivided 275/26,201 interest in Parcel 1 as shown on Parcel Map No. LS-21-90 filed for record on January 9, 1991 in Book 28 of Parcel Maps at Page 27, Shasta County Records.

Excepting therefrom that portion thereof lying within the bounds of Units 100, 110, 120, 125, 130, 200, 210, 220, 230, 300, 310, 320, 330 and 335 as shown on the Condominium Plan recorded March 4, 1991 in Book 2693 of Official Records at Page 641 and Amendment recorded September 20, 1991 in Book 2764, Page 730 of Official Records.

Parcel 12B:

Easement rights for parking as provided for in an Instrument entitled “Reciprocal Grant of Easement and Agreement,” recorded March 4, 1991 in Book 2693 of Official Records at Page 750, in and to the following described land:

Lots 2 and 4, Block 66 as shown on the Map of Frisbie’s, Walden’s and Honn’s Addition to the Town of Redding as per Plat recorded October 13, 1887 in Book of Old Plats at Page 43, Shasta County Records.

Easement Parcel A:

Parcel Two as shown on the Map LS 21-90 in Book 28 of Parcel Maps, Page 27, Shasta County Records.

Easement Parcel B:

The West 200 feet of the South 150 feet of Block 59, as shown on the Map of Frisbie’s Addition to the Town of Redding, recorded in the Office of the County Recorder, October 13, 1887 in Book of Old Plats at Page 43, Shasta County Records.

Parcel 13:

Lots 4, 5, 6 and 9, Block 17, Original Town (now City) of Redding, as per Map recorded in Book of Old Plats at Page 65, Shasta County Records.

Parcel 14:	This Parcel has been intentionally deleted.

Parcel 15:	This Parcel has been intentionally deleted.

Parcel 16:	This Parcel has been intentionally deleted.

Parcel 17:	This Parcel has been intentionally deleted.

Parcel 18:

Lot 3, Block 26, as shown on the Map entitled “Town of Redding, Shasta County, California” filed in the Office of the County Recorder of Shasta County September 25, 1872 in Old Plats at Page 65.

Parcel 19:

Lot 1, in Block 17, as shown on the Map of the Town of Redding, recorded September 25, 1872 in Book of Old Pats at Page 65.

LESS AND EXCEPT: That certain property conveyed to WestVenture Development, LLC by a Properly Line Adjustment Grant Deed (PLA-25-06) (the “PLA Deed”) such property being legally described in said PLA Deed as: the West 25 feet of the East 50 feet of Lot 2 of Block 59 of Frisbie Addition to Redding, recorded October 13, 1887, in Book of Old Plats at Page 43, Shasta County Records, lying in the City of Redding, Shasta County, California.

Exhibit A-5

Shasta Ground Lease Property

Assessor’s Parcel No. 101-040-23- Lot 1 on the comer of Tehama and East Streets, Redding, Shasta County, California, more particularly described as follows:

All that certain real property situated in the City of Redding, County of Shasta, State of California, more particularly described as follows:

Lot 1, in Block 17, as shown on the Map of the Town of Redding, recorded September 15, 1872 in Book of Old Plats at Page 65.

Exhibit B-1

Huntington Beach

Permitted Exceptions

1.	General and special county and city taxes for the fiscal year 2011 - 2012, a lien but not yet due and payable.

Accessors Parcel Number: 167-601 -03

Accessors Parcel Number: 167-601-14

Accessors Parcel Number: 67-601-15

Accessors Parcel Number: 67-601-16

Assessors Parcel Number: 167-601-17

2.	A covenant and agreement upon and subject to the terms and conditions therein

Recorded: January 13, 1966 in Book 7807 Page 767 of Official Records

Reference is hereby made to said document for full particulars.

3.	An easement for the purpose shown below and rights incidental thereto as set forth in a document.

Granted to: Southern California Edison Company

Purpose: public utilities

Recorded: April 18, 1966 in Book 7895, Page 906 of Official Records

Affects: Portions of Parcel A1, A2, B1, B2 & D2

4.	An easement for the purpose shown below and rights incidental thereto as set forth in a documents.

Granted to: General Telephone Company of California

Purpose: either or both pole lines and conduits

Recorded: April 22, 1966 in Book 7910, Page 53 of Official Records

Affects: Portions of Parcel A1, A2, B1, B2 & D2

5.	An easement for the purpose shown below and rights incidental thereto as set forth in a document.

Granted to: Southern California Edison Company

Purpose: either or both pole lines and conduits

Recorded: April 9, 1966 in Book 8014, Page 796 of Official Records

Affects: Portions of Parcel A1, B2, B1 & D2

6.	An easement for the purpose shown below and rights incidental thereto as set forth in a document.

Granted to: General Telephone Company of California

Purpose: either or both pole lines and conduits

Recorded: November 2, 1966 in Book 8093, Page 314 of Official Records

Affects: Portions of Parcels A1, A2, B1, B2, D1 & D2

7.	An easement for the purpose shown below and rights incidental thereto as set forth in a documents.

Granted to: Southern California Edison Company

Purpose: either or both pole lines and conduits

Recorded: December 1, 1966 in Book 8117, Page 320 of Official Records

Affects: A Portion of Parcels A1, A2, B1, B2, & D2

8.	An easement for the purpose shown below and rights incidental thereto as set forth in a document.

Granted to: Southern California Edison Company

Purpose: either or both pole lines and conduits

Recorded: December 1, 1966 in Book 8117, Page 340 of Official Records

Affects: A Portion of Parcels A1, A2, B1, B2, & D2

9.	A perpetual, non-exclusive right to excavate for and refill, install, replace, (whether the initial or any other size or type) inspect, repair, maintain and remove wires, conduits, cables, pipes, and mains, together with the right of ingress and egress therefrom and the right to remove trees, shrubbery or other obstructions interfering with the location, construction and maintenance thereof, and a perpetual, non-exclusive right of way for road purposes overs Parcels B1 and E, all as reserved by Power, Inc., in deed recorded June 7, 1968 in Book 8624, Page 63 of Official Records.

10.	A perpetual, non-exclusive right to excavate for and refill, install, replace, (whether the initial or any other size or type) inspect, repair, maintain and remove wires, conduits,

cables, pipes, and mains, together with the right of ingress and egress therefrom and the right to remove trees, shrubbery or other obstructions interfering with the location, construction and maintenance thereof, over Parcels b1 and E, as granted to Huntington Associates, in deed recorded June 7, 1968 in Book 8624, Page 76 of Official Records.

11.	Terms, covenants, conditions, charges and easements contained as provided for in an agreement entitled parking agreement, dated May 15, 1968 executed by and between Power, Inc., a corporation and Huntington Associates, recorded June 7, 1968 in Book 8624, Page 90 of Official Records, and as amended by an agreement recorded June 7, 1968 in Book 8624, Page 119 of Official Records, said agreement was amended by an instrument recorded December 12, 1972 in Book 10466, Page 129 of Official Records.

12.	An easement for the purpose shown below and rights incidental thereto as set forth in a documents.

Granted to: Huntington Associates

Purpose: ingress and egress to be used in common with others

Recorded: December 2, 1975 in Book 11583, Page 559 of Official Records

Affects: Portions of Parcels A1, A2, B2, & D2

13.	An easement for the purpose shown below and rights incidental thereto as set forth in a document.

Granted to: City of Huntington Beach, a municipal corporation

Purpose: water line

Recorded: July 23, 1986 as Instrument No. 86-319977 of Official Record

Affects: A Portion of Parcels A2, B1, B2, D2 & E

14.	An easement for the purpose shown below and rights incidental thereto as set forth in a document.

Granted to: City of Huntington Beach, a municipal corporation

Purpose: water line

Recorded: December 10, 1986 as Instrument No. 86-608261 of Official Records

Affects: A portion of Parcels A1, A2, B2 & D2

15.	Matters contained in that certain documents entitled “reciprocal easement agreement” executed by and between VHS of Huntington Beach, Inc., a Delaware corporation and Beach Blvd. Medical Associates, a California general partnership, recorded November 15, 1999 as Instrument No. 99-790638 of Official Records.

Reference is hereby made to said documents for full particulars.

Affects: the herein described land and other land.

16.	An easement for the purpose shown below and rights incidental thereto as set forth in a documents.

Granted to: Huntington Beach Medical Tower, LLC, a California limited liability company

Purpose: Access, ingress and egress and automobile parking on and over

Recorded: March 9, 2006 as Instrument No. 06-156050 of Official Records

Affects: that portion of said land more particularly described therein

23.	All leases and rights of tenants thereunder and rights of other parties in possession under recorded and unrecorded occupancy agreements and leases.

24.	All restrictions, reservations, easements, rights of way, covenants and other matters whether of record or unrecorded affecting the property described above, and any matter and state of facts that would be disclosed by an updated accurate survey and inspection of the property

Exhibit B-2

La Palma

Permitted Exceptions

General and special county and city taxes for the fiscal year 2011 - 2012, a lien but not yet due and payable.

Assessors Parcel Number: 263-634-21

Affects: Parcel A

Assessors Parcel Number: 263-281-04

Affects: Portion of Parcel B

Assessors Parcel Number: 263-281-12

Affects: Remainder of Parcel B

THE FOLLOWING MATTERS AFFECT PARCEL A

1.	The use and control of Cienegas and natural streams of water, if any, naturally upon, flowing across, into or by the herein described land, and the right-of-way for and to construct irrigation or drainage ditches through said land to irrigate or drain adjacent lands, as provided in deed(s).

Recorded: January 4, 1904 in Book 91, Page 39 of deeds

2.	An easement for the purpose shown below and rights incidental thereto as set forth in a document.

Purpose: Pole Line and Conduit

Recorded: In Book 2341, Page 513 of Official Records

Affects: A portion of parcel 2 of said parcel map

3.	Vehicular and pedestrian access rights to La Palma Avenue except at the private driveway shown on said parcel map are released and relinquished to the City of La Palma, as disclosed on said parcel map.

4.	The fact that said parcel map discloses a 35 foot wide private driveway over a portion of Parcel 2 of said parcel map.

5.	An irrevocable offer to dedicate a portion of said land for the purposes stated herein.

In favor of: City of La Palma

For: Street purposes

Affects: Ivywood Drive as shown on said map

Recorded: As parcel map No. 84-1118 filed in Book 203, Pages 3 - 4

THE FOLLOWING MATTERS AFFECT PARCEL B

6.	The use and control of Cienegas and natural streams of water, if any, naturally upon, flowing across, into or by the herein described land, and the right-of-way for and to construct irrigation or drainage ditches through said land to irrigate or drain adjacent lands, as provided in deed(s).

Recorded: March 3, 1990 in Book 30, Page 209 and recorded January 6, 1904 in Book 91, Page 39 both of deeds of Orange County

7.	An easement for the purpose shown below and rights incidental thereto as set forth in a document.

Purpose: Public Utilities

Recorded: In Book 9812, Page 273 of Official Records

Affects: That portion of said land more particularly described therein.

8.	An easement for the purpose shown below and rights incidental thereto as set forth in a document.

Purpose: Underground Conduits

Recorded: In Book 9812, Page 275 of Official Records

Affects: That portion of said land more particularly described therein.

9.	An easement for the purpose shown below and rights incidental thereto as set forth in a document

Purpose: Either or both pole lines and conduits

Recorded: In Book 11041, Page 743 of Official Records

Affects: That portion of said land more particularly described therein.

10.	An easement for the purpose shown below and rights incidental thereto as set forth in a document.

Purpose: Public Utilities

Recorded: In Book 11152, Page 443 of Official Records

Affects: That portion of said land more particularly described therein.

11.	An easement for the purpose shown below and rights incidental thereto as set forth in a document.

Purpose: Public Utilities

Recorded: In Book 120082, Page 523 of Official Records

Affects: That portion of said land more particularly described therein.

12.	An agreement purporting to convey an easement for egress purposes upon the terms and conditions as set forth therein, recorded in Book 12431, Page 604, Official Records

13.	Matters contained in that certain document entitled “Agreement to Conditions of Approval: executed by and between La Palma Intercommunity Hospital on behalf of La Palma Hospital Medical Center and City Council of the City of La Palma, recorded April 2, 1984 as Instrument No. 84-135380 of Official Records.

Reference is hereby made to said document for full particulars.

14.	Matters contained in that certain document entitled “Agreement to Conditions of Approval: executed by and between La Palma Intercommunity Hospital on behalf of La Palma Hospital Medical Center and City Council of the City of La Palma, recorded May 7, 1984 as Instrument No. 84-188680 of Official Records.

Reference is hereby made to said document for full particulars.

15.	The fact that said land is included within the City of La Palma Redevelopment Project Area, and that proceedings for redevelopment have been instituted.

Recorded: July 13, 1992 as Instrument No. 92-466842 of Official Records

THE FOLLOWING MATTERS AFFECTS PARCELS A AND B

16.	Matters contained in that certain document entitled “Grant of Easements and Reciprocal Easements: executed by and between VHS of Orange County, Inc., a Delaware corporation and La Palma Assisted Living, LLC, a Delaware limited liability company, recorded April 30, 2002 as Instrument No. 02-362001 of Official Records.

Reference is hereby made to said document for full particulars.

17.	Matters contained in that certain document entitled “Reciprocal Easement Agreement” executed by and between VHS of Orange County, Inc., a Delaware corporation and VHS Acquisition Partnership Number 2, Inc., a Delaware limited partnership, recorded April 21, 2004 as Instrument No. 04-337964 of Official Records.

Reference is hereby made to said document for full particulars.

First Amendment of Reciprocal Easement Agreement was recorded March 9, 2006 as Instruments No. 06-156046 of Official Records.

Reference is hereby made to said document for full particulars.

18.	Intentionally Omitted.

19.	Covenants, conditions and restrictions (but omitting any covenant or restrictions, of any, based upon race, color, religion, sex, sexual orientation, familial status, marital status, disability, handicap, national origin, ancestry, or source of income, as set forth in applicable state or federal laws, except to the extent that said covenant or restriction is permitted by applicable law) as set forth in the document.

Recorded: March 9, 2006 as Instrument No. 06-156045 of Official Records

20.	All leases and rights of tenants thereunder and rights of other parties in possession under recorded and unrecorded occupancy agreements and leases.

21.	All restrictions, reservations, easements, rights of way, covenants and other matters whether of record or unrecorded affecting the property described above, and any matter and state of facts that would be disclosed by an updated accurate survey and inspection of the property

Exhibit B-3

West Anaheim

Permitted Exceptions

A. General and special county and city taxes for the fiscal year 2011 - 2012, a lien but not yet due and payable.

Assessors Parcel Number: 079-951-21

Assessors Parcel Number: 079-951-30

Assessors Parcel Number: 135-401-10

Assessors Parcel Number: 135-401-20

Assessors Parcel Number: 135-401-25

Assessors Parcel Number: 135-401-21

Assessors Parcel Number: 135-401-34

THE FOLLOWING MATTERS AFFECT PARCELS 1A, 1B, 1C AND 1D

1.	(Intentionally Omitted)

2.	The use and control of Cienegas and natural streams of water, if any, naturally upon, flowing across, into or by the herein described land, and the right-of-way for and to construct irrigation or drainage ditches through said land to irrigate or drain adjacent lands, as provided in deed(s).

Recorded: November 12, 1892 in Book 77, Page 111 of deeds of Orange County

3.	An easement for the purpose shown below and rights incidental thereto as set forth in a document.

Granted to: Southern California Edison Company

Purpose: Pole lines and conduits

Recorded: In Book 6703, Page 599, official records

Affects: A portion of Parcel 2 of Parcel 1A

4.	Covenants, conditions and restrictions (deleting therefrom any restrictions, indicating any preference, limitation or discrimination based on race, color, religion, sex, handicap, familial status or national origin) as set forth in the document.

Recorded: In Book 8719, Page 39, official records

Among other things, said document provides:

Easements.

Modification(s) of said covenants, conditions and restrictions

Recorded: September 30, 1987 as Instrument No. 87-551269, official records

5.	An easement for the purpose shown below and rights incidental thereto as set forth in a document.

Granted To: The City of Anaheim, a municipal corporation

Purpose: Drainage

Recorded: September 27, 1968 in Book 8735, Page 788, official records

Affects: A portion of Parcel 1B

6.	A covenant and agreement regarding maintenance of off-street parking space, dated January 20, 1982, executed by West Anaheim Community Hospital, recorded January 21, 1982 as Instrument No. 82-024719 of official records.

Reference is hereby made to said document for full particulars.

7.	An easement for the purpose shown below and rights incidental thereto as set forth in a document.

Granted to: The City of Anaheim, a municipal corporation

Purpose: Public Utilities, including ingress and egress for the installation and maintenance of electrical facilities

Recorded: February 23, 1983 as Instrument No. 83-82020, official records

Affects: A portion of Parcel 2 of Parcel 1A

8.	The effect of a map purporting to show the herein described and other land recorded in Book 120, Pages 14, 15, 16 and 17 of record of surveys

9.	Covenants, conditions and restrictions (deleting therefrom any restrictions indicating any preference, limitation or discrimination based on race, color, religion, sex, handicap, familial status or national origin) as set forth in the document.

Recorded: July 30, 1991 as Instrument No. 91-402959, official records

10.	An easement for the purpose shown below and rights incidental thereto as set forth in a document.

Granted to: City of Anthem

Purpose: Public Utilities, including ingress and egress for the installation and maintenance of electrical facilities

Recorded: May 3, 1992 as Instrument No. 91-214657, official records

Affects: That portion of said land more particularly described therein

11.	An easement for the purpose shown below and rights incidental thereto as set forth in a document.

Granted to: The City of Anthem

Purpose: Public Utilities Purposes

Recorded: March 31, 2001 as Instrument No. 01-42570, of official records

Affects: A portion of Parcel 2 of Parcel 1A

THE FOLLOWING MATTERS AFFECT PARCELS 1E, 1F AND 1G

12.	A document subject to all the terms, provisions and conditions therein contained.

Entitled: Agreement for Community Drive Approaches

Recorded: August 25, 1982 as Instrument No. 82-300097, official records

Affects: Parcel 1E and 1G

Reference is hereby made to said document for full particulars.

13.	A document subject to all the terms, provisions and conditions therein contained.

Entitled: Save harmless agreement and covenant not to sue

Recorded: October 25, 1982 as Instrument No. 82-374153, official records

Affects: A portion of the land

14.	Covenants, conditions and restrictions (deleting therefrom any restrictions indicating any preference, limitation or discrimination based on race, color, religion, sex, handicap, familial status or national origin) as set forth in the document.

Recorded: May 25, 1983 as Instrument No. 832919852, official records

15.	Matters contained in that certain document entitled “Declaration of Establishment of Reciprocal Ingress, Egress and Utility Easement” executed by and between American Medicorp Development Co., a Delaware corporation and West Anaheim Community Hospital, a California corporation, recorded December 26, 1985 as Instrument No. 85-517652 of official records.

Affects: Parcels 1E, 1F and other land

Reference is hereby made to said document for full particulars.

16.	Matters contained in that certain document entitled “Declaration of Establishment of Reciprocal Driveway Easement” executed by and between American Medicorp Development Co., a Delaware corporation and West Anaheim Community Hospital, a California corporation, recorded December 26, 1985 as Instrument No, 85-517653, official records.

Affects: Parcels 1E and 1F

17.	An easement for the purpose shown below and rights incidental thereto as set forth in a document.

Granted to: West Anaheim Royale, a California general partnership, West Anaheim Convalescent Homes, a California General Partnership and American Medicorp Development Co., a California corporation

Purpose: Surface drainage over the westerly 10.00 feet of Parcel 2 of Parcel Map No. 81-259 and ingress and egress

Recorded: December 27, 1985 as Instrument No. 85-519248, official records

Affects: The Southerly 28.00 feet of Parcel 2 of Parcel Map No. 81-259, as per map filed in Book 175, pages 39 and 40 of parcel maps, records of Orange County, California, excepting therefrom the Westerly 35.00 feet thereof; together with the Easterly 25.00 feet of the Westerly 35.00 feet of said parcel.

18.	An easement for the purpose shown below and rights incidental thereto as set forth in a document.

Granted to: West Anaheim Royale, a California general partnership, West Anaheim Convalescent Homes, a California General Partnership and American Medicorp Development Co., a California corporation

Purpose: Fire Hydrant Access

Recorded: February 9, 1987 as Instrument No. 87-072761, official records

Affects: A portion of Parcel 1E

Said easement recites this easement is appurtenant to and for the use and benefit of Parcels 1, 2 and 3 of Parcel Map No. 85-337 as per map filed in Book 207, Pages 14 and 15 of parcel maps, records of Orange County, California and also for the use and benefit of the Fire Department of The City of Anaheim.

19.	An easement for the purpose shown below and rights incidental thereto as set forth in a document.

Granted to: West Anaheim Medical Plaza Owners Association, a California Non-Profit Mutual Benefit Corporation

Purpose: Ingress and Egress

Recorded: July 30, 1991 as Instrument No. 91-402955, official records

Affects: The easterly 7.00 feet of Parcel 1E

20.	Covenants, conditions and restrictions (deleting therefrom any restrictions indicating any preference, limitation of discrimination based on race, color, religion, sex, handicap, familial status or national origin) as set forth in the document.

Recorded: July 30, 1991 as Instrument No. 91-402959, official records

21.	The effect of a lot line adjustment no. 273 recorded February 10, 1992 as Instrument No. 92-079663 of official records.

Affects: Parcels 1E and 1F

THE FOLLOWING MATTERS AFFECT ALL PARCELS

22.	An easement for the purpose shown below and rights incidental thereto as set forth in a document.

Granted to: West Anaheim Medical Building, LLC, a California limited liability company

Purpose: Access, ingress and egress and automobile parking

Recorded: March 9, 2006 as Instrument No. 06-156054 of official records

Affects: That portion of said land particularly described therein

23.	All leases and rights of tenants thereunder and rights of other parties in possession under recorded and unrecorded occupancy agreements and leases.

24.	All restrictions, reservations, easements, rights of way, covenants and other matters whether of record or unrecorded affecting the property described above, and any matter and state of facts that would be disclosed by an updated accurate survey and inspection of the property

Exhibit B-4

Shasta

Permitted Exceptions

1.	General and special taxes and assessments and supplemental taxes for the fiscal year 2011-2012, a lien not yet due or payable.

2.	Leasehold estate as created by that certain unrecorded lease dated April 15, 1989 by Philip Grauel and Carol Grauel as Lessors and Redding Medical Center, Inc., a California corporation, as lessee, as evidenced by a Memorandum of Lease dated June, 2004 and recorded July 15, 2004 as Instrument No. 2004-0040412, as assigned by that certain Assignment and Assumption of Ground Lease recorded July 15, 2004, as Instrument No. 2004-0040415, and as further assigned to MPT of Shasta, L.P. by that certain Assignment and Assumption of Ground Lease recorded September 11, 2007, as Instrument No. 2007-0041454, as to Parcel 14 identified on Exhibit A attached hereto.

3.	Easement for 60 foot right of way and incidental purposes recorded January 30, 1957 in Book 520, Page 381 of Official Records in favor of Northern California Congregational Conference, a California corporation.

4.	Easement for 15 foot drain and sewer easement and incidental purposes, recorded July 22, 1975 in Book 1284, Page 460 of Official Records in favor of the City of Redding, a municipal corporation.

5.	An easement shown or dedicated on the map filed or recorded June 26, 1975, in Book 6, Page 124 of Parcel Maps for proposed storm drain and sewer easement and incidental purposes.

6.	An easement for right of way for utility purposes and incidental purposes, recorded July 1, 1977 in Book 1437, Page 420 of Official Records in favor of the City of Redding, a municipal corporation.

7.	An easement shown or dedicated on the map filed or recorded February 7, 1979, in Book 17, Page 87 of Parcel Maps for proposed 15 foot utility easement to be dedicated and incidental purposes.

8.	Covenants, conditions, restrictions and easements in the document recorded March 5, 1979 in Book 1602, Page 106 of Official Records, but deleting any covenant, condition or restriction indicating a preference, limitation or discrimination based on race, color, religion, sex, handicap, familial status, national origin, sexual orientation, marital status, ancestry, source of income or disability, to the extent such covenants, conditions or restrictions violate Title 42, Section 3604(c), of the United States Code. Lawful restrictions under state and federal law on the age of occupants in senior housing or housing for older persons shall not be construed as restrictions based on familial status.

9.	An easement for pedestrial trail and incidental purposes, recorded December 19, 1986 in Book 2278, Page 876 of Official Records, in favor of The Knolls, a general partnership.

10.	Any assessments or charges which may be a lien on said land by reason of its inclusion within the boundaries of The Redding Medical Condominium Owners Association.

11.	Covenants, conditions, restrictions and easements, assessments, liens, charges, terms and provisions in the document recorded March 4, 1991 in Book 2693, Page 641 of Official Records, which provide that a violation thereof shall not defeat or render invalid the lien of any first mortgage or deed of trust made in good faith and for value, but deleting any covenant, condition or restriction indicating a preference, limitation or discrimination based on race, color, religion, sex, handicap, familial status, national origin, sexual orientation, marital status, ancestry, source of income or disability, to the extent such covenants, conditions or restrictions violate Title 42, Section 3604(c), of the United States Code. Lawful restrictions under state and federal law on the age of occupants in senior housing or housing for older persons shall not be construed as restrictions based on familial status.

Among numerous other items said instrument contains a right of first refusal prior to any sale. Document(s) declaring modifications thereof recorded September 20, 1991, in Book 2764, Page 730 of Official Records.

12.	The terms and provisions contained in the document entitled “Agreement” recorded March 4, 1991 in Book 2693, Page 750 of Official Records.

13.	The terms and provisions contained in the document entitled “Agreement” recorded May 7, 1992, in Book 2857, Page 452 of Official Records. Document(s) declaring modifications thereof recorded June 3, 1994, in Book 3167, Page 500 of Official Records.

14.	An easement for vehicular and pedestrian ingress, egress and parking and incidental purposes, recorded April 20, 1993 in Book 2991, Page 59 of Official Records, in favor of Redding Physicians Center, a general partnership.

15.	An easement for public service and incidental purposes recorded June 27, 1995 in Book 3304, Page 305 of Official Records, in favor of City of Redding, a municipal corporation.

16.	An easement for public service and incidental purposes recorded June 27, 1995 in Book 3304, Page 309 of Official Records, in favor of the City of Redding, a municipal corporation.

17.	The terms, provisions and easements contained in the document entitled “Parking Agreement” recorded November 21, 2005 as Instrument No. 2005-0069681 of Official Records. Document(s) declaring modifications thereof recorded November 21, 2005 as Instrument No. 2005-0069682 of Official Records. A document entitled “Amended and Restated Parking Agreement (With Use Restrictions)” recorded November 22, 2006 as Instrument No. 2006-0059482 of Official Records. A document entitled “Shared Parking Agreement” recorded November 22, 2006 as Instrument No. 2006-0059487 of Official Records. The terms and provisions contained in the document entitled “Assignment and Assumption of Parking Agreement” recorded September 11, 2007, as Instrument No. 2007-0041456 of Official Records.

18.	A financing statement recorded August 9, 2006 as Instrument No. 2006-0040871 of Official Records between Shasta Regional Medical Center, as Debtor, and Amegy Bank, as Secured Party.

19.	Rights of tenants under unrecorded leases and rights of parties in possession.

20.	The terms and provisions contained in the document entitled “Resolution No. 95-115” recorded May 11, 1995, as Instrument No. 1995-16142 of Official Records.

21.	The rights, if any, of a city, public utility or special district to preserve a public easement in Liberty Street as the same was vacated by the document recorded May 11, 1995, as Instrument No. 1995-16142 of Official Records.

22.	Rights of the public and utilities in and to that portion of the land lying within Liberty Street.

23.	The fact that the land lies within the boundaries of The Market Street Redevelopment Project Area, as disclosed by the document recorded June 26, 2007 as Instrument No. 2007-0029594 of Official Records.

24.	All documents executed in connection with the PLA (as such term is defined in Article I of the Lease Agreement to which this Exhibit C is attached), including, without limitation, the Declaration of Reciprocal Access, Ingress and Egress Easements.

25.	The terms and provisions contained in the document entitled “Assignment of Rents and Leases” recorded August 15, 2007 as Instrument No. 2007-0037729 of Official Records.

26.	A financing statement recorded August 23, 2007 as Instrument No. 2007-0039070 of Official Records wherein Shasta Regional Medical Center, LLC is the Debtor and MPT of Shasta, L.P. is the Secured Party.

27.	Air Ambulance Services Agreement dated as of October 1, 2004 by and between Mediplane Inc. d/b/a REACH and Shasta Regional Medical Center, LLC, as amended by that certain First Amendment to Air Ambulance Services Agreement dated April 28, 2005 (the “Air Ambulance Agreement”).

28.	Ground Lease dated June 2, 1999 between Tenet HealthSystem Hospitals, Inc. d/b/a Redding Medical Center and Redding Medical Center Foundation (the “Kiwanis House Sublease”).

29.	All leases and rights of tenants thereunder and rights of other parties in possession under recorded and unrecorded occupancy agreements and leases.

30.	All restrictions, reservations, easements, rights of way, covenants and other matters whether of record or unrecorded affecting the property described above, and any matter and state of facts that would be disclosed by an updated accurate survey and inspection of the property

Exhibit C

Existing Subleases

Shasta Facility:

1. Air Ambulance Services Agreement dated as of October 1, 2004 by and between Mediplane, Inc. d/b/a REACH and Shasta Regional Medical Center, LLC as amended by that certain First Amendment to Air Ambulance Services Agreement dated April 28, 2005. Rent $2,340.00 per month. Security Deposit $0.00. Not a referral source.

2. Ground Lease dated June 2, 1999 between Tenet HealthSystem Hospitals, Inc., d/b/a Redding Medical Center and Redding Medical Center Foundation (the “Kiwanis House Sublease”). Rent $1.00 per year. Security Deposit $0.00. Not a referral source.

West Anaheim Facility:

1. Standard Sublease dated July 28, 2004 between The Anaheim VHS Limited Partnership d/b/a West Anaheim Medical Center, successor in interest to West Anaheim Community Hospital, successor in interest to Doctors Emergency Officenter Management Associates, as Sublessor, and Clyde Ikuda, M.D., as Sublessee as amended by that certain First Amendment to Standard Sublease dated September 30, 2008 between Prime Healthcare Anaheim LLC as successor to The Anaheim VHS Limited Partnership and Clyde Ikuda, M.D. Rent $6,661.00 per month. Security Deposit $0. Sublessee is a referral source.

Schedule 1-A

MPT of Huntington Beach, L.P.,

MPT of La Palma, L.P.,

MPT of Shasta, L.P., and

MPT of West Anaheim, L.P.,

each a Delaware limited partnership (collectively, as “Lessor”).

Schedule 1-B

Prime Healthcare Huntington Beach, LLC,

Prime Healthcare La Palma, LLC,

Prime Healthcare Services – Shasta, LLC, and

Prime Healthcare Anaheim, LLC,

each a Delaware limited liability company (collectively, jointly and severally, as “Lessee”).

Schedule 2

Non-Permitted Assignees

1.	Tenet Healthcare Corporation

2.	Community Health Systems, Inc.

3.	HCA, Inc.

4.	Vanguard Health Systems

5.	Kaiser Foundation Hospitals, Inc.

6.	Dignity Health f/k/a Catholic Healthcare West

7.	Sutter Health

8.	Adventist Health

9.	AHMC Healthcare Inc.

10.	Integrated Healthcare Holdings, Inc.

11.	Entities affiliated with Kali P. Chaudhuri, including Victor Valley Hospital Acquisition, Inc., KPC Global and Physicians for Healthy Hospitals, Inc.

12.	Scripps Health

13.	Sharp Healthcare

14.	Prospect Medical Holdings, Inc.

15.	Heritage Provider Network/Regal Medical Group

16.	Healthcare Partners

17.	Any health plan licensed by the California Department of Managed Health Care that competes directly with Prime Healthcare’s hospital business.

Schedule 3.1(a)

The “Lease Base” for each of the Facilities are as follows:

Facility	Lease Base

Huntington Beach Facility	$12,500,000

La Palma Facility	$12,500,000

Shasta Facility	$63,000,000

West Anaheim Facility	$25,000,000

and, in each case, plus all costs and expenses not included in such sum which are incurred or paid in connection with the purchase and lease of each Facility, including, but not limited to, legal, appraisal, title, survey, environmental, seismic, engineering and other fees and expenses paid in connection with the inspection of each Facility, and paid to advisors and brokers (except to the extent such items are paid by Lessee), and shall include the costs of Capital Additions financed by Lessor (and Lessor’s Affiliates) as provided in Section 10.3 of this Lease with respect to each Facility. Notwithstanding any provision hereof, no item shall be included in the Lease Base for purposes of this Lease to the extent that such item is paid separately by Lessee or is subject to a separate loan repayment obligation of Lessee.

Schedule 14.2

Option Prices

Huntington Beach Facility	$12,500,000

La Palma Facility	$12,500,000

Shasta Facility	$63,000,000

West Anaheim Facility	$25,000,000

AMENDMENT TO MASTER LEASE AGREEMENT I

THIS AMENDMENT TO MASTER LEASE AGREEMENT I is dated this              day of September, 2012 (this “Amendment”), by and among “Lessor” and “Lessee” (as defined below).

WITNESSETH:

WHEREAS, Lessor and Lessee are parties to that certain Master Lease Agreement I, dated as of July 3, 2012 (the “Lease”), pursuant to which Lessor leases to Lessee certain real property and improvements (including improvements consisting of multiple healthcare facilities), as more particularly described in the Lease; and

WHEREAS, the parties desire to amend the Lease in certain respects as hereinafter provided.

NOW, THEREFORE, in consideration of mutual covenants, conditions and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby covenant and agree as follows:

1. Capitalized Terms. Capitalized terms used and not otherwise defined in this Amendment shall have the meanings ascribed thereto in the Lease.

2. Amendments. Notwithstanding any provisions of the Lease to the contrary, effective immediately, the parties hereby amend the Lease as follows:

(a)	New Defined Terms. Section 1.1 shall be amended to add the following new defined terms:

DVMG: Desert Valley Medical Group, Inc., a California corporation, which is a guarantor under the Victorville Loan Documents.

New Facility: Any Facility that becomes subject to this Lease after the initial Commencement Date under this Lease.

(b)	Restated Defined Term. Section 1.1 shall be amended to restate in its entirety the following defined term:

Commencement Date: As defined in the Preamble; provided, that as to any New Facility, “Commencement Date” shall mean the day that it becomes a Facility hereunder.

(c)	Events of Default. Section 16.1 is amended to restate in its entirety subsection (k) as follows:

“(k) if, at any time during the Term, subject to the proviso below, (i) EBITDARM of the Obligors shall fail to equal or exceed One Hundred Seventy-Five Percent (175%) of the Combined Payment Obligations; or (ii) EBITDARM of Prime Healthcare and its subsidiaries shall fail to equal or exceed One Hundred

Seventy-Five Percent (175%) of the sum of (A) the Combined Payment Obligations, plus (B) the combined payment obligations of Prime Healthcare and its subsidiaries for rent, principal and interest with respect to Total Debt (without duplication of the Combined Payment Obligations); it being understood and agreed that the foregoing tests shall be determined utilizing the trailing twelve (12) month operating and financial results of the applicable Obligors and Prime Healthcare, measured on a calendar quarterly basis; provided, however, that (w) Prime A’s operating and financial results shall not be included in the determination of the Obligors’ EBITDARM; (x) DVMG’s operating and financial results shall be included in the determination of the Obligors’ EBITDARM; (y) when calculating the Total Debt of Prime Healthcare and its subsidiaries, solely with respect to Prime A, only Prime A’s obligations under the Prime Loan Documents shall be included in such calculation; and (z) in the event that a new Person becomes an Obligor after the Commencement Date, such Person’s operating and financial results shall be measured from the first (1st) day of the first (1st) calendar month after such Person becomes an Obligor and such limited operating and financial results, in lieu of trailing twelve (12) month results, shall be utilized for one (1) year.”

(e)	Financial Statements. Article XXIV is amended to restate in its entirety subsections (b)(i) and (b)(ii) as follows:

“(i) within one hundred twenty (120) days after the end of each year, audited Financial Statements of Prime Healthcare on a consolidated basis (which shall include supplementary consolidating schedules for all Obligors’ (other than Prime A) and the Captive’s balance sheets, statements of operations and of cash flows), prepared by a nationally recognized accounting firm or an independent certified public accounting firm reasonably acceptable to Lessor, all in accordance with GAAP for the year then ended; and

(ii) within (x) sixty (60) days after the end of the fourth quarter of each year and (y) forty-five (45) days after the end of each other quarter, (1) current balance sheets and quarterly statements of operations and of cash flows of each Facility Lessee and Prime Healthcare, certified to be true and correct by an officer of such Facility Lessee, and (2) a quarterly certificate in the form attached hereto as Exhibit A (to this Amendment), evidencing compliance with the financial covenants set forth in Section 16.1(k), including Lessee’s calculation thereof and all other supporting documentation requested by Lessor; and”

3. Ratification. Except as expressly amended hereby, the Lease is hereby confirmed and ratified in all respects.

4. Necessary Action. Each party hereto shall perform any further acts and execute and deliver any documents, including documents further evidencing the amendments described herein, and any other related documents that may be reasonably necessary to carry out the provisions of this Amendment.

2

5. Joint Drafting. The parties hereto and their respective counsel have participated in the drafting and redrafting of this Amendment and the general rules of construction which would construe any provisions of this Amendment in favor of or to the advantage of one party as opposed to the other as a result of one party drafting this Amendment as opposed to the other or in resolving any conflict or ambiguity in favor of one party as opposed to the other on the basis of which party drafted this Amendment are hereby expressly waived by all parties to this Amendment.

6. Governing Law. This Amendment shall be governed and construed in accordance with the laws of the State of Delaware.

7. Counterparts. This Amendment may be executed in separate counterparts each of which shall be an original and all of which shall be deemed to be one and the same instrument.

[Signatures appear on the following page.]

3

IN WITNESS WHEREOF, the parties hereto have executed or caused their duly authorized representatives to execute this Amendment as of the date first above written.

LESSOR:

MPT OF HUNTINGTON BEACH, L.P.

By:	MPT of Huntington Beach, LLC
Its:	General Partner

MPT OF LA PALMA, L.P.

By:	MPT of La Palma, LLC
Its:	General Partner

MPT OF SHASTA, L.P.

By:	MPT of Shasta, LLC
Its:	General Partner

MPT OF WEST ANAHEIM, L.P.

By:	MPT of West Anaheim, LLC
Its:	General Partner

By:	MPT Operating Partnership, L.P., as the Sole Member of each above-referenced
General Partner

By:	/s/ Emmett E. McLean
Name:	Emmett E. McLean
Title:	Executive Vice President, COO, Treasurer and Secretary

[Signature page to Amendment to Master Lease I]

LESSEE:

PRIME HEALTHCARE HUNTINGTON BEACH, LLC
PRIME HEALTHCARE LA PALMA, LLC PRIME HEALTHCARE SERVICES—SHASTA, LLC
PRIME HEALTHCARE ANAHEIM, LLC

By:	/s/ Prem Reddy
Name:	Prem Reddy
Title:	Chairman, President and Chief Executive Officer of each of the Lessees

[Signature page to Amendment to Master Lease I]

Exhibit A

Quarterly Compliance Certificate

[Form to be attached.]

[Prime Letterhead]

[Date]

MPT of Inglewood, L.P. (as “MPT Representative”)

1000 Urban Center Drive, Suite 501

Birmingham, AL 35242

Attn: MPT Asset Management

Re:	Quarterly Compliance Certificate as required under that certain Master Lease Agreement , dated as of July 3, 2012 (as modified, amended or restated from time to time, the “Master Lease”), by and among MPT of Alvarado, LLC and certain of its Affiliates, and Alvarado Hospital, LLC and certain of its Affiliates (all capitalized terms used and not defined herein shall have the meanings ascribed thereto in the Master Lease).

Dear MPT Asset Management:

The undersigned officers of the Borrower Parties, do hereby certify to MPT that for the quarterly financial period ending                 , 20    :

(1)	The undersigned is the duly elected of Prime Healthcare and each Obligor is authorized to act on behalf of Prime Healthcare and each Obligor in executing and delivering this Compliance Certificate.

(2)	The financial statements of Prime Healthcare and each Facility Lessee are attached hereto as Exhibit A, such financial statements are true and correct and fairly present the results of operations and financial position of Prime Healthcare and each Facility Lessee for the quarter ending , 20 .

(3)	No Event of Default exists and no event has occurred (that has not been cured) and no condition currently exists that would, but for the giving of any required notice or expiration of any applicable cure period, constitute an Event of Default, except: .

(4)	EBITDARM of the Obligors, calculated as required under the Master Lease and based upon the trailing twelve (12) month operating results, is as follows:

REQUIRED:                175% of Combined Payment Obligations

ACTUAL:                             % of Combined Payment Obligations

(7)	EBITDARM of Prime Healthcare and its subsidiaries, calculated as required under the Master Lease and based upon the trailing twelve (12) month operating results, is as follows:

MPT of Inglewood, L.P.

REQUIRED:                175% of Total Debt

ACTUAL:                             % of Total Debt

(8)	Prime Healthcare’s computation and calculation of the foregoing percentages is attached hereto as Exhibit B.

Sincerely,

PRIME HEALTHCARE SERVICES, INC.

ALVARADO HOSPITAL LLC

PRIME HEALTHCARE SERVICES—GARDEN GROVE, LLC

PRIME HEALTHCARE PARADISE VALLEY, LLC

PRIME HEALTHCARE SERVICES—SAN DIMAS, LLC

PRIME HEALTHCARE SERVICES—RENO, LLC

PRIME HEALTHCARE SERVICES—ROXBOROUGH, LLC

By:
Name:	Prem Reddy
Title:	Chairman, President and Chief Executive Officer

MASTER LEASE AGREEMENT II

BY AND AMONG

THE ENTITIES LISTED ON SCHEDULE 1-A ATTACHED HERETO,

collectively, Lessor

AND

THE ENTITIES LISTED ON SCHEDULE 1-B ATTACHED HERETO,

collectively, jointly and severally, as Lessee

July 3, 2012

Table of Contents

ARTICLE I	DEFINITIONS	2

1.1	Certain Defined Terms	2
1.2	Interpretation; Terms Generally	21
1.3	Accounting Terms	21
1.4	Certain Matters Relating to References to Leased Property	22

ARTICLE II	LEASED PROPERTY; TERM	22

ARTICLE III	RENT	23

3.1	Rent	23
3.2	Additional Charges	24

ARTICLE IV	IMPOSITIONS	25

4.1	Payment of Impositions	25
4.2	Adjustment of Impositions	26
4.3	Utility Charges	26
4.4	Insurance Premiums	27

ARTICLE V	ABSOLUTE NET LEASE; NO TERMINATION; TERMINATION WITH RESPECT TO FEWER THAN ALL FACILITIES	27

5.1	Absolute Net Lease; No Termination	27
5.2	Termination with Respect to Fewer than All Facilities	28

ARTICLE VI	OWNERSHIP OF LEASED PROPERTY AND PERSONAL PROPERTY	28

6.1	Ownership of the Leased Property	28
6.2	Lessee’s Personal Property	28

ARTICLE VII	CONDITION AND USE OF LEASED PROPERTY	29

7.1	Condition of the Leased Property	29
7.2	Use of the Leased Property	29
7.3	Lessor to Grant Easements	31

ARTICLE VIII	LEGAL AND INSURANCE REQUIREMENTS	32

8.1	Compliance with Legal and Insurance Requirements	32
8.2	Hazardous Materials	32
8.3	Healthcare Laws	33
8.4	Single Purpose Entity	33

i

8.5	Organizational Covenants	34
8.6	Representations and Warranties	34

ARTICLE IX	REPAIRS; RESERVES; RESTRICTIONS	35

9.1	Maintenance; Repair and Remodel	35
9.2	Reserves for Major Repairs	36
9.3	Encroachments; Restrictions	38

ARTICLE X	CAPITAL ADDITIONS	38

10.1	Required Lessee Capital Additions	38
10.2	Construction of Capital Additions to the Leased Property	39
10.3	Capital Additions Financed by Lessee	40
10.4	Capital Additions Financed by Lessor	41
10.5	Seismic Upgrades	45
10.6	Salvage	45

ARTICLE XI	LIENS	45

ARTICLE XII	PERMITTED CONTESTS	46

12.1	Permitted Contests	46

ARTICLE XIII	INSURANCE	47

13.1	General Insurance Requirements	47
13.2	Additional Insurance	51
13.3	Waiver of Subrogation	51
13.4	Form of Insurance	51
13.5	Increase in Limits	53
13.6	Blanket Policy	53
13.7	No Separate Insurance	53

ARTICLE XIV	FIRE AND CASUALTY	54

14.1	Insurance Proceeds	54
14.2	Reconstruction in the Event of Damage or Destruction Covered by Insurance	54
14.3	Reconstruction in the Event of Damage or Destruction Not Covered by Insurance	56
14.4	Lessee’s Personal Property	56
14.5	Restoration of Lessee’s Property	56
14.6	No Abatement of Rent	56
14.7	Damage Near End of Term	56

14.8	Termination of Right to Purchase	57
14.9	Waiver	57

ARTICLE XV	CONDEMNATION	57

15.1	Parties’ Rights and Obligations	57
15.2	Total Taking	57
15.3	Partial Taking	57
15.4	Restoration	58
15.5	Award Distribution	58
15.6	Temporary Taking	58

ARTICLE XVI	DEFAULT	58

16.1	Events of Default	58
16.2	Additional Expenses	65
16.3	Waiver	66
16.4	Application of Funds	66
16.5	Notices by Lessor	66
16.6	Lessor’s Contractual Security Interest	66

ARTICLE XVII	LESSOR’S RIGHT TO CURE	67

ARTICLE XVIII	PURCHASE OF THE LEASED PROPERTY	67

ARTICLE XIX	HOLDING OVER	68

ARTICLE XX	RESERVED	68

ARTICLE XXI	RISK OF LOSS	68

ARTICLE XXII	INDEMNIFICATION	69

ARTICLE XXIII	ASSIGNMENT, SUBLETTING AND SUBLEASE SUBORDINATION	70

23.1	Assignment and Subletting	70
23.2	Sublease Limitations	70
23.3	Sublease Subordination and Non-Disturbance	71
23.4	Existing Subleases	72

ARTICLE XXIV	OFFICER’S CERTIFICATES; FINANCIAL STATEMENTS; NOTICES AND OTHER CERTIFICATES	72

ARTICLE XXV	INSPECTION	74

ARTICLE XXVI	NO WAIVER	74

ARTICLE XXVII	REMEDIES CUMULATIVE	75

ARTICLE XXVIII	SURRENDER	75

ARTICLE XXIX	NO MERGER OF TITLE	75

ARTICLE XXX	TRANSFERS BY LESSOR; SEVERANCE RIGHTS	75

30.1	Transfers by Lessor	75
30.2	Severance Rights	76

ARTICLE XXXI	QUIET ENJOYMENT	77

ARTICLE XXXII	NOTICES	77

ARTICLE XXXIII	APPRAISAL	78

ARTICLE XXXIV	PURCHASE RIGHTS	79

34.1	Lessee’s Option to Purchase	79
34.2	Make-Up Payments	79
34.3	Lessor’s Option to Purchase Lessee’s Personal Property	80
34.4	Lessee’s Option to Purchase Upon Other Events	81
34.5	Prime A Right to Exercise Purchase Options	82

ARTICLE XXXV	SUBSTITUTION RIGHTS	82

35.1	Lessee’s Property Substitution Right	82
35.2	Conditions Precedent to Lessee’s Property Substitution Right	82
35.3	Procedures for Property Substitution	84

ARTICLE XXXVI	FINANCING OF THE LEASED PROPERTY	84

ARTICLE XXXVII	SUBORDINATION AND NON-DISTURBANCE	85

ARTICLE XXXVIII	LICENSES	85

38.1	Maintenance of Licenses	85
38.2	No Transfers or Alterations of Licenses	86
38.3	Notifications; Corrective Actions	86
38.4	Termination of Lease	87
38.5	Material Condition of Lease	87

ARTICLE XXXIX	COMPLIANCE WITH HEALTHCARE LAWS	88

ARTICLE XL	MISCELLANEOUS	88

40.1	General	88
40.2	Bankruptcy Waivers	89
40.3	Lessor’s Expenses	89
40.4	Entire Agreement; Modifications	90
40.5	Lessor Securities Offering and Filings	90
40.6	Non-Recourse as to Lessor	91
40.7	Covenants, Restrictions and Reciprocal Easements	91
40.8	Force Majeure	91
40.9	Management Agreements	91
40.10	Non-Competition	92
40.11	Governing Law	92
40.12	Jurisdiction and Venue	93
40.13	Appointment of Agent and Attorney-in-Fact	93
40.14	Financing Transaction	93
40.15	Recharacterization of Transaction	94
40.16	Compliance with Anti-Terrorism Laws	95
40.17	Electronically Transmitted Signatures	96
40.18	Waiver of Jury Trial	96
40.19	Counterparts	96
40.20	Survival	96
40.21	Continuation of Defaults	96
40.22	Specific Performance	96
40.23	Joint Drafting	97
40.24	Joint and Several Obligations	97
40.25	Representatives	97

ARTICLE XLI	MEMORANDUM OF LEASE	98

v

MASTER LEASE AGREEMENT II

This MASTER LEASE AGREEMENT II (the “Lease”) is dated this 3rd day of July, 2012 (the “Commencement Date”), and is by and among the entities listed on Schedule 1-A attached hereto and made a part hereof by reference and incorporation (collectively, the “Lessor”), having their principal office at 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242, and the entities listed on Schedule 1-B attached hereto and made a part hereof by reference and incorporation (collectively, jointly and severally, the “Lessee”), having their principal office at 3300 E. Guasti Road, 3rd Floor, Ontario, California 91761.

STATEMENT OF INTENT

Subject to Articles V, XIV, XV, XXX and Section 16.1, this Lease constitutes one unitary, indivisible, non-severable lease of all the Leased Property. This Lease does not constitute separate leases contained in one document each governed by similar terms. The use of the expression “unitary lease” to describe this Lease is not merely for convenient reference. It is the conscious choice of a substantive appellation to express the intent of Lessor and Lessee in regard to an integral part of this transaction, which is to accomplish the creation of an indivisible lease. Lessor and Lessee agree that from an economic point of view the portions of the Leased Property leased pursuant to this Lease constitute one economic unit and that the Rent and all other provisions have been negotiated and agreed to based upon a lease of all the portions of the Leased Property as a single, composite, inseparable transaction. Except as expressly provided in this Lease for .specific isolated purposes (and in such cases only to the extent expressly so stated), all provisions of this Lease, including definitions, commencement and expiration dates, rental provisions, use provisions, renewal provisions, breach, default, enforcement, termination and assignment and subletting provisions, shall apply equally and uniformly to all the Leased Property as one unit and are not severable. The economic terms of this Lease would have been substantially different had separate leases or a “divisible” lease been acceptable to Lessor. A default of any of the terms or conditions of this Lease occurring with respect to any portion of the Leased Property relating to a particular Facility shall constitute a default under this Lease with respect to all the Leased Property. Except as expressly provided in this Lease for specific isolated purposes (and in such cases only to the extent expressly so stated), Lessor and Lessee agree that the provisions of this Lease shall at all times be construed, interpreted and applied such that the intention of Lessor and Lessee to create a unitary lease shall be preserved and maintained. Lessor and Lessee agree that for the purposes of any assumption, rejection or assignment of this Lease under 11 U.S.C. Section 365 or any amendment or successor section thereof, this is one indivisible and non-severable lease dealing with and covering one legal and economic unit which must be assumed, rejected or assigned as a whole with respect to all (and only all) the Leased Property.

W I T N E S S E T H:

WHEREAS, Lessor is the owner of the Land (as hereinafter defined), and is also the current owner of all of the Leased Improvements (as hereinafter defined) located on the Land;

WHEREAS, Lessor currently leases the Land and Leased Improvements to Lessee pursuant to the Original Prime Leases (as herein defined);

WHEREAS, Lessor and Lessee desire to merge, amend and restate the Original Prime Leases into a single, master lease agreement in the manner hereafter provided;

WHEREAS, the leasings of Land and Leased Improvements related thereto under the Original Prime Leases were intended to be and are each treated as secured financings with Lessee treated as the owner for purposes of taking depreciation, amortization and mortgage interest deductions and for all other federal, state and local income tax purposes; and

WHEREAS, the leasing of the Land and the Leased Improvements pursuant to this one, consolidated Lease is intended by the parties as a secured financing for purposes of federal, state and local income tax laws, with Lessee as the owner for purposes of taking depreciation, amortization and mortgage interest deductions and for all other federal, state and local income tax purposes.

NOW, THEREFORE, the parties agree as follows:

ARTICLE I

DEFINITIONS

1.1 Certain Defined Terms. Capitalized terms used herein shall have the respective meanings ascribed to them in this Section 1.1.

ACH: As defined in Section 3.1.

Additional Charges: As defined in Section 3.2.

Adjustment Date: As defined in Section 3.l(b).

Affiliate: With respect to any Person (i) any Person that, directly or indirectly, controls or is controlled by or is under common control with such Person, (ii) any other Person that owns, beneficially, directly or indirectly, 10% or more of the outstanding capital stock, shares or equity interests of such Person, or (iii) any officer, director, employee, partner, member, manager or trustee of such Person or any Person controlling, controlled by or under common control with such Person (excluding trustees and persons serving in similar capacities who are not otherwise an Affiliate of such Person). For the purposes of this definition, “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities or otherwise. Notwithstanding the foregoing, the KASP Trust and

Prime Healthcare Services Foundation, Inc. and its subsidiaries shall not be deemed an Affiliate of any Person for any purposes hereunder, and in no event shall the term “Affiliate,” when used with respect to Lessee, mean or refer to Lessor or any other Person that, directly or indirectly, controls or is under common control with Lessor.

AIREA: The American Institute of Real Estate Appraisers, or any successor organization.

Allocated Base Rent: As defined in Section 3.1(a).

Alvarado Facility: That certain three hundred six (306)-bed general acute care hospital facility located in San Diego, San Diego County, California.

Anti-Terrorism Laws: Any laws, statutes and regulations relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the Patriot Act, the laws, statutes and regulations comprising or implementing the Bank Secrecy Act, and the laws, statutes and regulations administered by OFAC.

Award: All compensation, sums or anything of value awarded, paid or received on a total or partial Condemnation.

Bankruptcy Code: Chapter 11 U.S.C. § 101, et seq.

Base Rent: At any time the total Allocated Base Rent payable with respect to the Facilities for any period.

Blocked Person: Any Person: (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

Borrowers: Collectively, the Centinela Borrower, the Chino Borrower, the Victorville Borrower and the Option Loan Borrower.

Budget: As defined in Section 10.4(b)(xii).

Business: The operation of (a) each of the Alvarado Facility, the Garden Grove Hospital Facility, the Paradise Valley Facility and the San Dimas Hospital Facility as a general acute care hospital facility, (b) each of the Garden Grove MOB Facility and San Dimas MOB Facility as a medical office building and (c) the Garden Grove MRI Center as a medical imaging center, and, in all cases under the preceding clauses (a)-(c), the engagement in and pursuit and conduct of any business venture or activity incident thereto.

Business Day: Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which money centers in the City of New York, New York are authorized or obligated by law or executive order to close.

Capital Additions: With respect to each Facility, (a) extraordinary renovations or expansions of buildings, structures or other improvements currently located on that portion of the Leased Property where such Facility is located (or on additional parcels added to such Leased Property), (b) the addition of one or more parcels of land to such portion of the Leased Property (whether by purchase or ground lease), or (c) the addition of one or more new buildings or additional structures placed on such portion of the Leased Property or any such additional parcels of land, including, without limitation, the construction of a new wing or new story; provided, that if such renovation, expansion or addition would not be reasonably be expected to exceed a cost (determined on a basis consistent with the definition of Capital Addition Cost) of One Hundred Thousand Dollars ($100,000), such renovation, expansion or addition shall not be deemed a Capital Addition for purposes of this Lease.

Capital Addition Cost: With respect to each Facility, the cost of any Capital Additions proposed to be made by Lessee whether or not paid for by Lessee or Lessor. Such cost shall include (a) the cost of construction of the Capital Additions, including site preparation and improvement, materials, labor, supervision and certain related design, engineering and architectural services, the cost of any fixtures, the · cost of construction financing, and miscellaneous costs requested by Lessee and approved by Lessor, (b) if requested by Lessee and agreed to by Lessor in writing in advance, the cost of any land contiguous to the portion of the Leased Property relating to such Facility purchased for the purpose of placing thereon the Capital Additions or any portion thereof or for providing means of access thereto, or parking facilities therefor, including the cost of surveying the same, (c) the cost of insurance, real estate taxes, water and sewage charges and other carrying charges for such Capital Additions during construction, (d) the cost of title insurance, (e) reasonable fees and expenses of legal counsel, (f) filing, registration and recording taxes and fees, (g) documentary stamp taxes, if any, and (h) all reasonable costs and expenses of Lessor related to the Capital Addition that are payable by Lessee hereunder, and, subject to Section 10.4(f), any Facility Lender which has committed to finance the Capital Additions that are related to the construction of the Capital Additions, including, but not limited to, (i) the reasonable fees and expenses of their respective legal counsel, (ii) all printing expenses, (iii) the amount of any filing, registration and recording taxes and fees, (iv) documentary stamp taxes, if any, (v) title insurance charges, appraisal fees, if any, (vi) rating agency fees, if any, and (vii) commitment fees, if any, charged by any Facility Lender advancing or offering to advance any portion of the financing for such Capital Additions.

Captive: As defined in Section 13.l(a).

Cash Collections: Any and all payments received for patient related services that are posted to Lessee’s accounting system for a Facility, including, without limitation, any such payments received from patients, insurance companies, managed care and preferred provider organizations, Medi-Cal, Medicare, or other payors.

Casualty Make-Up Payment: As defined in Section 14.2(a).

Casualty Impacted Facility: As defined in Section 14.2(a).

Centinela Borrower: Collectively, Prime Healthcare Centinela, LLC, a Delaware limited liability company, and Prime Healthcare, and their respective successors and assigns.

Centinela Loan Agreement: That certain Loan Agreement, dated the date hereof, by and among MPT of Inglewood, L.P., a Delaware limited partnership, and Centinela Borrower, as the same may be amended, modified, restated and/or supplemented from time to time.

Centinela Loan Documents: Collectively, the Centinela Loan Agreement and the Centinela Note, together with all deeds of trust, security agreements, guaranties and all other documents, agreements, instruments or certificates executed and delivered by the Centinela Borrower or any of its Affiliates in connection therewith, as each of the same may be amended, modified, restated and/or supplemented from time to time.

Centinela Note: That certain Promissory Note, dated the date hereof, in the original principal amount of One Hundred Million and No/l00 Dollars ($100,000,000.00) made by Prime Healthcare and Prime Centinela, jointly and severally, in favor of MPT of Inglewood, L.P., as the same may be amended, modified, restated and/or supplemented from time to time.

CERCLA: As defined in the definition of “Hazardous Materials Law.”

Change of Control Transaction: A change in any Equity Interests of the applicable Person, whether by sale or issuance of additional Equity Interests, merger, consolidation or otherwise, such that, after such change, the Equity Constituents of such Person as of the Commencement Date (or the Affiliates of such Equity Constituents) own or control, collectively, less than Fifty-One Percent (51%) of the outstanding Equity Interests of such Person. For the avoidance of doubt, the entering into a written agreement or the granting of an option to acquire Equity Interests or the issuance of debt convertible into Equity Interests shall be deemed to be the issuance of Equity Interests for purposes of determining whether a Change of Control Transaction has occurred.

Change Order: As defined in Section 10.4(g).

Chino Borrower: Collectively, Veritas Health Services, Inc., a California corporation, and Prime A, and their respective successors and assigns.

Chino Loan Documents: Collectively, that certain Loan Agreement, dated as of March 1, 2007, between the Chino Borrower and MPT of Chino, LLC, relating to a term loan as evidenced by that certain Promissory Note, dated as of March 1, 2007, by the Chino Borrower in favor of MPT of Chino, LLC, together with all deeds of trust, security agreements, guaranties and all other documents, agreements, instruments or certificates executed and delivered by the Chino Borrower or any of its Affiliates in connection therewith, as each of the same may be amended, modified, restated and/or supplemented from time to time.

CMS: As defined in Section 38.1.

Code: The United States Internal Revenue Code of 1986, as amended through the date hereof, and all regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

Combined Payment Obligations: All of the Obligors’ (as herein defined) obligations for the payment of (a) mortgage and other interest payable under the Prime Loan Documents, (b) rent payable under this Lease and the Master Lease I, and (c) mortgage and other interest and rent payable under all other Prime Obligation Documents.

Commencement Date: As defined in the Preamble.

Condemnation: (a) The exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor or (b) a voluntary sale or transfer by Lessor to any Condemnor, either under threat of Condemnation or while legal proceedings for Condemnation are pending, in all of the foregoing cases with respect to any portion of the Leased Property.

Condemnation Make-Up Payment: As defined in Section 15.5.

Condemnor: Any public or quasi-public authority, or private corporation or individual, having the power of Condemnation.

Construction Consultant: In connection with any Capital Addition, any architect, engineer or other person or entity selected by Lessor, in Lessor’s discretion, who shall assist Lessor in connection with the construction of such Capital Addition, including but not limited to, reviewing plans and specifications and draw requests, consulting with Lessor regarding the progress of construction of such Capital Addition for purposes of funding, and advising Lessor with respect to other matters relating to such Capital Addition.

CPI: The Consumer Price Index, all urban consumers, all items, U.S. City Average, published by the United States Department of Labor, Bureau of Labor Statistics, in which 1982-1984 equals one hundred (100). If the Consumer Price Index is discontinued or revised during the term of this Lease, such other governmental index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised.

Credit Enhancements: With respect to each Facility, all security deposits, security interests, letters of credit, pledges, guaranties, prepaid rent or other sums, deposits or interests held by Lessee, if any, with respect to the portion of the Leased Property relating thereto, the Tenant Leases or the Tenants or subtenants thereunder.

Date of Taking: The date the Condemnor has the right to possession of the property being condemned.

Declarations: As defined in Section 40.7.

Deed of Trust: As defined in Section 40.15.

Defaulted Property: As defined in Section 16.1B.

DPH: As defined in Section 38.1.

DHHS: As defined in Section 38.1.

Dollar Amount: Collectively, the Hospital Dollar Amount, the Garden Grove MOB Amount and the San Dimas MOB Amount.

Draw Request: As defined in Section 10.4(b).

EBITDARM: Earnings before the deduction of interest, taxes, depreciation, amortization, rent and management fees, all as determined in accordance with GAAP.

Entered Property: As defined in Section 16.1A.

Environmental Indemnification Agreement: That certain Environmental Indemnification Agreement, dated as of the date hereof, executed and delivered by each Facility Lessee and each Guarantor to Lessor and certain Affiliates of Lessor, as the same may be amended, modified, restated and/or supplemented from time to time.

Equity Constituents: With respect to any Person, as applicable, the members, general or limited partners, shareholders, stockholders or other Persons, however designated, who are the owners of the issued and outstanding equity or ownership interests of such Person.

Equity Interests: With respect to any Person, the voting power, ownership, or other equitable interests of such Person, including any interest represented by any capital stock, convertible or participating debt instruments, membership interest, partnership interest, or any similar interest therein.

Escalator: As defined in Section 3.l(b).

Escrow Invoice: As defined in Section 3.2.

Event of Default: As defined in Section 16.1.

Existing Subleases: As defined in Section 23.4.

Extension Notice: As defined in Article II.

Extension Term(s): As defined in Article II.

Facility: Each of the Alvarado Facility, the Garden Grove Hospital Facility, the Garden Grove MOB Facility, the Paradise Valley Facility, the San Dimas Hospital Facility and the San Dimas MOB Facility, sometimes collectively referred to as the “Facilities.”

Facility Instrument: A note (whether secured or unsecured), loan agreement, credit agreement, guaranty, security agreement, mortgage, deed of trust or other agreement pursuant to which a Facility Lender has provided financing to Lessor in connection with any portion of the Leased Property or any part thereof, or financing provided to Lessee, if such financing is provided by Lessor or any Affiliate of Lessor (other than any Obligors) or in connection with a Capital Addition, and any and all renewals, replacements, modifications, supplements, consolidations and extensions thereof.

Facility Lender: A holder (which may include any Affiliate of Lessor, other than any Obligors) of any Facility Instrument.

Facility Lessee: The individual lessee which operates a particular Facility.

Facility Loan: A loan made by a Facility Lender.

Fair Market Added Value: With respect to each Facility, the Fair Market Value of the portion of the Leased Property relating to such Facility, including all Capital Additions with respect thereto, less the Fair Market Value of such portion of the Leased Property determined as if no Capital Additions paid for by Lessee had been constructed with respect thereto.

Fair Market Value: With respect to each Facility, the Fair Market Value of the portion of the Leased Property relating to such Facility, including all Capital Additions with respect thereto, (a) as shall be determined in accordance with the appraisal procedures set forth in Article XXXIII or in such other manner as shall be mutually acceptable to Lessor and Lessee, and (b) which shall not take into account any reduction in value resulting from any damage, destruction or condemnation of any part of such portion of the Leased Property or any indebtedness to which such portion of the Leased Property is subject (other than indebtedness owed to Lessor that is secured by the Leased Property) and which encumbrance Lessee or Lessor is otherwise required to remove pursuant to any provision of this Lease or agrees to remove at or prior to the closing of the transaction as to which such Fair Market Value determination is being made. With respect to each Facility and notwithstanding anything contained in this Lease to the contrary, any appraisal of the portion of the Leased Property relating thereto shall assume the Lease is in place for a term of fifteen (15) years, and shall not take into account any purchase options.

Fair Market Value Purchase Price: With respect to each Facility, the Fair Market Value of the portion of the Leased Property relating thereto, less the Fair Market Added Value with respect to such portion of the Leased Property.

Financial Statements: For any fiscal year or other accounting period for each Facility Lessee or Prime Healthcare, balance sheets, statements of operations and capital accounts, and statements of cash flows setting forth in comparative form the corresponding figures for the year-earlier fiscal period, all prepared in accordance with GAAP.

Fixed Term: As defined in Article II.

Fixtures: All equipment, machinery, fixtures, and other items of real property, including all components thereof, now and hereafter located in, on, or used in connection with, and that are in each case permanently affixed to or incorporated into the buildings and structures on the Land, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, and built-in oxygen and vacuum systems, all of which, to the greatest extent permitted by law, are hereby deemed by the parties to constitute real estate, together with all replacements, modifications, alterations and additions thereto.

Force Majeure: As defined in Section 40.8.

Full Replacement Cost: As defined in Section 13.l(a).

GAAP: Generally accepted accounting principles in the United States as in effect from time to time and applied consistently throughout the periods involved.

Garden Grove Hospital Facility: That certain one hundred sixty-seven (167)-bed acute care hospital facility located in Garden Grove, Orange County, California.

Garden Grove MOB Amount: As defined in Section 9.2(b).

Garden Grove MOB Facility: That certain medical office building located in Garden Grove, Orange County, California, adjacent to the Garden Grove Hospital Facility.

Garden Grove MRI Center: That certain Garden Grove Imaging, LLC magnetic resonance imaging center business.

Governmental Body: Any United States federal, state or local, or any supra national or non U.S., government, political subdivision, governmental, regulatory or administrative authority, instrumentality, agency body or commission, court, tribunal or judicial or arbitral body, in each case of competent jurisdiction, including the Securities and Exchange Commission.

Guarantors: Collectively, Prime Management, Prime Healthcare, Prime A and all other Obligors (other than Lessee, it being understood that, despite the fact that each Facility Lessee is a party to the Guaranty, the term Guarantor shall not include the Facility Lessees for purposes of this Lease), but not including as of any time any Person (other than Prime Healthcare Management, Inc. and Prime Healthcare) who has ceased to be an Obligor as of such time.

Guaranty: That certain Guaranty, dated as of the date hereof, executed and delivered by the Guarantors in favor of Lessor and certain Affiliates of Lessor, as the same may be amended, modified, restated and/or supplemented from time to time.

Hazardous Materials: Any substance, including without limitation, asbestos or any substance containing asbestos and deemed hazardous under any Hazardous Materials Law, the group of organic compounds known as polychlorinated biphenyls, flammable explosives, radioactive materials, infectious wastes, biomedical and medical wastes, chemicals known to cause cancer or reproductive toxicity, radon gas, pollutants, effluents, contaminants, emissions or related materials, and any items included in the definition of hazardous or toxic wastes, materials or substances under any Hazardous Materials Laws.

Hazardous Materials Laws: Each federal, state, local and foreign law and regulation relating to pollution, protection, or preservation of human health or the environment, including ambient air, surface water, ground water, land surface or subsurface strata, and natural resources, and including each law and regulation relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacturing, processing, distribution, use, treatment, generation, storage, containment (whether above ground or underground), disposal, transport or handling of Hazardous Materials, or the preservation of the environment or mitigation of adverse effects thereon and each law and regulation with regard to record keeping, notification, disclosure and reporting requirements respecting Hazardous Materials, including, without limitation, the Resource Conservation and Recovery Act of 1976 (“RCRA”), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), as amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), the Hazardous Materials Transportation Act, the Federal Water Pollution Control Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Safe Drinking Water Act, and all similar federal, state and local environmental statutes and ordinances, and the regulations, orders, and decrees now or hereafter promulgated thereunder, in each case as amended from time to time.

Health Benefit Laws: Laws relating to the licensure, certification, qualification or authority to transact business relating to the provision of, or payment for, or both the provision of and payment for, health benefits, health care or insurance coverage, including ERISA, COBRA, HIPAA, SCHIP, Medicare, Medi-Cal, CHAMPUS/TriCare, and laws relating to the regulation of workers compensation and coordination of benefits.

Health Compliance Laws: All applicable laws pertaining to billing, kickbacks, false claims, self-referral, claims processing, marketing, HIP AA security standards for the storage, maintenance, transmission, utilization and access to and privacy of patient information, and HIP AA and state standards for electronic transactions and data code sets, including, without limitation, the False Claims Act (31 U.S.C. Section 3729 et seq.), the Anti-Kickback Act of 1986 (41 U.S.C. Section 51 et seq.), the Federal Health Care Programs Anti-Kickback Statute (42 U.S.C. Section 1320a-7a(b)), the Stark Law, the Civil Monetary Penalties Law (42 U.S.C. Section 1320a-7a), or the Truth in Negotiations (10 U.S.C. Section 2304 et seq.), Health Care Fraud (18 U.S.C. Section 1347), Mail Fraud (18 U.S.C Section 1341), Wire Fraud (18 U.S.C. Section 1343), Theft or Embezzlement (18 U.S.C. Section 669), Fraud and False Statements (18 U.S.C. Section 1001), False Statements Relating to Health Care Matters (18 U.S.C. Section I 035), and any other applicable federal health care law or equivalent state statutes or any rule or regulation promulgated by a Governmental Body with respect to any of the foregoing, as any of the same may be amended, modified and/or restated from time to time.

Healthcare Laws: Health Benefit Laws, Health Compliance Laws and Information Privacy and Security Laws.

HIPAA: The Health Insurance Portability and Accountability Act of 1996, as the same may be amended, modified or supplemented from time to time, and any successor statue thereto, and any and all rules or regulations promulgated from time to time thereunder.

Hospital Dollar Amount: As defined in Section 9.2(a).

Hospital Reserve: As defined in Section 9.2(a).

Hospital Reserve Cap: As defined in Section 9.2(a).

Hospital Reserve Floor: As defined in Section 9.2(a).

Impartial Appraiser: As defined in Section 13.1.

Impacted Property: As defined in Section 13.l(a)(ii).

Impositions: Collectively, with respect to each Facility, all civil monetary penalties, fines and overpayments imposed by state and federal regulatory authorities, all Real Estate Taxes, all state and local sales and use taxes, single business, gross receipts, transaction privilege, rent or similar taxes, all assessments, charges and costs imposed under the Permitted Exceptions (including, without limitation, all penalties, fines, damages, costs and expenses for any violation of or a default under any of the Permitted Exceptions)), franchise taxes (including but not limited to taxes based on capital, net worth or assets), license, business entity, annual report, registration and statutory representation fees and other taxes imposed on any business entities, including limited partnerships, limited liability companies and other “pass through” entities, and any such items imposed on Lessor or Lessor’s Affiliates (including Lessor’s parent organizations), all assessments for utilities, public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term), ground rents, water, wastewater, sewer, sanitary sewer or other rents and charges, excises, tax levies, fees (including, without limitation, impact, development, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the portion of the Leased Property relating to such Facility, the Rent relating thereto (including all interest and penalties thereon due to any failure in payment by Lessee), and all other fees, costs and expenses which at any time prior to, during or in respect of the Term may be charged, assessed or imposed on or in respect of or be a lien upon (a) Lessor or Lessor’s interest in the portion of the Leased Property relating to such Facility, (b) such portion of the Leased Property or any part thereof or any rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, sales from, or activity conducted on, or in connection with, such portion of the Leased Property or the leasing or use of such portion of the Leased Property or any part thereof. Notwithstanding any provision hereof to the contrary, nothing contained in this Lease shall be construed to require Lessee to pay (1) any tax based on net income (whether denominated as a financial institutions or other tax) imposed on Lessor, or (2)

any transfer tax of Lessor, or (3) any tax imposed with respect to the sale, exchange or other disposition by Lessor of any portion of the Leased Property or the proceeds thereof, or (4) except as expressly provided elsewhere in this Lease, any principal or interest on any Lien on any portion of the Leased Property, except to the extent that any tax, assessment, tax levy or charge which Lessee is obligated to pay pursuant to the first sentence of this definition and which is in effect at any time during the Term is totally or partially repealed, and a tax, assessment, tax levy or charge set forth in clause (1) or (2) is levied, assessed or imposed expressly in lieu thereof, in which case the substitute tax, assessment, tax levy or charge shall be deemed to be an Imposition.

Information Privacy or Security Laws: The HIPAA Laws and any other laws concerning the privacy and/or security of personal information, including but not limited to the Grarnm-Leach-Bliley Act, state data breach notification laws, state health information privacy laws, the Federal Trade Commission Act and state consumer protection laws.

Insurance Premiums: As defined in Section 4.4.

Insurance Requirements: All terms of any insurance policy required by this Lease and all requirements of the issuer of any such policy, and such additional insurance which Lessor may reasonably require.

Interim Capital Addition Rent: As defined in Section 3.1(a).

Joint Commission: As defined in Article XXIV.

Land: The parcels of land described on Exhibits A-1 et seq. attached hereto and incorporated herein by reference, together with all hereditaments, easements, mineral rights, rights of way and other appurtenances related thereto, and any other parcel of land acquired or leased and made subject to this Lease. With respect to each Facility, “Land” shall mean the portion of the Land relating to such Facility or any Capital Additions with respect thereto.

Lease: As defined in the Preamble.

Lease Amendment: As defined in Section 10.4(b)(iii).

Lease Assignments: Those certain Assignments of Rents and Leases executed and delivered by each Facility Lessee and each other Obligor to and in favor of Lessor and certain of its Affiliates, as each of the same may be amended, modified and/or restated from time to time.

Lease Base: As to each of the Facilities, as defined on Schedule 3.1(a) attached hereto and made a part hereof by reference and incorporation.

Lease Documents: Collectively, this Lease and all the other documents, instruments, certificates and agreements executed by the Lessee in connection with the Lease or otherwise to evidence or secure Lessee’s obligations hereunder (excluding in all cases the Guaranty), as each of the foregoing documents and agreements may be modified, amended or restated from time to time.

Lease Rate: A per annum rate equal to Ten and 33/100 Percent (10.33%), subject to the Escalator as set forth in Section 3.l(b).

Leased Improvements: With respect to each portion of the Land relating to a particular Facility, those items described in Article II(b) relating to such portion of the Land.

Leased Property: With respect to each Facility, those items described in Article II, as well as all Capital Additions thereto.

Legal Requirements: With respect to each Facility and the portion of the Leased Property relating thereto, all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting such Leased Property, Lessee’s operation of the Business on such portion of the Leased Property, or the construction, use or alteration of such Leased Property (including, without limitation, the Americans with Disabilities Act and Section 504 of the Rehabilitation Act of 1973), whether now or hereafter enacted and in force, including any which may (a) require repairs, modifications, or alterations in or to such portion of the Leased Property, or (b) in any way adversely affect the use and enjoyment thereof, and all permits, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Lessee, at any time in force affecting such portion of the Leased Property.

Lenders: Collectively, MPT of Victorville, LLC and MPT of Chino, LLC, each a Delaware limited liability company, and MPT of Southern California, L.P. and MPT of Inglewood, L.P., each a Delaware limited partnership.

Lessee: Each of the entities listed on Schedule 1-B attached hereto, jointly and severally, together with their respective successors and permitted assigns, sometimes collectively referred to as the “Lessees.”

Lessor: Each of the entities listed on Schedule 1-A attached hereto, and their respective successors and assigns.

Lessor’s Notice Address: As defined in Section 13.4.

Lessor Parties: As defined in Section 40.6.

Licenses: As defined in Article XXXVIII.

Lien: As defined in Article XXXVI.

Make-Up Payment: As defined in Section 34.2.

Major Repairs: All repairs to the Leased Property of every kind and nature, whether interior or exterior, structural or non-structural (including, without limitation, all parking decks and parking lots), which extend the life of the Leased Property (as opposed to being routine maintenance and repair expenditures), as shall be necessary or appropriate from time to time during the Term.

Management Agreement: Any contract or agreement for the provision of management services to a Facility Lessee with respect to the operation of a hospital on such portion of the Leased Property.

Management Company: Any person, firm, corporation or other entity or individual who or which will provide management services to a Facility Lessee with respect to the operation of a hospital on such portion of the Leased Property, which as of the date hereof, the parties acknowledge is Prime Management.

Marketing Option: As defined in Section 34.2.

Master Lease I: That certain Master Lease Agreement I, dated the date hereof, by and among Prime Healthcare Huntington Beach, LLC, Prime Healthcare La Palma, LLC, Prime Healthcare Anaheim, LLC, and Prime Healthcare Services-Shasta, LLC, each a Delaware limited liability company, and MPT of Huntington Beach, L.P., MPT of La Palma, L.P., MPT of Shasta, L.P., and MPT of West Anaheim, L.P., each a Delaware limited partnership, as the same may be modified, amended, restated and/or supplemented from time to time.

Material Obligation: Any obligation of any of the Guarantors or any Facility Lessee (other than any obligations owing to Lessor or any of its Affiliates) which is in excess of Five Hundred Thousand Dollars ($500,000).

Medi-Cal: The medical assistance program established by Title XIX of the Social Security Act (42 U.S.C. Sections 1396 et seq.) and any statute succeeding thereto.

Medicare: The health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. Sections 1395 et seq.) and any statute succeeding thereto.

MOB Reserve: As defined in Section 9.2(b).

MOB Reserve Cap: As defined in Section 9.2(b).

MOB Reserve Floor: As defined in Section 9.2(b).

Monthly Escrow Amount: As defined in Section 3.2.

MPT: MPT Operating Partnership, L.P., an Affiliate of Lessor.

MPT Representative: As defined in Section 40.25(b).

Non-Competition Agreement: That certain Non-Competition Agreement, dated of even date herewith, executed by Prime Healthcare, Prime Management, Prime A and Prem Reddy, in favor of Lessor and certain of its Affiliates, as the same may be amended, modified and/or restated from time to time.

Non-Permitted Assignee: (a) Any Person identified (i) on Schedule 2 or (ii) by the Lessee to Lessor in writing as (A) a Person that is engaged in the operation of hospitals or the business of managed care and (B) a direct competitor of an Obligor, (b) the Service Employees International Union, (c) CtW Investment Group, (d) East West Bank, or (e) an Affiliate of any of the Persons described in the preceding clauses (a)-(d).

Obligor: Collectively, the Prime Lessees and the Prime Borrowers, subject to joinders and removals in accordance with the Security Agreement.

OFAC: The U.S. Department of Treasury Office of Foreign Assets Control.

OFAC List: The list of specially designated nationals and blocked persons subject to financial sanctions that is maintained and published by the U.S. Treasury Department, Office of Foreign Assets Control and any other similar list maintained and published by the U.S. Treasury Department, Office of Foreign Assets Control pursuant to any Law, including, without limitation, trade embargo, economic sanctions, or other prohibitions imposed by Executive Order of the President of the United States. The OFAC List currently is accessible through the internet website www.treas.gov/ofac/tllsdn.pdf.

Officer’s Certificate: With respect to each Facility Lessee, a certificate of such Facility Lessee signed by the representative(s) authorized to so sign by the governing body of such Facility Lessee, or any other person whose power and authority to act has been properly authorized.

Operating Agreements: With respect to each Facility Lessee, means all written agreements to which such Facility Lessee is a party with respect to the ownership, operation or management of the Business, including, without limitation, any and all service and maintenance contracts, management agreements, equipment leases, consulting agreements, laboratory servicing agreements, pharmaceutical contracts and physician, other clinician or other professional services provider contracts, but excluding in all cases employment contracts, as the same may from time to time be amended, restated, supplemented, renewed or modified.

Option Loan Borrower: Collectively, Prime A and Prime Healthcare Paradise Valley, LLC, a Delaware limited liability company, and their respective successors and assigns.

Option Loan Documents: Collectively, that certain Loan Agreement, dated as of May 9, 2007, between the Option Loan Borrower and MPT of Southern California, L.P., relating to a term loan as evidenced by that certain Promissory Note, dated as of May 9, 2007 by the Option Loan Borrower in favor of MPT of Southern California, L.P ., together with all deeds of trust, security agreements, guaranties and all other documents, agreements, instruments or certificates executed and delivered by the Option Loan Borrower or any of its Affiliates in connection therewith, as each of the same may be amended, modified, restated and/or supplemented from time to time.

Option Price: As defined in Section 14.2(a).

Organizational Documents: With respect to any Person, the articles of incorporation or organization, certificate of incorporation or formation or other formation document, together with all other documents creating and governing such Person, including stockholder agreements, limited liability company or operating agreements, partnership agreements and bylaws.

Original Prime Leases: Collectively, (a) that certain Lease Agreement dated as of February 9, 2011 between Alvarado Hospital LLC and MPT of Alvarado, L.P., (b) that certain Lease Agreement dated as of November 25, 2008 between Prime Healthcare Services-Garden Grove, LLC and MPT of Garden Grove Hospital, L.P., (c) that certain Lease Agreement dated as of November 25, 2008 between Prime Healthcare Services-Garden Grove, LLC and MPT of Garden Grove MOB, L.P., (d) that certain Lease Agreement dated as of May 9, 2007 between Prime Healthcare Paradise Valley, LLC and MPT of Paradise Valley, L.P., (e) that certain Lease Agreement dated as of November 25, 2008 between Prime Healthcare Services-San Dimas, LLC and MPT of San Dimas Hospital, L.P., and (f) that certain Lease Agreement dated as of November 25, 2008 between Prime Healthcare Services-San Dimas, LLC and MPT of San Dimas MOB, L.P., as the same may have been amended, modified and/or restated from time to time.

Other Credit Enhancements: As defined in Section 30.2.

Overdue Rate: On any date, the Lease Rate plus Four Percent (4%).

Paradise Valley Facility: That certain three hundred one (301)-bed acute care hospital facility located in National City, San Diego County, California.

Participation Agreements: With respect to each Facility Lessee, all third-party payor participation or reimbursement agreements, and provider numbers and provider agreements, to which such Facility Lessee is a party with respect to its Facility relating to rights to payment or reimbursement from, and claims against, private insurers, managed care plans, employee assistance programs, Blue Cross and/or Blue Shield, governmental authorities, Medicare, Medi-Cal and TRICARE, and other third-party payors, as the same may from time to time be amended, restated, extended, supplemented or modified, together with all rights, privileges and entitlements thereunder.

Patriot Act: The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, as the same may be amended, modified or restated from time to time.

Permitted Exceptions: As defined in Article II.

Person: An individual, a corporation, a limited liability company, a general or limited partnership, an unincorporated association, a joint venture, a Governmental Body or another entity or group.

Personal Property: With respect to a Facility Lessee, all of such Facility Lessee’s consumable inventory and supplies, machinery, equipment, furniture, furnishings, trailers,

movable walls or partitions, computers, trade fixtures and other tangible personal property (including all such items not permanently affixed to the portion of the Leased Property), currently owned and acquired after the execution of this Lease, and necessary, used, or useful in the operation of such Facility, but excluding any items within the definition of Fixtures.

Primary Intended Use: As defined in Article VII.

Prime A: Prime A Investments, L.L.C., a Delaware limited liability company.

Prime Borrowers: As of the Commencement Date, the Centinela Borrower, the Chino Borrower, the Option Loan Borrower and the Victorville Borrower.

Prime Healthcare: Prime Healthcare Services, Inc., a Delaware corporation.

Prime Lessees: As of the Commencement Date, Prime Healthcare Huntington Beach, LLC, Prime Healthcare LaPalma, LLC, Prime Healthcare Services-Shasta, LLC, Prime Healthcare Anaheim, LLC, Alvarado Hospital LLC, Prime Healthcare Services-Garden Grove, LLC, Prime Healthcare Paradise Valley, LLC, and Prime Healthcare Services-San Dimas, LLC, each a Delaware limited liability company.

Prime Loan Documents: Collectively, the Centinela Loan Documents, the Chino Loan Documents, the Option Loan Documents, the Victorville Loan Documents and any other loan agreements, promissory notes, or similar agreements pursuant to which the Lenders, Lessor any of their respective Affiliates (whether now existing or hereafter formed) currently or hereafter loans and/or advances funds to any Prime Obligor (as herein defined), as each may be amended, restated, supplemented, renewed, or modified from time to time.

Prime Management: Prime Healthcare Management, Inc., a California corporation.

Prime Member: As defined in the Security Agreement.

Prime Obligation Documents: As defined in the Security Agreement.

Prime Obligor: As defined in the Security Agreement.

Prime Representative: As defined in Section 40.25(a).

Property Substitution: As defined in Section 35.1.

Property Substitution Date: With respect to any applicable Facility, the effective date of a Property Substitution.

RCRA: As defined in the definition of “Hazardous Materials Law.”

Real Estate Taxes: With respect to each Facility, all taxes, assessments and special assessments, and dues which are levied or imposed during the Term upon the portion of the Leased Property relating to such Facility.

Recharacterization: As defined in Section 40.15.

Removal Notice: As defined in Section 16.l(F).

Rent: Collectively, the Base Rent (as increased in accordance with the provisions of Section 3.1(b)) and the Additional Charges.

Rent Schedule: As defined in Section 3.l(c).

Replacement Facility: As defined in the definition of Substitute Property.

Request: As defined in Section 10.4(a).

Required Capital Additions: As defined in Section 10.1.

Reserve: As defined in Section 9.2(b).

Reserve Payment Date: January 1, April 1, July 1 and October 1 of each year, beginning with October 1, 2012.

Retained Property: As defined in Section 34.2.

RFFE Loans: As defined in Article XVII.

San Dimas Hospital Facility: That certain ninety-three (93)-bed acute care hospital facility located in San Dimas, Los Angeles County, California.

San Dimas MOB Amount: As defined in Section 9.2(b).

San Dimas MOB Facility: That certain medical office building located in Los Angeles County, California, adjacent to the San Dimas Hospital Facility.

SARA: As defined in the definition of “Hazardous Materials Law.”

Security Agreement: That certain Amended and Restated Security Agreement, dated of even date herewith, by and among Lessee and the other Obligors in favor of Lessor and certain of its Affiliates, as the same may be amended, modified, restated and/or supplemented from time to time.

Severance Date: As defined in Section 30.2.

Severance Notice: As defined in Section 30.2.

Severed Lease: As defined in Section 30.2.

Severed Property: As defined in Section 30.2.

Single Purpose Entity: With respect to each Facility, an entity which (a) exists solely for the purpose of owning and/or leasing all or any portion of the Leased Property relating to such

Facility and conducting the operation of the Business; (b) conducts business only in its own name; (c) does not engage in any business other than the ownership and/or leasing of all or any portion of the Leased Property and the operation of the Business; (d) does not hold, directly or indirectly, any ownership interest (legal or equitable) in any entity or any real or personal property other than the interest which it owns in such portion of the Leased Property and the other assets incident to the operation of the Business; (e) does not have any debt and does not guarantee or otherwise obligate itself with respect to the debts of any other Person other than (i) as contemplated by this Lease or arising in the ordinary course of the Business, (ii) obligations in respect of the RFFE Loans (including under the Working Capital Facility) or (iii) obligations approved by the Lessor, (f) has its own separate books, records, accounts, financial statements and tax returns, (g) holds itself out as being a company separate and apart from any other entity, and (h) maintains all entity formalities independent of any other entity

Subordination Agreement: That certain Subordination of Management Agreement, dated as of the date hereof, executed by Prime Management and the Obligors in favor of Lessor, the Lenders and certain of their respective Affiliates, as each of the same may be amended, modified, restated and/or supplemented from time to time.

Substitute Property: With respect to any Facility, a fee interest in land and improvements thereon which may be included in the Property Substitution, with respect to which: (i) such improvements consist solely of a general acute care hospital facility (the “Replacement Facility”), and which may also include medical office buildings, clinics and other improvements either necessary for or commonly associated with the operation of a Replacement Facility or consented to by Lessor in its sole and absolute discretion (provided, however, that if such Replacement Facility and related improvements shall have existed and have been operated by an Affiliate of Lessee for not less than two (2) full years prior to the proposed Property Substitution Date, then Lessor’s consent to such Replacement Facility and related improvements shall not be unreasonably withheld, conditioned or delayed); (ii) financial records prepared in accordance with GAAP pertaining to such operations (which records will include audited financial statements if available) shall have been made available to Lessor; (iii) all certificates of need, permits, approvals and authorizations pertaining to ownership and operation of such land and improvements as Replacement Facility shall be in full force and effect, free of material defaults or notices of material default; (iv) neither the Property Substitution nor the utilization of such land and improvements in a Property Substitution will result in the realization of taxable income or gain to MPT or its Equity Constituents under the Code, as determined by MPT in its sole discretion; and (v) neither the Property Substitution nor the utilization of such land and improvements in a Property Substitution will jeopardize MPT’s status as a qualified real estate investment trust under the Code, as determined by MPT in its sole discretion.

Taking: With respect to each Facility, a taking or voluntary conveyance during the Term of all or part of the portion of the Leased Property relating to such Facility, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any Condemnation or other eminent domain proceeding affecting such portion of the Leased Property whether or not the same shall have actually been commenced.

Tenant(s): The lessees, tenants, sublessees or subtenants under the Tenant Leases, if any.

Tenant Leases: All leases, subleases, pharmacy leases and other rental agreements (written or verbal, now or hereafter in effect), if any, including any Existing Subleases as described in Section 23.1, pursuant to which any Facility Lessee has granted or will grant a possessory interest in and to any space in or any part of the Leased Property and all Credit Enhancements, if any, held in connection therewith.

Term: With respect to each Facility, the actual duration of this Lease, including the Fixed Term and the Extension Terms (if extended by Lessee).

Terminated Facility: As defined in Section 16.1D.

Third Party Contractor: As defined in Section 10.4(c).

Timeline: As defined in Section 10.4(a)(x).

Total Debt: All indebtedness which, in accordance with GAAP, will be included in determining total liabilities of the applicable Person as shown on the liability side of a balance sheet, including any such indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

Trustee: As defined in Section 40.15.

Unsuitable for Its Use or Unsuitable for Its Primary Intended Use: As used anywhere in this Lease, the terms “Unsuitable for Its Use” or “Unsuitable for Its Primary Intended Use” shall mean that, with respect to the portion of the Leased Property relating to any Facility, by reason of damage or destruction or a partial Taking by Condemnation, such Facility cannot be operated on a commercially practicable basis for its Primary Intended Use, taking into account, all relevant factors (including, without limitation, anticipated repairs and/or restorations), and the effect of such damage or destruction or partial Taking.

USPAP: The Uniform Standards of Professional Appraisal Practice, as amended from time to time.

Vacated Property: As defined in Section 16.1A.

Victorville Borrower: Collectively, Desert Valley Hospital, Inc., a California corporation, and Prime A, and their successors and assigns.

Victorville Loan Documents: Collectively, that certain Loan Agreement, dated as of February 12, 2007, between the Victorville Borrower and MPT of Victorville, LLC, relating to a term loan as evidenced by that certain Promissory Note, dated as of February 12, 2007, by the Victorville Borrower in favor of MPT of Victorville, LLC, together with all deeds of trust, security agreements, guaranties and all other documents, agreements, instruments or certificates executed and delivered by the Victorville Borrower or any of its Affiliates in connection therewith, as each of the same may be amended, modified, restated and/or supplemented from time to time.

Working Capital Facility: The facility evidenced by the Revolving Loan and Security Agreement dated as of the Commencement Date among, among others, Healthcare Finance Group, LLC, as Administrative Agent and Collateral Agent, the “Lenders” party thereto, and certain of the Obligors, as it may be amended, restated, supplemented, refinanced or replaced from time to time.

1.2 Interpretation; Terms Generally. The definitions set forth in Section 1.1 and elsewhere in this Lease shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless otherwise indicated, the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The words “herein”, “hereof” and “hereunder” and words of similar import shall be deemed to refer to this Lease (including the Schedules and Exhibits) in its entirety and not to any part hereof, unless the context shall otherwise require. All references herein to Articles, Sections, Schedules and Exhibits shall be deemed to refer to Articles, Sections and Schedules of, and Exhibits to, this Lease, unless the context shall otherwise require. Unless the context shall otherwise require, any references to any agreement or other instrument or statute or regulation are to it as amended and supplemented from time to time (and, in the case of a statute or regulation, to any corresponding provisions of successor statutes or regulations). Any reference in this Lease to a “day” or number of “days” that does not refer explicitly to a “Business Day” or “Business Days” shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given on, the next Business Day. For all purposes hereunder or any other Prime Obligation Document relating to this Lease, whenever reference is made to “continuance” or “continuation” of an Event of Default (or words of similar import), such reference shall mean that the relevant Event of Default has not been waived in writing by the Lessor (or Affiliate of Lessor) counterparty to such Prime Obligation Document or (as to any Event of Default that is subject to cure) cured within the applicable cure period.

1.3 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. Defined terms and calculations in connection with the covenants and other provisions of this Agreement, including Section 16.l(k), shall be based upon and utilize GAAP applied in a manner consistent with that used in preparing the financial statements referred to in Article XXIV(b)(i)-(iii). If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in this Lease, and the Facility Lessees shall so request, Lessor and the Facility Lessees shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided, that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) the Facility Lessees shall provide to Lessor financial statements and other documents required under this

Lease or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding the foregoing, (x) all financial statements delivered hereunder shall be prepared, and all financial covenants contained herein shall be calculated, without giving effect to an election under Statement of Financial Accounting Standards !59 (or any similar accounting principal) permitting a Person to value its financial liabilities at the fair market value thereof, and (y) any obligations of a Person under a lease (whether now existing or entered into in the future) that is not (or would not be) a capital lease obligation under GAAP as in effect on the Commencement Date, shall not be treated as a capital lease obligation solely as a result of the adoption of changes in GAAP outlined by the Financial Accounting Standards Board in its press release dated March 19, 2009.

1.4 Certain Matters Relating to References to Leased Property. References herein to “a portion” of the Leased Property (or words or phrases of similar import) shall mean, unless the context clearly indicates otherwise, a specific Leased Property relating to a specific Facility.

ARTICLE II

LEASED PROPERTY; TERM

Upon and subject to the terms and conditions hereinafter set forth, Lessor leases to Lessee and Lessee rents from Lessor all of Lessor’s rights and interest in and to the following property (collectively, and as modified from time to time pursuant to the terms of this Lease, the “Leased Property”):

(a) the Land; and

(b) the existing improvements on the Land and the buildings and any improvements constructed on the Land, including, but not limited to, all buildings, structures, Fixtures and other improvements of every kind, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures presently or hereafter situated upon the Land, Capital Additions financed by Lessor and all hereditaments, easements, rights of way and other appurtenances related thereto (collectively, the “Leased Improvements”).

SUBJECT, HOWEVER, to all applicable matters of record and any other matters as set forth on Exhibits B-1 et seq. (the “Permitted Exceptions”), Lessee shall have and hold the Leased Property for a fixed term (the “Fixed Term”) commencing on the Commencement Date and ending at midnight on the last day of the one hundred twentieth (120th) full month after the Commencement Date, unless sooner terminated as herein provided.

So long as no Event of Default then exists and no event has then occurred which with the giving of notice or the passage of time or both would constitute an Event of Default, Lessee shall have the option to extend the Fixed Term on the same terms and conditions set forth herein for two (2) additional periods of sixty (60) months each (each an “Extension Term”); it being understood and agreed that Lessee’s exercise of any such extension option must apply to the entire Leased Property. Lessee may exercise each such option by giving written notice to Lessor at least ninety (90) days prior to the expiration of the Fixed Term or Extension Term, as applicable (the “Extension Notice”). If, during the period following the delivery of the Extension Notice to Lessor and prior to the effective date of such extension, an Event of Default shall occur, at Lessor’s option, the Term shall not be so extended and Lessee shall be deemed to have forfeited all subsequent options to extend the Fixed Term of this Lease. If Lessee elects not to exercise its option to extend, all subsequent options to extend and all rights of Lessee to purchase as provided in Article XIV and Article XV shall be deemed to have lapsed and be of no further force or effect.

ARTICLE III

RENT

3.1 Rent. During the Term, Lessee shall pay to Lessor, in advance and without notice, demand, set off or counterclaim, in lawful money of the United States of America, at Lessor’s address set forth herein or at such other place or to such other person, firm or entity as Lessor may designate from time to time in writing, the Rent as provided in this Lease. Lessor has the sole discretion to determine the method of payment of Rent, and will require that such payments initially be forwarded to Lessor utilizing the Automated Clearing House (“ACH”) Network. Lessee shall take all necessary steps and bear any and all costs associated with utilizing ACH to timely deliver payments of Rent to Lessor. All payments of Rent made through ACH remain payments of Rent and, as such, are subject to all terms and conditions of this Lease, including, but not limited to, the default provisions. With respect to each Facility, Rent shall be calculated and payable as follows:

(a) Allocated Base Rent. With respect to each Facility, subject to adjustment as provided herein (including adjustments set forth in Section 3.l(b) below), Lessee shall pay to Lessor in advance on the first (1st) day of each calendar month during the Term base rent allocated thereto (the “Allocated Base Rent”) in an amount equal to the product of (i) the Lease Base for such Facility as of the last day of the immediately preceding month (or as of the Commencement Date with respect to the amount payable for the first month of the Term), multiplied by (ii) the Lease Rate, divided by (iii) twelve (12). Lessor and Lessee acknowledge that the Allocated Base Rent is payable in advance and, accordingly, with respect to additions to the Lease Base and Capital Additions financed by Lessor with respect to any Facility on or after the first (1st) day of any month (and, therefore, not included in the calculation of the Allocated Base Rent paid in advance for a particular month with respect to such Facility), Allocated Base Rent shall include a per diem Allocated Base Rent for the prior month (prorated based upon a three hundred sixty (360) day year) to be calculated by multiplying the amount of any such advance by the Lease Rate for such Facility. Lessor shall provide Lessee with an invoice of such amounts prior to the first day of the next calendar month (the “Interim Capital Addition Rent”); provided, however, Lessor’s failure to provide Lessee with an invoice for the Interim Capital Addition Rent relating to any portion of the Leased Property prior to the first day of the next calendar month shall not limit or affect the Lessee’s obligations hereunder to pay such Interim

Capital Addition Rent. Allocated Base Rent and Interim Capital Addition Rent relating to each such portion of the Leased Property shall be payable in advance in equal, consecutive monthly installments.

(b) Adjustment of Allocated Base Rent. With respect to each Facility, commencing on January 1, 2013, and continuing on each January 1 thereafter (each an “Adjustment Date”) during the Term, the Lease Rate applicable to the portion of the Leased Property relating to such Facility shall be increased (and in no event decreased) and shall be equal to the sum of (i) the Lease Rate for such Facility previously in effect, and (ii) the product of such previous Lease Rate multiplied by the greater of (A) Two Percent (2.0%) and (B) the percentage by which the CPI published for the month which is two months prior to the applicable Adjustment Date shall have increased over the CPI figure published for the month which is two months prior to the previous Adjustment Date (the Commencement Date shall be used for the previous Adjustment Date in connection with the recalculation on January 1, 2013) (such escalator used in calculating the adjusted Lease Rate being referred to herein as the “Escalator”). For any monetary increases or adjustments that cannot be determined as of the . applicable Adjustment Date due to then unknown variables (such as CPI), such amounts shall become due (and calculated retroactively to the Adjustment Date) and payable as of the time of determination.

(c) Rent Schedule. From time to time during the Term, Lessor may, in its reasonable discretion, calculate the Base Rent and Interim Capital Addition Rent payable hereunder (the “Rent Schedule”), and provide a copy of such Rent Schedule to Lessee. Base Rent, as calculated in accordance with Sections 3.1(a) and 3.1(b) above, shall include Interim Capital Addition Rent and Allocated Base Rent payable with respect to the Leased Property relating to all Facilities. The Rent Schedule shall be adjusted and substituted on a periodic basis by Lessor, in its reasonable discretion, as the Interim Capital Addition Rent and Base Rent are adjusted and calculated during the Term as provided herein. Lessor’s failure to provide a copy of the Rent Schedule or substitute or adjusted Rent Schedule shall not limit or affect the Lessee’s obligations hereunder.

3.2 Additional Charges. In addition to the Base Rent, (a) Lessee will also pay, and discharge as and when due and payable all other amounts, liabilities, obligations and Impositions that Lessee assumes or agrees to pay under this Lease, and all other amounts, liabilities, obligations and Impositions related to the ownership, use, possession and operation of the Leased Property, including, without limitation, all costs of owning and operating each Facility, all Real Estate Taxes, Insurance Premiums, maintenance and capital improvements, all violations of and defaults under any of the Permitted Exceptions, and all licensure violations, civil monetary penalties and fines, and (b) in the event of any failure on the part of Lessee to pay any of those items referred to in clause (a) above, Lessee will also promptly pay and reimburse Lessor and/or its Affiliates for all such amounts paid by Lessor and/or its Affiliates and promptly pay and discharge every fine, penalty, interest and cost which may be added for non-payment or late payment of such items (the items referred to in clauses (a) and (b) above being referred to herein collectively as the “Additional Charges”), and Lessor shall have all legal, equitable and contractual rights, powers and remedies provided in this Lease, by statute, or otherwise, in the case of non-payment of the Additional Charges, as in the case of the Base Rent. If any Additional Charges shall not be paid within five (5) Business Days after the date required to be paid hereunder, and such amount has been paid by Lessor in accordance with its rights under this Section 3.2, Lessee will pay to Lessor on demand, as Additional Charges, a late charge (to the extent permitted by law) computed at the Overdue Rate on the amount of such Additional Charge, from the date paid by Lessor until such amount has been reimbursed. To the extent that Lessee pays any Additional Charges to Lessor pursuant to clause (b) above or pursuant to any other requirement of this Lease, Lessee shall be relieved of its obligation to pay such Additional Charges to the entity to which they would otherwise be due. Nothing in the foregoing limits the provisions of Article XII. At Lessor’s option, during the Term, upon its written request to Lessee, Lessee shall make monthly payments to Lessor (or to a Facility Lender, if requested by Lessor) in such amounts as Lessor shall estimate to be necessary to pay any Real Estate Taxes and/or some or all Insurance Premiums. If Lessor exercises this option, it shall include in its written request an invoice in reasonable detail (the “Escrow Invoice”) specifying the amount to be paid on account of Real Estate Taxes and/or Insurance Premiums (the “Monthly Escrow Amount”). Lessee shall pay to Lessor the Monthly Escrow Amount on the first (1st) day of each month after receipt of the initial Escrow Invoice. At any time, with at least five (5) Business Days’ notice prior to the end of any month during the Term, Lessor may deliver to Lessee a substituted, adjusted or amended Escrow Invoice providing for a new Monthly Escrow Amount, and thereafter Lessee shall pay the revised Monthly Escrow Amount on the first (1st) day of the each succeeding month (subject to further adjustment as provided for in this sentence). Any sums paid to Lessor pursuant to this Section 3.2 shall not bear interest, may be commingled with Lessor’s (or Facility Lender’s) books and accounts, and upon an Event of Default hereunder, may be applied by Lessor (or Facility Lender) to all sums owed by Lessee or any Affiliate of Lessee to Lessor or any Affiliate of Lessor (or to sums owed to Facility Lender) relating to the acquisition and leasing of the Leased Property (provided, that prior to an Event of Default, Lessor shall use any amounts so paid to pay the relevant Real Estate Taxes and Insurance Premiums, as applicable, in each case prior to delinquency). Lessor shall refund to Lessee at the end of the Term, provided that no Event of Default then exists, any such remaining amounts collected in excess of the amounts ultimately required to pay the relevant Real Estate Taxes or Insurance Premiums.

ARTICLE IV

IMPOSITIONS

4.1 Payment of Impositions. Subject to and without limiting Article XII relating to permitted contests, Lessee will pay, or cause to be paid, all Impositions before any fine, penalty, interest or cost may be added for non-payment, with such payments to be made directly to the taxing or assessing authorities, unless, in the case of escrows and deposits, such Impositions are required to be paid to Lessor or Facility Lender as provided in Section 3.2, and Lessee will promptly furnish to Lessor copies of official receipts or other satisfactory proof evidencing such payments. Subject to and without limiting Article XII relating to permitted contests, Lessee’s obligation to pay such Impositions shall be deemed absolutely fixed upon the date that any such Imposition becomes a lien upon the Leased Property or any part thereof. If any such Imposition may lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Lessee may, with Lessor’s consent, not to be unreasonably withheld, conditioned or delayed, exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and, in such event, shall pay such installments during the Term (subject to and without limiting Lessee’s right of contest pursuant to the provisions of Article XII, and subject to the requirement to pay escrows and deposits as required in Section 3.2) as the same respectively become due. Lessor, at its expense, shall, to the extent permitted by applicable law, prepare and file all tax returns and reports as may be required by governmental authorities in respect of Lessor’s net income, gross receipts, franchise taxes and taxes on its capital stock, and Lessee, at its expense, shall, to the extent permitted by applicable laws and regulations, prepare and file all other tax returns and reports in respect of any Imposition as may be required by governmental authorities. If any refund shall be due from any taxing authority with respect to any Imposition paid by Lessee, the same shall be paid over to, or retained by, Lessee provided no Event of Default shall have occurred and be continuing. Any such funds retained by Lessor due to an Event of Default shall be applied as provided in Article XVI. Lessor and Lessee shall, upon request of the other, provide any data (i) that is maintained by the party to whom the request is made, and (ii) that pertains to the Leased Property, as may be necessary to prepare any required returns and reports. In the event that any Governmental Body classifies any property covered by this Lease as personal property, Lessee shall file all personal property tax returns in such jurisdictions where it may legally so file. Lessor, to the extent it possesses the same, and Lessee, to the extent it possesses the same, will provide the other party, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property. In the event that Lessor is legally required to file personal property tax returns, Lessee will be provided with copies of assessment notices indicating a value in excess of the reported value in sufficient time for Lessee to file a protest. After obtaining written approval from Lessor, which approval shall not be unreasonably withheld, conditioned or delayed, Lessee may, at Lessee’s sole cost and expense, protest, appeal, or institute such other proceedings as Lessee may deem appropriate to effect a reduction of real estate or personal property assessments, and Lessor, at Lessee’s expense as aforesaid, shall fully cooperate with Lessee in such protest, appeal, or other action. Billings for reimbursement by Lessee to Lessor of personal property taxes shall be accompanied by copies of a bill therefor and payments thereof which identify the personal property with respect to which such payments are made.

4.2 Adjustment of Impositions. Impositions that are levied or assessed with respect to the tax-fiscal period during which the Term terminates, unless Lessee purchases the Leased Property pursuant to purchase options expressly provided herein, if any, shall be adjusted and prorated between Lessor and Lessee, whether or not such Imposition is imposed before or after such termination, and Lessee’s obligation to pay its prorated share thereof shall survive such termination.

4.3 Utility Charges. Lessee will contract for, in its own name, and will pay or cause to be paid all charges for electricity, power, gas, oil, sewer, water and other utilities used in connection with the Leased Property during the Term, including, without limitation, all impact and tap fees necessary for the operation of the Facilities, except to the extent that such impact and tap fees were or are to be paid by Lessor as part of the cost of a Capital Addition.

4.4 Insurance Premiums. Lessee shall contract for in its own name and shall pay or cause to be paid all premiums for the insurance coverage required to be maintained pursuant to Article XIII during the Term (the “Insurance Premiums”); provided, however, if required by Lessor pursuant to Section 3.2, such premiums shall be paid as required under Section 3.2.

ARTICLE V

ABSOLUTE NET LEASE; NO TERMINATION;

TERMINATION WITH RESPECT

TO FEWER THAN ALL FACILITIES

5.1 Absolute Net Lease; No Termination. The parties understand, acknowledge and agree that this is an absolute net lease and this Lease shall yield to Lessor the full amount of the installments of Base Rent and the payments of Additional Charges throughout the Term. Lessee further acknowledges and agrees that all charges, assessments or payments of any kind are due and payable without notice, demand, set off or counterclaim (other than notices that are expressly required hereunder) and shall be paid by Lessee as they become due and payable. Lessee shall remain bound by this Lease in accordance with its terms and shall neither take any action without the consent of Lessor to modify, surrender or terminate the same, nor seek nor be entitled to any abatement, deduction, deferment or reduction of Rent, or set-off against the Rent, nor shall the respective obligations of Lessor and Lessee be otherwise affected by reason of (a) any damage to, or destruction of, any Leased Property or any portion thereof from whatever cause or any Taking of the Leased Property or any portion thereof, (b) the lawful or unlawful prohibition of, or restriction upon, Lessee’s use of the Leased Property, or any portion thereof, or the interference with such use by any person, corporation, partnership or other entity, or by reason of eviction by paramount title; (c) any claim which Lessee has or might have against Lessor or by reason of any default or breach of any warranty by Lessor under this Lease or any other agreement between Lessor and Lessee, or to which Lessor and Lessee are parties, (d) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Lessor or any assignee or transferee of Lessor, or (e) any other cause whether similar or dissimilar to any of the foregoing other than a discharge of Lessee from any such obligations as a matter of law. Lessee hereby specifically waives all rights, arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law to (i) modify, surrender or terminate this Lease or quit or surrender the Leased Property or any portion thereof, or (ii) entitle Lessee to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Lessee hereunder, except as otherwise specifically provided in this Lease. The obligations of Lessor and Lessee hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Lessee hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease or by termination of this Lease other than by reason of an Event of Default.

5.2 Termination with Respect to Fewer than All Facilities. Wherever in this Lease the action of terminating this Lease with respect to the portion of the Leased Property relating to a particular Facility (or action of similar import) is described or permitted, such action shall mean the termination of Lessee’s rights in and to the portion of the Leased Property relating to such Facility. Notwithstanding anything in this Lease to the contrary, if this Lease shall be terminated by Lessor or Lessee pursuant to rights granted hereunder with respect to any portion of the Leased Property relating to a particular Facility, such termination shall not affect the Term of this Lease with respect to the balance of the Leased Property relating to Facilities not so terminated and this Lease shall continue in full force and effect with respect to such portion of the Leased Property, except that (a) the total Base Rent payable hereunder shall be reduced by the amount of Allocated Base Rent with respect to the Facility as to which this Lease has been so terminated, (b) all references herein to Leased Property shall thereafter no longer include such terminated portion of the Leased Property, (c) the relevant Facility shall no longer be a Facility hereunder, and (d) provided that all of Lessee’s obligations hereunder with respect to such portion of the Leased Property (excluding unasserted contingent indemnification obligations) have been paid in full to Lessor, the relevant Facility Lessee shall no longer be a Facility Lessee hereunder or a party hereto; subject, however, to Lessor’s right, in the event of any such termination because of an Event of Default, to recover damages with respect to any Terminated Facility.

ARTICLE VI

OWNERSHIP OF LEASED PROPERTY AND PERSONAL PROPERTY

6.1 Ownership of the Leased Property. Except for federal, state and local income tax purposes with respect to which Lessee has been and shall continue to be deemed the owner of the Leased Property, Lessee acknowledges that the Leased Property is the property of Lessor and that Lessee has only the right to the possession and use of the Leased Property as a lessee of Lessor and upon and subject to the terms, provisions and conditions of this Lease and the Existing Subleases.

6.2 Lessee’s Personal Property. Lessee, at its expense, shall install, affix, assemble and place on the Leased Property the Lessee’s Personal Property, which Lessee’s Personal Property shall be subject to any security interests and liens as provided in Section 16.6. Except for inventory or for removal because of damage, obsolescence, upgrade or replacement, Lessee shall not, without the prior written consent of Lessor (such consent not to be unreasonably withheld, conditioned or delayed provided that no Event of Default then exists, remove any of Lessee’s Personal Property from the Leased Property. Lessee shall provide and maintain during the entire Term all such Lessee’s Personal Property as shall be necessary to operate each Facility in compliance with all licensure and certification requirements, in compliance with all applicable Legal Requirements and Insurance Requirements, and otherwise in accordance with customary practice in the industry for the Primary Intended Use. Following the expiration or earlier termination of this Lease with respect to the portion of the Leased Property relating to any one or more of the Facilities and subject to Lessor’s option to purchase such Lessee Personal Property as provided in Section 34.3, Lessee agrees that all of Lessee’s

Personal Property relating to such portion of the Leased Property (for which Lessor has authorized removal as provided above) not removed by Lessee within fifteen (15) days following the expiration or earlier termination of this Lease with respect thereto shall be considered abandoned by Lessee and may be appropriated, sold, destroyed or otherwise disposed of by Lessor (at Lessee’s cost) with prior written notice thereof to Lessee, without any payment to Lessee and without any obligation to Lessee to account therefor. Lessee will, at its expense, restore the Leased Property and repair all damage to the Leased Property caused by the installation or removal of Lessee’s Personal Property, whether affected by Lessee, Lessor, any Lessee lender, or any Facility Lender.

ARTICLE VII

CONDITION AND USE OF LEASED PROPERTY

7.1 Condition of the Leased Property. Lessee acknowledges receipt and delivery of possession of the Leased Property and that Lessee has examined and otherwise has acquired knowledge of the condition of the Leased Property prior to the execution and delivery of this Lease and has found the same to be in good order and repair and satisfactory for its purpose hereunder. Lessee is leasing the Leased Property “as is” and “where is” in its present condition. Lessee has not relied on any representation or warranty by Lessor and hereby waives any claim or action against Lessor in respect of the condition of the Leased Property. LESSOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, SUITABILITY, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, AS TO QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY LESSEE. LESSEE ACKNOWLEDGES THAT THE LEASED PROPERTY HAS BEEN INSPECTED BY LESSEE AND IS SATISFACTORY TO IT. ACCORDINGLY, LESSEE HEREBY ACKNOWLEDGES THAT LESSOR HAS NOT MADE AND WILL NOT MAKE, NOR SHALL LESSOR BE DEEMED TO HAVE MADE ANY WARRANTY OR REPRESENTATION, WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ALL WARRANTIES THAT THE LEASED PROPERTY IS FREE FROM VICES, DEFECTS AND DEFICIENCIES, WHETHER HIDDEN OR APPARENT OR ANY WARRANTY AS TO THE FITNESS, DESIGN OR CONDITION OF THE LEASED PROPERTY FOR ANY PARTICULAR USE OR PURPOSE OF SUCH LEASED PROPERTY. THE PROVISIONS OF THIS SECTION 7.1 HAVE BEEN NEGOTIATED, AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY WARRANTIES BY LESSOR, EXPRESS, IMPLIED OR CREATED BY APPLICABLE LAW, WITH RESPECT TO THE CONDITION OF THE LEASED PROPERTY.

7.2 Use of the Leased Property.

(a) The Leased Property shall be utilized as follows:

(i) The Alvarado Facility shall be operated as a three hundred six (306)-bed acute care hospital facility and for such other legal ancillary uses as may be necessary in connection with or incidental to such uses;

(ii) The Garden Grove Hospital Facility shall be operated as a one hundred sixty-seven (167)-bed acute care hospital facility and for such other legal ancillary uses as may be necessary in connection with or incidental to such uses;

(iii) The Garden Grove MOB Facility shall be operated as a medical office building and for such other legal ancillary uses as may be necessary in connection with or incidental to such uses;

(iv) The Paradise Valley Facility shall be operated as a three hundred one (301)-bed acute care hospital facility and for such other legal ancillary uses as may be necessary in connection with or incidental to such uses;

(v) The San Dimas Hospital Facility shall be operated as a ninety-three (93)-bed acute care hospital facility and for such other legal ancillary uses as may be necessary in connection with or incidental to such uses; and

(vi) The San Dimas MOB Facility shall be operated as a medical office building and for such other legal ancillary uses as may be necessary in connection with or incidental to such uses,

and in each case subject to all covenants, restrictions, easements and all other matters of record (including those set forth in the Permitted Exceptions) relating to the applicable Facility (the “Primary Intended Use”). Lessee shall comply with all Legal Requirements and shall maintain all Licenses, including, but not limited to, Medicare and/or Medi-Cal certifications, provider numbers and agreements, certificates of need, governmental approvals, and accreditation from all applicable governmental authorities, if any, that are necessary for the operation of the applicable Facility consistent with the Primary Intended Use.

(b) Except as expressly authorized herein, Lessee shall not use any portion of the Leased Property relating to a particular Facility for any use other than as provided herein, nor change the number or type of beds within any Facility, nor reconfigure or rearrange any portion of the Leased Property relating to any Facility, without the prior written consent of Lessor, which consent Lessee agrees may be withheld in Lessor’s sole discretion.

(c) No use shall be made or permitted to be made of the Leased Property and no acts shall be done which will cause the cancellation of any insurance policy covering the Leased Property or any part thereof, nor shall Lessee sell or otherwise provide to residents or patients therein, or permit to be kept, used or sold in or about the Leased Property any article which may be prohibited by law or by the standard form of fire insurance policies, any other insurance policies required to be carried hereunder, or fire underwriters regulations. Lessee shall, at its sole cost, comply with all of the requirements, covenants and restrictions pertaining to the

Leased Property, including, without limitation, all of the Permitted Exceptions, and other requirements of any insurance board, association, organization or company necessary for the maintenance of the insurance, as herein provided, covering the Leased Property and Lessee’s Personal Property.

(d) Lessee shall continuously operate the Leased Property only as a provider of healthcare services in accordance with the Primary Intended Use and of goods and services incidental thereto and Lessee shall maintain its certifications for reimbursement and licensure and all accreditations.

(e) Lessee shall not commit or suffer to be committed any waste on the Leased Property, or in any of the Facilities, nor shall Lessee cause or permit any nuisance thereon.

(f) Lessee shall neither suffer nor permit the Leased Property or any portion thereof, including any Capital Addition whether or not financed by Lessor, or Lessee’s Personal Property, to be used in such a manner as (i) might reasonably tend to impair Lessor’s (or Lessee’s, as the case may be) title thereto or to any portion thereof, or (ii) may reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Leased Property or any portion thereof.

(g) With respect to each Facility, Lessor shall have the right and option to erect a sign on such portion of the Leased Property relating to such Facility stating that such Leased Property is owned by Lessor. Such sign shall be in a size, and shall be erected in a location acceptable to Lessor and approved by Lessee, which approval shall not be unreasonably withheld, conditioned or delayed. ·

7.3 Lessor to Grant Easements. From time to time during the Term, upon the request of Lessee, and so long as no Event of Default exists and no event has occurred which with the giving of notice or the passage of time or both would constitute an Event of Default, Lessor may, in its reasonable discretion, and at Lessee’s cost and expense, (a) grant easements and other rights in the nature of easements; (b) release existing easements or other rights in the nature of easements which are for the benefit of the Leased Property; (c) dedicate or transfer unimproved portions of the Leased Property for road, highway or other public purposes; (d) execute petitions to have the Leased Property annexed to any municipal corporation or utility district; (e) execute amendments to any covenants and restrictions affecting the Leased Property; and (f) execute and deliver to any person any instrument appropriate to confirm or effect such grants, releases, dedications and transfers (to the extent of its interest in the Leased Property), but only upon delivery to Lessor of such information as Lessor may reasonably require confirming that such grant, release, dedication, transfer, petition or amendment is required for, and not detrimental to, the proper conduct of the Primary Intended Use on the Leased Property and does not reduce the value of the Leased Property.

ARTICLE VIII

LEGAL AND INSURANCE REQUIREMENTS

8.1 Compliance with Legal and Insurance Requirements. Subject to Article XII relating to permitted contests, Lessee, at its expense, (a) shall comply with all Legal Requirements and Insurance Requirements applicable to Lessee and the use, operation, maintenance, repair and restoration of the Facilities and the Leased Property, whether or not compliance therewith shall require structural change in any of the Leased Improvements or interfere with the use and enjoyment of the Leased Property; (b) shall not use the Leased Property and Lessee’s Personal Property for any unlawful purpose; (c) shall procure, maintain and comply with all Licenses and other governmental approvals and authorizations required for any use of the Leased Property and Lessee’s Personal Property then being made, and for the proper erection, installation, operation and maintenance of the Leased Property or any part thereof, including, without limitation, any Capital Additions; and (d) shall use its commercially reasonable efforts consistent with their rights under the Tenant Leases to cause all Tenants to acquire and maintain all licenses, certificates, permits, provider agreements and other authorizations and approvals needed to operate in their customary manner any portion of the Leased Property subleased to them for the Primary Intended Uses and any other uses conducted on the Leased Property as may be permitted from time to time hereunder; it being acknowledged by Lessor that any failure by any Tenant under this clause (d) shall not cause (or be deemed to cause) a breach by the Lessee of this Section 8.1 unless Lessee has so failed to use commercially reasonable efforts. Lessee’s use of the Leased Property, the use of all Lessee’s Personal Property used in connection with the Leased Property, and the maintenance, alteration, and operation of the same, and all parts thereof, shall at all times conform to all Legal Requirements. Upon Lessor’s request, Lessee shall deliver to Lessor copies of all such Licenses and other approvals and authorizations. Lessee shall indemnify and defend, at Lessee’s sole cost and expense, and hold Lessor and its successors and assigns harmless from and against and agrees to reimburse Lessor and its successors and assigns with respect to any and all claims, demands, actions, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by Lessor and its successors and assigns, at any time and from time to time by reason or arising out of any breach by Lessee of any of the provisions of this Article VIII or any breach or violation of any Legal Requirements, other than any such matters arising as a result of the gross negligence or willful misconduct of Lessor (or its successors or assigns).

8.2 Hazardous Materials. Lessee shall ensure that the Leased Property and the operation of the Facilities comply with all Hazardous Materials Laws. Except for Hazardous Materials generated in the normal course of business regarding the Primary Intended Use (which Hazardous Materials shall be handled and disposed of in compliance with all Hazardous Materials Laws), no Hazardous Materials shall be installed, used, generated, manufactured, treated, handled, refined, produced, processed, stored or disposed of, or otherwise present in, on or under the Leased Property or in connection with the operation of any Facility. Lessee shall take reasonable precautions to ensure that no activity is undertaken on the Leased

Property or in connection with the operation of any Facility which would cause (a) the Leased Property to become a treatment, storage or disposal facility of hazardous waste, infectious waste, biomedical or medical waste, within the meaning of, or otherwise bring the Leased Property within the ambit of RCRA or any Hazardous Materials Laws, (b) a release or threatened release of Hazardous Materials from the Leased Property within the meaning of, or otherwise bring the Leased Property within the ambit of, CERCLA or SARA or any Hazardous Materials Laws or (c) the discharge of Hazardous Materials into any watercourse, surface or subsurface of body of water or wetland, or the discharge into the atmosphere of any Hazardous Materials which would require a permit under any Hazardous Materials Laws. No activity shall be undertaken with respect to the Leased Property or the operation of any Facility which would reasonably be expected to cause a violation or support a claim under RCRA, CERCLA, SARA or any Hazardous Materials Laws. Lessee shall, at its sole cost, expense, risk and liability, remove or cause to be removed from the Leased Property all Hazardous Materials generated in connection with the Primary Intended Use and as found in hospital and healthcare facilities, including, without limitation, all infectious waste materials, syringes, needles and any materials contaminated with bodily fluids of any type, character or description of whatsoever nature in accordance with all Hazardous Materials Laws. Lessee shall take reasonable precautions to ensure that infectious waste and Hazardous Materials are not disposed in any receptacles used for the disposal of normal refuse.

8.3 Healthcare Laws. Lessee represents, warrants and covenants that Lessee, this Lease and all Tenant Leases are, and at all times during the Term will be, in compliance with all Healthcare Laws. In the event it is determined that any provision of this Lease is in violation of the Healthcare Laws, the parties in good faith shall renegotiate such provision so that same is in compliance with all Healthcare Laws. Lessee agrees to add to all of its third party agreements relating to the Leased Property, including, without limitation, all Tenant Leases, that in the event it is determined that such agreement and/or Tenant Lease is in violation of the Healthcare Laws, such agreement and/or Tenant Lease shall be renegotiated so that same are in compliance with all Healthcare Laws. Lessee agrees promptly to notify Lessor in writing of the receipt of any notice of investigation of any alleged Healthcare Law violations. Lessee shall indemnify and defend, at Lessee’s sole cost and expense, and hold Lessor and its successors and assigns, harmless from and against, and shall reimburse Lessor and its successors and assigns with respect to, any and all claims, demands, actions, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by Lessor and its successors and assigns, at any time and from time to time by reason, or arising out, of any breach by Lessee of any of the provisions set forth in this Section 8.3 or any violation of any Healthcare Laws.

8.4 Single Purpose Entity. Each Facility Lessee shall remain at all times during the Term a Single Purpose Entity in accordance with the terms of this Lease. Promptly following any written request by Lessor during the Term, each Facility Lessee shall provide Lessor with evidence that such Facility Lessee is a Single Purpose Entity and is in good standing in the state of its organization or incorporation and in the state in which the portion of the Leased Property relating to such Facility Lessee is located.

8.5 Organizational Covenants. Lessee shall not permit or suffer, without the prior written consent of Lessor, (a) any material amendment or modification of any Facility Lessee’s Organizational Documents or any material amendment or modification of any organizational documents of any constituent entity within such Facility Lessee, including, without limitation, any such amendment that changes such Facility Lessee’s status as a Single Purpose Entity or any amendment changing or modifying the governance or structure of, or changing the manager or managing member of, such Facility Lessee; (b) any dissolution or termination of any Facility Lessee’s existence or sale of substantially all of any Facility Lessee’s assets, whether by sale, transfer, merger, consolidation or otherwise; or (c) a change in any Facility Lessee’s state of formation or any Facility Lessee’s name. Lessee has, simultaneously with the execution of this Lease, delivered to Lessor a true and complete copy of each Facility Lessee’s Organizational Documents. Lessee represents and warrants that the Organizational Documents (i) were duly executed and delivered; and (ii) are in full force and effect, binding upon the applicable Facility Lessee, and enforceable in accordance with their terms.

8.6 Representations and Warranties. Each Facility Lessee hereby represents and warrants to Lessor, jointly and severally, that (a) it has full legal right, power and authority to enter into this Lease, to incur the obligations provided for herein, and to execute and deliver the same to Lessor; (b) this Lease has been duly executed and delivered by such Facility Lessee and constitutes such Facility Lessee’s valid and legally binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, and similar laws affecting the enforcement of creditor’s rights or contractual obligations generally and, as to enforcement, to general principles of equity, regardless of whether applied in a proceeding at law or in equity; (c) no approval or consent of any foreign, federal, state, county, local or other governmental or regulatory body, and no approval or consent of any other person is required in connection with the execution and delivery by such Facility Lessee of this Lease or the consummation and performance by such Facility Lessee of the transactions contemplated hereby; and (d) the execution and delivery of this Lease and the obligations created hereby have been duly authorized by all necessary proceedings on the part of such Facility Lessee, and will not conflict with or result in the breach or violation of any of the terms or conditions of, or constitute (or with notice or lapse of time or both would constitute) a default under the governing documents of such Facility Lessee, any instrument, contract or other agreement to which it is a party or by or to which such Facility Lessee or any of its assets or properties are bound or subject; or any statute or any regulation, order, judgment or decree of any court or governmental or regulatory body.

ARTICLE IX

REPAIRS; RESERVES; RESTRICTIONS

9.1 Maintenance; Repair and Remodel.

(a) Lessee, at its expense, will keep the Leased Property and all private roadways, sidewalks and curbs appurtenant thereto (and Lessee’s Personal Property) in good first class order and repair (whether or not the need for such repairs occurs as a result of Lessee’s use, any prior use, the elements, the age of the Leased Property or any portion thereof) and, except as otherwise provided in Article XIV and Article XV, with reasonable promptness, will make all necessary and appropriate repairs thereto of every kind and nature (including any such repairs required to be made by Lessor) whether interior or exterior, structural or non-structural, ordinary or extraordinary, foreseen or unforeseen, or arising by reason of a condition existing prior to the commencement of the Term (concealed or otherwise). All repairs shall, to the extent reasonably achievable, be at least equivalent in quality to the original work. Lessee will not take or omit to take any action the taking or omission of which is reasonably likely to materially impair the value or the usefulness of the Leased Property or any part thereof for the Primary Intended Use.

(b) Notwithstanding anything contained in this Lease to the contrary, from time to time Lessee may remodel, modify and make additions to the Leased Property which remodeling, modifications and additions are not Capital Additions (it being understood that Capital Additions are subject to the requirements of Article X hereof) but which are necessary or advisable for the Primary Intended Use and which permit Lessee to fully comply with its obligations as set forth in this Lease. Lessee shall undertake any such actions expeditiously and in a workmanlike manner and will not significantly alter the character or purpose, or detract from the value or operating efficiency of, the Leased Property nor significantly impair the revenue producing capability of the Leased Property nor adversely affect the ability of Lessee to comply with the provisions of this Lease.

(c) Lessee shall notify Lessor of any and all repairs, improvements, additions, modifications and remodeling made to the portions of the Leased Property relating to a particular Facility in excess of Five Hundred Thousand Dollars ($500,000) for the applicable Facility and obtain consent from Lessor (which consent shall not be unreasonably withheld, conditioned or delayed) prior to making such repairs, improvements, additions, modifications or remodeling.

(d) Except as otherwise expressly provided in this Lease, Lessor shall not under any circumstances be required to build or rebuild any improvements on the Leased Property, or to make any repairs, replacements, alterations, restorations, or renewals of any nature or description to the Leased Property, whether ordinary or extraordinary or capital in nature, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto in connection with this Lease, or to maintain the Leased Property in any way.

(e) Nothing contained in this Lease and no action or inaction by Lessor shall be construed as (i) constituting the consent or request of Lessor, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor for the provision or performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to the Leased Property or any part thereof, or (ii) giving Lessee any right, power or permission to contract for, or permit the performance of, any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Lessor in respect thereof or to make any agreement that may create, or in any way be the basis for, any right, title, interest, lien, claim or other encumbrance upon the estate of Lessor in the Leased Property or any portion thereof.

(f) Unless Lessor conveys any of the Leased Property to Lessee pursuant to the provisions of this Lease, Lessee will, upon the expiration or prior termination of the Term, vacate and surrender the Leased Property to Lessor in the condition in which the Leased Property was originally received from Lessor, except as improved, constructed, repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease and except for (i) ordinary wear and tear (subject to the obligation of Lessee to maintain the Leased Property in good order and repair during the entire Term), (ii) damage caused by the gross negligence or willful misconduct of Lessor, and (iii) damage or destruction as described in Article XIV or resulting from a Taking as described in Article XV, which Lessee is not required by the terms of this Lease to repair or restore.

9.2 Reserves for Major Repairs.

(a) Beginning on the Commencement Date and on each Reserve Payment Date thereafter during the Term, Lessee shall deliver to Lessor quarterly deposits with respect to each of the Alvarado Facility, the Garden Grove Hospital Facility, the Paradise Valley Facility and the San Dimas Hospital Facility, in an amount equal to the product of (i) Two Thousand and No/100 Dollars ($2,000.00) (the “Hospital Dollar Amount”) multiplied by (ii) the number of beds placed in service or use at such Facilities as of the most recent Adjustment Date (or, in the case of payments prior to January 1, 2013, the amounts set forth in the immediately succeeding sentence) multiplied by (iii) 0.25 (collectively, the “Hospital Reserve”); provided, that, (A) the first such deposit on the Commencement Date shall be for the period from the Commencement Date through September 30, 2012 and shall be prorated based on a three hundred sixty (360)-day year; (B) the aggregate amount of the Hospital Reserve shall not exceed an amount equal to twelve (12) times the amount that was required to be paid on the most recent Adjustment Date (the “Hospital Reserve Cap”) (and payments otherwise required under this Section 9.2(a) shall be reduced to the extent that the amount thereof plus the amount of the Hospital Reserve at the time of payment is in excess of the Hospital Reserve Cap); and (C) the aggregate amount of the Hospital Reserve shall not be less than the product of (1) One Thousand Five Hundred and No/100 Dollars ($1,500.00) multiplied by (2) the number of beds placed in service or use at such Facilities as of the most recent Adjustment Date (the “Hospital Reserve Floor”), and any time the Hospital Reserve amount shall be less than the Hospital Reserve Floor, Lessee shall deposit the amount necessary to replenish the Hospital Reserve to an amount equal to the Hospital Reserve Floor within five (5) days after written demand from Lessor. For payments prior to January 1, 2013, the number of beds in service or in use at each such Facility shall be assumed to be the following: (w) for the Alvarado Facility, three hundred six (306), (x) for the Garden Grove Hospital Facility, one hundred sixty-seven (167), (y) for the Paradise Valley Facility, three hundred one (301), and (z) for the San Dimas Hospital Facility, ninety-three (93), an aggregate of eight hundred sixty-seven (867) beds. On each Adjustment Date after the Commencement Date, the number of beds shall be determined by the actual number of beds placed in service or certified to be available for use in connection with such Facilities as of such Adjustment Date, which shall not be reduced without the prior written consent of Lessor. On the Commencement Date, Lessor shall refund to Lessee the excess, if any of the reserves under the provisions of the Original Prime Leases that are being replaced by this Lease that correspond to this Section 9.2(a) in excess of the Hospital Reserve Floor.

(b) In addition to the Hospital Reserve, beginning on the Commencement Date and on each Reserve Payment Date thereafter during the Term, Lessee shall deliver to Lessor quarterly deposits (i) with respect to the Garden Grove MOB Facility, in an amount equal to (A) Thirty-Four Thousand and No/100 Dollars ($34,000.00) multiplied by (B) 0.25 (the “Garden Grove MOB Amount”), and (ii) with respect to the San Dimas MOB Facility, in an amount equal to (A) Sixty-Eight Thousand and No/100 Dollars ($68,000.00) multiplied by (B) 0.25 (the “San Dimas MOB Amount”) (collectively, the “MOB Reserve”) (the Hospital Reserve and the MOB Reserve are hereinafter referred to collectively as the “Reserve”); provided, that, (A) the first such deposit on the Commencement Date shall be for the period from the Commencement Date through September 30, 2012 and shall be prorated based on a three hundred sixty (360)-day year, (B) the aggregate amount of the MOB Reserve shall not exceed an amount equal to twelve (12) times the amount that was required to be paid on the most recent Adjustment Date (the “MOB Reserve Cap”) (and payments otherwise required under this Section 9.2(b) shall be reduced to the extent that the amount thereof plus the amount of the MOB Reserve at the time of payment is in excess of the MOB Reserve Cap) and (C) the aggregate amount of the MOB Reserve shall not be less than Seventy-Five Percent (75%) of the annualized amount of the then-applicable MOB Reserve payment amount (the “MOB Reserve Floor”), and any time the MOB Reserve amount shall be less than MOB Reserve Floor the Lessee shall deposit the amount necessary to replenish the MOB Reserve to an amount equal to the MOB Reserve Floor within five (5) days after written demand from MPT. On the Commencement Date, Lessor shall refund to Lessee the excess, if any, of the reserves under the provisions of the Original Prime Leases that are being replaced by this Lease that correspond to this Section 9.2(b) in excess of the MOB Reserve Floor.

(c) The Reserve shall be held by Lessor in an interest bearing account for the purpose of making Major Repairs to the applicable portions of the Leased Property. Lessor shall advance to or reimburse Lessee for Major Repairs, limited to the amount of the Reserve, upon Lessor’s receipt from Lessee of documentation of such costs that is sufficient in Lessor’s reasonable judgment. Beginning on the first Adjustment Date and on each Adjustment Date thereafter during the Term, the applicable Dollar Amount shall be increased by the greater of (i) Two and Percent (2.0%) of the prior year’s applicable Dollar Amount, and (ii) the percentage by which the CPI published for the month which is two months prior to the applicable Adjustment Date shall have increased over the CPI figure published for the month which is two months prior to the previous Adjustment Date (the Commencement Date shall be used for the previous Adjustment Date in connection with the recalculation on January 1, 2013). The amounts in the Reserve shall be used as described above to pay for Major Repairs, or, in the event Lessee fails to make any required non-Major Repairs hereunder, Lessor may use funds in the Reserve for that purpose.

(d) Lessee hereby grants to Lessor a first priority security interest in all monies deposited into the Reserve. At Lessor’s request, Lessee shall, as soon as practicable, execute all documents necessary to effect such security interest in all monies deposited into the Reserve. Lessee consents to Lessor’s pledge of the Reserve to any Facility Lender. So long as no Event of Default has occurred and is continuing, any amounts remaining in the Reserve, after the payment of and the reimbursement for the Major Repairs on the Facility, at the expiration of this Lease shall be returned to Lessee; provided, however, if such an Event of Default has occurred and is continuing at the expiration of this Lease, Lessor may retain all amounts remaining in the Reserve at the expiration of the Lease as collateral for the “Obligations” (as defined in the Security Agreement).

9.3 Encroachments; Restrictions. If any of the Leased Improvements shall, at any time, encroach upon any property, street or right-of-way adjacent to any portion of the Leased Property, or shall violate the agreements or conditions contained in any federal, state or local law, restrictive covenant or other agreement affecting the Leased Property, or any part thereof, or shall impair the rights of others under any easement or right-of-way to which the Leased Property or any portion thereof is subject, then, promptly upon the request of Lessor, Lessee shall, at its expense, subject to its right to contest the existence of any encroachment, violation or impairment, (a) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Lessor or Lessee or (b) make such changes in the Leased Improvements, and take such other actions, as Lessor in the good faith exercise of its judgment deems practicable to remove such encroachment, or to end such violation or impairment, including, if necessary, the alteration of any of the Leased Improvements, and, in any event, take all such actions as may be necessary to continue the operation of the applicable Facility without such violation, encroachment or impairment. Any such alteration shall be made in conformity with the applicable requirements of Article X. Lessee’s obligations under this Section 9.3 shall be in addition to, and shall in no way discharge or diminish any obligation of, any insurer under any policy of title or other insurance, and Lessee shall be entitled to a credit for any sums paid by Lessee and recovered by Lessor under any such policy of title or other insurance, less Lessor’s costs and expenses to recover such sums.

ARTICLE X

CAPITAL ADDITIONS

10.1 Required Lessee Capital Additions. The parties acknowledge and agree that Lessee shall cause to be constructed and completed those certain repairs and Capital Additions relating to the Alvarado Facility as described on Schedule 10.1 attached hereto (the “Required Capital Additions”) in compliance with applicable Legal Requirements and Healthcare Laws. Lessee agrees to deliver to Lessor the items and documentation required in Sections 10.2(a)(ii) and (iii) and the final sentence of Section 10.2(b). The Required Capital Additions shall be completed at Lessee’s sole cost and expense. The Required Capital Additions shall be deemed a Capital Addition financed by Lessee for all purposes of this Lease. The Required Capital Additions shall be completed no later than December 31, 2016, unless Lessor and Lessee shall mutually agree in writing to another date. Lessee shall have the right to designate the general contractor, architect, construction company, engineer and other parties that will participate in the construction of the Required Capital Additions and Lessee shall control the preparation and negotiation of the definitive agreements with such parties; provided, however, that Lessee shall give Lessor a reasonable opportunity to review and to approve such parties and agreements (and to reject such parties and agreements) in its reasonable discretion prior to the engagement or execution thereof, as the case may be.

10.2 Construction of Capital Additions to the Leased Property.

(a) If no Event of Default has occurred, Lessee shall have the right, upon and subject to the terms and conditions set forth below, to construct or install Capital Additions on such portion of the Leased Property with the prior written consent of Lessor, not to be unreasonably withheld, conditioned or delayed (provided, that such consent is not required with respect to any Capital Addition that will cost less than Five Hundred Thousand Dollars ($500,000)) Lessee shall not be permitted to create any Lien on such portion of the Leased Property in connection with such Capital Addition, except as provided in Section 10.3. Prior to commencing construction of any such Capital Addition, Lessee shall, at Lessee’s sole cost and expense, (i) submit to Lessor in writing for Lessor’s prior approval a proposal setting forth in reasonable detail any such proposed Capital Addition, (ii) submit to Lessor for Lessor’s prior approval or consent such plans and specifications, certificates of need, and other approvals, permits, licenses, contracts and other information concerning such proposed Capital Addition as Lessor may reasonably request, and (iii) obtain all necessary certificates of need, state licensure surveys, and all regulatory approvals of architectural plans. Without limiting the generality of the foregoing, such proposal shall indicate the approximate projected cost of constructing such Capital Addition, together with the use or uses to which it will be put.

(b) Prior to commencing construction of any Capital Addition, Lessee shall first request Lessor to provide funds to pay for such Capital Addition in accordance with the provisions of Section 10.4. If Lessor declines or is unable to provide such financing, the provisions of Section 10.3 shall apply. Notwithstanding any other provision of this Article X to the contrary, no Capital Additions shall be made without the consent of Lessor, which consent may be withheld in Lessor’s sole discretion, if the Capital Addition Costs of such proposed Capital Addition, when aggregated with the costs of all Capital Additions made by Lessee, would exceed Twenty-Five Percent (25%) of the then Fair Market Value of the affected portion of the Leased Property or would, in the reasonable judgment of Lessor, diminish the value of such portion of the Leased Property. Furthermore, no Capital Addition shall be made which would tie in or connect any portion of the Leased Property and/or any Leased Improvements on any portion of the Leased Property with any other improvements on property adjacent to such portion of the Leased Property (and not part of the Land covered by this Lease) including, without limitation, tie-ins of buildings or other structures or utilities, unless Lessee shall have obtained the prior written approval of Lessor, which approval may be granted or withheld in Lessor’s sole discretion. All proposed Capital Additions shall be architecturally integrated and consistent with the applicable portion of the Leased Property as determined in the reasonable discretion of Lessor. Lessee will provide to Lessor, prior to commencing any proposed Capital Addition, (i) certificates of insurance (including, but not limited to, endorsements increasing the insurance coverage, if any, at the time required by Section 13.1), required under the construction contract for the Capital Addition, showing Lessor and the Facility Lender, if any, as named obligees, additional insureds, and loss payees, and (ii) payment and performance bonds and all other bonds reasonably required by Lessor and the Facility Lender and by any governmental authority applicable to the Capital Addition, naming Lessor and Facility Lender as named obligees, additional insureds and loss payees.

(c) Notwithstanding any provision of this Article X to the contrary, in connection with Lessee’s construction of any improvements or additions to the Leased Property that will cost less than One Hundred Thousand Dollars ($100,000), if such improvements or additions are financed by Lessor, Lessee shall be required to deliver all items described in Section 10.4(b) to the extent any such items are necessary to protect Lessor’s title to the Leased Property or lien and priority in the Collateral (as defined in the Security Agreement).

10.3 Capital Additions Financed by Lessee. If Lessee provides or arranges to finance any Capital Addition (except for Capital Additions arranged by Lessee but financed by Lessor), this Lease shall be and hereby is amended to provide as follows:

(a) There shall be no adjustment in the Base Rent by reason of any such Capital Addition.

(b) Such Capital Addition shall revert to, and become the property of Lessor upon the expiration or termination of this Lease with respect to such portion of the Leased Property (unless Lessee purchases such portion of the Leased Property as provided herein).

In connection with any such Capital Addition financed by Lessee, Lessee shall be permitted to place a Lien on such Capital Addition as collateral for Lessee’s financing, provided, that, in the reasonable determination of Lessor such Lien shall not interfere with Lessor’s ability to finance any portion of the Leased Property; it being understood and agreed, however, that (i) Lessor and Lessee shall cooperate in good faith to properly divide such Capital Addition from the applicable portion of the Leased Property and to grant such easements and use restrictions as shall be necessary to avoid any disruption of Lessee’s Business on such portion of the Leased Property; (ii) to the extent not inconsistent with the provisions of this Section 10.3, such Capital Addition shall remain subject to the other terms and provisions of this Lease; and (ii) upon the expiration or termination of this Lease with respect to such portion of the Leased Property (unless Lessee purchases such portion of the Leased Property as provided in Articles XIV, XV or XXXIV), Lessee, at its sole cost and expense, shall cause all such Lien(s) to be released from such Capital Addition and within ten (1 0) Business Days after such expiration or termination.

10.4 Capital Additions Financed by Lessor.

(a) If Lessee desires for Lessor to provide or arrange financing for a Capital Addition, Lessee shall request the same by providing to Lessor such information about the Capital Addition as Lessor may request (a “Request”), including, without limitation, all information referred to in Section 10.2, above. Lessor may, but shall be under no obligation to, provide the funds necessary to meet the Request. In no event shall the portion of the projected Capital Addition Costs comprised of land, if any, materials, labor charges and fixtures be less than Ninety Percent (90%) of the total amount of such cost. Within thirty (30) days following receipt of a Request, Lessor shall notify Lessee as to whether it will finance the proposed Capital Addition.

(b) If Lessor agrees to finance the proposed Capital Addition (which shall be treated for federal, state and local income tax purposes as an additional secured financing consistent with the provisions of Section 40.14 of this Lease), Lessee shall provide Lessor with the following prior to any advance of funds (unless a specific time period is otherwise set forth in this Section 10.4):

(i) any information, certificates of need, regulatory approvals of architectural plans and other certificates, licenses, permits or documents requested by either Lessor or any lender with whom Lessor has agreed or may agree to provide financing which are necessary to confirm that Lessee will be able to use the Capital Addition upon completion thereof in accordance with the Primary Intended Use, including all required federal, state or local government licenses and approvals;

(ii) an Officer’s Certificate for the applicable Facility Lessee relating to such Facility and, if requested, a certificate from such Facility Lessee’s architect setting forth in reasonable detail the projected (or actual, if available) cost of the proposed Capital Addition;

(iii) an amendment to this Lease, duly executed and acknowledged, in form and substance satisfactory to Lessor (the “Lease Amendment”), and containing such provisions as may be necessary or appropriate, including, without limitation, any appropriate changes in the legal description of the Leased Property, the Fair Market Value and the Lease Base (which shall be increased by the amount funded to Lessee by Lessor hereunder;

(iv) a general warranty deed conveying title to Lessor to any land acquired for the purpose of constructing the Capital Addition, free and clear of any liens or encumbrances except those approved by Lessor, and, both prior to and following completion of the Capital Addition, an as-built survey thereof reasonably satisfactory to Lessor;

(v) endorsements to any outstanding policy of title insurance covering the Leased Property and any additional land referred to in subparagraph (iv) above, or a supplemental owner’s policy of title insurance covering the Leased Property and any additional land referred to in subparagraph (iv) above, satisfactory in form and substance to Lessor (A) updating the same without any additional exceptions, except as may be permitted by Lessor, and (B) increasing the coverage thereof by an amount equal to the Fair Market Value of the Capital Addition (except to the extent covered by the owner’s policy of title insurance referred to in subparagraph (vi) below);

(vi) if required by Lessor, (A) an owner’s policy of title insurance insuring fee simple title to any land conveyed to Lessor pursuant to subparagraph (iv), free and clear of all liens and encumbrances except those approved by Lessor, and (B) a lender’s policy of title insurance satisfactory in form and substance to Lessor and the Facility Lender advancing any portion of the Capital Addition Costs;

(vii) certificates of insurance and insurance policies (including, but not limited to, endorsements increasing the insurance coverage or amendments to insurance policies, if any, at the times required by Section 13), required under the construction contract for the Capital Addition, showing Lessor and the Facility Lender, if any, as named obligees, additional insureds, and loss payees; payment and performance bonds and all other bonds reasonably required by Lessor and the Facility Lender and by any governmental authority applicable to the Capital Addition, naming Lessor and Facility Lender as named obligees, additional insureds and loss payees; documents, contracts, opinions of counsel, appraisals, surveys, environmental reports and assessments, engineering, soil and property condition reports and studies, drawings, building permits, planning studies, financial statements;

(viii) certified copies of duly adopted resolutions of the governing body of Lessee authorizing the execution and delivery of the Lease Amendment;

(ix) any other instruments, certificates, documents and contracts as may be reasonably required by Lessor and any Facility Lender advancing or reimbursing Lessee for any portion of the Capital Addition Costs;

(x) a detailed timeline for the completion of the Capital Addition (the “Timeline”);

(xi) a draw request in form and content acceptable to Lessor (the “Draw Request”);

(xii) a budget in form and content acceptable to Lessor (“Budget”); and

(xiii) within thirty (30) days after Lessor notifies Lessee that it will fund the proposed Capital Addition, copies of all approvals, governmental approvals and permits necessary or appropriate for the renovation and construction of the Capital Addition, including, without limitation, approvals required pursuant to any declarations, covenants, conditions and restrictions relating to the Leased Property, zoning approvals, zoning variances, subdivision approvals, grading and utility permits, building permits, tap permits or “connections” for water and sanitary sewer service for the Facility (all such approvals and permits shall be on terms and conditions approved by Lessor), and Lessee shall furnish Lessor with evidence of such approvals within ten (10) days of receipt of same.

(c) Except as otherwise provided herein, Lessor and Lessee agree that Lessee shall have the sole right, in the exercise of its reasonable discretion and after consultation with the Lessor, to designate the general contractor, developer, architect, construction company, engineer and other parties that will participate in the construction and development of a Capital Addition to the Leased Property relating to any Facility (each a “Third Party Contractor”). Lessee shall control the preparation and negotiation of the definitive agreements with such parties but such definitive agreements shall be subject to Lessor approval, which approval shall not be unreasonably withheld, conditioned or delayed. Lessee shall, prior to the commencement of any work, obtain and deliver to Lessor assignments and consents to assignments of contracts and waivers of liens, in forms acceptable to Lessor, from all Third Party Contractors and materialmen performing such work, together with evidence satisfactory to Lessor that such waivers of liens have been duly filed in the official records of the county in which such affected portion of the Leased Property is located.

(d) Lessee shall submit to Lessor a Draw Request not less than Twenty (20) Business Days before the date on which Lessee (or any Third Party Contractor) desires a draw or funding; provided, however, Lessee shall submit only one (1) Draw Request each calendar month. All funding of Capital Additions shall be subject to Lessee providing the documentation required under this Section 10.4. Lessee acknowledges and agrees that Lessor will not be required to release any funds to any Third Party Contractor unless and until Lessee delivers to Lessor, simultaneously with such payment, (i) a duly executed and acknowledged sworn statement of the general contractor certifying that all work for which a Draw Request has been made has been completed, or the work to be paid with the proceeds of any prior fundings, and the amount to be paid to each subcontractor from such funding, (ii) duly executed waivers of mechanics’ and materialmens’ liens and claims from all Third Party Contractors, and similar certificates from subcontractors establishing satisfaction of payment requests by the general contractor in the application for payment conditioned on receipt of such payment, (iii) updated title endorsements (or bring-down endorsements) confirming that there are no unpaid liens on the Leased Property and updating Lessor’s title insurance coverage to Lessor’s satisfaction, and (iv) such other information, documentation and materials as Lessor may require. It is understood and agreed by Lessee, on behalf of itself, its Affiliates and all Third Party Contractors, that delivery of any Draw Request, or any other items required to be delivered to Lessor in connection with any Draw Request, to the Construction Consultant, whether delivered by Lessee or any Third Party Contractor, shall not constitute or be deemed to constitute delivery of the same to Lessor.

(e) Prior to the commencement of any work, Lessee shall assign to Lessor or its designated Affiliates in writing, and cause all Third Party Contractors and all subcontractors and material suppliers to assign in writing any and all contracts and agreements entered into in connection with the Capital Additions or the affected portion of the Leased Property; provided, however, that Lessor shall have no obligation to request or accept any such assignment or assume any of Lessee’s obligations under any such agreements or contracts with the Third Party Contractors or the subcontractors or material suppliers. Lessee agrees to cooperate with Lessor in obtaining any required work from such Third Party Contractor.

(f) Upon making a Request to finance a Capital Addition, whether or not such financing is actually consummated, Lessee shall pay or agree to pay, upon demand, all reasonable, documented, out-of-pocket costs and expenses of Lessor and any Facility Lender which has committed to finance such Capital Addition which have been paid or incurred by them in connection with the financing of the Capital Addition, including, but not limited to, (i) the fees and expenses of their respective outside counsel, (ii) all printing expenses, (iii) the amount of any filing, registration and recording taxes and fees, (iv) documentary stamp taxes, if any, (v) title insurance charges, appraisal fees, if any, rating agency fees, if any, (vi) commitment fees, if any, and (vii) costs of obtaining regulatory and governmental approvals, including, but not limited to, any required certificates of need for the construction, operation, use or occupancy of the Capital Addition.

(g) Lessee shall not authorize or permit any change, modification, supplement or substitution to any construction contract, architect agreement, the site plan, the plans and specifications (and if plans and specifications have not yet been provided to and approved by Lessor, then to any working drawings), or the scope of work pursuant to any of the foregoing (each a “Change Order”), without the prior written consent of Lessor, which may be given or withheld in Lessor’s reasonable discretion. If any surety has provided bonds in connection with the construction of the Improvements, then either (i) such Change Order shall have received the prior written approval of such surety or (ii) such surety shall have waived the right to approve the same. Lessee shall cause any construction contract and architect agreement to require contemporaneous delivery by the general contractor and the architect of any “proposed” Change Order for review and approval by Lessor, which approval may be withheld in Lessor’s sole discretion. Notwithstanding the preceding sentence, Lessee shall immediately forward to Lessor copies of any “proposed” Change Order received by Lessee for review and approval by Lessor. Any “proposed” Change Order shall detail the proposed change in scope of work, the costs and the impact on the applicable work schedule, and such details shall be certified in writing to the MPT Party by the Construction Consultant. From and after the date on which Lessor has received the “proposed” Change Order and the Construction Consultant’s certification relating thereto, Lessor shall have ten (1 0) Business Days to review and approve or disapprove such “proposed” Change Order. In the event that Lessor fails to approve or disapprove any “proposed” Change Order within said ten (1 0) Business Days period, then Lessor shall be deemed to have approved of such Change Order. If any such “proposed” Change Order is approved by Lessor, the architect shall prepare a final Change Order for execution by Lessee, the architect, the general contractor, as well as Lessor’s signature for consent only. Upon the full and complete execution of a final Change Order as required by this subsection (g), such Change Order will become effective immediately without further action of the parties. Lessee (x) waives any and all rights and claims for funds or financing from Lessor for increased costs or work performed under Change Orders not approved by Lessor and implemented in accordance with this Section 10.4(g), and (y) agrees to indemnify and hold harmless Lessor and its Affiliates from any increased costs or claims relating to Change Orders, or work performed thereunder, not approved by Lessor and implemented in accordance with this Section 10.4(g). It is understood and agreed by Lessee, on behalf of itself, its Affiliates and all Third Party Contractors, that delivery of any “proposed” Change Order to the Construction Consultant, whether delivered by Lessee or any Third Party Contractor, shall not constitute or be deemed to constitute delivery of the same to Lessor.

(h) It is understood and agreed by Lessee, on behalf of itself, its Affiliates and all Third Party Contractors, that the Construction Consultant shall not constitute or be deemed to constitute an agent of Lessor or its Affiliates for purposes of receiving any notice, draw request, “proposed” Change Order or any other item as permitted or required to be delivered to Lessor under this Section 10.4.

10.5 Seismic Upgrades. Lessee shall undertake all repairs and modifications necessary to cause the San Dimas Hospital Facility to comply with the seismic retrofit requirements as determined by the Office of Statewide Health Planning and Development and, on or before December 31,2012, shall either (i) complete such repairs and modifications or (ii) apply for the exemption available under California Health and Safety Code Section 130060 et seq.

10.6 Salvage. All materials that are scrapped or removed in connection with the making of either Capital Additions or repairs hereunder shall be or become the property of Lessee, and Lessee shall remove the same at its sole cost and expense.

ARTICLE XI

LIENS

Subject to the provisions of Article XII relating to permitted contests, Lessee will not directly or indirectly create or allow to remain and will promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon any portion of the Leased Property or any attachment, levy, claim or encumbrance in respect of the Rent, any amounts held in the Reserve, or any funds or amounts that are or will be provided by Lessor or its Affiliates to Lessee at any time during the Term in accordance with this Lease; excluding, however, (a) this Lease and the other Lease Documents; (b) the Permitted Exceptions; (c) restrictions, liens and other encumbrances which are consented to in writing by Lessor, or any easements granted pursuant to the provisions of Section 7.3; (d) liens for those taxes of Lessor which Lessee is not required to pay hereunder; (e) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as (i) the same are not yet payable or are payable without the addition of any fine or penalty or (ii) such liens are in the process of being contested as permitted by Article XII; (f) liens of mechanics, laborers, materialmen, suppliers or vendors for sums either disputed or not yet due, provided that (i) the payment of such sums shall not be postponed for more than sixty (60) days after the completion of the action giving rise to such lien and such reserve or other appropriate provisions as shall be required by law or GAAP shall be been made therefore, or (ii) any such liens are in the process of being contested as permitted by Article XII; (g) Tenant Leases; (h) the Liens which are permitted in accordance with Section 10.3 hereof; and (i) any liens which are the responsibility of Lessor pursuant to the provisions of Article XXXVI of this Lease. Except as otherwise permitted under Section 10.3, Lessee shall not mortgage or grant any interest or security interest in, or otherwise assign, any part of Lessee’s rights and interests in this Lease or any portion of the Leased Property during the Term.

ARTICLE XII

PERMITTED CONTESTS

12.1 Permitted Contests. After obtaining prior written approval from Lessor, not to be unreasonably withheld, conditioned or delayed, Lessee, at Lessee’s expense, after two (2) Business Days’ notice to Lessor, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any Imposition, Legal Requirement, Insurance Requirement, lien, attachment, levy, encumbrance, charge or claim not otherwise permitted by Article XI, provided that (a) in the case of an unpaid Imposition, lien, attachment, levy, encumbrance, charge or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Lessor and from the Leased Property (or if not so suspended, clause (b) shall be true); (b) neither the Leased Property nor any Rent therefrom nor any part thereof or interest therein would, as determined in Lessor’s reasonable discretion, be in any immediate danger of being sold, forfeited, attached or lost; (c) in the case of a Legal Requirement, Lessor would not be in any immediate danger of civil or criminal liability for failure to comply therewith pending the outcome of such proceedings; (d) in the event that any such contest shall involve a sum of money or potential Joss in excess of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), then, in any such event, the applicable Facility Lessee shall deliver to Lessor a certification from a duly authorized officer of the applicable Facility Lessee regarding the matters set forth in clauses (a), (b) and (c), to the extent applicable (it being understood if the relevant amount involved in such contest (or the potential loss) is Jess than such amount, no such certification is required); (e) in the case of a Legal Requirement and/or an Imposition, lien, encumbrance or charge, Lessee shall give such reasonable security as may be demanded by Lessor to insure ultimate payment of the same and to prevent any sale or forfeiture of the affected portion of the Leased Property or the Rent by reason of such non-payment or non-compliance; provided, however, the provisions of this Article XII shall not be construed to permit Lessee to contest the payment of Rent (except as to contests concerning the method of computation or the basis of levy of any Imposition or the basis for the assertion of any other claim) or any other sums payable by Lessee to Lessor hereunder, (f) in the case of an Insurance Requirement, the coverage required by Article XIII shall be maintained, and (g) if such contest be finally resolved against Lessor or Lessee, Lessee shall, as Additional Charges due hereunder, promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable Legal Requirement or Insurance Requirement. Lessor, at Lessee’s expense, shall execute and deliver to Lessee such authorizations and other documents as may reasonably be required in any such contest and, if reasonably requested by Lessee or if Lessor so desires, Lessor shall join as a party therein. Lessee shall indemnify and hold Lessor harmless against any liability, cost or expense of any kind that may be imposed upon Lessor in connection with any such contest and any loss resulting therefrom.

ARTICLE XIII

INSURANCE

13.1 General Insurance Requirements.

(a) During the Term, Lessee shall at all times keep the Leased Property and the Lessee’s Personal Property, insured against loss or damage from such causes as are customarily insured against, by prudent owners of similar facilities. Without limiting the generality of the foregoing, and subject to the provisions below, Lessee shall obtain and maintain in effect throughout the Term with respect to the Leased Property the kinds and amounts of insurance deemed necessary by Lessor and as described below. This insurance shall be written by insurance companies (i) acceptable to Lessor, (ii) that are rated at least an “A-VIII” or better by Best’s Insurance Guide, and (iii) unless otherwise approved by Lessor, authorized, licensed and qualified to do insurance business in the state in which the Leased Property is located. Notwithstanding the foregoing or any other provision of this Article XIII, Lessor acknowledges and agrees that the insurance coverages required under subparagraphs (ii), (iii), (iv), (v), (vi) and (vii) of this Section l3.1(a) may be obtained through a captive insurance company, the identity of which has been disclosed to Lessee and Lessor (the “Captive”). With the exception of the Captive, the aggregate amount of coverage by a single company must not exceed Five Percent (5%) of the insurance company’s policyholders’ surplus. Lessee will pay or cause to be paid all Insurance Premiums for the insurance coverage required to be maintained pursuant to this Article XIII during the Term. The commercial property, rental value and business interruption policies shall name Lessor (and any other entity that Lessor may deem necessary) as additional insureds and loss payees as respects coverage afforded the Leased Property under standard Insurance Services Offices (ISO) commercial property insurance endorsements CP1219 and CP1503, or manuscript equivalents, and as additional insureds and loss payees under boiler and machinery and any other property insurance policy. Except as provided below with respect to commercial general liability, professional liability and excess or umbrella liability policies, all other coverage policies shall name Lessor (and any other entity that Lessor may deem reasonably necessary) as additional insureds as respects liability arising from Lessee’s use, occupancy or maintenance of the Leased Property. The commercial general liability, professional liability and the excess or umbrella liability policies shall name Lessor (and any other entity that Lessor may deem reasonably necessary) as additional insureds. All property, business interruption and boiler and machinery losses shall be payable to Lessor and/or Lessee as provided in Article XIV. Each insurance policy required hereunder must, unless otherwise expressly provided herein (w) provide primary insurance without right of contribution from any other insurance carried by Lessor, (x) contain express permission for Lessee to enter into a waiver of subrogation rights in favor of Lessor, or any right of setoff or counterclaim against any insured party thereunder including Lessor, (y) permit Lessor to pay premiums at Lessor’s discretion, and (z) as respects any third party liability claim brought against Lessor, obligate the insurer to defend Lessor as a named insured thereunder. In addition, the property, business interruption and boiler and machinery policies shall name as an insured loss payee all Facility Lenders as their interests appear, if any, by way of a standard or other acceptable form of mortgagee’s loss payable endorsement. Any loss adjustment in excess of One Million Dollars ($1,000,000.00) shall require the written consent of Lessor and each affected Facility Lender. Evidence or verification (as defined herein) of insurance and/or Impositions shall be deposited with Lessor and, if requested, with any Facility Lender. If Insurance Premiums are required to be deposited or escrowed in accordance with this Lease, then Lessee shall pay or deposit the amount of such Insurance Premiums in accordance with this Lease. With respect to each Facility, the policies required hereunder relating to Lessee, the portion of the Leased Property relating thereto, including the Leased Improvements and Lessee’s Personal Property, shall insure against the following risks:

(i) Commercial Property insurance written on a broad “all risk” policy form covering physical loss or damage to the Leased Property including building and improvements and betterments. Insured perils shall include, but not be limited to, terrorism (only if the Leased Property is located inside metropolitan city limits with population exceeding 5,000,000). Unless otherwise provided such coverage shall be in an amount equal to the “Full Replacement Cost” (as herein defined) value basis to the extent of the full insurable replacement value of the portion of the Leased Property relating to each Facility to be determined by Lessor. If the relevant damaged property is not rebuilt, replaced or restored within two (2) years, the payment of claims shall be on an actual cash value basis. The policy shall not exclude coverage for subsidence. The policy exclusion applicable to faulty or defective design, workmanship or materials shall not apply to resultant damage to otherwise sound property. The policy must provide a sub limit of at least One Hundred Thousand and No/100 Dollars ($100,000.00) to cover reasonable expenses incurred by the insured or loss payee for professional services necessary to measure, quantify or determine the amount of any loss covered by this subparagraph (i), such as appraisers, auditors, accountants, architects, and engineers (such expenses shall not include the insured’s or loss payee’s own employees or public adjusters). Unless otherwise provided hereunder, all policy deductibles shall be borne in full by Lessee and must not exceed, per occurrence, an amount in excess of Five Percent (5%), of the insurable value of such portion of the Leased Property as determined by Lessor. Further, in the event of a loss, Lessee shall abide by all provisions of the insurance contract, including proper and timely notice of the loss to the insurer. Lessee further agree that they will notify Lessor of any loss in the amount of Five Hundred Thousand and No/100 Dollars ($500,000.00) or greater and that no claim at or in excess of Five Hundred Thousand and No/100 Dollars ($500,000.00) shall be settled without the prior written consent of Lessor, which consent shall not be unreasonably withheld, conditioned or delayed.

(ii) Flood and earthquake insurance shall be required only in the event that the Leased Property is located in a flood plain or earthquake zone (property located in a flood plain or earthquake zone, “Impacted Property”). Such insurance to be in an amount equal to the Full Replacement Cost value of the Leased Property, subject to no more than a Ten

Percent (10%) per location per occurrence deductible and such policy shall include coverage for subsidence. If required, such insurance may be provided by a Captive (the identity of which has been disclosed to Lessor), with aggregate coverage for all facilities owned by Lessee and other Prime Members of One Hundred Seventy Five Million Dollars ($175,000,000.00) In the event that any Prime Member acquires an additional Impacted Property and is afforded coverage by the policies required under this Lease, the aggregate coverage for all facilities owned by Lessee and all of other Prime Members shall be increased upon the date of acquisition of such additional Impacted Property in the amount (if any) which is necessary to make the ratio of aggregate coverage to the statement of values for all Impacted Properties equal to the ratio of aggregate coverage to the statement of values for all Impacted Properties existing as of the Effective Date to the nearest million so long as such increased coverage is available under commercially reasonable terms. At all times, the aggregate coverage shall be no less than One Hundred Seventy Five Million Dollars ($175,000,000.00).

(iii) Rental Value insurance using standard ISO endorsement CP 1503, or its equivalent, as respects rental value coverage on such portion of the Leased Property. Such endorsement shall require property insurer to send notice of cancellation or non-renewal to Lessee per Section 13.4.

(iv) Business interruption insurance covering lost earnings and continuing expenses, less rents due Lessor to the extent covered under subparagraph (iii) above, in an amount sufficient to cover not less than the aggregate amount of Lessee’s earnings during (1) the actual time required to rebuild such portion of the Leased Property following loss or damage, or (2) twelve (12) months, whichever is longer, plus an additional extended period of indemnity of not less than ninety (90) days shall be provided. Coverage shall be written on an “actual loss sustained” form, for the same perils and other events as described in subparagraph (v) below.

(v) Commercial General Liability in a primary amount of at least One Million and No/100 Dollars ($1,000,000.00) per occurrence, bodily injury for injury or death of any one person and for Property Damage for damage to or loss of the property of others, subject to a Two Million and No/100 Dollars ($2,000,000.00) annual aggregate policy limit applicable separately to such portion of the Leased Property for all bodily injury and property damage claims, occurring on or about such portion of the Leased Property or in any way related to such portion of the Leased Property, including but not limited to, any swimming pools or other rehabilitation and recreational facilities or areas that are located on such portion of the Leased Property otherwise related to such portion of the Leased Property. Such policy shall include coverages found on the ISO Commercial General Liability Policy form CG 000 I, occurrence policy form, current edition, with deductible amounts acceptable to Lessor. Lessee shall be responsible for funding all deductibles and retentions, including those which may be applicable to Lessor as an additional insured thereunder.

(vi) Automobile and vehicle liability insurance coverage for all owned, non-owned, leased or hired automobiles and vehicles in a primary limit amount of One Million and No/100 Dollars ($1,000,000.00) per occurrence for bodily injury and property damage. All allocated loss adjustment expenses, including defense costs, shall be in addition to the policy limits required above.

(vii) Umbrella liability insurance in the minimum amount of Ten Million and No/100 Dollars ($10,000,000.00) for each occurrence and aggregate combined single limit for all liability. The umbrella shall follow form with the primary commercial general liability with respect to providing primary and non-contributory coverage to Lessor as an additional insured when required by written contract or agreement. The umbrella liability policy shall name in its underlying schedule the policies of commercial general liability, automobile/vehicle liability, professional liability and employer’s liability under the workers compensation policy.

(viii) Professional liability insurance for Lessee and all employed professionals (including any physicians) in an amount, for all hospital facilities owned by Lessee and any other Prime Member, of not less than Ten Million and No/100 Dollars ($1 0,000,000.00) per individual claim and Fifteen Million and No/100 Dollars ($15,000,000.00) annual aggregate. All contractors, agents and other persons (including physicians) who perform professional services for Lessee shall meet such required minimum insurance requirements of One Million and No/100 Dollars ($1,000,000.00) per individual claim and Three Million and No/100 Dollars ($3,000,000.00) annual aggregate.

(ix) Worker’s compensation and employer’s liability insurance covering all of Lessee’s employees in amounts that are customary for Lessee’s industry;

(x) Employee Dishonesty coverage covering all employees with a limit of insurance, for all hospital facilities owned by Lessee and any other Prime Members, of not less than Three Million and No/100 Dollars ($3,000,000.00) per claim.

The term “Full Replacement Cost” as used herein, shall mean the actual replacement cost thereof from time to time (not to be less than the aggregate amount of the Option Prices) as to the Leased Property in its entirety, including increased cost of construction endorsement, less exclusions provided in the normal fire insurance policy. In the event either Lessor or Lessee believes that the Full Replacement Cost has increased or decreased at any time during the Term, it shall have the right to have such Full Replacement Cost re-determined by an impartial third party, hereinafter referred to as the “Impartial Appraiser.” If Lessor and Lessee are unable to agree on the selection of an Impartial Appraiser, each party shall select one appraiser, and the two appraisers so selected shall jointly select the Impartial Appraiser. The party desiring to have the Full Replacement Cost so re-determined shall forthwith, on receipt of such determination by such Impartial Appraiser, give written notice thereof to the other party. The determination of such Impartial Appraiser shall be final and binding on the parties, and Lessee shall forthwith increase, or may decrease, the amount of the insurance carried pursuant to this Article XIII, as the case may be, to the amount so determined by the Impartial Appraiser. Lessee shall pay the fee, if any, of the Impartial Appraiser.

13.2 Additional Insurance. In addition to the insurance described above, Lessee shall maintain such additional insurance, including, without limitation, adequate loss of rents insurance with respect to casualty or condemnation events to the extent the coverages set forth in Sections 13.1(a)(iii) and 13.1(a)(iv) are not adequate, as may be reasonably required from time to time by any Facility Lender, and shall further at all times maintain adequate worker’s compensation insurance coverage for all persons employed by the Lessee on the Leased Property, to the extent required by all applicable local, state and federal laws. Notwithstanding anything contained herein to the contrary, Lessor shall not be prohibited from purchasing and maintaining such additional insurance as it may reasonably determine to be necessary to protect its interest in all or any portion of the Leased Property.

13.3 Waiver of Subrogation. Lessee hereby waives any and all rights of recovery against Lessor, its officers, agents and employees, for all injury, loss of or damage to persons or property, howsoever caused, including loss of use, to the extent such injury, loss or damage is covered or should be covered by required insurance or any other insurance maintained by Lessee, including sums within deductibles, retentions or self-insurance applicable thereto. This waiver applies to all first party property, business interruption, equipment, vehicle and workers compensation claims (unless prohibited under applicable state statutes), as well as third party liability claims. This waiver shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to loss of, or damage to, property of the parties hereto. In as much as the above waiver precludes the assignment of any aforesaid claim by way of subrogation to an insurance company, Lessee agrees to give to each insurance company providing coverage under this Lease prompt written notice of the terms of said waiver, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waivers. Lessee shall indemnify Lessor against any loss or expense, including reasonable attorneys’ fees, resulting from the failure to obtain such waiver from the insurer, if required.

13.4 Form of Insurance. All of the policies of insurance referred to herein shall be written in form satisfactory to Lessor and by insurance companies satisfactory to Lessor. Lessee shall pay all of the premiums therefor (except as otherwise provided herein), and shall deliver “verification” of insurance to Lessor as set forth below. All binders and policies delivered to Lessor as required in this Section 13.4 shall also include a statement of insured values and locations for all properties under such blanket policies that share coverage limits. Verification of insurance as used herein is defined as follows:

(a) At least five (5) Business Days prior to the Commencement Date, and thereafter, no more than ten (10) Business Days after any insurance policy expiration date, Lessee shall provide verification of required insurance coverage for the following year which shall include the following:

(i) an ACORD 75 insurance binder, or similar type of insurance binder acceptable to Lessor, for each policy providing evidence of insurance coverage of the types and in the amounts required hereunder and naming Lessor (and any other entity that Lessor may deem reasonably necessary) as an additional insured and loss payees with respect to property, rental value and business interruption insurance, naming Lessor (and any other entity that Lessor may deem reasonably necessary) as an additional insured with respect to commercial general liability, professional liability and excess or umbrella insurance, and naming Lessor (and any other entity that Lessor may deem reasonably necessary) as an additional insured with respect to all other required policies, together with a sample or pro forma of each policy (if required by Lessor), together with written confirmation of each insurer’s obligation to provide notice of cancellation or non-renewal of each;

(ii) a copy of property statement of values if Lessee maintains blanket insurance covering facilities other than the Leased Property; and

(iii) a summary of insurance program showing significant coverage limits, sublimits, deductibles and retentions.

(b) Thereafter, no later than the date that is ninety (90) days after the Commencement Date and any such insurance policy expiration date, Lessee shall provide further verification of insurance, which verification shall include (i) copies of the required insurance policies including blanket or specific endorsements reflecting the appropriate status of Lessor (and any other entities that Lessor deems necessary) as an additional insured, loss payee and/or named insured, as the case may be, and providing notice of cancellation or non-renewal under the required insurance; and (ii) a copy of the property statement of values if Lessee maintains blanket insurance covering facilities other than the Leased Property.

(c) In the event Lessee does not provide timely or proper verification, or do not maintain the insurance required hereunder or pay the premiums as required hereunder, Lessor shall be entitled, but shall have no obligation, to obtain such insurance and pay the premiums therefor, which premiums shall be repayable to Lessor promptly upon request by Lessor, and failure to adhere to those repayment provisions shall constitute an Event of Default. Lessee acknowledges and agrees that any insurance policies, endorsements and/or binders or certificates that provide that the insurer will “endeavor to” give notice before same may be altered, allowed to expire, or canceled will not be acceptable to Lessor. Notwithstanding anything contained herein to the contrary, all policies of insurance required to be obtained by Lessee hereunder shall provide (i) that such policies will not lapse, terminate, be canceled, or be amended or modified to reduce limits or coverage terms unless and until Lessor has received the notice required by the policy terms at Lessor’s notice address as specified in this Lease (the “Lessor’s Notice Address”), with a simultaneous copy to (A) MPT Operating Partnership, L.P., Attention: Its President, 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242, and (B) McGriff, Seibels & Williams, Inc., Attention: John F. Carter, 2211 7th Avenue South, Birmingham, Alabama 35233, and (ii) that in the event of cancellation due to non-payment of premium, the insurer will provide not less than ten (10) days’ prior written notice to Lessor at Lessor’s Notice Address, with a simultaneous copy to (A) MPT Operating Partnership, L.P., Attention: Its President, 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242, and (B) McGriff, Seibels & Williams, Inc., Attention: John F. Carter, 2211 7th Avenue South, Birmingham, Alabama 35233.

13.5 Increase in Limits. In the event that Lessor shall at any time in its reasonable discretion deem the limits of the personal injury, property damage or general public liability insurance then carried to be insufficient, the parties shall endeavor to agree on the proper and reasonable limits for such insurance to be carried and such insurance shall thereafter be carried with the limits thus agreed on until further change pursuant to the provisions of this Section 13.5. If the parties shall be unable to agree thereon, the proper and reasonable limits for such insurance to be carried shall be determined by an impartial third party selected by the parties.

13.6 Blanket Policy. Notwithstanding anything to the contrary contained in this Article XIII, Lessee’s obligations to carry the insurance provided for herein may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Lessee provided that:

(a) Any such blanket policy or policies are acceptable to and have been approved by Lessor, which approval shall not be unreasonably withheld;

(b) Any such blanket policy or policies shall not be changed, altered or modified without the prior written consent of Lessor, which consent shall not be unreasonably withheld, conditioned or delayed; and

(c) Any such blanket policy or policies shall otherwise satisfy the insurance requirements of this Article XIII (including the requirement of written notice before the expiration or cancellation of such policies as required by Section 13.4(c)) and shall provide for deductibles in amounts acceptable to Lessor.

13.7 No Separate Insurance. Lessee shall not, on Lessee’s own initiative or pursuant to the request or requirement of any third party, take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article XIII to be furnished by, or which may reasonably be required to be furnished by, Lessee, or increase the amounts of any then existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including in all cases Lessor and all Facility Lenders, are included therein as additional insureds and the loss is payable under said insurance in the same manner as losses are required to be payable under this Lease. Lessee shall promptly notify Lessor of the taking out of any such separate insurance or of the increasing of any of the amounts of the then existing insurance by securing an additional policy or additional policies.

ARTICLE XIV

FIRE AND CASUALTY

14.1 Insurance Proceeds. All proceeds payable by reason of any Joss or damage to the Leased Property, or any portion thereof, and insured under any policy of insurance required by Article XIII shall be paid to Lessor and held by Lessor in trust (subject to the provisions of Section 14.7) and shall be made available for reconstruction or repair, as the case may be, of any damage to or destruction of the Leased Property, or any portion thereof, and shall be paid out by Lessor from time to time for the reasonable cost of such reconstruction or repair. Any excess proceeds of insurance remaining after the completion of the restoration or reconstruction of the Leased Property, or any portion thereof (or in the event neither Lessor nor Lessee is required or elects to repair and restore, all such insurance proceeds), shall be retained by Lessor free and clear upon completion of any such repair and restoration except as otherwise specifically provided below in this Article XIV. All salvage resulting from any risk covered by insurance shall belong to Lessor except that any salvage relating to Capital Additions paid for by Lessee as described in Section 10.3 or to Lessee’s Personal Property shall belong to Lessee as provided in Section 10.6.

14.2 Reconstruction in the Event of Damage or Destruction Covered by Insurance.

(a) Except as provided in Section 14.7, with respect to any Facility, if during the Term the portion of the Leased Property relating thereto is totally or partially destroyed from a risk covered by the insurance described in Article XIII and such portion of the Leased Property is thereby rendered Unsuitable for its Primary Intended Use (the “Casualty Impacted Facility”), Lessee shall elect, by giving written notice to Lessor within sixty (60) days following the date of such destruction, one of the following: (i) to restore such portion of the Leased Property relating to such Casualty Impacted Facility to substantially the same condition as existed immediately before the damage or destruction, or (ii) so long as no Event of Default then exists, to purchase such portion of the Leased Property from Lessor for the applicable Option Price (as defined herein), in which case all insurance proceeds payable pursuant to Section 14.1 with respect to the Casualty Impacted Facility shall be paid over to, or retained by, Lessee and, the total Base Rent payable hereunder shall be reduced in accordance with Section 5.2, or (iii) so long as the damage or destruction was not caused by the negligence of Lessee, its agents, servants, employees or contractors, to terminate this Lease with respect to the portion of the Leased Property relating to such Casualty Impacted Facility and, in this event, the total Base Rent payable hereunder shall be reduced in accordance with Section 5.2, Lessor shall be entitled to retain the insurance proceeds, and Lessee shall pay to Lessor on demand, the amount of any deductible or uninsured Joss arising in connection therewith and, in addition, Lessee shall, within ten (10) days following receipt of an appraisal reflecting the Fair Market Value Purchase Price of the Casualty Impacted Facility (such appraisal to be undertaken and completed within forty-five (45) days following the date of such termination notice (given pursuant to this Section 14.2(a) and in accordance with Article XXXIII hereof)), pay to Lessor the excess, if any, of the applicable Option Price over the sum of (x) the Fair Market Value Purchase Price of such portion of the Leased Property, plus (y) the insurance proceeds received by Lessor, plus (z) the amount of any deductible or uninsured loss arising in connection therewith that was paid to Lessor as provided in this clause (iii) (the “Casualty Make-Up Payment”). In the event Lessee purchases such portion of the Leased Property pursuant to this Section 14.2(a), the terms set forth in Article XVIII shall apply and the sale/purchase must be closed within ninety (90) days after the date of the written notice from Lessee to Lessor of Lessee’s intent to purchase, unless a different closing date is agreed upon in writing by Lessor and Lessee. For purposes of any appraisal conducted in accordance with this Section, such appraisal shall not take into account the damage or destruction giving rise to Lessee’s rights hereunder. The “Option Price” for a particular portion of the Leased Property relating to the Casualty Impacted Facility shall be calculated in the manner set forth on Schedule 14.2.

(b) Except as provided in Section 14.7, with respect to any Facility, if, during the Term, the portion of the Leased Property relating thereto is totally or partially destroyed from a risk covered by the insurance described in Article XIII, but such portion of the Leased Property is not thereby rendered Unsuitable for its Primary Intended Use, Lessee shall restore such portion of the Leased Property to substantially the same condition as existed immediately before the damage or destruction. Such damage or destruction shall not terminate this Lease with respect to such portion of the Leased Property; provided, however, if Lessor determines in its sole discretion that Lessee cannot within a reasonable time obtain all necessary governmental approvals, including building permits, licenses, conditional use permits and any certificates of need, after good-faith, diligent efforts to do so, in order to be able to perform all required repair and restoration work and to operate such Facility for its Primary Intended Use in substantially the same manner as immediately prior to such damage or destruction, so long as no Event of Default then exists, Lessee shall have the option, by giving written notice to Lessor within sixty (60) days following the date of such damage or destruction, to purchase such portion of the Leased Property for a purchase price equal to the Option Price (less the amount of any insurance proceeds held by Lessor). In the event Lessee purchases such portion of the Leased Property pursuant to this Section 14.2(b), the terms set forth in Article XVIII shall apply and the sale/purchase must be closed within ninety (90) days after the date of the written notice from Lessee to Lessor of Lessee’s intent to purchase, unless a different closing date is agreed upon in writing by Lessor and Lessee.

(c) With respect to each Facility, if the cost of the repair or restoration of the portion of the Leased Property relating thereto exceeds the amount of insurance proceeds received by Lessor, Lessee shall be obligated to contribute any excess amount needed to restore the portion of the Leased Property relating to such Facility prior to use of the insurance proceeds. Such amount shall be paid by Lessee to Lessor (or a Facility Lender if required) to be held in trust together with any other insurance proceeds for application to the cost of repair and restoration.

(d) With respect to each Facility, in the event Lessee elects to purchase the portion of the Leased Property relating to such Facility pursuant to this Section 14.2, this Lease shall terminate with respect to such portion of the Leased Property upon payment of the purchase price and transfer of title to such portion of the Leased Property to Lessee, the Base Rent shall be reduced in accordance with Section 5.2, and Lessor shall transfer to Lessee its rights in or remit to Lessee all insurance proceeds being held in trust by Lessor or the Facility Lender on or prior to the closing of Lessee’s purchase of such portion of the Leased Property.

14.3 Reconstruction in the Event of Damage or Destruction Not Covered by Insurance. Except as provided in Section 14.7 and without limiting Section 14.2, if during the Term the portion of the Leased Property relating to any Facility is totally or partially damaged or destroyed from a risk not covered by the insurance described in Article XIII but that would have been covered if Lessee carried the insurance customarily maintained by, and generally available to, the operators of reputable health care facilities in the region in which such Facility is located, then, whether or not such damage or destruction renders such Facility Unsuitable for its Primary Intended Use, Lessee shall, at its sole cost and expense, restore such portion of the Leased Property to substantially the same condition it was in immediately before such damage or destruction and such damage or destruction shall not terminate this Lease with respect to such portion of the Leased Property.

14.4 Lessee’s Personal Property. All insurance proceeds payable by reason of any loss of or damage to any Lessee’s Personal Property or any Capital Addition financed by Lessee shall be paid to Lessor and Lessor shall hold such insurance proceeds in trust to pay the cost of repairing or replacing the damage to Lessee’s Personal Property or the Capital Additions financed by Lessee.

14.5 Restoration of Lessee’s Property. If Lessee is required or elects to restore the portion of the Leased Property relating to any Facility as provided in Sections 14.2 or 14.3, Lessee shall also restore all alterations and improvements made to Lessee’s Personal Property with respect thereto and all Capital Additions paid for by Lessee with respect thereto.

14.6 No Abatement of Rent. This Lease shall remain in full force and effect, and Lessee’s obligation to pay Rent and all other charges required by this Lease shall remain unabated during any period required for repair and restoration.

14.7 Damage Near End of Term. Notwithstanding any provisions of Sections 14.2 (but without limiting Lessee’s rights under Section 14.2(a)) or 14.3 to the contrary, if damage to or destruction of any portion of the Leased Property relating to a Facility occurs during the last twenty-four (24) months of the Term, and if such damage or destruction cannot be fully repaired and restored within six (6) months immediately following the date of such loss as determined in Lessor’s reasonable discretion, either party shall have the right to terminate this Lease with respect to such portion of the Leased Property by giving notice to the other within thirty (30) days after the date of damage or destruction, in which event Lessor shall be entitled to retain the insurance proceeds and Lessee shall pay to Lessor on demand the amount of any deductible or uninsured loss arising in connection therewith and, in addition, Lessee shall pay to Lessor the Casualty Make-Up Payment (such Casualty Make-Up Payment to be paid to Lessor within ten (1 0) days following receipt of an appraisal reflecting the Fair Market Value Purchase Price of such portion of the Leased Property (such appraisal to be undertaken and completed within forty-five (45) days following the date of the termination notice (given pursuant to this Section 14.7 and in accordance with Article XXXIII hereof)); provided, however, that any such notice given by Lessor shall be void and of no force and effect if Lessee exercises an available option to extend the Term for one (l) Extended Term within thirty (30) days following receipt of such termination notice.

14.8 Termination of Right to Purchase. Any termination of this Lease with respect to a portion of the Leased Property relating to a Facility pursuant to this Article XIV shall cause any right to purchase granted to Lessee with respect to such portion of the Leased Property under any other provisions of this Lease to be terminated and to be without further force and effect.

14.9 Waiver. Lessee hereby waives any statutory or common law rights of termination which may arise by reason of any damage to or destruction of any portion of the Leased Property relating to a particular Facility.

ARTICLE XV

CONDEMNATION

15.1 Parties’ Rights and Obligations. If during the Term there is any Taking of all or any part of the portion of the Leased Property relating to any Facility or any interest in this Lease relating to such portion of the Leased Property by Condemnation, the rights and obligations of the parties shall be determined by this Article XV.

15.2 Total Taking. If there is a Taking of all of the portion of the Leased Property relating to a Facility by Condemnation, this Lease shall terminate with respect to such portion of the Leased Property on the Date of Taking.

15.3 Partial Taking. If there is a Taking of a part, but not all, of the portion of the Leased Property relating to a Facility by Condemnation, this Lease shall remain in effect with respect to such portion of the Leased Property if such portion of the Leased Property is not thereby rendered Unsuitable for its Primary Intended Use. If, however, such portion of the Leased Property is thereby rendered Unsuitable for its Primary Intended Use, Lessee shall either (a) restore such portion of the Leased Property, at its own expense and to the extent possible, to substantially the same condition as existed immediately before the partial Taking, or (b) so long as no Event of Default then exists, acquire such portion of the Leased Property from Lessor for a purchase price equal to the Option Price, in which event this Lease shall terminate with respect to such portion of the Leased Property upon payment of the Option Price. Lessee shall exercise its option by giving Lessor notice thereof within sixty (60) days after Lessee receives notice of the Taking. In the event Lessee exercises the option to purchase with respect to such portion of the Leased Property pursuant to this Section 15.3, the terms set forth in Article XVIII shall apply and the sale/purchase must be closed within thirty (30) days after the date of the written notice from Lessee to Lessor of Lessee’s intent to purchase, unless a different closing date is agreed upon in writing by Lessor and Lessee. For purposes of any appraisal conducted in accordance with this Section, such appraisal of the Fair Market Value shall not take into account the Taking giving rise to Lessee’s rights hereunder.

15.4 Restoration. If there is a partial Taking of any portion of the Leased Property relating to a Facility and this Lease remains in full force and effect with respect to such portion of the Leased Property pursuant to Section 15.3, Lessee shall accomplish all necessary restoration at Lessee’s expense.

15.5 Award Distribution. In the event Lessee exercises the purchase option with respect to the portion of the Leased Property relating to a Facility as described in clause (b) of Section 15.3, the entire Award shall belong to Lessee so long as no Event of Default then exists and Lessor agrees to assign to Lessee all of its rights to the Award. In any other event, the entire Award shall belong to and be paid to Lessor; provided, however, that if this Lease is terminated pursuant to this Article XV with respect to such portion of the Leased Property, Lessee shall, within ten (1 0) days following receipt of an appraisal reflecting the Fair Market Value Purchase Price of such portion of the Leased Property (such appraisal to be undertaken and completed within forty-five (45) days following the date of such notice of termination and in accordance with Article XXXIII hereof), pay to Lessor the difference, if any, between the Option Price and the sum of the Fair Market Value Purchase Price of such portion of the Leased Property and the amount of any Award received by Lessor (the “Condemnation Make-Up Payment”), and subject to the rights of any Facility Lender, Lessee shall be entitled to receive a sum attributable to Lessee’s Personal Property relating thereto and any reasonable removal and relocation costs, provided in each case the Award specifically includes such items. If Lessee is required or elects to restore such portion of the Leased Property, Lessor agrees that the Award shall be used for that restoration (subject to the rights of any Facility Lender), and it shall hold such portion of the Award in trust for application to the cost of the restoration. Notwithstanding any provision of this Lease to the contrary, any Award retained by Lessor and not used for restoration shall be taken into account as an amount received by Lessor for purposes of calculating the applicable Option Price.

15.6 Temporary Taking. The Taking of any portion of the Leased Property relating to a Facility or any part thereof by military or other public authority shall constitute a Taking by Condemnation only when the use and occupancy by the Taking authority has continued for longer than six (6) months. During any such six (6)-month period all the provisions of this Lease shall remain in full force and effect and the Rent with respect to such portion of the Leased Property shall not be abated or reduced during such period of Taking.

ARTICLE XVI

DEFAULT

16.1 Events of Default. The occurrence of any one or more of the following events (individually, an “Event of Default”) shall constitute Events of Default hereunder:

(a) if Lessee shall fail to make a payment of the Rent or any other monetary obligation when the same becomes due and payable by Lessee under this Lease (including, but not limited to, any failure to make Reserve deposits and the failure to pay Insurance Premiums or Impositions) and the same shall remain unpaid for more than five (5) days following receipt by

Lessee of written notice thereof from Lessor; provided however, in no event shall Lessor be required to give more than two (2) such written notices hereunder with respect to any installments of Base Rent or any other amount payable hereunder in excess of Twenty-Five Thousand Dollars ($25,000) during any calendar year; or

(b) if Lessee shall fail to observe or perform any other term, covenant or condition of this Lease and such failure is not cured by Lessee within a period of fifteen (15) days after receipt by Lessee of written notice thereof from Lessor (except that in the event Lessee shall fail to comply with any request pursuant to Sections 38.3 and 38.4 hereof, and such failure shall continue for three (3) days after receipt by Lessee of such request from Lessor), unless such failure cannot with due diligence be cured within a period of fifteen (15) days (in Lessor’s reasonable discretion), in which case such failure shall not be deemed to continue so long as Lessee commences to cure such failure within the fifteen (15) day period and proceeds with due diligence to complete the curing thereof within thirty (30) days after receipt by Lessee of Lessor’s notice of default (or such longer period as is reasonably required in the determination of Lessor to effect such cure if Lessee is diligently proceeding to do so); or

(c) if (i) any Facility Lessee or any Guarantor shall admit in writing its inability to pay its debts as they become due; or (ii) any Facility Lessee or any Guarantor shall file a petition in bankruptcy as a petition to take advantage of any insolvency act; or (iii) any Facility Lessee or any Guarantor shall be declared insolvent according to any law; or (iv) any Facility Lessee or any Guarantor shall make any general assignment for the benefit of its creditors; or (v) if the estate or interest of any Facility Lessee in the Leased Property or any part thereof shall be levied upon or attached in any proceeding and the same shall not be vacated or discharged within the later of ninety (90) days after commencement thereof or thirty (30) days after receipt by Lessee of written notice thereof from Lessor (unless Lessee shall be contesting such lien or attachment in good faith in accordance with Article XII); or (vi) any petition shall be filed against any Facility Lessee or any Guarantor to declare such Facility Lessee or such Guarantor bankrupt, to take advantage of any insolvency act, or to delay, reduce or modify such Facility Lessee’s or such Guarantor’s capital structure and the same shall not be removed or vacated within ninety (90) days from the date of its creation, service or attachment; or (vii) any Facility Lessee or any Guarantor shall, after a petition in bankruptcy is filed against it, be adjudicated a bankrupt, or a court of competent jurisdiction shall enter an order or decree, with or without the consent of such Facility Lessee or such Guarantor, as the case may be, appointing a trustee, examiner or receiver of such Facility Lessee or such Guarantor or the whole or substantially all of its property, or approving a petition filed against such Facility Lessee or such Guarantor seeking reorganization or arrangement of such Facility Lessee or such Guarantor under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, and such judgment, order or decree shall not be vacated or set aside or stayed within ninety (90) days from the date of the entry thereof; or

(d) if any Facility Lessee shall have any of its Licenses (as defined in Article XXXVIII) or participation or certification in Medicare or Medi-Cal or any material other third party payor program is terminated by the applicable government program for fraud or violation of the terms of such program; or

(e) a Change of Control Transaction shall occur with respect to any Facility Lessee or any Guarantor which is not approved by Lessor in advance;

(f) if, with respect to each portion of the Leased Property relating to a Facility, (i) the applicable Facility Lessee that operates such Facility abandons or vacates the applicable Facility (such Facility Lessee’s absence from the applicable Facility for thirty (30) consecutive days shall constitute abandonment), or (ii) the applicable Facility Lessee fails to continuously operate such Facility in accordance with the terms of this Lease (unless such failure would not constitute an Event of Default under the preceding clause (i));

(g) if any Facility Lessee or any of the Guarantors shall be liquidated or dissolved, or shall begin proceedings toward such liquidation or dissolution, or shall, in any manner, permit the sale or divestiture of substantially all of its assets, or any such Facility Lessee or any such Guarantor shall enter into an agreement respecting same; or

(h) a default shall occur under any Prime Obligation Document (other than this Lease) which is not cured within the applicable cure period as provided therein; or

(i) if any Facility Lessee materially defaults under any of the Tenant Leases exceeding Five Hundred Thousand Dollars ($500,000) in annual rent and such default is not cured within the applicable cure period as provided in the applicable Tenant Lease, or such Facility Lessee fails or refuses to enforce any material term or condition of any such Tenant Lease; or

(j) if a default or event of default occurs with respect to any Material Obligation of any Facility Lessee or any Guarantor and such default or event of default is not cured within the applicable cure period provided by the document evidencing the Material Obligation; or

(k) if, at any time during the Term, (i) EBITDARM of the Obligors shall fail to equal or exceed One Hundred Seventy-Five Percent (175%) of the Combined Payment Obligations; or (ii) EBITDARM of Prime Healthcare and its subsidiaries shall fail to equal or exceed One Hundred Seventy-Five Percent (175%) of the sum of (A) the Combined Payment Obligations, plus (B) the combined payments of rent, principal and interest payable by Prime Healthcare and its subsidiaries with respect to Total Debt; it being understood and agreed that, with respect to this subsection (k), the foregoing tests shall be determined utilizing the trailing twelve (12) month operating and financial results of the Obligors and Prime Healthcare, measured on a calendar quarterly basis.

If an Event of Default has occurred, Lessor shall have the right at its election, then or at any time thereafter, to pursue any one or more of the following remedies, in addition to any remedies which may be permitted by law, by other provisions of this Lease or otherwise, without notice or demand, except as hereinafter provided:

A. If Lessee deserts, abandons or vacates any portion of the Leased Property (the “Vacated Property”), Lessor may enter upon and take possession of either (i) the Vacated Property; or (ii) the portion of the Leased Property relating to any one or more (including all, if so elected by Lessor) of the Facilities, regardless of whether such Event of Default emanated from or related primarily to a single Facility (whether one or more, and whether pursuant to clause (i) or (ii), the “Entered Property”), to protect it from deterioration and continue to demand from Lessee Rent and other charges as provided in this Lease, without any obligation to relet (except to the extent required by applicable law); but if Lessor does relet the Entered Property (on such terms and conditions as Lessor, in its sole discretion, shall deem reasonable), such action by Lessor shall not be deemed an acceptance of Lessee’s surrender of the Entered Property unless Lessor expressly notifies Lessee of such acceptance in writing, Lessee hereby acknowledging that Lessor shall otherwise be reletting as Lessee’s agent and Lessee furthermore hereby agreeing to pay to Lessor on demand any deficiency that may arise between the Rent and other charges as provided in this Lease and that are actually collected by Lessor relating to the Entered Property.

B. Lessor, or anyone acting on Lessor’s behalf, may without notice or demand to Lessee, either (i) enter the portion or portions of the Leased Property relating to the Facility from which such Event of Default emanated or to which such Event of Default related primarily; or (ii) enter the portion or portions of the Leased Property relating to any one or more (including all, if so elected by Lessor) of the Facilities, regardless of whether such Event of Default emanated from or related primarily to a single Facility (whether one or more, and whether pursuant to clause (i) or (ii), the “Defaulted Property”), by force, if necessary, without liability to action for prosecution or damages for such entry or for the manner thereof, and do whatever Lessee is obligated or permitted to do under this Lease. Lessee hereby releases and discharges Lessor and its agents from all claims, actions, suits, damages and penalties for or by reason of any such entry. Lessee agrees to reimburse Lessor on demand for all expenses, including, without limitation, attorneys’ fees and expenses, that Lessor may incur in effecting compliance with Lessee’s obligations under this Lease, and Lessee further agrees that Lessor shall not be liable for any damages resulting to Lessee from such action.

C. Lessor may immediately terminate Lessee’s right of possession of the Defaulted Property, but not terminate this Lease with respect to the Defaulted Property, and without notice or demand, except as may be required by applicable law, enter upon such Defaulted Property or any part thereof and take absolute possession of the same, and at Lessor’s sole option may relet such Defaulted Property or any part thereof for such terms and such rents as Lessor may reasonably elect. In the event of such reletting, the rent received by Lessor from such reletting shall be applied in the manner set forth in Section 16.4, and Lessee shall satisfy and pay any deficiency upon demand therefor from time to time. Any entry into and possession of the Defaulted Property by Lessor shall be without liability or responsibility to Lessee and shall not be in lieu of or in substitution for any other legal rights of Lessor hereunder. Lessee further agrees that Lessor may file suit to recover any sums due under the terms of this Lease and that no recovery of any portion due Lessor hereunder shall be any defense to any subsequent action brought by Lessor for any other amounts not reduced to judgment in favor of Lessor. Reletting any portion of the Defaulted Property relating to any one or more of the Facilities shall not be construed as an election on the part of Lessor to terminate this Lease with respect to such Defaulted Property and, notwithstanding any such reletting without termination, Lessor may at any time thereafter elect to terminate this Lease for default with respect to the Defaulted Property. In addition, with respect to any Defaulted Property which is located in the State of California, Lessor shall have all the rights and remedies described in Section 1951.4 of the California Civil Code.

D. Lessor may terminate this Lease with respect to the Defaulted Property (whether one or more, the “Terminated Facility”), by written notice to Lessee, in which event Lessee shall immediately surrender to Lessor such portion of the Leased Property relating to each such Terminated Facility, and if Lessee fails to do so, Lessor may, without prejudice to any other remedy which Lessor may have for possession or arrearages in Rent or any other payments under this Lease (including any interest and payment penalty which may have accrued pursuant to the terms of this Lease), enter upon and take possession of such portion of the Leased Property relating to such Terminated Facility and expel or remove the applicable Lessee and any other Person who may be occupying the Leased Property relating to such Terminated Facility or any part thereof, by force, if necessary, without being liable for prosecution or any claim for damages therefor. In the event of any such termination of this Lease with respect to any Terminated Facility which is located in the State of California, and in addition to any other rights and remedies Lessor may have, Lessor shall have all of the rights and remedies of a lessor as provided under Section 1951.2 of the California Civil Code. Lessee hereby waives any statutory requirement of prior written notice for filing eviction or damage suits for nonpayment of Rent or any other payments under this Lease. In addition, Lessee agrees to pay to Lessor on demand the amount of all loss and damage which Lessor may suffer by reason of any termination effected pursuant to this Section 16.1D, which loss and damage shall be determined, at Lessor’s option, by either of the following alternative measures of damages:

(i) Until Lessor is able to relet such portion of the Leased Property relating to any Terminated Facility, although Lessor shall be under no obligation to attempt to do so (unless required by applicable law), Lessee shall pay to Lessor, on or before the first day of each calendar month, the monthly rentals and other charges provided in this Lease relating to such portion of the Leased Property. After such portion of the Leased Property relating to such Terminated Facility has been relet by Lessor, Lessee shall pay to Lessor on the tenth (10th) day of each calendar month the difference between the monthly rentals and other charges provided in this Lease related to such Terminated Facility for the preceding calendar month (had this Lease not been terminated) and those actually collected by Lessor with respect to such reletting for that month. If it is necessary for Lessor to bring suit to collect any deficiency, Lessor shall have the right to allow such deficiencies to accumulate and to bring an action on several or all of the accrued deficiencies at one time. Any such suit shall not prejudice in any way the right of Lessor to bring a similar action for any subsequent deficiency or deficiencies. Any amount collected by Lessor from subsequent Tenants related to such Terminated Facility for any calendar month in excess of the monthly Rent (including Additional Charges)

herein allocated to such portion of the Leased Property had this Lease not been terminated with respect to such Terminated Facility shall be credited to Lessee in reduction of Lessee’s liability for any calendar month for which the amount collected by Lessor will be less than the monthly Rent (including Additional Charges) herein allocated to such portion of the Leased Property had this Lease not been terminated with respect to such Terminated Facility, but Lessee shall have no right to any excess other than the above described credit.

(ii) When Lessor desires, Lessor may demand a final settlement with respect to such portion of the Leased Property relating to any Terminated Facility. Upon demand for a final settlement, Lessor shall have a right to, and Lessee hereby agrees to pay, the difference between the total of all monthly Rent (including Additional Charges) allocated to such provided in this Lease for the remainder of the Term for such portion of the Leased Property and the reasonable rental value of such portion of the Leased Property for such period, with such difference to be discounted to present value at a rate equal to the 5-Year U.S. Treasury Rate plus Two Percent (2%) per annum in effect upon the date of determination.

If Lessor elects to exercise the remedies prescribed in subsections A or B above, this election shall in no way prejudice Lessor’s right at any time thereafter to cancel said election in favor of the remedy prescribed in subsection D or elsewhere in this Lease. Similarly, if Lessor elects to compute damages in the manner prescribed by subsection D(i) above, this election shall in no way prejudice Lessor’s right at any time thereafter to demand a final settlement in accordance with subsection D(ii). Pursuit of any of the above remedies shall not preclude pursuit of any other remedies prescribed in other sections of this Lease and any other remedies provided by law or equity. Forbearance by Lessor to enforce one or more of the remedies herein provided upon an Event of Default shall not be deemed or construed to constitute a waiver of such default.

E. In the event that Lessor has either repossessed a Vacated Property pursuant to subsection A, repossessed a Defaulted Property pursuant to subsection C, or terminated this Lease with respect to one or more (or all, if so elected by Lessor) Facilities pursuant to subsection D, and Lessor elects to enter upon such portion of the Leased Property as provided herein, Lessor may change, alter, and/or modify the door locks on all entry doors of such portion of the Leased Property, thereby permanently excluding Lessee and its officers, principals, agents, employees, representatives and invitees therefrom. Lessor shall not thereafter be obligated to provide Lessee with a key to such portion of Leased Property at any time, regardless of any amounts subsequently paid by Lessee; provided, however, that in any such instance, during Lessor’s normal business hours and at the convenience of Lessor, and upon receipt of written request from Lessee accompanied by such written waivers and releases as Lessor may require, Lessor may either (at Lessor’s option) (1) escort Lessee or its authorized personnel to such Leased Property to retrieve any personal belonging or other property of Lessee not subject to any applicable Lessor’s lien or security interest, or Lessor’s right of purchase as provided in Section 34.3, or (2) obtain a list from Lessee of such personal property not subject to any applicable Lessor’s lien or security interest that Lessor intends to remove, whereupon Lessor shall remove such property and make it available to Lessee at a time and place designated by Lessor. However, if Lessor elects option (2), Lessee shall pay, in cash in advance, all costs and expenses estimated by Lessor to be incurred in removing such property and making it available to Lessee and all moving and/or storage charges theretofore incurred by Lessor with respect to such property (plus an additional Seven Percent (7%) thereof to cover Lessor’s administrative costs). If Lessor elects to exclude Lessee from any portion of the Leased Property relating to any Facility (or all of the Facilities if so elected by Lessor) without repossessing or terminating pursuant to the foregoing provisions of this Lease, then Lessor shall not be obligated to provide Lessee a key to re-enter such Leased Property until such time as all delinquent Rent has been paid in full and all other defaults, if any, have been completely cured to Lessor’s satisfaction (if such cure occurs prior to any actual repossession or termination), and Lessor has been given assurance reasonably satisfactory to Lessor evidencing Lessee’s ability to satisfy its remaining obligations under this Lease. To the extent permitted by law, the foregoing provision shall override and control any conflicting provisions of any applicable statute governing the right of a lessor to change the door locks of commercial leases.

F. In addition to any other available remedies, Lessor may, at Lessor’s option, immediately and upon three (3) Business Days’ written notice to Lessee (a “Removal Notice”), with respect to each Facility, require Lessee to cancel the Management Agreement with respect to any one or more of the Facilities and to replace the Management Company managing any such one or more Facilities with a company acceptable to Lessor.

G. In addition to any other available remedies, at Lessor’s option, with respect to each Facility, Lessor shall have those rights (i) to purchase Lessee’s Personal Property in the manner provided in Section 34.3 hereof and (ii) to effect a transfer of the Licenses pursuant to the terms of Article XXXVIII hereof.

H. If this Lease or any part hereof is assigned, or if the Leased Property, or any part thereof is relet, Lessee hereby irrevocably constitutes and appoints Lessor as Lessee’s agent to collect the rents and all other sums due by such assignee or Tenant and apply the same to the Rent due hereunder without in any way affecting Lessee’s obligation to pay any unpaid balance of Rent due hereunder.

I. Proceed as a secured party under the provisions of the Uniform Commercial Code against the goods and other personal property related to the Entered Property or the Defaulted Property, including Lessee’s Personal Property located on such Entered Property or such Defaulted Property, in which Lessor has a security interest.

J. Exercise any and all other rights and/or remedies granted or allowed to landlords by any existing or future statute or other law of the applicable State where the Entered Property or the Defaulted Property, as applicable, is located.

K. In the event, and only in the event, that applicable law requires Lessor to attempt to mitigate damages following the termination of Lessee’s rights under this Lease with respect to any portion of the Leased Property relating to any one or more of the Facilities as provided in subsection D(i) above, Lessor shall use reasonable efforts to the extent required by applicable law to relet such portion or portions of Leased Property on such terms and conditions as Lessor, in its sole good faith judgment, may determine (including, without limitation, a lease term different than the Term, rental concessions, alterations and repair any such portion of the Leased Property); provided, however, that, with respect to any such portion of the Leased Property (i) Lessor shall not be obligated to relet such portion of the Leased Property before leasing other vacant space owned or operated by Lessor, (ii) Lessor reserves the right to refuse to lease such portion of the Leased Property to any potential tenant that does not meet Lessor’s reasonable standards and criteria for leasing any other comparable space owned or operated by Lessor (it being understood and agreed that it shall be deemed reasonable for Lessor to refuse to lease to a prospective tenant who owns, leases or operates a facility similar to the applicable Facility in the County where such Facility is located), and (iii) Lessor shall not be obligated to undertake any greater efforts to relet such portion of the Leased Property than Lessor utilizes to lease any other vacant space owned or operated by Lessor. In any proceeding in which Lessor’s efforts to mitigate damages and/or its compliance with this subsection is at issue, Lessor shall be presumed to have used reasonable efforts to mitigate damages and Lessee shall bear the burden of proof to establish that such reasonable efforts were not used.

L. No receipt of moneys by Lessor from Lessee after a termination of this Lease with respect to any portion of the Leased Property relating to any one or more of the Facilities or of Lessee’s rights under this Lease by Lessor with respect to any such portion of the Leased Property shall reinstate, continue or extend the Term of this Lease with respect to such portion of the Leased Property or affect any notice theretofore given to Lessee, or operate as a waiver of the right of Lessor to enforce the payment of Rent and any related amounts to be paid by Lessee to Lessor then due or thereafter falling due, it being agreed that after the commencement of suit for possession of such portion of the Leased Property, or after final order or judgment for the possession of such portion of the Leased Property, Lessor may demand, receive and collect any moneys due or thereafter falling due without in any manner affecting such suit, order or judgment, all such money collected being deemed payments on account of the use and occupation of such portion of the Leased Property or, at the election of Lessor, on account of Lessee’s liability hereunder. Lessee hereby waives any and all rights of redemption provided by any law, statute or ordinance now in effect or which may hereafter be enacted.

No right or remedy herein conferred upon or reserved to Lessor is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to any other legal or equitable right or remedy given hereunder, or at any time existing. The failure of Lessor to insist upon the strict performance of any provision or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future.

16.2 Additional Expenses. It is further agreed that, in addition to payments required pursuant to Section 16.1 above and the provisions of Section 40.3, Lessee shall compensate Lessor and its Affiliates for (i) all expenses incurred by Lessor and its Affiliates in enforcing the provisions of this Lease and in repossessing the Leased Property or any portion thereof (including among other expenses, any increase in insurance premiums caused by the vacancy of all or any portion of the Leased Property); (ii) all expenses incurred by Lessor and its Affiliates in reletting (including among other expenses, repairs, remodeling, replacements, advertisements and brokerage fees); (iii) all concessions granted to a new Tenant or Tenants upon reletting (including among other concessions, renewal options); (iv) Lessor’s and its Affiliates’ reasonable attorneys’ fees and expenses arising from or related to an Event of Default; (v) all losses incurred by Lessor and its Affiliates as a direct or indirect result of such Event of Default (including, among other losses, any adverse action by Facility Lenders); and (vi) a reasonable allowance for Lessor’s administrative efforts, salaries and overhead attributable directly or indirectly to such Event of Default and Lessor’s pursuing the rights and remedies provided herein and under applicable law.

16.3 Waiver. If this Lease is terminated pursuant to Section 16.1, Lessee waives, to the extent permitted by applicable law, (a) any right of redemption, re-entry or repossession, (b) any right to a trial by jury in the event of summary proceedings to enforce the remedies set forth in this Article XVI, (c) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt, and (d) any statutory requirement of prior written notice for filing eviction or damage suits for nonpayment of Rent or any other payments under this Lease. Lessee acknowledges and agrees that no waiver by Lessor of any provision of this Lease shall be deemed to have been made unless made under signature of an authorized representative of Lessor.

16.4 Application of Funds. Any payments otherwise payable to Lessee which are received by Lessor under any of the provisions of this Lease during the existence or continuance of any Event of Default shall be applied to Lessee’s obligations in the order which Lessor may reasonably determine.

16.5 Notices by Lessor. The provisions of this Article XVI concerning notices shall be liberally construed insofar as the contents of such notices are concerned, and any such notice shall be sufficient if reasonably designed to apprise Lessee of the nature and approximate extent of any default, it being agreed that Lessee is in as good or a better position than Lessor to ascertain the exact extent of any default by Lessee hereunder.

16.6 Lessor’s Contractual Security Interest. In order to secure the payment of all Rent due and to become due hereunder and the faithful performance of this Lease by Lessee and to secure all other obligations, indebtedness and liabilities of Lessee to Lessor, now existing or hereafter incurred, contemporaneously with the execution of this Lease, Lessee has executed the Security Agreement granting Lessor certain liens and security interests as therein described. The liens and security interests granted to Lessor pursuant to the Security Agreement are given in addition to and cumulative to any statutory landlord lien. All exemption laws are hereby waived in favor of such lien and security interest and in favor of Lessor’s statutory landlord lien. Upon the occurrence of an Event of Default by Lessee, Lessor shall have the remedies set forth in the Security Agreement, in addition to all remedies available at law or in equity and the remedies set forth in this Lease.

ARTICLE XVII

LESSOR’S RIGHT TO CURE

Subject to the provisions of Article XII relating to permitted contests, if Lessee shall fail to make any payment, or to perform any act required to be made or performed under this Lease and to cure the same within the relevant time periods provided in Section 16.1, or if a breach or default or event of default occurs with respect to any Material Obligation, including any Material Obligation relating to the Working Capital Facility or any receivables or working capital loan or financing provided to Lessee (collectively the “RFFE Loans”), and such default or event of default is not cured or waived within the applicable cure period provided in the document evidencing such Material Obligation, Lessor, without waiving or releasing any obligation or Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Lessee, and may, to the extent permitted by law, enter upon the portion of the Leased Property relating to each Facility for such purpose and take all such action thereon as, in Lessor’s opinion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Lessee. All sums so paid by Lessor and all costs and expenses (including, without limitation, reasonable, documented, out-of-pocket attorneys’ fees and expenses, in each case, to the extent permitted by law) so incurred, together with a late charge thereon (to the extent permitted by law) at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Lessor until reimbursed, shall be paid by Lessee to Lessor on demand.

ARTICLE XVIII

PURCHASE OF THE LEASED PROPERTY

In the event Lessee purchases the portion of the Leased Property relating to any Facility pursuant to the terms of this Lease, Lessor shall, upon receipt from Lessee of the applicable purchase price, together with full payment of any unpaid Rent, including, without limitation, any unpaid Additional Charges and any other amounts owed by Lessee or its Affiliates to Lessor and its Affiliates, due and payable with respect to any period ending on or before the date of the purchase, deliver to Lessee an appropriate special warranty deed or other instrument of conveyance conveying the entire interest of Lessor in and to the Leased Property of such Facility to Lessee in the condition as received from Lessee, free and clear of all encumbrances other than (a) those that Lessee has agreed hereunder to pay or discharge; (b) those mortgage liens, if any, which Lessee has agreed in writing to accept and to take title subject to; (c) any other Liens permitted to be imposed on the Leased Property under the provisions of Article XXXVI which are assumable at no cost to Lessee or to which Lessee may take subject without cost to Lessee; and (d) any matters affecting such portion of the Leased Property relating to such Facility on or as of the Commencement Date. The positive difference, if any, between the applicable purchase price and the total of the monetary encumbrances assigned or taken subject to shall be paid in cash to Lessor, or as Lessor may direct, in federal or other immediately available funds except as otherwise mutually agreed by Lessor and Lessee. The closing of any such sale shall be contingent upon and subject to Lessee obtaining all required governmental consents and approvals for such transfer and if such sale shall fail to be consummated by reason of the inability of Lessee to obtain all such approvals and consents, any options to extend the Term of this Lease which otherwise would have expired during the period from the date when Lessee elected or became obligated to purchase such portion of the Leased Property until Lessee’s inability to obtain the approvals and consents is confirmed shall be deemed to remain in effect for thirty (30) days after the end of such period. All expenses of such conveyance, including, without limitation, the cost of title examination or standard coverage title insurance, survey, reasonable attorneys’ fees incurred by Lessor in connection with such conveyance, transfer taxes, prepayment penalties, and any other fees of any Facility Lender with respect to any Facility Instrument, recording fees and similar charges shall be paid by Lessee.

ARTICLE XIX

HOLDING OVER

If Lessee shall for any reason remain in possession of any portion of the Leased Property relating to any Facility after the expiration of the Term or any earlier termination of the Term with respect to such portion of the Leased Property, such possession shall be as a tenancy at will, during which time Lessee shall pay, as rental each month, one and one-half (1-1/2) times the aggregate of (a) one-twelfth (1/12) of the aggregate Allocated Base Rent relating to such Facility payable with respect to the last complete twelve (12)-month period prior to the expiration of the Term; (b) all Additional Charges relating to such Facility accruing during the month, and (c) all other sums, if any, payable by Lessee pursuant to the provisions of this Lease with respect to such Facility. During such period of tenancy, Lessee shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to tenancies at will, to continue its occupancy and use of such portion of the Leased Property. Nothing contained herein shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease.

ARTICLE XX

RESERVED

ARTICLE XXI

RISK OF LOSS

During the Term, the risk of loss of, or decrease in, the enjoyment and beneficial use of the Leased Property in consequence of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise, or in consequence of foreclosures, attachments, levies or executions (other than by Lessor and those claiming from, through or under Lessor) is assumed by Lessee and, Lessor shall in no event be answerable or accountable therefor nor shall any of the events mentioned in this Article XXI entitle Lessee to any abatement of Rent except as specifically provided in this Lease.

ARTICLE XXII

INDEMNIFICATION

NOTWITHSTANDING THE EXISTENCE OF ANY INSURANCE OR SELF INSURANCE PROVIDED FOR IN ARTICLE XIII, AND WITHOUT REGARD TO THE POLICY LIMITS OF ANY SUCH INSURANCE OR SELF INSURANCE, IN ADDITION TO ANY OTHER INDEMNIFICATION OBLIGATIONS OF LESSEE AND GUARANTORS AS PROVIDED IN THIS LEASE, LESSEE WILL PROTECT, INDEMNIFY, SAVE HARMLESS AND DEFEND LESSOR FROM AND AGAINST ALL LIABILITIES, OBLIGATIONS, CLAIMS, DAMAGES, PENALTIES, CAUSES OF ACTION, COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES AND EXPENSES) TO THE EXTENT PERMITTED BY LAW), IMPOSED UPON OR INCURRED BY OR ASSERTED AGAINST LESSOR BY REASON OF: (A) ANY ACCIDENT, INJURY TO OR DEATH OF PERSONS OR LOSS OF PERSONAL PROPERTY OCCURRING ON OR ABOUT THE LEASED PROPERTY OR ADJOINING SIDEWALKS, INCLUDING WITHOUT LIMITATION ANY CLAIMS OF MALPRACTICE, (B) ANY USE, MISUSE, NO USE, CONDITION, MAINTENANCE OR REPAIR BY LESSEE OF THE LEASED PROPERTY, (C) ANY IMPOSITIONS (WHICH ARE THE OBLIGATIONS OF LESSEE TO PAY PURSUANT TO THE APPLICABLE PROVISIONS OF THIS LEASE), (D) ANY FAILURE ON THE PART OF LESSEE TO PERFORM OR COMPLY WITH ANY OF THE TERMS OF THIS LEASE, (E) THE NON-PERFORMANCE OF ANY OF THE TERMS AND PROVISIONS OF ANY AND ALL EXISTING AND FUTURE SUBLEASES OF THE LEASED PROPERTY TO BE PERFORMED BY THE LANDLORD (LESSEE) THEREUNDER, AND (F) ANY AND ALL LAWFUL ACTION THAT MAY BE TAKEN BY LESSOR IN CONNECTION WITH THE ENFORCEMENT OF THE PROVISIONS OF THIS LEASE, WHETHER OR NOT SUIT IS FILED IN CONNECTION WITH SAME, OR IN CONNECTION WITH LESSEE OR A GUARANTOR AND/OR ANY PARTNER, JOINT VENTURER, MEMBER OR SHAREHOLDER THEREOF BECOMING A PARTY TO A VOLUNTARY OR INVOLUNTARY FEDERAL OR STATE BANKRUPTCY, INSOLVENCY OR SIMILAR PROCEEDING. ANY AMOUNTS WHICH BECOME PAY ABLE BY LESSEE UNDER THIS ARTICLE XXII SHALL BE PAID WITHIN FIFTEEN (15) DAYS AFTER LIABILITY THEREFOR ON THE PART OF LESSOR IS DETERMINED BY LITIGATION OR OTHERWISE AND, IF NOT TIMELY PAID, SHALL BEAR A LATE CHARGE (TO THE EXTENT PERMITTED BY LAW) AT THE OVERDUE RATE FROM THE DATE OF SUCH DETERMINATION TO THE DATE OF PAYMENT. LESSEE, AT ITS EXPENSE, SHALL CONTEST, RESIST AND DEFEND ANY SUCH CLAIM, ACTION OR PROCEEDING ASSERTED OR INSTITUTED AGAINST LESSOR AND MAY COMPROMISE OR OTHERWISE DISPOSE OF THE SAME, SUBJECT TO THE APPROVAL OF LESSOR. NOTHING HEREIN SHALL BE CONSTRUED AS INDEMNIFYING LESSOR AGAINST ITS OWN GROSSLY NEGLIGENT ACTS OR OMISSIONS OR WILLFUL MISCONDUCT.

ARTICLE XXIII

ASSIGNMENT, SUBLETTING AND SUBLEASE SUBORDINATION

23.1 Assignment and Subletting.

(a) Lessee shall not assign this Lease without Lessor’s prior written consent. Lessor shall not unreasonably withhold, condition or delay its consent to any assignment, provided, that (i) such assignee shall assume in writing and agree to keep and perform all of the terms of this Lease on the part of Lessee to be kept and performed; and (ii) an original counterpart of the assignment, duly executed by Lessee and such assignee in form and substance reasonably satisfactory to Lessor, shall be delivered promptly to Lessor; it being understood and agreed, however, that if, in connection with any such assignment, Lessee desires that Lessor release Lessee from its obligations under this Lease, Lessor’s review and approval of any assignee shall be in Lessor’s sole and absolute discretion. The parties agree that Lessor’s failure or refusal to approve an assignment to an assignee that does not have credit, financial and operating characteristics materially consistent with or better (from a lender perspective) than Lessee’s at the time of such assignment shall be reasonable on its face. Notwithstanding anything contained in this Lease to the contrary, any assignment must be of all of Lessee’s right, title and interest in and to this Lease and the Leased Property such that this Lease is not severed with respect to any one or more of the Facilities. Notwithstanding anything contained herein to the contrary, any proposed assignee of Lessee must each have credit, financial, and operating characteristics that are equal to or stronger than Lessee’s. The parties agree that Lessor’s failure or refusal to approve an assignment to an assignee without the required credit, financial, and operating strengths shall be reasonable on its face.

(b) Lessee shall not sublease any portion of the Leased Property if such Tenant Lease would exceed One Hundred Thousand Dollars ($100,000) in annual rent without Lessor’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Lessee agrees that (i) each Tenant Lease shall comply with the provisions of this Article XXIII, (ii) subject to Section 23.4, an original counterpart of each such Tenant Lease, duly executed by Lessee and such Tenant in form and substance reasonably satisfactory to Lessor, shall be delivered promptly to Lessor and (iii) Lessee shall remain primarily liable, as principal rather than as surety, for the prompt payment of the Rent and for the performance and observance of all of the obligations, covenants and conditions to be performed by Lessee hereunder and under all of the other documents executed in connection herewith. Any modifications, amendments and restatements of any Tenant Leases (but excluding renewals and extensions) hereafter entered into (other than those having less than One Hundred Thousand Dollars ($100,000) in annual rent) must be approved by Lessor in accordance with this Article XXIII.

23.2 Sublease Limitations. In addition to the sublease limitations as set forth in Section 23.1, above, and notwithstanding anything contained in this Lease to the contrary, Lessee shall not sublet the Leased Property on any basis such that the rental to be paid by the Tenant thereunder would be based, in whole or in part, on either (a) the income or profits derived by the business activities of the Tenant, or (b) any other formula such that any portion of the Tenant Lease rental received by Lessor would fail to qualify as “rents from real property” within the meaning of Section 856( d) of the Code, or any similar or successor provision thereto. Moreover Lessee shall not sublet any portion of the Leased Property for a term extending beyond the Fixed Term without the express consent of Lessor. In addition, all Tenant Leases shall comply with the Healthcare Laws. Lessor and Lessee acknowledge and agree that all Tenant Leases entered into relating to the Leased Property, whether or not approved by Lessor, shall not, without the prior written consent of Lessor, be deemed to be a direct lease between Lessor and any Tenant. Lessee agrees that all Tenant Lease submitted for Lessor approval as provided herein must include provisions to the effect that (i) such sublease is subject and subordinate to all of the terms and provisions of this Lease, to the rights of Lessor hereunder, and to all financing documents relating to Facility Loan in connection with the Leased Property, (ii) in the event this Lease shall terminate or be terminated before the expiration of the Tenant Lease, the Tenant will, at Lessor’s option, exercisable at any time in Lessor’s discretion, attorn to Lessor and waive any right the Tenant may have to terminate the sublease or to surrender possession thereunder as a result of the termination of this Lease, (iii) in the event of a termination of this Lease with respect to all or the applicable portion of the Leased Property, at Lessor’s option, exercisable at any time in Lessor’s discretion, the sublease may be terminated or left in place by Lessor, (iv) Tenant shall from time to time upon request of Lessee or Lessor furnish within ten (I 0) days from request an estoppel certificate in form and content acceptable to Lessor or any Facility Lender relating to the Tenant Lease, (v) in the event the Tenant receives a written notice from Lessor or Lessor’s assignees, if any, stating that an Event of Default under this Lease has occurred, the Tenant shall, to the extent specified in such notice, thereafter be obligated to pay all rentals accruing under said Tenant Lease directly to the Person giving such notice, or as such Person may direct, and such Tenant shall be entitled to conclusively rely on such notice (all rentals received from the Tenant by Lessor or Lessor’s assignees, if any, as the case may be, shall be credited against the amounts owing by Lessee under this Lease), (vi) such Tenant Lease shall at all times be subject to the obligations and requirements as set forth in this Article XXIII, and (vii) Tenant shall provide to Lessor upon written request such officer’s certificates and financial statements as Lessor may request from time to time.

23.3 Sublease Subordination and Non-Disturbance. Within ten (10) Business Days after request by Lessor with respect to any Tenant, Lessee shall (a) in the case of Existing Subleases, use commercially reasonable efforts to cause and (b) in the case of Tenant Leases entered into after the Commencement Date, cause, such Tenant to execute and deliver to Lessor a subordination agreement relating to its Tenant Lease, which subordination agreement shall be in such form and content as is acceptable to Lessor. Within ten (1 0) Business Days after request by Lessor or a Facility Lender with respect to any Tenant, Lessee shall (a) in the case of Existing Subleases, use commercially reasonable efforts to cause and (b) in the case of Tenant Leases entered into after the Commencement Date, cause such Tenant, subject to such Tenant receiving a written agreement containing a reasonable non-disturbance provision which provides that such Tenant shall not be disturbed in peaceful enjoyment of the applicable portion of the Real Property nor shall the applicable Tenant Lease be terminated or canceled at any time, except as specified in the applicable Tenant Lease, to execute and deliver within such ten (10)-day period, a written agreement in a form reasonably acceptable to such Facility Lender whereby such Tenant subordinates its Tenant Lease and all of its rights and estate thereunder to each such mortgage or deed of trust that encumbers the Leased Property or any part thereof and agrees with each such Facility Lender that such Tenant will attorn to and recognize such Facility Lender or the purchaser at any foreclosure sale or any sale under a power of sale contained in any such mortgage or deed of trust, as the case may be, as Lessor under this Lease for the balance of the Term then remaining, subject to all of the terms and provisions of the Tenant Lease.

23.4 Existing Subleases. Notwithstanding anything contained herein to the contrary, Lessor and Lessee acknowledge that there currently exist certain leases or subleases on the Leased Property as described on Exhibit C (collectively the “Existing Subleases”) and agree that they shall be deemed to satisfy the requirement of this Article XXIII. Any material modifications, amendments and restatements of the Existing Subleases or any Tenant Lease hereafter entered into (but excluding renewals and extensions that do not otherwise materially modify or amend the relevant Existing Sublease or Tenant Lease) must be approved by Lessor in accordance with this Article XXIII.

ARTICLE XXIV

OFFICER’S CERTIFICATES; FINANCIAL STATEMENTS; NOTICES AND OTHER CERTIFICATES

(a) At any time and from time to time within ten (10) days following written request by Lessor, each Facility Lessee shall furnish to Lessor an Officer’s Certificate certifying that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications) and the dates to which the Rent has been paid. Any such Officer’s Certificate furnished pursuant to this Article may be relied upon by Lessor and any prospective purchaser of the Leased Property.

(b) Each Facility Lessee shall furnish, or cause to be furnished, to Lessor the following statements, notices and certificates in such form and detail as Lessor may reasonably require:

(i) within one hundred twenty (120) days after the end of each year, audited Financial Statements of such Facility Lessee and Prime Healthcare (which Financial Statements may be provided on a consolidated basis so long as such consolidated Financial Statements provide a supplementary schedule of such Facility Lessee’s operating results and balance sheet and statements of operations and of cash flows), prepared by a nationally recognized accounting firm or an independent certified public accounting firm reasonably acceptable to Lessor, which statements shall include balance sheets and statements of operations and of cash flows, all in accordance with GAAP for the year then ended; and

(ii) within (x) sixty (60) days after the end of the fourth quarter of each year and (y) forty-five (45) days after the end of each other quarter, current balance sheets and quarterly statements of operations and of cash flows of such Facility Lessee and Prime Healthcare, certified to be true and correct by an officer of such Facility Lessee; and

(iii) within thirty (30) days after the end of each month, current balance sheets, monthly income statements and cash flows (if available or produced in the ordinary course of business) of such Facility Lessee and statistics of its Facility, including, but not limited to, the number of patient discharges, the number of inpatient days, the case mix index, the payor sources for inpatient days (by inpatient days), outpatient utilization by service (ER, non-ER), and, statements of Cash Collections for each such month; and

(iv) within ten (I 0) days after receipt, any and all notices (regardless of form) from any and all licensing and/or certifying agencies that any license or certification, including, without limitation, the Medicare and/or Medi-Cal certification and/or managed care contract relating to the Facility operated by such Facility Lessee is being downgraded to a substandard category, revoked, or suspended, or that action is pending or being considered to downgrade to a substandard category, revoke, or suspend such Facility’s license or certification; and

(v) within thirty (30) days after the end of each calendar year, a list of the names, specialties, and ages of all active medical staff members of the Facility operated by such Facility Lessee, certified to be true and correct by an officer of such Facility Lessee; and

(vi) with reasonable promptness, such other information respecting the financial condition and affairs of such Facility Lessee and Prime Healthcare as Lessor may reasonably request from time to time.

(c) Upon Lessor’s request, each Facility Lessee and Prime Healthcare shall furnish to Lessor a certificate in form acceptable to Lessor certifying that no Event of Default then exists and no event has occurred (that has not been cured) and no condition currently exists that would, but for the giving of any required notice or expiration of any applicable cure period, constitute an Event of Default, or disclosing that such an event or condition, if any, exists.

(d) Within five (5) Business Days after receipt, each Facility Lessee shall furnish to Lessor copies of all notices and demands from any third-party payor, including, without limitation, Medicare and/or Medi-Cal, concerning any overpayment which will or could reasonably be expected to require a repayment or a refund in excess of Five Hundred Thousand Dollars ($500,000) with respect to such Facility Lessee.

(e) Each Facility Lessee shall furnish to Lessor prompt written notice of, and any information related to, any governmental investigations of such Facility Lessee, or any inspections or investigations of the Facility operated by such Facility Lessee which are conducted by the United States Attorney, State Attorney General, the Office of the Inspector General of the Department of Health and Human Services, or any other Governmental Body, and provide to Lessor, on a quarterly basis, ongoing status reports (in form and content acceptable to

Lessor) of any such government investigations; provided, no Facility Lessee shall be obligated to provide any information if the provision of such information could have a material adverse effect on the attorney-client privilege between such Facility Lessee and its counsel (including internal counsel) and Lessee has delivered to Lessor a written opinion of Lessee’s counsel (excluding internal counsel) confirming such adverse effect.

(f) Each Facility Lessee shall furnish to Lessor promptly upon receipt thereof copies of all pre-termination notices from Medicare and/or Medi-Cal, all notices of adverse events or deficiencies as defined by the regulations and standards of the state Medicare and/or Medi-Cal certification agency, the Joint Commission (formerly known as the Joint Commission on the Accreditation of Healthcare Organizations) (the “Joint Commission”) or the equivalent accrediting body relied upon by such Facility Lessee in the operation of the Facility operated by such Facility Lessee or any part thereof.

(g) With respect to each Facility, such Facility Lessee shall furnish to Lessor promptly upon receipt thereof copies of all notices that such Facility Lessee is not, with respect to such Facility, in compliance with the Standards for Privacy of Individually Identifiable Health Information and the Transaction and Code Set Standards which were promulgated pursuant to HIPAA.

(h) Each Facility Lessee shall provide to Lessor promptly written notice of any default or event of default with respect to any Material Obligation of such Facility Lessee, including any RFFE Loan, and upon Lessor’s request, such Facility Lessee or any Guarantor shall furnish to Lessor a certificate in form acceptable to Lessor certifying that, with respect to each Material Obligation, no default or event of default then exists thereunder.

ARTICLE XXV

INSPECTION

Upon reasonable prior written notice, Lessee shall permit Lessor, or its designated Affiliate, and their respective authorized representatives to inspect the Leased Property during usual business hours subject to any security, health, safety or confidentiality requirements of Lessee, any governmental agency, any Insurance Requirements relating to the Leased Property, or imposed by law or applicable regulations, except that, in the event of an emergency, Lessor shall have the right to inspect the Leased Property upon reasonable notice (which in this circumstance may be verbal) under the circumstances to Lessee.

ARTICLE XXVI

NO WAIVER

No failure by Lessor or Lessee to insist upon the strict performance of any term of this Lease or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent or any other payment due under the terms of this Lease during the continuance of any such breach, shall constitute a waiver of any such breach or any such term. To the extent permitted by law, no waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach. Lessor and Lessee agree that no waiver shall be effective hereunder unless it is in writing.

ARTICLE XXVII

REMEDIES CUMULATIVE

To the extent permitted by law, each legal, equitable or contractual right, power and remedy of Lessor or Lessee now or hereafter provided either in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Lessor or Lessee of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Lessor or Lessee of any or all of such other rights, powers and remedies.

ARTICLE XXVIII

SURRENDER

No surrender to Lessor of this Lease or of the Leased Property, or of any part thereof or interest therein, shall be valid or effective unless agreed to and accepted in writing by Lessor, and no act by Lessor or any representative or agent of Lessor, other than such a written acceptance by Lessor, shall constitute an acceptance of any such surrender.

ARTICLE XXIX

NO MERGER OF TITLE

There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same person, firm, corporation or other entity may acquire, own or hold, directly or indirectly, (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (b) the fee estate in the Leased Property.

ARTICLE XXX

TRANSFERS BY LESSOR; SEVERANCE RIGHTS

30.1 Transfers by Lessor. Each of Lessor and Lessee acknowledges and agrees that, subject to the rights of Lessee under this Lease, Lessor may sell its interest in the Leased Property, assign its interest in this Lease (including any Severed Lease), or otherwise transfer or dispose of Lessor’s interest in the Leased Property or the Lease, without the written consent of Lessee, in each case in whole or in part, so long as such purchaser, assignee, transferee or grantee is not a Non-Permitted Assignee; provided, however, that if an Event of Default has occurred and is continuing, Lessor may sell, assign or transfer any such rights and interest to a Non-Permitted Assignee without the written consent of Lessee. If Lessor or any successor owner of any portion of the Leased Property relating to a Facility shall convey such portion of the Leased Property in accordance with the terms hereof, other than as security for a debt, the grantee or transferee of such portion of the Leased Property shall expressly assume all obligations of Lessor hereunder arising or accruing from and after the date of such conveyance or transfer, and Lessor or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of Lessor under this Lease relating to such portion of the Leased Property arising or accruing from and after the date of such conveyance or other transfer and all such future liabilities and obligations shall thereupon be binding upon the new owner. Lessee agrees that any successor purchaser may exercise any and all rights of Lessor; provided, however, such successor purchaser shall be subject to the same restrictions imposed upon Lessor hereunder. Subject to the execution by a prospective purchaser of a written confidentiality agreement on terms reasonably acceptable to Lessee, Lessor may divulge to any such prospective purchaser all information, reports, financial statements, certificates and documents obtained by it from Lessee.

30.2 Severance Rights. Notwithstanding the unitary nature of this Lease, Lessor may at any time and from time to time cause this Lease to be severed with respect to the portion or portions of Leased Property relating to any one or more Facilities (each, a “Severed Property”). If Lessor shall desire to sever this Lease pursuant to this Section 30.2, Lessor shall deliver written notice (each, a “Severance Notice”) to Lessee not less than fifteen (15) days prior to the date that this Lease shall be severed with respect to the Severed Property or Severed Properties identified in the Severance Notice (such date identified in a Severance Notice, a “Severance Date”). The Severance Notice shall specify the Severed Property and the Severance Date. Effective upon a Severance Date, the applicable Severed Property shall no longer be part of the Leased Property under this Lease and such Severed Property shall be deemed to be and shall be leased by such Lessor to Lessee for the amount of Rent allocable to such Severed Property pursuant to a separate lease (a “Severed Lease”) upon the same terms and conditions as provided in this Lease (except for such provisions as by their terms are not applicable to such Severed Property); it being agreed, however, that the liability of the applicable lessor under the Severed Lease shall be limited to such Lessor’s interest in the Severed Property. Effective upon the Severance Date, the Rent payable with respect to each Severed Property shall no longer be payable by Lessee under this Lease and shall instead be payable under the Severed Lease applicable to such Severed Property. Effective on the Severance Date, the parties shall enter into the Severed Lease, and an amendment of this Lease, an amendment of the applicable other Lease Documents and Prime Obligation Documents that assures that Lessor receives security and credit enhancements for both the Severed Lease and this Lease as so amended, comparable to that existing prior to the severance (the “Other Credit Enhancements”). For so long as Lessor under this Lease shall be the lessor under a Severed Lease, any such Severed Lease and the related Other Credit Enhancements shall be deemed “Prime Obligation Documents” for all purposes under this Lease, any Event of Default under such Severed Lease or Other Credit Enhancements shall constitute an Event of Default under this Lease, and any Event of Default under this Lease or the other Prime Obligation Documents shall constitute an Event of Default under such Severed Lease. Lessor will prepare the Severed Lease, the Other Credit Enhancements, the Lease amendment and, if necessary, the amendments to the applicable other Lease Documents and Prime Obligation Documents with respect to each Severed Property consistent with the provisions of this Section 30.2 and the parties agree to execute and deliver or cause to be executed and delivered.

ARTICLE XXXI

QUIET ENJOYMENT

So long as Lessee shall pay all Rent as the same becomes due and shall fully comply with all of the terms of this Lease and fully perform its obligations hereunder, Lessee shall peaceably and quietly have, hold and enjoy the Leased Property for the Term hereof, free of any claim or other action by Lessor or anyone claiming by, through or under Lessor, but subject to the Permitted Exceptions, any Facility Loan and all liens and encumbrances of record. No failure by Lessor to comply with the foregoing covenant shall give Lessee any right to cancel or terminate this Lease, or to fail to pay any other sum payable under this Lease, or to fail to perform any other obligation of Lessee hereunder. Notwithstanding the foregoing, Lessee shall have the right by separate and independent action to pursue any claim it may have against Lessor as a result of a breach by Lessor of the covenant of quiet enjoyment contained in this Article XXXI.

ARTICLE XXXII

NOTICES

All notices, demands, consents, approvals, requests and other communications required or permitted to be provided under this Lease shall be in writing (except where specifically stated otherwise) and shall be either (a) delivered in person, (b) sent by certified mail, return receipt requested, (c) delivered by a recognized delivery service, or (d) sent by facsimile transmission and addressed as follows:

if to Lessee:	c/o Prime Healthcare Services, Inc.
3300 E. Guasti Road, 3rd Floor
Ontario, California 91761
Attn: Prem Reddy, M.D.
	Phone:	(909) 235-4400
	Fax:	(909) 235-4419

with a copy to:	Prime Healthcare Management, Inc.
3300 E. Guasti Road, 3rd Floor
Ontario, California 91761
Attn: Michael J. Sarrao, Esq.
	Phone:	(909) 235-4307
	Fax:	(909) 235-4419

with a copy to:	McDermott Will & Emery LLP.
2049 Century Park East, Suite 3800
Los Angeles, California 90067
Attention: Gary Gertler, Esq.
	Phone:	(31 0) 551-9328
	Fax:	(310) 277-4730

with a copy to:	McDermott Will & Emery LLP.
2049 Century Park East, Suite 3800
Los Angeles, California 90067
Attention: Gary Rosenbaum, Esq.
	Phone:	(310) 284-6133
Fax: (310) 277-4730

if to Lessor:	c/o MPT Operating Partnership, L.P.
1000 Urban Center Drive, Suite 501
Birmingham, Alabama 35242
Attn: Legal Department
	Phone:	(205) 969-3755
	Fax:	(205) 969-3756

with a copy to:	Baker, Donelson, Bearman, Caldwell & Berkowitz, PC
420 20th Street North, Suite 1400 Wells Fargo Tower
Birmingham, Alabama 35203
Attn: Thomas 0. Kolb, Esq.
	Phone:	(205) 250-8321
	Fax:	(205) 322-8007

or to such other address as either party may hereafter designate in writing, and shall be effective upon receipt. A notice, demand, consent, approval, request and other communication shall be deemed to be duly received if delivered in person or by a recognized delivery service, when left at the address of the recipient and if sent by facsimile, upon receipt by the sender of an acknowledgment or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the recipient’s facsimile number; provided that if a notice, demand, consent, approval, request or other communication is served by hand or is received by facsimile on a day which is not a Business Day, or after 5:00p.m. on any Business Day at the addressee’s location, such notice or communication shall be deemed to be duly received by the recipient at 9:00 a.m. (based upon Birmingham, Alabama time) on the first Business Day thereafter.

ARTICLE XXXIII

APPRAISAL

If it becomes necessary to determine the Fair Market Value, Fair Market Value Purchase Price or Fair Market Added Value of any portion of the Leased Property relating to a particular Facility, each party, within ten (10) Business Days following the date of the event which makes such determination necessary (or within thirty (30) days in the case of a determination pursuant to Section 34.3), shall, by notice to the other, appoint an appraiser (each of whom must be a member of the AIREA and adhere to the USPAP standards in the preparation of the appraisal). The appraisers thus appointed shall appoint a third appraiser (such third appraiser must also be a member of the AIREA and adhere to the USPAP standards in the preparation of the appraisal) and such third appraiser shall appraise the portion of the Leased Property relating to such Facility to determine the Fair Market Value Purchase Price or Fair Market Added Value thereof, as the case may be; provided, however, that if a party fails to appoint an appraiser within such required period, the sole appraiser appointed shall conduct the appraisal and the parties shall use commercially reasonable efforts to cause such appraisal to be completed within forty-five (45) days following the event which makes such determination necessary (or within thirty (30) days in the case of a determination pursuant to Section 34.3). This provision for determination by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties except as otherwise provided by applicable law. Lessor and Lessee shall each pay one-half (1/2) of all costs and expenses incurred in connection with such appraisal. Any appraisal shall assess the Fair Market Value Purchase Price and/or the Fair Market Added Value of the portion of the Leased Property relating to such Facility as of the date of the event which makes such assessment necessary.

ARTICLE XXXIV

PURCHASE RIGHTS

34.1 Lessee’s Option to Purchase.

(a) So long as (i) at the time of the giving of the notification described below no Event of Default has occurred and is continuing, and no event has occurred which with the giving of notice or the passage of time or both would constitute an Event of Default (subject to Lessee’s rights under Section 34.4(a) below), and (ii) no Event of Default has occurred and is continuing at the time of the closing of the purchase described below, at the expiration of the Term of this Lease, Lessee shall have the option, to be exercised by written notice to the Lessor at least ninety (90) days prior to the expiration of the Term of this Lease, to purchase the entire Leased Property, and not less than the entire Leased Property, at a purchase price equal to the Option Price for the entire Leased Property.

(b) Unless expressly otherwise provided in this Section 34.1, in the event Lessee exercises the option to purchase the Leased Property as provided in this Section 34.1, (i) the terms set forth in Article XVIII shall apply, (ii) Lessee shall continue paying Rent as required under this Lease until the purchase is closed, and (iii) the sale/purchase shall be closed following the expiration of the Term and within thirty (30) days after such expiration of the Term.

34.2 Make-Up Payments. If, as a result of a failure of Lessee to exercise an applicable option or otherwise, this Lease terminates with respect to the portion of the Leased Property relating to any or all of the Facilities, with Lessor remaining in possession of such portion of the Leased Property (whether all or any portion of the Leased Property, as applicable, the “Retained Property”) (other than with respect to the events described in Article XIV and Article XV of this Lease which events are addressed in said Articles), then Lessee shall pay Lessor the excess, if any, of the Option Price for the Retained Property over the amount determined to be the Fair Market Value Purchase Price of the Retained Property (the “MakeUp Payment”). Consistent with the parties’ treatment of the Original Prime Leases and the transactions under this Lease as a secured financing for federal, state and local income tax purposes, Lessor’s retention of the Retained Property shall be viewed as a sale by Lessee to Lessor for federal, state and local income tax purposes and the Make-Up Payment, together with Lessor’s retention of the Retained Property, shall be viewed as full satisfaction of the obligation to repay an amount equal to the Option Price and shall be reported by the parties for federal, state and local income tax purposes in a manner consistent with the aforementioned characterization. Subject to the exercise of the Marketing Option (as defined below), the Fair Market Value Purchase Price of the Retained Property shall be determined by the appraisal process set forth in Article XXXIII hereof which shall be undertaken and completed within sixty (60) days following the effective date of termination (provided, however, that Lessee shall be responsible for and shall pay all costs of such appraisal process). Notwithstanding any provision hereof with respect to any such termination that results from an uncured breach or default by Lessee and Lessee has not exercised an applicable option to purchase the Retained Property, at Lessor’s sole option and discretion, exercisable by giving written notice to Lessee within thirty (30) days following the date of such termination, Lessor may elect not to pursue the appraisal procedures set forth in Article XXXIII, but rather shall seek to determine the fair market value of the Retained Property through an actual sale of the Retained Property to an unrelated third party in an arm’s length transaction (the “Marketing Option”), in which case, the actual sales price shall govern and such sales price shall constitute the Fair Market Value Purchase Price of the Retained Property for purposes of this Section 34.2. In the event Lessor elects to pursue the Marketing Option in order to determine the Fair Market Value Purchase Price as provided herein, Lessor shall employ commercially reasonable efforts to sell the Retained Property. For purposes of this Section 34.2, “commercially reasonable efforts” shall include, but not be limited to, (a) marketing of the Retained Property to a reasonable number of potential buyers, including any buyers suggested by Lessee, for a reasonable period of time; provided however, that any prospective buyer must be acceptable to Lessor in its reasonable discretion with respect to its financial wherewithal and ability to close; (b) making the Retained Property available for inspection to all such buyers; (c) engaging in good faith negotiations with any and all such buyers; and (d) upon Lessee’s request and reasonable notice but not more frequently than monthly, keeping Lessee informed of the status and terms of negotiations. In the event Lessor does not timely exercise the Marketing Option, the applicable Make-Up Payment shall be made within ten (I 0) days after receipt of the appraisal reflecting the Fair Market Value Purchase Price of the Retained Property. In the event Lessor does elect to exercise the Marketing Option, the Make-Up Payment shall be made within ten (I 0) days after consummation of the sale transaction. Lessor shall have the remedies set forth in this Section 34.2 in addition to any rights and remedies available to Lessor under this Lease or at law and in equity.

34.3 Lessor’s Option to Purchase Lessee’s Personal Property. With respect to any Facility, upon prior written notice to Lessee, Lessor shall have the option to purchase all (but not less than all) of the Facility Lessee’s Personal Property relating to such Facility, if any, at the expiration or earlier termination of this Lease with respect to such Facility, for an amount equal to the lesser of (a) the depreciated cost of Lessee’s Personal Property relating to such Facility; or (b) the net sound insurable value thereof (current replacement cost less accumulated depreciation on the books of Lessee pertaining thereto), as reasonably determined in good faith by Lessor, subject to, and with appropriate price adjustments for, all equipment leases, conditional sale contracts, security interests and other encumbrances to which such Lessee’s Personal Property is subject. Notwithstanding anything contained in this Section 34.3 to the contrary, the options to purchase granted under this Section 34.3 do not pertain to any of the Licenses, it being understood and agreed that all matters relating to the transfer of the Licenses are addressed in Article XXXVIII.

34.4 Lessee’s Option to Purchase Upon Other Events.

(a) In the event that Lessor seeks to terminate this Lease, or if this Lease expires by its terms, with respect to the Leased Property relating to one or more (or all, if so elected by Lessor) of the Facilities for any reason other than (i) a failure of Lessee to pay the Base Rent or any other monetary obligation under this Lease or any other Prime Obligation Document, or (ii) Lessee’s intentional breach of this Lease or any other Prime Obligation Document, and such termination is contested by Lessee (if in connection with a termination of this Lease), and no other option to purchase is applicable to the underlying basis for termination or at the time of such expiration, then Lessee shall have the option, and if Lessee does not exercise the option then Prime A shall have the option, to be exercised by ninety (90) days prior written notice to the Lessor and within thirty (30) days following notice by Lessor of its intention to terminate, to purchase the entire Leased Property, and not less than the entire Leased Property, at a purchase price equal to the Option Price for the entire Leased Property.

(b) Lessee shall be entitled to terminate this Lease with respect to the portion of the Leased Property relating to one Facility under this Lease in each calendar year beginning in 2012, upon ninety (90) days prior written notice to Lessor, solely for the purpose of contributing such portion of the Leased Property to a charitable organization. Following such notice, Lessee shall purchase the Leased Property relating to any such Facility at the purchase price equal to the applicable Option Price for such Facility. Notwithstanding the foregoing provisions of this subsection (b), as a condition precedent to any exercise by Lessee of its rights under this subsection (b), Lessee and Lessor shall have agreed to a Property Substitution in accordance with Article XXXV, which Property Substitution shall be completed contemporaneously with Lessee’s purchase of any such portion of the Leased Property.

(c) Unless otherwise expressly provided in this Section 34.4, in the event Lessee or Prime A exercises the option to purchase under this Section 34.4, (i) the terms set forth in Article XVIII shall apply, (ii) Lessee and/or Prime A shall continue paying Rent as required under this Lease until the purchase is closed unless such failure to close is a result of a breach by Lessor, and (iii) the sale/purchase must be closed within ninety (90) days after the date of the written notice from Lessee or Prime A to Lessor of Lessee’s or Prime A’s intent to purchase, unless a different closing date is agreed upon in writing by Lessor and Lessee or Prime A.

34.5 Prime A Right to Exercise Purchase Options. Notwithstanding any provision hereof to the contrary, Lessor hereby consents to and agrees that Prime A may exercise any of Lessee’s rights and options to purchase as set forth under this Lease pursuant to the same terms and conditions provided to Lessee under this Lease. Prime A shall be deemed to be a third party beneficiary of this Lease with respect to the right of such options.

ARTICLE XXXV

SUBSTITUTION RIGHTS

35.1 Lessee’s Property Substitution Right. Subject to its satisfaction of the conditions precedent to such right set forth in Section 35.2 and to all other terms and conditions hereof, Lessee is hereby granted the right, at any time during the Term, so long as no Event of Default then exists, and no event has occurred which with the giving of notice or the passage of time or both would constitute an Event of Default, (a) to cause this Lease to be amended to release the portion of the Leased Property relating to any Facility from this Lease and to convey the same to Lessee or its Affiliate, concurrently with (b) the conveyance of a Substitute Property to Lessor and the execution of an amendment adding such Substitute Property to the Leased Property under this Lease (a “Property Substitution”).

35.2 Conditions Precedent to Lessee’s Property Substitution Right. The right of Lessee to effect a Property Substitution is subject to satisfaction by Lessee, or waiver by Lessor, in its sole and absolute discretion, of each of the following:

(a) Lessee shall have given Lessor notice of such proposed Property Substitution not less than sixty (60) days prior to the proposed Property Substitution Date. Any notice from Lessee to Lessor concerning a proposed Property Substitution shall include the following:

(i) notice of the Property Substitution Date proposed by Lessee and Lessee’s Affiliate proposed to be the operator of the Substitute Property;

(ii) the Fair Market Value of the Substitute Property is not less than the Fair Market Value of such portion of the Leased Property, as determined in the good faith, reasonable discretion of Lessor;

(iii) a title insurance commitment from a title insurance company of recognized standing undertaking to issue to Lessor or its designee, at Lessee’s expense, an ALTA Owner’s extended coverage policy of title insurance with respect to the proposed fee real property interests included in the Substitute Property and in the amount of the Fair Market Value thereof, confirming that upon conveyance thereof to Lessor or its designee, such transferee will hold good and marketable title to the proposed Substitute Property, free and clear of title defects, liens, encumbrances and burdens which are not acceptable to such transferee in its sole discretion;

(iv) a written Phase I Environmental Assessment (and if necessary, a Phase II Assessment) of the proposed Substitute Property, prepared not more than one hundred twenty (120) days prior to the proposed Property Substitution Date by a qualified geotechnical firm acceptable to Lessor concerning the absence of Hazardous Materials on or in the proposed Substitute Property and the absence of other liabilities or potential liabilities of the owner thereof under any Hazardous Materials Laws or under any similar federal or state laws or regulations hereinafter enacted;

(v) a current as-built survey of the real property included in the proposed Substitute Property;

(vi) an engineering and architectural inspection of the buildings and other improvements included in the proposed Substitute Property prepared by an engineering firm reasonably acceptable to Lessor not more than one hundred twenty (120) days prior to the proposed Property Substitution Date, confirming that the proposed Substitute Property is in a good and safe condition and does not require modifications or repairs costing more than Two Percent (2%) of the Fair Market Value thereof during the first (1st) twelve (12) months after the effective date of such Property Substitution;

(vii) a list of all material leases and contracts pertaining to the proposed Substitute Property, together with copies of any such agreements which have a term of more than one (1) year or which involve payment of consideration in excess of Five Hundred Thousand Dollars ($500,000) in any twelve (12) month period;

(viii) a list of all material accreditations, permits, authorizations and approvals of accreditation agencies and federal, state and local agencies pertaining to the proposed Substitute Property and to the Hospital location and related facilities located and operated thereon, together with copies of all such accreditation, permits, authorizations and approvals;

(ix) a copy of the most recent Joint Commission survey of the hospital location operated on the proposed Substitute Property;

(x) the legal opinion described in Section 35.2(c) below; and

(xi) financial information concerning the Substitute Property sufficient to demonstrate the financial performance of the Substitute Property either (A) in form and level of detail acceptable to Lessor in its sole and absolute discretion, or (B) if Lessee’s Affiliate shall have operated the Substitute Property for at least the preceding two (2) fiscal years, presented in a form and level of detail reasonably acceptable to Lessor;

(b) the proposed Substitute Property shall have a Fair Market Value of no less than the Fair Market Value of the applicable portion of the Leased Property, as determined in the good faith, reasonable discretion of Lessor;

(c) Lessor shall have received a legal opinion, obtained by Lessee at its expense from counsel and in form and content reasonably acceptable to Lessor, to the effect that the proposed Property Substitution will quality for “like kind exchange” treatment under Section I 031 of the Code;

(d) the leasing of the proposed Substitute Property shall be treated as secured financing with Lessee treated as the owner for purposes of taking depreciation, amortization and mortgage interest deductions and for all other federal, state and local income tax purposes; and

(e) the acquisition of the proposed Substitute Property shall have been approved by MPT’s Board of Directors in accordance with its then existing general underwriting guidelines for investments in hospitals and related facilities in effect at such time.

35.3 Procedures for Property Substitution. On the Property Substitution Date, Lessee and Lessor and/or their respective Affiliates shall take the following actions:

(a) Lessee and Lessor will execute instruments in mutually agreeable form (i) terminating the Lease with respect to the portion of the Leased Property relating to the applicable Facility, except for such obligations which expressly survive any such termination, and adding such Substitute Property to the Leased Property under this Lease;

(b) Lessor will convey the Leased Property relating to the applicable Facility to Lessee or its designee on an “as is” and “where is” basis in the manner and on the terms set forth in Article XVIII;

(c) Lessee or its Affiliate will convey the Substitute Property to Lessor or its Affiliate by special warranty deed, which conveyance will be accompanied by ALTA Owner’s title insurance policy as contemplated by Section 35.2(a)(iii) above; and

(d) Lessee, its Affiliates and the Guarantors shall deliver to Lessor the Other Credit Enhancements as shall be necessary to provide Lessor with the security and credit enhancements comparable, in Lessor’s reasonable discretion, to those provided in the other Prime Obligation Documents which pertain to the Substitute Lease.

As soon as practicable after the Property Substitution Date, Lessee will reimburse Lessor and its Affiliates for all documented, out-of-pocket expenses incurred by Lessor and its Affiliates thereof in connection with such Property Substitution.

ARTICLE XXXVI

FINANCING OF THE LEASED PROPERTY

Lessor agrees that, if it grants or creates any mortgage, lien, encumbrance or other title retention agreement (“Liens”) upon any portion of the Leased Property relating to any particular Facility after the Commencement Date, Lessor will use commercially reasonable efforts to obtain an agreement from the holder of each such Lien whereby such holder agrees (a) to give the Facility Lessee which operates the Facility on such portion of the Leased Property the same notice, if any, given to Lessor of any default or acceleration of any obligation underlying any such Lien or any sale in foreclosure of such Lien, (b) to permit such Facility Lessee, after twenty (20) days’ prior written notice, to cure any such default on Lessor’s behalf within any applicable cure period, (c) to permit such Facility Lessee to appear with its representatives and to bid at any foreclosure sale with respect to any such Lien, (d) that, if subordination by such Facility Lessee is requested by the holder of each such Lien, to enter into an agreement with such Facility Lessee containing the provisions described in Article XXXVII, and (e) to execute and deliver to such Facility Lessee a written agreement consenting to this Lease and agreeing that, notwithstanding any such other Facility Instrument or any default, expiration, termination, foreclosure, sale, entry or other act or omission thereunder, such Facility Lessee shall not be disturbed in peaceful enjoyment of such portion of the Leased Property nor shall this Lease be terminated or canceled at any time, except in accordance with Article XVI as a result of an Event of Default. No Facility Lessee shall be subordinated to the holder of a Lien unless both conditions of clause (d) and (e) above are met.

ARTICLE XXXVII

SUBORDINATION AND NON-DISTURBANCE

At the request from time to time by one or more Facility Lenders with respect to any Facility Lessee, within ten (1 0) days from the date of request, such Facility Lessee shall execute and deliver within such ten (1 0)-day period, to such Facility Lender, an estoppel certificate along with a written agreement in form and content reasonably acceptable to such Facility Lender whereby such Facility Lessee subordinates this Lease and all of its rights and estate hereunder to each Facility Instrument that encumbers the portion of the Leased Property utilized by such Facility Lessee or any part thereof and agrees with each such Facility Lender that such Facility Lessee will attorn to and recognize such Facility Lender or the purchaser at any foreclosure sale or any sale under a power of sale contained in any such Facility Instrument, as the case may be, as Lessor under this Lease for the balance of the Term then remaining, subject to all of the terms and provisions of this Lease; provided, however, that each Lessor and each such Facility Lender simultaneously executes and delivers to such Facility Lessee a written agreement consenting to this Lease and agreeing that, notwithstanding any such other mortgage, deed of trust, right, title or interest, or any default, expiration, termination, foreclosure, sale, entry or other act or omission under, pursuant to or affecting any of the foregoing, such Facility Lessee shall not be disturbed in peaceful enjoyment of such portion of the Leased Property nor shall this Lease be terminated or canceled at any time, except in accordance with Article XVI as a result of an Event of Default.

ARTICLE XXXVIII

LICENSES

38.1 Maintenance of Licenses. With respect to each Facility, each Facility Lessee (a) shall maintain at all times during the Term and any holdover period, (i) the Operating Agreements, (ii) the Participation Agreements and (iii) all applicable federal, state and local governmental licenses, approvals, qualifications, variances, certificates of need, franchises, accreditations, certificates, certifications, consents, permits and other authorizations and contracts, including provider numbers and provider agreements with governmental or quasi-governmental entities and other third parties, which may be necessary for the operation of the Facility operated by such Facility Lessee for the Primary Intended Use, or required for certification and participation under Medicare and Medi-Cal legislation and regulations, the California Department of Public Health (“DPH”), the United States Department of Health and Human Services (“DHHS”), and the Centers for Medicare and Medi-Cal Services (“CMS”), and/or state or federal Title XVIII and/or Title XIX provider programs applicable for each such Facility (the items described in this clause (iii), collectively, the “Licenses”) (provided, however, no Facility Lessee shall be required to maintain any Operating Agreements or Participation Agreements unless such agreements are required for participation in the Medicare and Medi-Cal Programs and/or required for the maintenance of federal, state and local licenses); (b) shall remain in compliance with all state and federal laws, rules, regulations and procedures with regard to the operation of the Facility operated by such Facility Lessee, including, without limitation, HIP AA and the regulations promulgated by the DPH, as applicable for each such Facility, as they may from time to time exist; and (c) shall operate the Facility operated by such Facility Lessee in a manner consistent with quality acute care services and sound reimbursement principles under the Medicare and/or Medi-Cal programs and as required under state and federal law.

38.2 No Transfers or Alterations of Licenses. Lessee covenants and agrees that during the Term it shall not, without the prior written consent of Lessor, which may be granted or withheld in Lessor’s sole discretion, (a) sell, move, modify (including, without limitation, the establishment of a “provider-based” network or similar arrangement), cancel, surrender, transfer, assign, sell, relocate, pledge, secure, convey or in any manner encumber any License, or (b) effect or attempt to effect any change in the license category or status of any Facility or any part thereof.

38.3 Notifications; Corrective Actions. Each Facility Lessee shall notify Lessor in writing within five (5) Business Days after such Facility Lessee’s receipt of any notice, action, proceeding or inquiry of any governmental agency, bureau or other authority, whether federal, state or local, of any kind, nature or description, which could adversely affect any material License for the Facility operated by such Facility Lessee, or the ability of such Facility Lessee to maintain its status as the licensed and accredited operator of such Facility, or which alleges noncompliance with any law. At the time of delivery of such notification to Lessor, such Facility Lessee shall furnish Lessor with a copy of any and all such notices or inquiries, and Lessor shall have the right, but not the obligation, to attend and/or participate, in Lessor’s sole discretion, in any such actions or proceedings. Each Facility Lessee shall act diligently to correct any deficiency or deal effectively with any “adverse action” or other proceedings, inquiries or other governmental actions, so as to maintain the Licenses and Medicare and/or Medi-Cal certification, status for the Facility operated by such Facility Lessee in good standing at all times. No Facility Lessee shall agree to any settlement exceeding Five Hundred Thousand Dollars ($500,000) or other action with respect to such proceedings or inquiries which affects the use of all or any portion of the Leased Property or any part thereof for the Primary Intended Use without the prior written consent of Lessor, which consent may be withheld or conditioned in Lessor’s sole discretion. Each Facility Lessee agrees to sign, acknowledge, provide and deliver to Lessor any and all documents, instruments or other writings which are or may become necessary, proper and/or advisable to cause any and all Licenses, including all Medicare and Medi-Cal provider numbers and provider agreements, to be obtained or issued (either in total or individually) in the name of Lessor or its designee in the event that Lessor reasonably determines in good faith that (irrespective of any claim, dispute or other contention or challenge of such Facility Lessee) there is any material breach, default or other lapse in any representation, warranty, covenant or other delegation of duty to such Facility Lessee (beyond any applicable grace or cure period) and the issuing government agency has threatened or asserted in writing that such License will terminate or has lapsed or that such License or certification or accreditation status is in jeopardy. If, upon the request of Lessor, any Facility Lessee shall fail to comply with its obligations described in the immediately foregoing sentence, Lessee hereby irrevocably appoints Lessor as agent of each Facility Lessee for such express purposes. This power is coupled with the ownership interest of Lessor in and to the Leased Property and all incidental rights attendant to any and all of the foregoing rights.

38.4 Termination of Lease. UPON THE TERMINATION OF THIS LEASE (ASSUMING LESSEE DOES NOT PURCHASE THE LEASED PROPERTY AS PROVIDED HEREIN), WITHOUT ANY ADDITIONAL CONSIDERATION TO ANY FACILITY LESSEE, EACH FACILITY LESSEE SHALL, FOR REASONABLE PERIODS OF TIME AFTER SUCH TERMINATION, USE ITS BEST EFFORTS TO FACILITATE AN ORDERLY TRANSFER OF THE OPERATION AND OCCUPANCY OF THE FACILITY OPERATED BY SUCH FACILITY LESSEE TO LESSOR OR ITS DESIGNEE, AND SUCH COOPERATION SHALL INCLUDE, WITHOUT LIMITATION, (1) SUCH FACILITY LESSEE'S EXECUTION AND SUBMISSION TO THE APPROPRIATE AUTHORITY OF ANY AND ALL DOCUMENTS REQUIRED TO EFFECT THE TRANSFER, ISSUANCE OR ASSIGNMENT TO LESSOR OR ITS DESIGNEE OF ANY AND ALL LICENSES, INCLUDING ALL MEDICARE AND MEDI-CAL PROVIDER NUMBERS AND PROVIDER AGREEMENTS, (2) SUCH FACILITY LESSEE'S MAINTENANCE OF THE EFFECTIVENESS OF ANY AND ALL SUCH LICENSES UNTIL SUCH TIME AS ANY NEW LICENSES NECESSARY FOR ANY NEW LESSEE OR OPERATOR TO OPERATE THE FACILITY OPERATED BY SUCH FACILITY LESSEE HAVE BEEN ISSUED, AND (3) THE TAKING OF SUCH OTHER ACTIONS AS REASONABLY REQUESTED BY LESSOR OR REQUIRED BY APPLICABLE LAW; IT BEING UNDERSTOOD AND AGREED THAT THE PERFORMANCE OR EXERCISE OF ANY OF THE FOREGOING RIGHTS, REMEDIES, DUTIES AND OBLIGATIONS SHALL BE WITHOUT ANY ADDITIONAL CONSIDERATION TO SUCH FACILITY LESSEE.

38.5 Material Condition of Lease. IT IS AN INTEGRAL CONDITION OF THIS LEASE, AND A MATERIAL INDUCEMENT TO LESSOR'S AGREEMENT TO ENTER INTO THIS LEASE, THAT EACH FACILITY LESSEE ACKNOWLEDGES AND AGREES TO COOPERATE WITH AND ASSIST LESSOR AND/OR ITS DESIGNEE IN CONNECTION WITH ANY TRANSFER OF THE LICENSES OR THE OPERATIONS OF THE FACILITY IN ACCORDANCE WITH THIS ARTICLE XXXVIII, INCLUDING, WITHOUT

LIMITATION, IN CONNECTION WITH A TERMINATION OF THIS LEASE OR REMOVAL OF LESSEE FROM POSSESSION OF THE LEASED PROPERTY IN THE MANNER SET FORTH IN SECTION 38.4 ABOVE, WHICH COOPERATION AND ASSISTANCE SHALL BE WITHOUT ANY ADDITIONAL CONSIDERATION TO LESSEE. EACH FACILITY LESSEE HEREBY APPOINTS EACH OF PRIME HEALTHCARE’S CHAIRMAN, CHIEF EXECUTIVE OFFICER AND GENERAL COUNSEL, AS LESSEE’S DULY AUTHORIZED REPRESENTATIVES WITH AUTHORITY TO EXECUTE ANY AND ALL DOCUMENTS OR AGREEMENTS AS REQUIRED PURSUANT TO THIS ARTICLE XXXVIII AND SHALL NOTIFY LESSOR UPON ANY CHANGE IN SUCH FACILITY LESSEE’S DULY AUTHORIZED REPRESENTATIVES.

ARTICLE XXXIX

COMPLIANCE WITH HEALTH CARE LAWS

Lessee hereby covenants, warrants and represents to Lessor that throughout the Term each Facility Lessee shall: (a) be validly licensed, Medicare and/or Medi-Cal certified, and, if required, accredited to operate the Facilities in accordance with the applicable rules and regulations of the State in which the applicable Facility is located, federal governmental authorities, and accrediting bodies, including, but not limited to, the DHHS, DPH and CMS; (b) be certified by and the holder of valid provider agreements with Medicare/Medi-Cal issued by DHHS, DPH and/or CMS and shall remain so certified and shall remain such a holder of such licenses and Medicare and/or Medi-Cal certifications for it to operate in accordance with the Primary Intended Use; (c) be in substantial compliance with all state and federal laws, rules, regulations and procedures with regard to the operation of the Facility operated by such Facility Lessee, including, without limitation, substantial compliance under HIP AA; (d) operate the Facility operated by such Facility Lessee in a manner consistent with quality acute care services and sound reimbursement principles under the Medicare and/or Medi-Cal programs and as required under state and federal law; and (e) not abandon, terminate, vacate or fail to renew any license, certification, accreditation, certificate, approval, permit, waiver, provider agreement or any other authorization which is required or material for the lawful and proper operation of the Facility operated by such Facility Lessee or in any way commit any act which will or may cause any such license, certification, accreditation, certificate, approval, permit, waiver, provider agreement or other authorization to be revoked by any federal, state or local governmental authority or accrediting body having jurisdiction thereof.

ARTICLE XL

MISCELLANEOUS

40.1 General. If any term or provision of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such term or provision shall not be affected thereby. If any late charges provided for in any provision of this Lease are based upon a rate in excess of the maximum rate permitted by applicable law, the parties agree that such charges shall be fixed at the maximum permissible rate. All the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties and their respective successors and assigns (subject to Article XXIII); provided, however, that (a) this Lease shall not inure to the benefit of any assignee pursuant to an assignment which violates the terms of this Lease and (b) neither this Lease nor any other Lease Document shall be deemed to confer upon any Person not a party to this Lease any rights or remedies contained in this Lease. The headings in this Lease are for convenience of reference only and shall not limit or otherwise affect its meaning.

40.2 Bankruptcy Waivers.

(a) Unitary and Non-Severable Lease. The parties agree that for the purposes of any assumption, rejection or assignment of this Lease under 11 U.S.C. Section 365 or any amendment or successor section thereof, this is one indivisible and non-severable lease dealing with and covering one legal and economic unit which must be assumed, rejected or assigned as a whole with respect to all (and only all) the Leased Property covered hereby.

(b) Relief from Stay. Lessee acknowledges and agrees that in the event any Lessee or any Leased Property relating to any Facility shall become the subject of any bankruptcy or insolvency estate, then (i) Lessee shall not oppose any request by Lessor to obtain an order from the court granting relief from the automatic stay pursuant to Section 362 of the Bankruptcy Code so as to permit the exercise of all rights and remedies pursuant to this Lease, and (ii) the occurrence or existence of any Event of Default under this Lease shall, in and of itself, constitute “cause” for relief from the automatic stay pursuant to the provisions of Section 362(d)(1) of the Bankruptcy Code, based on the fact that the non-existence of a bankruptcy proceeding was a material inducement for the entry by Lessor into this Lease.

(c) Automatic Stay. Lessee hereby waives the stay imposed by 11 U.S.C. Section 362(a) as to actions by the Lessor against each Facility. Lessee acknowledges and agrees that in the event of the filing of any voluntary or involuntary petition in bankruptcy by or against Lessee, it shall not assert or request that any other party assert that the automatic stay provided by Section 362 of the Bankruptcy Code shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of Lessor to enforce any rights or remedies held by virtue of the Lease or applicable law.

(d) Patient Care Ombudsman. Lessee hereby agrees (i) to use its best efforts to contest the necessity of the appointment of a Patient Care Ombudsman for such Facility as that term is defined in 11 U.S.C. Section 333, and/or (ii) to join with Lessor in requesting a waiver of or contesting the appointment of such a Patient Care Ombudsman.

40.3 Lessor’s Expenses. In addition to the other provisions of this Lease, including, without limitation, Section 16.2 hereof, Lessee agrees and shall pay and/or reimburse Lessors and its Affiliates’ documented, out-of-pocket costs and expenses, including, without limitation, the costs and expenses of reports and investigations and reasonable legal fees and expenses attributable to an Event of Default and Lessor’s pursuing the rights and remedies provided herein and under applicable law, incurred or resulting from or relating to (a) requests by Lessee for approval or consent under this Lease or any other Lease Documents or Prime Obligation Documents (including any consents relating to management, the placing of liens on Lessee’s Personal Property and any intercreditor issues which arise in connection with any Material Obligation), (b) requests by Lessor for approval or consent under this Lease or any other Lease Documents or Prime Obligation Documents, (c) any circumstances or developments which give rise to Lessor or its Affiliates’ right of consent or approval under this Lease or any other Prime Obligation Document, (d) circumstances resulting from any action or inaction by Lessee contrary to the lease provisions, (e) any Property Substitution, (f) a request for changes, including, but not limited to, (i) the permitted use of the Leased Property, (ii) alterations and improvements to the Leased Improvements, (iii) subletting or assignment, and (iv) any other changes in the terms, conditions or provisions of this Lease or any other Lease Documents or other Prime Obligation Documents, and (g) enforcement by Lessor or its Affiliates of any of the provisions of this Lease or any other Lease Documents or other Prime Obligation Documents. Such expenses and fees shall be paid by Lessee within thirty (30) days of the submission of a statement for the same or such amount(s) shall become Additional Charges and subject to the Overdue Rate following such thirty (30)-day period.

40.4 Entire Agreement; Modifications. This Lease, together with all exhibits, schedules and the other documents referred to herein, embody and constitute the entire understanding between the parties with respect to the transactions contemplated herein, and all prior agreements, understandings, representations and statements (oral or written) are merged into this Lease. Neither this Lease, any exhibit or schedule attached hereto, nor any provision hereof or thereof may be modified or amended except by an instrument in writing signed by Lessor and Lessee. Lessor and Lessee acknowledge and agree that the Original Prime Leases to which Lessee is a party are merged, amended and restated by this Lease.

40.5 Lessor Securities Offering and Filings. Notwithstanding anything contained herein to the contrary, Lessee shall cooperate with Lessor in connection with any securities offerings and filings, or Lessor’s efforts to procure or maintain financing for, or related to, the Leased Property, or any portion thereof and, in connection therewith, Lessee shall furnish Lessor, in a timely fashion, with such financial and other information (including audited financial statements and consents of auditors) as Lessor shall request. Lessor shall reimburse the Lessee for any and all incremental costs (i.e., costs not otherwise incurred by the Lessee with respect to the normal preparation of such financial statements for other purposes) incurred in furnishing, or causing its accountants to furnish, such financial statements and consents. Lessor may disclose that Lessor has entered into this Lease with Lessee and may provide and disclose information regarding this Lease, Lessee, the Guarantors, the Leased Property and each Facility, and such additional information which Lessor may reasonably deem necessary, to its proposed investors in such public offering or private offering of securities, or any current or prospective lenders with respect to such financing, and to investors, analysts and other parties in connection with earnings calls and other normal communications with investors, analysts, and other parties. Upon reasonable advance notice, Lessor, its legal and financial representatives, and any lender providing financing for all or any portion of the Leased Property shall have the right, subject to the execution of a written confidentiality agreement on terms reasonably acceptable to Lessor, such lender and Lessee, to access, examine and copy all agreements, records, documentation and information relating to Lessee, the Guarantors, and such Leased Property, and to discuss such affairs and information with the officers, employees and independent public accountants of Lessee as reasonably necessary. The additional costs of Lessee in complying with the foregoing shall be reimbursed to Lessee by Lessor.

40.6 Non-Recourse as to Lessor. Anything contained herein to the contrary notwithstanding, any claim based on, or in respect of, any liability of Lessor under this Lease shall be enforced only against the Leased Property and not against any other assets, properties or funds of (i) Lessor, (ii) any director, officer, general partner, member, shareholder, limited partner, beneficiary, employee, representative, contractor or agent of Lessor or any of its Affiliates (collectively, the “Lessor Parties”) (or any legal representative, heir, estate, successor or assign of Lessor or any of the Lessor Parties), (iii) any predecessor or successor partnership or corporation (or other entity) of Lessor or any of the Lessor Parties, either directly or through Lessor or the Lessor Parties, or (iv) any person or entity affiliated with any of the foregoing. In no event shall Lessor or any of the Lessor Parties be liable for indirect, incidental, consequential, special, punitive or exemplary damages, regardless of the form of action, whether in contract, tort or otherwise, and even if such party has been advised of the possibility of such damages.

40.7 Covenants, Restrictions and Reciprocal Easements. Notwithstanding anything herein to the contrary, Lessor shall have the right, but not the obligation, to place of record all covenants, restrictions and reciprocal easements on all or any portion of the Land (collectively, the “Declarations”) which Lessor deems reasonably necessary for the ownership of any Facility, with such Declarations to be in form and content acceptable to Lessor in its reasonable discretion.

40.8 Force Majeure. Except for Rent and other monetary obligations payable pursuant to the terms of this Lease (which shall not be extended or excused), in the event that Lessor or Lessee shall be delayed, hindered in or prevented from the performance of any act required under this Lease by reason of strikes, lockouts, labor troubles, or other industrial disturbances, inability to procure materials, failure of power, unavailability of any utility service, restrictive governmental laws or regulations, acts of public enemies, war, blockades, riots, insurrections, earthquakes, fires, storms, floods, civil disturbances, weather-related acts of God, failure to act, or default of another party, or other reason beyond Lessor’s or Lessee’s control (individually “Force Majeure”), then performance of such act shall be excused for the period of the delay, and the period of the performance of any such act shall be extended for a period equivalent to the period of such delay. Within ten (10) Business Days following the occurrence of Force Majeure, the party claiming a delay due to such event shall give written notice to the other setting forth a reasonable estimate of such delay.

40.9 Management Agreements. Lessee shall not engage or remove any Management Company or enter into any Management Agreements without Lessor’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Lessee shall, if required by Lessor, assign all of Lessee’s rights under the Management Agreements to Lessor, and Lessor shall be entitled to assign same to a Facility Lender or Facility Lenders. At the request of Lessor, from time to time Lessee shall execute and deliver an assignment and/or subordination agreement relating to the Management Agreements, which assignment and/or subordination agreement shall be in a form and content reasonably acceptable to Lessor and/or any lender providing financing to Lessor, and shall be delivered to Lessor within ten (I 0) days after Lessor’s request. Lessee hereby agrees that all payments and fees payable under the Management Agreements are and shall be subordinate to the payment of the obligations under this Lease and all other documents executed in connection with this Lease and any loan made by Lessor or Lessor’s Affiliates to Lessee or to Lessee’s Affiliates. Lessee agrees that each Management Agreement entered into in connection with the Leased Property relating to any particular Facility shall expressly contain provisions acceptable to Lessor which (i) require an assignment of the Management Agreement to Lessor upon request by Lessor, (ii) confirm and warrant that all sums due and payable under the Management Agreement are subordinate to this Lease, (iii) grant Lessor the right to terminate the Management Agreement as provided in Section 16.l(F), and (iv) require the Management Company to execute and deliver to Lessor within ten (10) days from Lessor’s request an estoppel certificate, assignment and/or subordination agreement as required by Lessor and/or Lessor’s lender providing financing to Lessor, in a form and content acceptable to Lessor and/or its lender. Lessor acknowledges that the “Subordination of Management Agreement” of even date herewith satisfies the requirements of the preceding sentence. At the request of Lessor, from time to time Lessee shall execute and obtain from all parties subject to such Management Agreements executed written confirmation of such assignment or subordination, which shall be delivered to Lessor within ten (I 0) days from Lessor’s request.

40.10 Non-Competition. Each Facility Lessee hereby acknowledges the Non-Competition Agreement and, as an inducement to Lessor to enter into this Agreement and as a condition precedent to this Lease, each Facility Lessee agrees that the terms, provisions and conditions of the Non-Competition Agreement are binding on it and incorporated herein by reference.

40.11 Governing Law. THIS LEASE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES. NOTWITHSTANDING THE FOREGOING, ALL PROVISIONS OF THIS LEASE RELATING TO THE CREATION OF THE LEASEHOLD ESTATE AND ALL REMEDIES SET FORTH IN ARTICLE XVI RELATING TO THE RECOVERY OF POSSESSION OF THE LEASED PROPERTY (SUCH AS AN ACTION FOR UNLAWFUL DETAINER OR OTHER SIMILAR ACTION) SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE LEASED PROPERTY IS LOCATED.

40.12 Jurisdiction and Venue. LESSOR AND LESSEE CONSENT TO PERSONAL JURISDICTION IN THE STATE OF DELAWARE. LESSOR AND LESSEE AGREE THAT ANY ACTION OR PROCEEDING ARISING FROM OR RELATED TO THIS LEASE SHALL BE BROUGHT AND TRIED EXCLUSIVELY IN THE STATE OR FEDERAL COURTS OF DELAWARE. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. LESSOR AND LESSEE EXPRESSLY ACKNOWLEDGE THAT DELAWARE IS A FAIR, JUST AND REASONABLE FORUM AND AGREE NOT TO SEEK REMOVAL OR TRANSFER OF ANY ACTION FILED BY THE OTHER PARTY IN SAID COURTS. FURTHER, LESSOR AND LESSEE IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY CERTIFIED MAIL ADDRESSED TO A PARTY AT THE ADDRESS DESIGNATED PURSUANT TO ARTICLE XXXII SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH PARTY FOR ANY ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT MAY BE ENFORCED IN ANY OTHER COURT TO WHOSE JURISDICTION ANY OF THE PARTIES IS OR MAY BE SUBJECT.

40.13 Appointment of Agent and Attorney-in-Fact. Notwithstanding anything contained herein to the contrary, for the purpose of effecting transfers and assignments described herein, Lessee hereby nominates and irrevocably designates and appoints Lessor its true and lawful agent and attorney-in-fact, either in the name of Lessor or in the name of Lessee or in the name of Lessor’s designee to do all acts and things and execute all documents which Lessor may deem necessary or advisable to effect the transfers and assignments set forth herein, including, without limitation, preparing, signing and filing any and all agreements, documents and applications necessary to effect such transfers or assignments. This power is coupled with the ownership interest of Lessor in and to the Leased Property and the security interest of Lessor described in Section 16.6 hereof and all other rights incidental and attendant thereto.

40.14 Financing Transaction. Notwithstanding anything to the contrary in this Lease, the parties intend and agree that the transactions described in this Lease are part of one, interdependent and indivisible transaction, and that the sale-leaseback transaction described herein and therein is a secured financing and not a true sale or true lease solely for federal, state and all local income tax purposes. All payments denominated as Rent hereunder shall be treated as interest and Lessee shall be deemed to be the owner of the Leased Property for purposes of taking depreciation, amortization and interest deductions and for all other federal, state and local income tax purposes.

40.15 Recharacterization of Transaction.

(a) If for bankruptcy or other creditors’ rights purposes the transaction described in this Lease is recharacterized as a financing transaction (“Recharacterization”) (it being understood and agreed that the Original Prime Leases and the transactions under this Lease relate to a true sale/leaseback for bankruptcy and creditors’ rights and all other non-tax purposes), then the deeds whereby Lessee conveyed the Leased Property to Lessor shall at all times be deemed to be a first deed of trust, assignment of rents and leases and security agreement (the “Deed of Trust”) on the Leased Property and Lessee shall be deemed to have granted to Lessor the following powers, rights, remedies and recourses:

(i) a first priority lien and security interest in the Leased Property;

(ii) irrevocably granted, bargained, sold, assigned, transferred, mortgaged, pledged and set over unto First American Title Insurance Company, whose address is 3281 E. Guasti Road, Suite 440, Ontario, California 91761, Attn: Mr. David Hughes, its successors and assigns, as trustee (“Trustee”), in trust, with power of sale, the Leased Property, and all rents, leases, profits and all other sums and proceeds payable under all leases relating to the Leased Property, for the benefit of Lessor;

(iii) the right, at Lessor’s option, to POWER OF SALE institute a proceeding or proceedings, judicial or non-judicial, for the complete or partial foreclosure of the Deed of Trust or the complete or partial sale of the Leased Property under the power of sale contained herein or under any applicable provision of law as provided by applicable law. Lessor may sell the Leased Property (and Lessor or Trustee may be the purchaser at such sale and the proceeds of such sale may be applied as determined by Lessor) and all estate, right, title, interest, claim and demand of Lessee therein, and all rights of redemption thereof, at one or more sales, as an entirety or in parcels, with such elements of real and/or personal property, and at such time and place and upon such terms as it may deem expedient, or as may be required by applicable law, and in the event of a sale, by foreclosure or otherwise, of less than all of the Leased Property, the Deed of Trust shall continue as a lien and security interest on the remaining portion of the Leased Property;

(iv) as a matter of right to Lessor and (A) without regard to the sufficiency of the security for repayment of the indebtedness owed to Lessor and without notice to Lessee, (B) without any showing of insolvency, fraud or mismanagement on the part of Lessee, (C) without the necessity of filing any judicial or other proceeding other than the proceeding for appointment of a receiver, and (D) without regard to the then value of the Leased Property, Lessor shall be entitled to the appointment of a receiver or receivers for the protection, possession, control, management and operation of the Leased Property, including the power to collect the rents (and Lessee hereby irrevocably consents to the appointment of a receiver or receivers and agrees that any receiver appointed pursuant to the provisions hereof shall have the usual powers and duties of receivers in such matters); and

(v) all of the rights and remedies available to Lessor under this Lease and all rights and remedies available at law or in equity, and Lessor shall be deemed to be a “mortgagee” or “beneficiary.”

(b) In the event of Recharacterization, Lessor may, at Lessor’s election and by or through a trustee or otherwise, exercise any or all of said rights, remedies and recourses. Lessee hereby knowingly and voluntarily waives to the fullest extent permitted by applicable law any and all rights to reinstatement or redemption and any and all other rights under all present and future appraisement, homestead, moratorium, valuation, exemption, stay, execution and redemption statutes, laws or equities now or hereafter existing, and hereby further waives the pleading of any statute of limitations as a defense to any and all indebtedness secured by the Deed of Trust.

(c) Lessee agrees that, as additional consideration for Lessor entering into this Lease, in the event Lessee, this Lease, Lessee’s interests and rights under this Lease, or all or any portion of the Leased Property shall become the subject of any bankruptcy or insolvency estate, neither Lessee nor any of its Affiliates will attempt to recharacterize the transaction described in this Lease as a financing transaction but shall be consistent in characterizing the transaction as a true lease for bankruptcy and creditors’ rights purposes and for all other purposes except federal, state and local income tax purposes.

40.16 Compliance with Anti-Terrorism Laws. Lessor hereby notifies Lessee that pursuant to the requirements of certain Anti-Terrorism Laws (including, without limitation, the Patriot Act) and Lessor’s policies and practices, Lessor is required to obtain, verify and record certain information and documentation that identifies Lessee, its principals and Affiliates, which information includes the name and address of Lessee, its principals and Affiliates, and such other information that will allow Lessor to identify such parties in accordance with the Anti-Terrorism Laws (including, without limitation, the Patriot Act). Lessee will not, directly or indirectly, knowingly enter into any lease for the operation of any part of a Facility or any other lease or any material contracts with any person listed on the OFAC List. Lessee shall immediately notify Lessor if Lessee has knowledge that Lessee or any of its principals or Affiliates or any Guarantor is listed on the OFAC List or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering. Lessee will not, directly or indirectly (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit. of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224, or other Anti-Terrorism Law.

40.17 Electronically Transmitted Signatures. In order to expedite the execution of this Lease, telecopied signatures or signatures sent by electronic mail may be used in the place of original signatures on this Lease. The parties intend to be bound by the signatures of the telecopied or electronically mailed signatures, and hereby waive any defenses to the enforcement of the terms of this Lease based on the form of the signature. Following any facsimile or electronic mail transmittal, the party shall promptly deliver the original instrument by reputable overnight courier in accordance with the notice provisions of this Lease.

40.18 Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, LESSOR AND LESSEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LEASE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF EITHER PARTY OR ANY EXERCISE OF ANY PARTY OF THEIR RESPECTIVE RIGHTS HEREUNDER OR IN ANY WAY RELATING TO THIS LEASE OR THE LEASED PROPERTY (INCLUDING ANY CLAIM OR DEFENSE ASSERTING THAT THIS LEASE WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR LESSOR TO ENTER INTO THIS LEASE.

40.19 Counterparts. This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

40.20 Survival. Notwithstanding any provision of this Lease to the contrary, the parties acknowledge and agree that, all claims against, and liabilities of, Lessee or Lessor which relate to acts or omissions prior to the date of expiration or termination of this Lease, and the covenants and obligations under this Lease which expressly relate to periods after the expiration or earlier termination of Lessee’s tenancy under this Lease, including, without limitation, all indemnification obligations and those covenants and obligations described in Sections 8.1 (final sentence only), 8.3 (final sentence only), 16.2, 38.4, 38.5 and 40.3, and Articles XVIII, XVII and XXII, shall survive such expiration or earlier termination.

40.21 Continuation of Defaults. Notwithstanding any provision hereof to the contrary, whenever in this Lease the phrases “continuing,” “continuation of” or similar words or phrases are used in connection with Events of Default, defaults, or events which with notice or passage of time would constitute Events of Default, such phrases or words shall not be construed to create any right in the Lessee to have additional periods of time to cure such defaults or Events of Default other than those specific cure periods provided in this Lease.

40.22 Specific Performance. In addition to any rights and remedies available to the parties hereunder or at law, each party shall be entitled to bring an action for specific performance and to seek other equitable relief in connection with any breach or violation, or any attempted breach or violation, of the provisions of this Lease.

40.23 Joint Drafting. The parties hereto and their respective counsel have participated in the drafting and redrafting of this Lease and the general rules of construction which would construe any provisions of this Lease in favor of or to the advantage of one party as opposed to the other as a result of one party drafting this Lease as opposed to the other or in resolving any conflict or ambiguity in favor of one party as opposed to the other on the basis of which party drafted this Lease are hereby expressly waived by all parties to this Lease.

40.24 Joint and Several Obligations. Each Facility Lessee shall be jointly and severally liable for all of the liabilities and obligations of Lessee under this Lease. Additionally, each Facility Lessee acknowledges and agrees that all of the representations, warranties, covenants, obligations, conditions, agreements and other terms contained in this Lease shall be applicable to and shall be binding upon and enforceable against any one or more Facility Lessees.

40.25 Representatives.

(a) Lessee hereby appoints Prime Healthcare as its duly authorized agent and representative (the “Prime Representative”) to take all actions and enforce all rights of the Lessee under this Lease, including, without limitation, (i) giving and receiving any notice or instruction permitted or required under this Lease; (ii) interpreting all of the terms and provisions of this Lease; (iii) authorizing payments or obtaining reimbursement as may be provided for herein; (iv) consenting to, compromising or settling all disputes with the Secured Parties under this Lease; (v) conducting negotiations and dealing with the Lessor under this Lease; (vi) negotiating, granting and executing any waivers, consents or amendments to this Lease; and (vii) taking any other actions on behalf of the Lessee relating to the Lessee’ rights, claims, duties and obligations under this Lease. In the performance of the Lessor’s duties and obligations hereunder, the Lessor shall be authorized and permitted to correspond and transact with the Prime Representative on behalf of Lessee and shall be entitled to rely upon any document or instrument executed and delivered by the Prime Representative.

(b) Lessor hereby appoints Centinela Lender as its duly authorized agent and representative (the “MPT Representative”) to take all actions and enforce all rights of Lessor under this Lease, including, without limitation, (i) giving and receiving any notice or instruction permitted or required under this Lease; (ii) interpreting all of the terms and provisions of this Lease; (iii) authorizing payments or obtaining reimbursement as may be provided for herein; (iv) consenting to, compromising or settling all disputes with the Lessee under this Lease; (v) conducting negotiations and dealing with the Lessee under this Lease; (vi) negotiating, granting and executing any waivers, consents or amendments to this Lease; and (vii) taking any other actions on behalf of the Lessor relating to the Lessor’s rights, claims, duties and obligations under this Lease. In the performance of the Lessee’s duties and obligations hereunder, the Lessee shall be authorized and permitted to correspond and transact with the MPT Representative on behalf of Lessor and shall be entitled to rely upon any document or instrument executed and delivered by the MPT Representative.

(c) If either the “MPT Representative” or the “Prime Representative” (as such terms are defined in the Security Agreement) is changed under the Security Agreement, then any such change shall automatically be applicable to this Lease unless it is otherwise expressly stated in the document that provides for such change.

ARTICLE XLI

MEMORANDUM OF LEASE

Lessor and Lessee shall, promptly upon the request of either, enter into a short form memorandum of this Lease, in form suitable for recording under the laws of the state in which the Leased Property is located, in which reference to this Lease, the Term and all options contained herein, shall be made. Lessee shall pay any recording taxes and other costs in connection therewith.

[Signatures appear on following pages.]

IN WITNESS WHEREOF, the parties have caused this Lease Agreement to be executed by their respective officers thereunto duly authorized.

LESSOR:

MPT OF ALVARADO, L.P.

By:	MPT of Alvarado, LLC
Its:	General Partner
By:	MPT Operating Partnership, L.P.
Its:	Sole Member

By:
Name:	R. Steven Hamner
Its:	Executive Vice President & CFO

MPT OF GARDEN GROVE HOSPITAL, L.P.

By:	MPT of Garden Grove Hospital, LLC
Its:	General Partner
By:	MPT Operating Partnership, L.P.
Its:	Sole Member

By:
Name:	R. Steven Hamner
Its:	Executive Vice President & CFO

MPT OF GARDEN GROVE MOB, L.P.

By:	MPT of Garden Grove MOB, LLC
Its:	General Partner
By:	MPT Operating Partnership, L.P.
Its:	Sole Member

By:
Name:	R. Steven Hamner
Its:	Executive Vice President & CFO

2012 Master Lease Agreement II

MPT OF PARADISE VALLEY, L.P.

By:	MPT of Paradise Valley, LLC
Its:	General Partner
By:	MPT Operating Partnership, L.P.
Its:	Sole Member

By:
Name:	R. Steven Hamner
Its:	Executive Vice President & CFO

MPT OF SAN DIMAS HOSPITAL, L.P.

By:	MPT of San Dimas Hospital, LLC
Its:	General Partner
By:	MPT Operating Partnership, L.P.
Its:	Sole Member

By:
Name:	R. Steven Hamner
Its:	Executive Vice President & CFO

MPT OF SAN DIMAS MOB, L.P.

By:	MPT of San Dimas MOB, LLC
Its:	General Partner
By:	MPT Operating Partnership, L.P.
Its:	Sole Member

By:
Name:	R. Steven Hamner
Its:	Executive Vice President & CFO

2012 Master Lease Agreement II

LESSEE:

ALVARADO HOSPITAL LLC
PRIME HEALTHCARE SERVICES – GARDEN GROVE, LLC
PRIME HEALTHCARE PARADISE VALLEY, LLC
PRIME HEALTHCARE SERVICES – SAN DIMAS, LLC

By:
Name:	Prem Reddy
Title:	Chairman, President and Chief Executive
Officer of each of the Lessees

2012 Master Lease Agreement II

Exhibit A-1

Alvarado

Legal Description

Parcels 1 and 2 of Parcel Map No. 16123, in the City of San Diego, County of San Diego, State of California, filed in the Office of the County Recorder of San Diego County, June 15, 1990.

APN: 463-590-29, 463-590-30

Exhibit A-2

Garden Grove Hospital

Legal Description

PARCEL 1:

That certain portion of the West half of the Southwest Quarter of the Southeast Quarter of Section 34, Township 4 South, Range 10 West, San Bernardino Base and Meridian, in the City of Garden Grove, more particularly described as follows:

Beginning at the point of intersection of the North line of the South half of the West half of the Southwest Quarter of the Southeast Quarter of Section 34, with a line parallel with and 15 feet East, measured at right angles, from the West line of the Southeast Quarter of said Section 34, said west line being the center line of Palm Street; thence East along said North line, a distance of 644.99 feet to the East line of the West half of the Southwest Quarter of the Southeast Quarter of said Section 34; thence South along said East line 200 feet; thence West parallel with the North line of the South half of the West half of the Southwest Quarter of Southeast Quarter of said Section 34, a distance of 644.99 feet, more or less, to a line parallel with and 15 feet East, measured as right angles, from the West line of the Southeast Quarter of said Section 34; thence North along said parallel line, a distance of 200 feet to the point of beginning.

PARCEL 2:

The Easterly 225.00 feet of the South half of the West half of the Southwest Quarter of the Southeast Quarter of Section 34, Township 4 South, Range 10 West, in the Rancho Los Bolsas, as shown on a Map recorded in Book 51, Page 10, Miscellaneous Maps, Records of Orange County, California.

Excepting therefrom the North 200.00 feet.

Also excepting therefrom the South 260.00 feet.

PARCEL 2A:

An easement for ingress and egress over the South 15.00 feet of the North 215.00 feet of the South half of the West half of the Southwest Quarter of the Southeast Quarter of Section 34, Township 4 South, Range 10 West, in the Rancho Los Bolsas, as shown on a Map recorded in Book 51, Page 10, Miscellaneous Maps, Records of Orange County, California.

Excepting therefrom the Easterly 225.00 feet thereof.

PARCEL 3:

The West 100.00 feet of the East 150.00 feet of the West 565.00 feet of the South 260 feet of the Southwest Quarter of the Southwest Quarter of the Southeast Quarter of Section 34, Township 4 South, Range 10 West, in the City of Garden Grove, as per Map recorded in Book 51, Page 10 of Miscellaneous Maps, Records of said Orange County.

PARCEL 4:

The East 50 feet of the West 565 feet of the South 260 feet of the Southwest Quarter of the Southwest Quarter of the Southeast Quarter of Section 34, Township 4 South, Range 10 West, in the Rancho Los Bolsas, in the City of Garden Grove, as shown on a Map thereof recorded in Book 51, Page 7 of Miscellaneous Maps, Records of said Orange County.

PARCEL 4A:

A non-exclusive easement for ingress and egress over the North 20 feet of the East 400 feet of the West 565 feet of the South 260 feet of the Southwest Quarter of the Southwest Quarter of the Southeast Quarter of Section 34, Township 4 South, Range 10 West, in the Rancho Los Bolsas, in the City of Garden Grove, as shown on a Map thereof recorded in Book 51, Page 7, of Miscellaneous Maps, Records of said Orange County, to be used in common with others.

Excepting therefrom any portion contained in Parcel 4 described above.

PARCEL 5:

The South 260 feet of the West half of the Southwest Quarter of the Southeast Quarter of Section 34, Township 4 South, Range 10 West, San Bernardino Base and Meridian, in the City of Garden Grove.

Except therefrom the West 565 feet thereof.

Exhibit A-3

Garden Grove MOB

Legal Description

PARCEL 1:

The East 250.00 feet of the West 415.00 feet of the South 260 feet of the Southwest Quarter of the Southwest Quarter of the Southeast Quarter of Section 34, Township 4 South, Range 10 West, in Rancho Los Bolsas, in the City of Garden Grove, as shown on a Map thereof recorded in Book 51, Page 10 of Miscellaneous Maps, in the Office of the Recorder of County of Orange.

PARCEL 2:

The South 195 feet of the West 165 feet of the Southwest Quarter of the Southwest Quarter of the Southeast Quarter of Section 34, Township 4 South, Range I 0 West, in the Rancho Los Bolsas, in the City of Garden Grove, County of Orange, State of California, as per Map thereof recorded in Book 51, Page 10 of Miscellaneous Maps, in the Office of the Recorder of said County.

Except therefrom all minerals and all oil, gas and other hydrocarbon substances in and under said land below a depth of five hundred (500) feet, without the right of surface entry, as reserved by Atlantic Richfield Company, in Deed recorded June 19, 1975, as Instrument No. 20403 in Book 11434, Page 1021 of Official Records.

PARCEL 3:

The West 345.00 feet of the South half of the West half of the Southwest Quarter of the Southeast Quarter of Section 34, Township 4 South, Range I 0 West, in the Rancho Los Bolsas, City of Garden Grove, County of Orange, State of California, as per Map recorded in Book 51, Page 10, Miscellaneous Maps, in the Office of the Recorder of said County.

Except the North 200.00 feet thereof.

Also except the South 260.00 feet thereof.

PARCEL 4:

The North 65.00 feet of the South 260.00 feet of the West 165.00 feet of the South half of the West half of the Southwest Quarter of the Southeast Quarter of Section 34, Township 4 South, Range 10 West, in the Rancho Los Bolsas, City of Garden Grove, County of Orange, State of California, as per Map recorded in Book 51, Page I 0, Miscellaneous Maps, in the Office of the Recorder of said County.

PARCEL 5:

The South half of the West half of the Southwest Quarter of the Southeast Quarter of Section 34, Township 4 South, Range 10 West, in the Rancho Los Bolsas, City of Garden Grove, County of Orange, State of California, as per Map recorded in Book 51, Page 10, Miscellaneous Maps, in the Office of the Recorder of said County.

Except therefrom the North 200.00 feet thereof.

Also except the South 260.00 feet thereof.

Also except the West 345.00 feet thereof.

Also except the East 225.00 feet thereof.

Exhibit A-4

Paradise Valley

Legal Description

PARCEL 1:

A portion of the North half of the Southwest quarter of Quarter Section 105, Rancho de La Nacion, in the City of National City, County of San Diego, State of California, according to Map thereof No. 166 made by Morrill filed May 11, 1869, in the Office of the County Recorder of San Diego County as shown on record of Survey Map No. 8346, filed April 5, 1979, in the Office of the Recorder of San Diego County, more particularly described as follows:

Commencing at the center of said Quarter Section 105; thence along the Westerly line of said Northwest Quarter of said Southeast Quarter of Quarter Section 105, South 18° 25’ 58” East (record per record of Survey Map No. 8346, South 18° 26’ 48” East) a distance of 40.00 feet more or less to a point on the Southerly line of Fourth Street as shown on said record of survey; thence along the Southerly line of said Fourth Street South 71° 16’ 59” West (record per record of Survey Map No. 8346, South 71° 18’ 25” West) a distance of 507.19 feet to the true point of beginning; thence leaving said Southerly line South 18° 45’ 19” East a distance of 250.31 feet more or less to a point on the Northerly boundary of Paradise Heights, Map No. 10563, filed January 12, 1983, in the Office of the County Recorder of San Diego County; thence along the Northerly boundary of said Paradise Heights, Map No. 10563, South 71° 21’ 01” West (record per Deed South 71° 18’ 25” West) a distance of 260.37 feet to the Northwest comer of said Paradise Heights, Map No. 10563; thence along the Westerly boundary of said Paradise Heights, Map No. 10563, South 18° 43’ 01” East (record per deed South 18° 41’ 35” East) a distance of 140.00 feet; thence continuing along said boundary South 82° 25’ 59” East (record per Map No. 10563, South 82° 30’ 25” East) a distance of 31.48 feet to a point on a 53.00 foot radius curve concave northeasterly, a radial line to said point bears North 82° 23’ 47” West (record per Map No. 10563, North 82° 30” 25” West); thence Southeasterly along said 53.00 foot radius curve through a central angle of 56° 44’ 53” an arc length of 52.49 feet (record per Map No. 10563, 57° 24’ 51”, an arc length of 53.11 feet) to a point of nontangency; thence South 54° 47’ 24” East (record per Map No. 10563, South 49° 55’ 16” East) a distance of 5.39 feet; thence North 40° 09’ 10” East (record per Map No. 10563, North 40° 04’ 44” East) a distance of 25.00 feet; thence South 49° 50’ 50” East a distance of 10.45 feet (record per Map No. 10563, South 49° 55’ 16” East, 10.00 feet) to the beginning of tangent 28.00 foot radius curve concave Northeasterly; thence Southeasterly along said 28.00 foot radius curve through a central angle of 57° 06’ 14” an arc length of 27.91 feet (record per Map No. 10563, 59° 15’ 04”, an arc length of 28.96 feet) to a point of tangency; thence North 73° 02’ 56” East (record per Map No. 10563, North 72° 58’ 30” East) a distance of 19.26 feet to a point of intersection with the Westerly boundary of said Paradise Heights, Map No. 10563, said line also being the Easterly line of the Northwest Quarter of the Southwest Quarter of said Quarter Section 105; thence along said Westerly boundary South 18° 25’ 16” East (record per Map No. 10563, South 18° 25’ 16” East) a distance of 3.80 feet; thence leaving said boundary South 71° 16’ 25” West a distance of 85.00 feet; thence South

18° 25’ 16” East a distance of 100.00 feet; thence North 71° 16’ 25” East a distance of 85.00 feet to a point on the Easterly line of the Northwest Quarter of the Southwest Quarter of said Quarter Section 105; thence along said Easterly line and its Southerly prolongation South 18° 25’ 16” East (record per record of Survey Map No. 8346, South 18° 26’ 16” East) a distance of 50.00 feet to the Southeast corner of the Northwest Quarter of the Southwest Quarter of said Quarter Section 105; thence along the Southerly line of the Northwest Quarter of the Southwest Quarter of said Quarter Section South 71° 16’ 25” West a distance of 622.30 feet (record per record of Survey Map No. 8346, South 71° 17’ 07” West, 622.27 feet) more or less to a point on the Easterly line of Euclid Avenue as shown on said record of Survey Map No. 8346; thence along said Easterly line North 18° 24’ 34” West (record per record of Survey Map No. 8346, North 18° 25’ 44” West) a distance of 587.87 feet to the beginning of a tangent 35.00 foot radius curve concave Southeasterly; thence Northeasterly along said 35.00 foot radius curve through a central angle of 17° 08’ 30” an arc length of 10.47 feet (record per Deed, 17° 12’ 27” an arc length of 10.51 feet) to a point of nontangency, a radial line to said point bears South 88° 43’ 56” West; thence North 26° 26’ 12” East (record per deed, North 26° 26’ 20” East) a distance of 32.54 feet to the beginning of a nontangent 35.00 foot radius curve concave Southeasterly, a radial line to said point bears North 35° 51’ 31” West; thence Northeasterly along said 35.00 foot radius curve through a central angle of 17° 08’30” an arc length of 10.47 feet (record per deed, 17° 12’ 27” and an arc length of 10.51 feet) to a point of tangency on the South line of said 4th Street, a radial line to said point bears North 18° 43’ 01” West; thence along the South line of said 4th Street North 71° 16’ 59” East (record per record of Survey Map No. 8346, North 71°18’ 25” East) a distance of 742.33 feet to the true point of beginning.

PARCEL 2:

The Southwest Quarter of the Southwest Quarter of Quarter Section 105 of Rancho De La Nacion, in the City of National City, County of San Diego, State of California, according to Map thereof No. 166, filed in the Office of the County Recorder of San Diego County, May 11, 1869.

Excepting therefrom the Westerly 40 feet and the Southerly 40 feet thereof.

Also excepting therefrom all that portion granted to the City of National City by Deed recorded February 26, 1962, as File No. 32432 of Official Records.

PARCEL 3:

Lots 6 through 15 inclusive of Paradise Heights, in the City of National City, County of San Diego, State of California, according to Map thereof No. I 0563, filed in the Office of the County Recorder of San Diego County, January 12, 1983.

PARCEL 3A:

An easement for ingress and egress over the existing private roadway (also known as Hill Drive) over Lot 16 of said Map No. 10563.

PARCEL 4:

The Northerly 100 feet of the Southerly 150 feet of the Easterly 85 feet of the Northwest Quarter of the Southwest Quarter of Quarter Section 105 of Rancho De La Nacion, in the City of National City, County of San Diego, State of California, according to Map thereof No. 166, filed in the Office of the County Recorder of San Diego County, May 11, 1869.

PARCEL 5:

Lots 5, 6, 11 and 12 in Block 2 of Sanitarium Place, in the City of National City, County of San Diego, State of California, according to Map thereof No. 1730, filed in the Office of the County Recorder of San Diego County, May 10, 1922; and Lots 6 and 12 in Block 1 of said Sanitarium Place, together with the easterly 50.00 feet of that portion of Fifth Street, adjoining said Lot 12 of Block 1 on the south and adjoining said Lot 6 of Block 2 on the north, which lies westerly of the westerly line of Euclid Avenue (formerly Sanitarium Avenue), as vacated on June 15, 1971, by Resolution No. 10368 of the City Council of the City of National City, and recorded June 16, 1971, as File No. 127575 of Official Records.

PARCEL 6:

Lot 10 in Block 2 of Sanitarium Place, in the City of National City, County of San Diego, State of California, according to Map thereof No. 1730, filed in the Office of the County Recorder of San Diego County, May 10, 1922.

PARCEL 7:

The easterly 4 feet of Lot 3 and all of Lot 4, Block 2, Sanitarium Place, in the City of National City, County of San Diego, State of California, according to Map thereof No. 1730, filed in the Office of the County Recorder of San Diego County, May 10, 1922.

PARCEL 8:

All of Lot One (1) and Lot Two (2), in Block Two (2) of Sanitarium Place, in the City of National City, County of San Diego, State of California, according to Map thereof No. 1730, filed in the Office of the County Recorder of San Diego County, May 10, 1922.

Excepting therefrom the East 24 feet of said Lot 2.

PARCEL 9:

Easterly 24 feet of Lot 2 and all of Lot 3, except the Easterly 4 feet thereof, in Block 2 of Sanitarium Place, in the City of National City, County of San Diego, State of California, according to Map thereof No. 1730, filed in the Office of the County Recorder of San Diego County, on May 10, 1922, being a Subdivision of the Easterly one-half of the Easterly one-half of the Southerly one-quarter of Quarter Section 130 of Rancho De La Nacion.

PARCEL 10:

Lot 9 of Block 2 of Sanitarium Place, a Subdivision of Easterly 10 acres of 80 acre Lot 2, Quarter Section 130, Rancho De La Nacion, in the City of National City, County of San Diego, State of California, according to Map thereof No. 1730, filed in the Office of the County Recorder of San Diego County, May 10, 1922.

PARCEL 11:

Lots 7 and 8 in Block 2 of Sanitarium Place, in the City of National City, County of San Diego, State of California, according to Map thereof No. 1730, filed in the Office of the County Recorder of San Diego County, May 10, 1922.

PARCEL 12:

Lots 4, 5, 6, 11 and 12, in Block 3 of Sanitarium Place, in the City of National City, County of San Diego, State of California, according to Map thereof No. 1730, filed in the Office of the County Recorder of San Diego County, May 10, 1922. Excepting therefrom the Westerly 9 feet of said Lot 4.

PARCEL 13:

Lots 1 to 6 inclusive and Lots 8 to 12 inclusive in Block 4 of Sanitarium Place, in the City of National City, County of San Diego, State of California, according to Map thereof No. 1730, filed in the Office of the County Recorder of San Diego County, California.

Exhibit A-5

San Dimas Hospital

Legal Description

That portion of the East half of the Northwest quarter of the Southwest quarter of Section 9, Township I South, Range 9 West, San Bernardino Meridian, in the City of San Dimas, County of Los Angeles, State of California, of the Rancho Addition to San Jose and a portion of the Rancho San Jose, as per Map recorded in Book 22, Pages 21, et. seq. of Miscellaneous Records, in the Office of the County Recorder of said County, shown as Parcel I on Parcel Map No. S.D. 71-2 filed May 5, 1971, in Book 31, Page 36 of Parcel Maps, in the Office of the County Recorder of said County.

Together with the following described easements, designated as Easements A and B described below:

Easement A:

An easement for utility, drainage and ingress and egress purposes over those portions of Parcels 1, 2 and 3, in the City of San Dimas, County of Los Angeles, State of California, as shown on Parcel Map S.D. 76-2, filed in Book 79, Pages 66 and 67 of Parcel Maps, in the Office of the County Recorder of said County and that portion of Parcel I of Parcel Map No. S.D. 71-2, filed in Book 31, Page 36 of Parcel Maps, in said County Recorder’s Office, being a strip of land, 30.00 feet wide, the center line of which is the easterly line of said last mentioned Parcel 1 and its southerly prolongation thereof.

The sidelines of said strip of land shall be prolonged or shortened so as to terminate northerly and southerly by the northerly and southerly lines of said Parcel Map No. S.D. 71-2.

Except therefrom that portion included within the following parcels:

Parcels 1 and 3, in the City of San Dimas, County of Los Angeles, State of California, as shown on Parcel Map No. 26482, as per Map filed in Book 314, Pages 69 and 70 of Parcel Maps, in the Office of the County Recorder of said County; and

Parcel 1, in the City of San Dimas, County of Los Angeles, State of California, as shown on Parcel Map No. S.D. 76-2, as per Map filed in Book 79, Pages 66 and 67 of Parcel Maps, in the Office of the County Recorder of said County.

Easement B:

An easement for utility, drainage, ingress and egress purposes over the northerly 50 feet of Parcel 1 in the City of San Dimas, County of Los Angeles, State of California, as shown on Parcel Map No. S.D. 76-2, filed in Book 79, Pages 66 and 67 of Parcel Maps, in the Office of the County Recorder of said County

Exhibit A-6

San Dimas MOB

Legal Description

Parcel A:

Parcels 1 and 3, in the City of San Dimas, County of Los Angeles, State of California, as shown on Parcel Map No. 26482, as per Map filed in Book 314, Pages 69 and 70 of Parcel Maps, in the Office of the County Recorder of said County.

Parcel B:

Parcel 1, in the City of San Dimas, County of Los Angeles, State of California, as shown on Parcel Map No. S.D. 76-2, as per Map filed in Book 79, Pages 66 and 67 of Parcel Maps, in the Office of the County Recorder of said County.

Together with the following described easements, designated as Easements A and B described below:

Easement A:

An easement for utility, drainage and ingress and egress purposes over those portions of Parcels 1, 2 and 3, in the City of San Dimas, County of Los Angeles, State of California, as shown on Parcel Map S.D. 76-2, filed in Book 79, Pages 66 and 67 of Parcel Maps, in the Office of the County Recorder of said County and that portion of Parcell of Parcel Map No. S.D. 71-2, filed in Book 31, Page 36 of Parcel Maps, in said County Recorder’s Office, being a strip of land, 30.00 feet wide, the center line of which is the easterly line of said last mentioned Parcel 1 and its southerly prolongation thereof.

The sidelines of said strip of land shall be prolonged or shortened so as to terminate northerly and southerly by the northerly and southerly lines of said Parcel Map No. S.D. 71-2.

Except therefrom that portion included within the following parcels:

Parcels 1 and 3, in the City of San Dimas, County of Los Angeles, State of California, as shown on Parcel Map No. 26482, as per Map filed in Book 314, Pages 69 and 70 of Parcel Maps, in the Office of the County Recorder of said County; and

Parcel 1, in the City of San Dimas, County of Los Angeles, State of California, as shown on Parcel Map No. S.D. 76-2, as per Map filed in Book 79, Pages 66 and 67 of Parcel Maps, in the Office of the County Recorder of said County.

Easement B:

An easement for utility, drainage, ingress and egress purposes over the northerly 50 feet of Parcel 1 in the City of San Dimas, County of Los Angeles, State of California, as shown on Parcel Map No. S.D. 76-2, filed in Book 79, Pages 66 and 67 of Parcel Maps, in the Office of the County Recorder of said County

Exhibit B-1

Alvarado

Permitted Exceptions

1.	General, supplemental and special taxes, dues and assessments for the fiscal year 2011-2012, a lien but not yet due or payable.

2.	An easement shown or dedicated on the map filed or recorded March 20, 1968, as Map No. 6072 of Tract Map for water, drainage, sewer and incidental purposes.

3.	The terms and provisions contained in the document entitled “Encroachment Removal Agreement” recorded October 19, 1972 as Instrument No. 281561 of Official Records.

4.	The terms and provisions contained in the document entitled “Planning Commission Resolution No. 6458 Granting Conditional Use Permit No. 86-0309” recorded September 16, 1986 as Instrument No. 86-406826 of Official Records.

5.	The terms and provisions contained in the document entitled “Conditional Use Permit No. 88-0101, Planning Commission Amendment to CUP No. 160-PC” recorded August 3, 1988 as Instrument No. 88-381176 of Official Records.

6.	The terms and provisions contained in the document entitled “Memorandum of Instrument Affecting Real Property” recorded March 03, 1989, as Instrument No. 89-111991 of Official Records.

7.	The terms and provisions contained in the document entitled “Declaration of Covenants for Public Improvements” recorded March 14, 1989, as Instrument No. 89-128663 of Official Records.

8.	The terms and provisions contained in the document entitled “Encroachment Removal Agreement” recorded May 16, 1989 as Instrument No. 89-257055 of Official Records.

9.	The terms and provisions contained in the document entitled “Encroachment Removal Agreement” recorded July 20, 1989, as Instrument No. 89-383011 of Official Records.

10.	Covenants, conditions, restrictions and easements in the document recorded March 19, 1990 as Instrument No. 90-145617 of Official Records, but deleting any covenant, condition or restriction indicating a preference, limitation or discrimination based on race, color, religion, sex, handicap, familial status, national origin, sexual orientation, marital status, ancestry, source of income or disability, to the extent such covenants, conditions or restrictions violate Title 42, Section 3604(c), of the United States Codes. Lawful restrictions under state and federal law on the age of occupants in senior housing or housing for older persons shall not be construed as restrictions based on familial status.

11.	An easement for public utilities, ingress, egress and incidental purposes, recorded March 31, 1992 as Instrument No. 1992-0181958 of Official Records in favor of San Diego Gas and Electric Company (Affects Parcel 2).

12.	An easement for public utilities, ingress, egress and incidental purposes, recorded March 07, 1994 as Instrument No. 1994-0150276 of Official Records in favor of San Diego Gas and Electric Company (Affects Parcel 2).

13.	An easement for public utilities, ingress, egress and incidental purposes, recorded November 13,2001 as Instrument No. 2001-0823854 of Official Records in favor of San Diego Gas and Electric Company (Affects Parcel 2).

14.	The terms and provisions contained in the document entitled “Grant of Restrictive Covenants” recorded November 17, 2010 as Instrument No. 2010-0630302 of Official Records, by and between Plymouth Health Investments, LLC, a Delaware limited liability company and Prime Healthcare Services Alvarado, LLC, a Delaware limited liability company.

15.	The terms and provisions contained in the document entitled “Declaration of Parking Easement” recorded December 12, 2010 as Instrument No. 2010-662310 of Official Records.

16.	Any facts, rights, interests or claims that may exist or arise by reason of the following matters disclosed by an ALTA/ACSM survey made by JRN Civil Engineers on January 13, 2011, designated as Job Number 10-11-041:

Building lies over the easement for water, drainage, sewer and incidental purposes shown or dedicated on the map filed or recorded March 20, 1968 as Map No. 6072.

17.	All leases and rights of tenants thereunder and rights of other parties in possession under recorded and unrecorded occupancy agreements and leases.

18.	All restrictions, reservations, easements, rights of way, covenants and other matters whether of record or unrecorded affecting the property described above, and any matter and state of facts that would be disclosed by an updated accurate survey and inspection of the property.

Exhibit B-2

Garden Grove Hospital

Permitted Exceptions

1.	General, supplemental and special taxes, dues and assessments for the fiscal year 2011-2012, a lien but not yet due or payable.

2.	An easement for roads, railroads, ditches and incidental purposes, recorded May 12, 1894 in Book 87, Page 98 of Deeds, in favor of Steams Ranchos Company.

3.	An easement for street and highway and incidental purposes, recorded September 7, 1956 as Instrument No. 121249 in Book 3637, Page 274 of Official Records, in favor of the City of Garden Grove.

4.	An easement for public utilities and incidental purposes, recorded September 18, 1956 as Instrument no. 125773 in Book 3648, Page 62 of Official Records, in favor of Pacific Telephone and Telegraph Company.

5.	An easement for sanitary sewer and incidental purposes, recorded October 15, 1956, as Instrument No. 138195 in Book 3677, Page 265 of Official Records, in favor of Garden Grove Sanitary District.

6.	An easement for underground electric system and incidental purposes, recorded May 17, 1957 as Instrument No. 64766 in Book 3910, Page 65 of Official Records, in favor of Southern California Edison Company.

7.	An easement for ingress and egress and incidental purposes, recorded in Book 4352, Page 436 and in Book 4360, Page 287, both of Official Records.

8.	An easement for an electric line and incidental purposes recorded December 3, 1958 as Instrument No. 151548 in Book 4503, Page 128 of Official Records, in favor of Southern California Edison Company.

9.	An easement for an electric line and incidental purposes, recorded December 3, 1958 as Instrument No. 151549 in Book 4503, Page 119 of Official Records, in favor of Southern California Edison Company.

10.	An easement for street and highway and incidental purposes, recorded June 22, 1960 as Instrument No. 109593 in Book 5297, Page 474 of Official Records, in favor of the City of Garden Grove.

11.	An easement for street and highway and incidental purposes, recorded June 22, 1960, as Instrument No. 109596 in Book 5297, Page 470 of Official Records, in favor of the City of Garden Grove.

12.	An easement for an electric line and incidental purposes, recoded August 10, 1961 as Instrument No. 8009 in Book 5812, Page 856 of Official Records, in favor of Southern California Edison Company.

13.	An easement for pole line and incidental purposes, recorded February 20, 1963 as Instrument No. 15324 in Book 6439, Page 466 of Official Records, in favor of Southern California Edison Company.

14.	The terms and provisions contained in the document entitled “Ordinance No. 1260” of the City of Garden Grove recorded August 9, 1972 in Book 10266, Page 682 of Official Records.

15.	The terms and provisions contained in the document entitled “Resolution No. 4233-72” of the City of Garden Grove recorded August 9, 1972 in Book 10266, Page 684 of Official Records.

16.	The terms and provisions contained in the document entitled “Resolution No. 2569” of the City of Garden Grove recorded August 9, 1972 in Book 10266, Page 685 of Official Records.

17.	The terms and provisions contained in the document entitled “Agreement” recorded August 9, 1972 in Book 10266, Page 689 of Official Records, executed by American Medical International, Inc.

18.	An easement for underground electrical supply systems and communication systems and incidental purposes, recorded September 22, 1972 in Book 10338, Page 707 of Official Records, in favor of Southern California Edison Company.

19.	An easement for sewer pipelines and incidental purposes, recorded October 17, 1972, as Instrument No. 16080 in Book 10378, Page 165 of Official Records, in favor of Garden Grove Sanitary District. A portion of said easement was quitclaimed by deed recorded May 14, 1981 as Instrument No. 18790 in Book 14058, Page 744 of Official Records.

20.	An easement for underground electrical supply systems and communication systems and incidental purposes, recorded December 6, 1972 as Instrument No. 5063 in Book 10458, Page 847 of Official Records, in favor of Southern California Edison Company.

21.	An easement for underground electrical supply systems and communication systems and incidental purposes, recorded December 6, 1972 as Instrument No. 5064 in Book 10458, Page 848 of Official Records, in favor of Southern California Edison Company.

22.	An easement for street and highway and incidental purposes, recorded March 6, 1973 in Book 10582, Page 709 of Official Records, in favor of the City of Garden Grove.

23.	An easement for sewer pipeline and incidental purposes, recorded May 14, 1981 as Instrument No. 18789 in Book 14058, Page 741 of Official Records, in favor of Garden Grove Sanitary District.

24.	An easement for underground electrical supply systems and communication systems and incidental purposes, recorded February 5, 1982 as Instrument No. 82-44595 of Official Records, in favor of Southern California Edison Company.

25.	An easement to permit emergency vehicles to enter into, travel across and exit the easement area and incidental purposes, recorded February 6, 2007 as Instrument No. 2007000080586 of Official Records, in favor of ln-Town Communities, LLC.

26.	An easement for utility and incidental purposes, recorded as Book 3283, Page 42 of Official Records, in favor of Pacific Telephone and Telegraph Company.

27.	An easement for utility and incidental purposes, recorded as Book 3275, Page 379 of Official Records, in favor of Pacific Telephone and Telegraph Company.

28.	All leases and rights of tenants thereunder and rights of other parties in possession under recorded and unrecorded occupancy agreements and leases.

29.	All restrictions, reservations, easements, rights of way, covenants and other matters whether of record or unrecorded affecting the property described above, and any matter and state of facts that would be disclosed by an updated accurate survey and inspection of the property

Exhibit B-3

Garden Grove MOB

Permitted Exceptions

1. General, supplemental .and special taxes, dues and assessments for the fiscal year 2011-2012, a lien but not yet due or payable.

2. An easement for roads, railroads, ditches and incidental purposes, recorded May 12, 1894 in Book 87, Page 98 of Deeds, in favor of Stearns Ranchos Company.

3. An easement for public utilities and incidental purposes, recorded September 18, 1956 as Instrument No. 125772 in Book 3648, Page 60 of Official Records, in favor of Pacific Telephone and Telegraph Company.

4. An easement for public utilities and incidental purposes, recorded September 18, 1956 as Instrument No. 125773 in Book 3648, page 62 of Official Records, in favor of Pacific Telephone and Telegraph Company.

5. An easement for sanitary sewer and incidental purposes, recorded October 15, 1956 as Instrument No. 138196 in Book 3677, Page 265 of Official Records, in favor of Garden Grove Sanitary District.

6. An easement for sanitary sewer and incidental purposes, recorded October 15, 1956 as Instrument No. 138196 in Book 3677, Page 268 of Official Records, in favor of Garden Grove Sanitary District.

7. An easement for street and highway and incidental purposes, recorded February 13, 1957 as Instrument No. 19441 in Book 3802, Page 21 of Official Records, in favor of the City of Garden Grove.

8. An easement for street and highway and incidental purposes, recorded August 28, 1958 as Instrument No. 106835 in Book 4400, Page 152 of Official Records, in favor of the City of Garden Grove.

9. An easement for an electric line and incidental purposes, recorded November 20, 1958 as Instrument No. 145436 in Book 4488, Page 595 of Official Records, in favor of Southern California Edison Company.

10. An easement for an electric line and incidental purposes, recorded December 3, 1958 as Instrument No. 151548 in Book 4503, Page 128 of Official Records, in favor of Southern California Edison Company.

11. An easement for an electric line and incidental purposes, recorded December 3, 1958 as Instrument No. 151549 in Book 4503, page 119 of Official Records, in favor of Southern California Edison Company.

12. An easement for street and highway and incidental purposes, recorded August 25, 1959 as Instrument No. 138426 in Book 4855, Page 320 of Official Records, in favor of the City of Garden Grove.

13. An easement for street and highway and incidental purposes, recorded June 22, 1960 as Instrument No. 109594 in Book 5297, Page 469 of Official Records, in favor of the City of Garden Grove.

14. An easement for street and highway and incidental purposes, recorded June 22, 1960 as Instrument No. 109595 in Book 5297, Page 477 of Official Records, in favor of the City of Garden Grove.

15. An easement for street and highway and incidental purposes, recorded May 1, 1961 as instrument No. 636, in Book 5708, Page 3 of Official Records, in favor of the City of Garden Grove.

16. An easement for an electric line and incidental purposes, recorded August 10, 1961 as Instrument No. 8009 in Book 5812, Page 856 of Official Records, in favor of Southern California Edison Company.

17. An easement for an electric line and incidental purposes, recorded August 10, 1961 as Instrument No. 8010 in Book 5812, Page 858 of Official Records, in favor of Southern California Edison Company.

18. An easement for an electric line and incidental purposes, recorded October 19, 1961 as Instrument No. 14448 in Book 5886, Page 561 of Official Records, in favor of Southern California Edison Company.

19. An easement for public utilities and incidental purposes, recorded November 10, 1961 as Instrument No. 7183 in Book 5909, Page 441 of Official Records, in favor of Pacific Telephone and Telegraph Company.

20. An easement for ingress and egress and incidental purposes, recorded August 24, 1962, as Instrument No. 19169 in Book 6225, Page 565 of Official Records.

21. The terms and provisions contained in the document entitled “Ordinance No. 1260” of the City of Garden Grove recorded August 9, 1972 in Book I 0266, Page 682 of Official Records.

22. The terms and provisions contained in the document entitled “Resolution No. 4233-72” of the City of Garden Grove recorded August 9, 1972 in Book I 0266, Page 684 of Official Records.

23. The terms and provisions contained in the document entitled “Resolution No. 2569” of the City of Garden Grove recorded August 9, 1972 in Book I 0266, Page 685 of Official Records.

24. The terms and provisions contained in the document entitled “Agreement” recorded August 9, 1972 in Book 10266, Page 689 of Official Records, executed by American Medical International, Inc.

25. An easement for underground electrical supply systems and communication systems and incidental purposes, recorded September 22, 1972 in Book 10338, Page 707 of Official Records, in favor of Southern California Edison Company.

26. Covenants, conditions, restrictions and easements in the document recorded October 13, 1982 as Instrument No. 82-360438 of Official Records, but deleting any covenant, condition or restriction indicating a preference, limitation or discrimination based on race, color, religion, sex, handicap, familial status, national origin, sexual orientation, marital status, ancestry, source of income of disability, to the extent such covenants, conditions or restrictions violate Title 42, Section 3604(c) of the United States Code. Lawful restrictions under state and federal law on the age of occupants in senior housing or housing for older persons shall not be construed as restrictions based on familial status.

27. An easement for underground electrical supply systems and communication systems and incidental purposes, recorded September 14, 1983 as Instrument No. 83-403640 of Official Records, in favor of Southern California Edison Company.

28. An easement to permit emergency vehicles to enter into, travel across and exit the easement area and incidental purposes, recorded February 6, 2007 as Instrument No. 2007000080586 of Official Records, in favor of In-Town Communities, LLC.

29. An easement for utility and incidental purposes, recorded as Book 3282, Page 42 of Official Records, in favor of Pacific Telephone and Telegraph Company.

30. An easement for utility and incidental purposes, recorded as Book 3275, Page 379 of Official Records, in favor of Pacific Telephone and Telegraph Company.

31. All leases and rights of tenants thereunder and rights of other parties in possession under recorded and unrecorded occupancy agreements and leases.

32. All restrictions, reservations, easements, rights of way, covenants and other matters whether of record or unrecorded affecting the property described above, and any matter and state of facts that would be disclosed by an updated accurate survey and inspection of the property.

Exhibit B-4

Paradise Valley

Permitted Exceptions

1.	General and special taxes and assessments for the fiscal year 2011-2012, a lien not yet due or payable.

2.	Supplemental taxes, if any, assessed pursuant to Chapter 3.5 commencing with Section 75 of the California Revenue and Taxation Code, a lien not yet due or payable.

3.	All leases and rights of tenants thereunder and rights of other parties in possession under recorded and unrecorded occupancy agreements and leases.

4.	All restrictions, reservations, easements, rights of way, covenants and other matters whether of record or unrecorded affecting the property described above, and any matter and state of facts that would be disclosed by an updated accurate survey and inspection of the property.

Exhibit B-5

San Dimas Hospital

Permitted Exceptions

1.	General, supplemental and special taxes, dues and assessments for the fiscal year 2011-2012, a lien but not yet due or payable.

2.	An easement for develop water and pipe lines, make ditches and incidental purposes, recorded in Book 658, Page 191 of Deeds, in favor of San Jose Ranch Company.

3.	An easement for sanitary sewer and incidental purposes, recorded May 7, 1973 as Instrument No. 3060 of Official Records, in favor of the City of San Dimas.

4.	An easement for drainage and incidental purposes, recorded May 22, 1978, as Instrument No. 78-546058 of Official Records, in favor of the City of San Dimas.

5.	An easement for traffic signal equipment and incidental purposes, recorded December 23, 1987, as Instrument No. 87-2023207 of Official Records, in favor of the City of San Dimas.

6.	The rights of tenants under unrecorded occupancy agreements and leases and other parties in possession.

7.	All matters shown on the survey made by Smith Roberts Baldschwiler, LLC on April 9, 2008.

8.	All leases and rights of tenants thereunder and rights of other parties in possession under recorded and unrecorded occupancy agreements and leases.

9.	All restrictions, reservations, easements, rights of way, covenants and other matters whether of record or unrecorded affecting the property described above, and any matter and state of facts that would be disclosed by an updated accurate survey and inspection of the property.

Exhibit B-6

San Dimas MOB

Permitted Exceptions

1.	General, supplemental and special taxes, dues and assessments for the fiscal year 2011-2012, a lien but not yet due or payable.

2.	An easement for develop water and pipe lines, make ditches and incidental purposes, recorded in Book 658 of Deeds, Page 191, in favor of San Jose Ranch Company.

3.	An easement for public utilities and incidental purposes, recorded January 18, 1972, as Instrument No. 3045 of Official Records, in favor of Southern California Edison Company.

4.	An easement for sanitary sewers and incidental purposes, recorded May 7, 1973, as Instrument No. 3060 in Book D5860, Page 816 of Official Records.

5.	An easement for wires, underground conduits, cables, vaults, manholes, handholes and including above ground enclosures, markers and concrete pads and incidental purposes, recorded August 4, 1975, as Instrument No. 2793 of Official Records, in favor of Southern California Edison Company.

6.	An easement for underground conduits, manholes, pedestals, cables, wires and appurtenances for the transmission of electric energy for communication and incidental purposes, recorded November 24, 1975, as Instrument No. 2925 of Official Records, in favor of General Telephone Company of California.

7.	Easement for sanitary sewer and rights incidental thereto as delineated or as offered for dedication on recorded map, Parcel Map No. S.D. 76-2 filed in Book 79 pages 66 and 67 of Parcel Maps.

8.	An easement for traffic signal equipment and incidental purposes, recorded December 23, 1987 as Instrument No. 87-2023206 of Official Records, in favor of the City of San Dimas.

9.	The terms and provisions contained in the document entitled “Reservation of Access Easement and Declaration of Covenants, Conditions and Restrictions” recorded January 31, 2003, in Instrument No. 03-310938 of Official Records by and between Eastern Professional Properties, Inc., a Delaware corporation, and San Dimas Community Hospital, a California corporation.

Also, an easement as contained in the above described document for access, ingress and egress and incidental purposes.

10.	The terms and provisions contained in the document entitled “Easement for Ingress and Egress and Use Restriction Agreement” recorded March 3, 2003, as Instrument No. 03-599021 of Official Records by and between Eastern Professional Properties, Inc., a Delaware corporation, and San Dimas Community Hospital, a California corporation, and Medical Arts Building of San Dimas, LLC, a California limited liability company.

Also, an easement as contained in the above document for a non-exclusive and perpetual easement of vehicular and pedestrian ingress and egress and passage and incidental purposes.

11.	The rights of tenants under unrecorded occupancy agreements and leases and other parties in possession.

12.	All matters shown on the survey made by Smith Roberts Baldschwiler, LLC on April 9, 2008.

13.	All leases and rights of tenants thereunder and rights of other parties in possession under recorded and unrecorded occupancy agreements and leases.

14.	All restrictions, reservations, easements, rights of way, covenants and other matters whether of record or unrecorded affecting the property described above, and any matter and state of facts that would be disclosed by an updated accurate survey and inspection of the property.

Exhibit C

Existing Subleases

Alvarado Facility

1. Lease dated 8/17/09 between Alvarado Hospital LLC and Hussein Abdulhadi, M.D. for Suite 256 of 6645 Alvarado Road, San Diego, California. Rent $2,430.79. Security Deposit $0. Tenant is referral source.

2. Lease dated 10/2/09 between Alvarado Hospital LLC and Fernando A. Zamudio, M.D., Inc., for 2nd Floor Cardiology Offices at 6655 Alvarado Road, San Diego, California. Rent $5,442.16. Security Deposit $0. Tenant is referral source.

3. Lease dated 4/1/2011 between Alvarado Hospital LLC and Gerard Arcilla, M.D. for Suite 257 of 6645 Alvarado Road, San Diego, California. Rent $551.00. Security Deposit $0. Tenant is referral source.

4. Lease dated 4/23/2008 between Alvarado Hospital LLC and Chears, Inc. for Suite 4000 of 6645 Alvarado Road, San Diego, California. Rent $2,407.02. Security Deposit $0. Tenant is referral source.

5. Lease dated 9/22/2004 between Alvarado Hospital LLC, a Delaware limited liability company as assignee of Prime Healthcare Services Alvarado, LLC, a Delaware limited liability company as assignee of Plymouth Health Investments LLC (as successor in interest to Alvarado Hospital Medical Center, Inc., a California corporation d/b/a Alvarado Hospital Medical Center/SDRI) and Perry Mansfield, M.D., Inc., a California corporation, d/b/a Perry Mansfield, M.D. Michael J. O’Leary, M.D., Inc., a California corporation, d/b/a Michael J. O’Leary, M.D., R. Stuart Weeks, M.D., Inc., a California corporation, d/b/a R. Stuart Weeks, M.D., Brian H. Weeks, M.D., Inc., a California corporation, d/b/a Brian H. Weeks, M.D., Pacific Neurosurgery & Spine Medical Group, Inc., d/b/a Sanjay Ghosh, M.D for Suite 4000 of 6645 Alvarado Road, San Diego, California. Rent $19,453.94. Security Deposit $0. Tenant is referral source.

6. Lease dated 11/1/2009 between Alvarado Hospital LLC and UCSD Medical Group for Suite 229 of 6645 Alvarado Road, San Diego, California. Rent $6,171.80. Security Deposit $0. Tenant is referral source.

7. Lease dated 3/7/2012 between Alvarado Hospital LLC and Spectrum Security Services for Suite 421 of 6655 Alvarado Road, San Diego, California. Rent $647.00. Security Deposit $0. Tenant is referral source.

8. Lease dated 12/12/11 between Alvarado Hospital LLC and Pacific Neurosurgery & Spine Medical Group, Inc., d/b/a Sanjay Ghosh, M.D for Suites 416/417/419/421 of 6645 Alvarado Road, San Diego, California. Rent $1056.72. Security Deposit $0. Tenant is referral source.

9. Lease dated 9/1/2011 between Alvarado Hospital LLC and Ian Purcell, M.D., APC for Suite 422 of 6645 Alvarado Road, San Diego, California. Rent $244.20. Security Deposit $0. Tenant is referral source.

Garden Grove

1. Lease Agreement dated January 1, 2007 between Medical Center of Garden Grove as Landlord and RAI Care Centers of Southern California, Inc. as Tenant for the premises known as Suite 100 of 12555 Garden Grove Boulevard, Garden Grove, California as amended by that certain First Amendment to Lease Agreement dated June 30, 2011 which was assigned to Prime Healthcare Services – Garden Grove, LLC as of July 1, 2008. Rent $7658.05. Security Deposit $7,259.00. Tenant is a referral source.

2. Lease Agreement dated August 1, 2009 between Prime Healthcare Services – Garden Grove, LLC as Landlord and Beverly Oncology and Imaging Medical Group, Inc. as Tenant for the premises known as Suite 101 of 12555 Garden Grove Boulevard, Garden Grove, California. Rent $3,115.38. Security Deposit $3,115.38.

3. Lease Agreement dated May 1, 2011 between Prime Healthcare Services – Garden Grove, LLC as Landlord and Grove Harbor Medical Center Pharmacy as Tenant for the premises known as Suite 102 of 12555 Garden Grove Boulevard, Garden Grove, California. Rent $3,057.26. Security Deposit $0.00. Tenant is a referral source.

4. Lease Agreement dated June 1, 2006 between Medical Center of Garden Grove as Landlord and Garden Grove Imaging, LLC as Tenant for the premises known as Suite 103 of 12555 Garden Grove Boulevard, Garden Grove, California which was assigned to Prime Healthcare Services – Garden Grove as of July 1, 2008. Rent $3,057.18. Security Deposit $0.00. Tenant is a referral source.

5. Lease Agreement dated August 1, 2007 between Medical Center of Garden Grove as Landlord and RMS Lifeline, Inc. as Tenant for the premises known as Suite 200 of 12555 Garden Grove Boulevard, Garden Grove, California which was assigned to Prime Healthcare Services – Garden Grove, LLC as of July 1, 2008. Rent $6,571.80. Security Deposit $6,570.00.

6. Lease Agreement dated March 1, 2012 between Prime Healthcare Services – Garden Grove, LLC as Landlord and Jason H. Shin, M.D., Inc. as Tenant for the premises known as Suite 206 of 12555 Garden Grove Boulevard, Garden Grove, California. Rent $3,069.30. Security Deposit $0.00. Tenant is a referral source.

7. Lease Agreement dated February 24, 2005 between Medical Center of Garden Grove as Landlord and Garden Grove Women’s Health Specialists, A Medical Corporation, as Tenant for the premises known as Suite 301 of 12555 Garden Grove Boulevard, Garden Grove, California as amended by that certain First Amendment to Lease Agreement dated June 1, 2008 which was assigned to Prime Healthcare Services – Garden Grove, LLC as of July 1, 2008. Rent $3,672.00. Security Deposit $0.00. Tenant is a referral source.

8. Lease Agreement dated March 1, 2007 between Medical Center of Garden Grove as Landlord and Francis Lee, M.D., as Tenant for the premises known as Suite 303 of 12555 Garden Grove Boulevard, Garden Grove, California as amended by that certain First Amendment to Lease Agreement dated March 1, 201 0 which was assigned to Prime Healthcare Services – Garden Grove, LLC as of July 1, 2008. Rent $2,287.60. Security Deposit $0.00. Tenant is a referral source.

9. Lease Agreement dated February 1, 2008 between Medical Center of Garden Grove as Landlord and Christine Tran, M.D., as Tenant for the premises known as Suite 304 of 12555 Garden Grove Boulevard, Garden Grove, California as amended by that certain First Amendment to Lease Agreement dated January, 2009 which was assigned to Prime Healthcare Services – Garden Grove, LLC as of July 1, 2008. Rent $3,115.40. Security Deposit $3,115.00. Tenant is a referral source.

10. Lease Agreement dated July 1, 2011 between Prime Healthcare Services – Garden Grove, LLC as Landlord and Fountain Valley Cardiology as Tenant for the premises known as Suite 305 of 12555 Garden Grove Boulevard, Garden Grove, California. Rent $1,697.40. Security Deposit $1,697.00. Tenant is a referral source.

11. Lease Agreement dated May 1, 2011 between Prime Health care Services – Garden Grove, LLC as Landlord and Peter Wang, M.D., as Tenant for the premises known as Suite 306 of 12555 Garden Grove Boulevard, Garden Grove, California. Rent $2,264.40. Security Deposit $2,880.00. Tenant is a referral source.

12. Lease Agreement dated March 1, 2011 between Prime Healthcare Services – Garden Grove, LLC as Landlord and Good Night Sleep Clinic, Inc. as Tenant for the premises known as Suite 307 of 12555 Garden Grove Boulevard, Garden Grove, California. Rent $1,957.29. Security Deposit $1,957.29 Tenant is a referral source.

13. Lease Agreement dated September 15, 2007 between Medical Center of Garden Grove as Landlord and John Van, DDS, as Tenant for the premises known as Suite 308 of 12555 Garden Grove Boulevard, Garden Grove, California which was assigned to Prime Healthcare Services – Garden Grove, LLC as of July 1, 2008. Rent $2,070.00. Security Deposit $2,070.00.

14. Lease Agreement dated March 1, 2011 between Prime Healthcare Services – Garden Grove, LLC as Landlord and Soo M. Chung, M.D., as Tenant for the premises known as Suite 309 of 12555 Garden Grove Boulevard, Garden Grove, California. Rent $2,238.50. Security Deposit $2,239.00. Tenant is a referral source.

15. Lease Agreement dated October 1, 2010 between Prime Healthcare Services Garden Grove, LLC as Landlord and Coastal Heart, Inc., as Tenant for the premises known as Suite 401 of 12555 Garden Grove Boulevard, Garden Grove, California. Rent $1,280.86. Security Deposit $2,151.85. Tenant is a referral source.

16. Lease Agreement dated February 16, 2012 between Prime Healthcare Services – Garden Grove, LLC as Landlord and Long Dei Liu, M.D., as Tenant for the premises known as Suite 402 of 12555 Garden Grove Boulevard, Garden Grove, California. Rent $1,687.20. Security Deposit $0.00. Tenant is a referral source.

17. Lease Agreement dated February 1, 2012 between Prime Healthcare Services – Garden Grove, LLC as Landlord and Andrew Ahn, M.D. as Tenant for the premises known as Suite 403 of 12555 Garden Grove Boulevard, Garden Grove, California. Rent $2,123.80. Security Deposit $2,124.00. Tenant is a referral source.

18. Lease Agreement dated June 1, 2010 between Prime Healthcare Services – Garden Grove, LLC as Landlord and Janak Chopra, M.D., as Tenant for the premises known as Suite 404 of 12555 Garden Grove Boulevard, Garden Grove, California. Rent $3,889.08. Security Deposit $3,784.80. Tenant is a referral source.

19. Lease Agreement dated February 1, 2012 between Prime Healthcare Services – Garden Grove, LLC as Landlord and Infectious Disease Associates of Orange County as Tenant for the premises known as Suite 405 of 12555 Garden Grove Boulevard, Garden Grove, California. Rent $2,358.75. Security Deposit $2,359.00. Tenant is a referral source.

20. Lease Agreement dated August 1, 2009 between Prime Healthcare Services – Garden Grove, LLC as Landlord and Minh Suh, M.D., as Tenant for the premises known as Suite 406 of. 12555 Garden Grove Boulevard, Garden Grove, California. Rent $1,612.65. Security Deposit $1,612.65. Tenant is a referral source.

21. Lease Agreement dated August 1, 2009 between Prime Healthcare Services – Garden Grove, LLC as Landlord and Jah Haw Kim, M.D., as Tenant for the premises known as Suite 407 of 12555 Garden Grove Boulevard, Garden Grove, California. Rent $1,770.60. Security Deposit $1,770.60. Tenant is a referral source.

22. Lease Agreement dated September 1, 2007 between Medical Center of Garden Grove as Landlord and Terry R. Rhee, M.D., as Tenant for the premises known as Suite 408 of 12555 Garden Grove Boulevard, Garden Grove, California as amended by that certain First Amendment to Lease Agreement dated February 20, 2009 which was assigned to Prime Healthcare Services – Garden Grove, LLC as of July 1, 2008. Rent $2.059.20. Security Deposit $2,059.00. Tenant is a referral source.

23. Lease Agreement dated February 1, 2007 between Medical Center of Garden Grove as Landlord and Tantam Medical Group, Inc., as Tenant for the premises known as Suite 504 of 12555 Garden Grove Boulevard, Garden Grove, California as amended by that certain First Amendment to Lease Agreement dated March 30, 2009 which was assigned to Prime Healthcare Services – Garden Grove, LLC as of July 1, 2008. Rent $4,181.40. Security Deposit $4,181.00. Tenant is a referral source.

24. Lease Agreement dated August 1, 2008 between Prime Healthcare Services – Garden Grove, LLC as Landlord and Don Suk Oh, M.D., as Tenant for the premises known as Suite 505 of 12555 Garden Grove Boulevard, Garden Grove, California. Rent $2,227.04. Security Deposit $2,227.04. Tenant is a referral source.

25. Lease Agreement dated August 1, 2009 between Prime Healthcare Services – Garden Grove, LLC as Landlord and St. Martin Family Medical Clinic, Inc., as Tenant for the premises known as Suite 506 of 12555 Garden Grove Boulevard, Garden Grove, California. Rent $2,121.60. Security Deposit $2,121.60. Tenant is a referral source.

Paradise Valley

2345 East 8th Street

1. Lease Agreement dated May 1, 2011 between Prime Healthcare Paradise Valley, LLC as Landlord and Lauren Liefland as Tenant for the premises known as Suite 103C of 2345 East 8th Street, National City, California. Rent $450.00. Security Deposit $450.00.

2. Lease Agreement dated November 1, 2011 between Prime Healthcare Paradise Valley, LLC as Landlord and MedEd Consulting, LLC as Tenant for the premises known as Suite 103D of 2345 East 8th Street, National City, California. Rent $196. Security Deposit $196.

3. Lease Agreement dated April 1, 2011 between Prime Healthcare Paradise Valley, LLC as Landlord and Elmer Harder, M.D., as Tenant for the premises known as Suite 106 of 2345 East 8th Street, National City, California. Rent $1,572.80. Security Deposit $1,577.80. Tenant is referral source.

4. Lease Agreement dated July 16, 2011 between Prime Healthcare Paradise Valley, LLC as Landlord and The Nurse Group as Tenant for the premises known as Suite 110 of 2345 East 8th Street, National City, California. Rent $1,797.60. Security Deposit $1,797.60.

5. Lease Agreement dated March 1, 2007 between Prime Healthcare Paradise Valley, LLC as Landlord and Paradise Valley Medical Group as Tenant for the premises known as Suite 103 of 2345 East 8th Street, National City, California. Rent $4,428.00. Security Deposit $0.00. Tenant is referral source.

502 Euclid Avenue

1. Lease Agreement dated June 1, 2009 between Prime Healthcare Paradise Valley, LLC as Landlord and Crocker Pharmacy as Tenant for the premises known as Suite 100 of 502 Euclid Avenue, National City, California. Rent $2,259.56. Security Deposit $2,259.56.

2. Lease Agreement dated April 1, 2008 between Prime Healthcare Paradise Valley, LLC as Landlord and Ana Maria David, M.D. as Tenant for the premises known as Suite 200 of 502 Euclid Avenue, National City, California. Rent $4,007.56. Security Deposit $4,007.56. Tenant is referral source.

3. Lease Agreement dated July 17, 2008 between Prime Healthcare Paradise Valley, LLC as Landlord and Elena Vitug, M.D., as Tenant for the premises known as Suite 201V of 502 Euclid Avenue, National City, California. Rent $1,076.20. Security Deposit $1,030.54. Tenant is referral source.

4. Lease Agreement dated July 17, 2008 between Prime Healthcare Paradise Valley, LLC as Landlord and Ferdinand Barbadillo, M.D. as Tenant for the premises known as Suite 201B of 502 Euclid Avenue, National City, California. Rent $1,076.20. Security Deposit $1,030.54. Tenant is referral source.

5. Lease Agreement dated July 13, 2009 between Prime Healthcare Paradise Valley, LLC as Landlord and Sandra Perez-McCaw as Tenant for the premises known as Suite 202 of 502 Euclid Avenue, National City, California. Rent $2,956.38. Security Deposit $2,956.38. Tenant is referral source.

6. Lease Agreement dated October 1, 2011 between Prime Healthcare Paradise Valley, LLC as Landlord and Scripps as Tenant for the premises known as Suite 203 of 502 Euclid Avenue, National City, California. Rent $2,956.31. Security Deposit $2,880.70. Tenant is referral source.

7. Lease Agreement dated October 1, 2011 between Prime Healthcare Paradise Valley, LLC as Landlord and Iman Mikhail, M.D., as Tenant for the premises known as Suite 205 of 502 Euclid Avenue, National City, California. Rent $2,763.69. Security Deposit $2,762.89. Tenant is referral source.

8. Lease Agreement dated November 1, 2009 between Prime Healthcare Paradise Valley, LLC as Landlord and Latisa Carson, M.D., as Tenant for the premises known as Suite 302 of 502 Euclid Avenue, National City, California. Rent $2,399.15. Security Deposit $2,399.15. Tenant is referral source.

9. Lease Agreement dated July 1, 2008 between Prime Healthcare Paradise Valley, LLC as Landlord and Gil Ungab, M.D., as Tenant for the premises known as Suite 304 of 502 Euclid Avenue, National City, California. Rent $2,566.49. Security Deposit $2,566.49. Tenant is referral source.

10. Lease Agreement dated April 16, 2010 between Prime Healthcare Paradise Valley, LLC as Landlord and Samuel Kugel, M.D., as Tenant for the premises known as Suite 305 of 502 Euclid Avenue, National City, California. Rent $2,293.20. Security Deposit $2,293.20. Tenant is referral source.

610 Euclid Avenue

1. Lease Agreement dated September 1, 2010 between Prime Healthcare Paradise Valley, LLC as Landlord and Ira Braverman, M.D., as Tenant for the premises known as Suite 201 of 610 Euclid Avenue, National City, California. Rent $2,405.40. Security Deposit $2,405.40. Tenant is referral source.

2. Lease Agreement dated June 1, 2010 between Prime Healthcare Paradise Valley, LLC as Landlord and William Resh, M.D., as Tenant for the premises known as Suite 301 of 610 Euclid Avenue, National City, California. Rent $2,305.18. Security Deposit $2,304.69. Tenant is referral source.

3. Lease Agreement dated January 1, 2010 between Prime Healthcare Paradise Valley, LLC as Landlord and Lennie DeJa Paz, M.D., as Tenant for the premises known as Suite 303 of 610 Euclid Avenue, National City, California. Rent $1,914.61. Security Deposit $1,914.61. Tenant is referral source.

4. Lease Agreement dated March 1, 2010 between Prime Healthcare Paradise Valley, LLC as Landlord and All City Podiatry as Tenant for the premises known as Suite 304 of 610 Euclid Avenue, National City, California. Rent $2,066.74. Security Deposit $2007.91. Tenant is referral source.

655 Euclid Avenue

1. Lease Agreement dated August 15, 2009 between Prime Healthcare Paradise Valley, LLC as Landlord and Teresita Barbadillo, M.D., as Tenant for the premises known as Suite 201 of 655 Euclid Avenue, National City, California. Rent $2,831.35. Security Deposit $2,831.35. Tenant is referral source.

2. Lease Agreement dated January 1, 2012 between Prime Healthcare Paradise Valley, LLC as Landlord and Mohammed Baliony, M.D., as Tenant for the premises known as Suite 205 of 655 Euclid Avenue, National City, California. Rent $3,717.81. Security Deposit $4,191.81. Tenant is referral source.

3. Lease Agreement dated February 1, 2009 between Prime Healthcare Paradise Valley, LLC as Landlord and Ann Sazon Dottie, M.D. as Tenant for the premises known as Suite 206 of 655 Euclid Avenue, National City, California. Rent $3,391.60. Security Deposit $3,391.60. Tenant is referral source.

4. Lease Agreement dated March 1, 2010 between Prime Healthcare Paradise Valley, LLC as Landlord and Paradise Family Health Center as Tenant for the premises known as Suite 207 of 655 Euclid Avenue, National City, California. Rent $5,278.36. Security Deposit $5,127.61. Tenant is referral source.

5. Lease Agreement dated May 1, 2008 between Prime Healthcare Paradise Valley, LLC as Landlord and Valeria Altavas, M.D., as Tenant for the premises known as Suite 209A of 655 Euclid Avenue, National City, California. Rent $1,938.10. Security Deposit $0.00. Tenant is referral source.

6. Lease Agreement dated May 1, 2008 between Prime Healthcare Paradise Valley, LLC as Landlord and Donna Crowley, M.D., as Tenant for the premises known as Suite 209C of 655 Euclid Avenue, National City, California. Rent $1,200.00. Security Deposit $0.00. Tenant is referral source.

7. Lease Agreement dated October 1, 2010 between Prime Healthcare Paradise Valley, LLC as Landlord and Griselda Tiu, M.D., as Tenant for the premises known as Suite 210 of 655 Euclid Avenue, National City, California. Rent $3,085.62. Security Deposit $3,085.62. Tenant is referral source.

8. Lease Agreement dated December 1, 2010 between Prime Healthcare Paradise Valley, LLC as Landlord and Harry Boffman, M.D., as Tenant for the premises known as Suite 301 of 655 Euclid Avenue, National City, California. Rent $5,387.71. Security Deposit $5,842.56. Tenant is referral source.

9. Lease Agreement dated February 28, 2012 between Prime Healthcare Paradise Valley, LLC as Landlord and Gordon Montgomery, M.D., as Tenant for the premises known as Suite 302 of 655 Euclid Avenue, National City, California. Rent $6,670.19. Security Deposit $6,479.69. Tenant is referral source

10. Lease Agreement dated July 1, 2008 between Prime Healthcare Paradise Valley, LLC as Landlord and Balboa Nephrology Group as Tenant for the premises known as Suite 303 of 655 Euclid Avenue, National City, California. Rent $2,961.11. Security Deposit $2,961.11. Tenant is referral source.

11. Lease Agreement dated June 1, 2008 between Prime Healthcare Paradise Valley, LLC as Landlord and Albert Sharf, M.D., as Tenant for the premises known as Suite 304 of 655 Euclid Avenue, National City, California. Rent $8,748.84. Security Deposit $8,748.84. Tenant is referral source.

12. Lease Agreement dated October 1, 2010 between Prime Healthcare Paradise Valley, LLC as Landlord and Albert McClain, M.D., as Tenant for the premises known as Suite 401 of 655 Euclid Avenue, National City, California. Rent $6,003.35. Security Deposit $6,003.35. Tenant is referral source.

13. Lease Agreement dated May 1, 2011 between Prime Healthcare Paradise Valley, LLC as Landlord and Francisco Gil, M.D., as Tenant for the premises known as Suite 405 of 655 Euclid Avenue, National City, California. Rent $3,620.00. Security Deposit $4,052.32. Tenant is referral source.

14. Lease Agreement dated March 1, 2010 between Prime Healthcare Paradise Valley, LLC as Landlord and Elmer Harder, M.D., as Tenant for the premises known as Suite 409 of 655 Euclid Avenue, National City, California. Rent $7,561.23. Security Deposit $7,053.18. Tenant is referral source.

San Dimas

1330 Building

1. Lease Agreement dated April 1, 2006 between San Dimas Community Hospital as Landlord and Stephen Lau, RPH as Tenant for the premises known as Suite 100 of 1330 West Covina Boulevard, San Dimas, California (the “Lease”) which was assigned to Prime Healthcare Services – San Dimas, LLC as of July 1, 2008. Rent $3,995.00. Security Deposit $3,995.67.

2. Lease Agreement dated May, 2010 between Prime Healthcare Services – San Dimas, LLC as Landlord and Mark Anapoell, M.D., as Tenant for the premises known as Suite 101 of 1330 West Covina Boulevard, San Dimas, California. Rent $1,568.04. Security Deposit $1,568.04.

3. Lease Agreement dated September 30, 2010 between Prime Healthcare Services – San Dimas, LLC as Landlord and Rosanna W. Iskander, M.D., as Tenant for the premises known as Suite 102 of 1330 West Covina Boulevard, San Dimas, California. Rent $2,079.00. Security Deposit $2,079.00.

4. Lease Agreement dated April 1, 2012 between Prime Healthcare Services – San Dimas, LLC as Landlord and Foothill Neurological Group as Tenant dated for the premises known as Suite 103 of 1330 West Covina Boulevard, San Dimas, California. Rent $2,640.75. Security Deposit $2,640.75.

5. Lease Agreement dated April 16, 2010 between Prime Healthcare Services – San Dimas, LLC as Landlord and Covina Urology Medical Group, Inc. as Tenant for the premises known as Suite 104 of 1330 West Covina Boulevard, San Dimas, California. Rent $2,362.80. Security Deposit $2,738.70.

6. Lease Agreement dated March, 22, 2005 between San Dimas Community Hospital as Landlord and Procto, Inc., as Tenant for the premises known as Suite 201 of 1330 West Covina Boulevard, San Dimas, California which was assigned to Prime Healthcare Services – San Dimas, LLC as of July 1, 2008. Rent $7,471.70. Security Deposit $0.00.

7. Lease Agreement dated May 22, 2007 between San Dimas Community Hospital as Landlord and Ray Esparza, M.D., as Tenant for the premises known as Suite 203 of 1330 West Covina Boulevard, San Dimas, California which was assigned to Prime Healthcare Services – San Dimas, LLC as of July 1, 2008. Rent $2,846.10. Security Deposit $2,846.13.

8. Lease Agreement dated August 1, 2011 between Prime Healthcare Services – San Dimas, LLC, as Landlord and Unilab Corporation doing business as Quest Diagnostics as Tenant dated for the premises known as Suite 205 of 1330 West Covina Boulevard, San Dimas, California. Rent $2,689.50. Security Deposit $0.00.

1334 Building

1. Lease Agreement dated April 1, 2009 between Prime Healthcare Services – San Dimas, LLC as Landlord and Lewitt Worrell, M.D., as Tenant for the premises known as Suite 101 of 1334 West Covina Boulevard, San Dimas, California. Rent $3,283.00. Security Deposit $3,000.00.

2. Lease Agreement dated March 1, 2011, between Prime Healthcare Services – San Dimas, LLC as Landlord and Richard Williams, M.D., as Tenant for the premises known as Suite 102 of 1334 West Covina Boulevard, San Dimas, California. Rent $5,654.69. Security Deposit $6,652.46.

3. Lease Agreement dated March 1, 2011, between Prime Healthcare Services – San Dimas, LLC as Landlord and Williams OB/GYN Inc. as Tenant for the premises known as Suite 103 of 1334 West Covina Boulevard, San Dimas, California. Rent $5,212.35. Security Deposit $6,652.46.

4. Lease Agreement dated March 1, 2011 between Prime Healthcare Services – San Dimas, LLC as Landlord and Valley Orthopedic Associates Medical Group, as Tenant for the premises known as Suite 105 of 1334 West Covina Boulevard, San Dimas, California. Rent $6,127.23. Security Deposit $6,420.75.

5. Lease Agreement dated April 1, 2012 between Prime Healthcare Services – San Dimas, LLC as Landlord and Leon Bachoura, M.D., as Tenant for the premises known as Suite 201 of 1334 West Covina Boulevard, San Dimas, California. Rent $2,831.50. Security Deposit $0.00.

6. Lease Agreement dated July 5, 2005 between San Dimas Community Hospital as Landlord and Zuhair Yahya, M.D., as Tenant for the premises known as Suite 202 of 1334 West Covina Boulevard, San Dimas, California which was assigned to Prime Healthcare Services – San Dimas, LLC as of July 1, 2008. Rent $3,072.80. Security Deposit $3,072.80.

7. Lease Agreement dated January 15, 2012, between Prime Healthcare Services – San Dimas, LLC as Landlord and P. Cerna Atil, M.D., as Tenant for the premises known as Suite 204 of 1334 West Covina Boulevard, San Dimas, California. Rent $1,400.00. Security Deposit $1,400.00.

8. Lease Agreement dated November 1, 2006 between San Dimas Community Hospital as Landlord and Richard Magallon, M.D., as Tenant for the premises known as Suite 206 of 1334 West Covina Boulevard, San Dimas, California which was assigned to Prime Healthcare Services – San Dimas, LLC as of July 1, 2008. Rent $2,909.71. Security Deposit $2,909.71.

Schedule 1-A

MPT of Alvarado, L.P.,

MPT of Garden Grove Hospital, L.P.,

MPT of Garden Grove MOB, L.P.,

MPT of Paradise Valley, L.P.,

MPT of San Dimas Hospital, L.P., and

MPT of San Dimas MOB, L.P.,

each a Delaware limited partnership (collectively, as “Lessor”).

Schedule 1-B

Alvarado Hospital LLC,

Prime Healthcare Services – Garden Grove, LLC,

Prime Healthcare Paradise Valley, LLC, and

Prime Healthcare Services – San Dimas, LLC,

each a Delaware limited liability company (collectively, jointly and severally, as “Lessee”).

Schedule 2

Non-Permitted Assignees

1.	Tenet Healthcare Corporation

2.	Community Health Systems, Inc.

3.	HCA, Inc.

4.	Vanguard Health Systems

5.	Kaiser Foundation Hospitals, Inc.

6.	Dignity Health f/k/a Catholic Healthcare West

7.	Sutter Health

8.	Adventist Health

9.	AHMC Healthcare Inc.

10.	Integrated Healthcare Holdings, Inc.

11.	Entities affiliated with Kali P. Chaudhuri, including Victor Valley Hospital Acquisition, Inc., KPC Global and Physicians for Healthy Hospitals, Inc.

12.	Scripps Health

13.	Sharp HealthCare

14.	Prospect Medical Holdings, Inc.

15.	Heritage Provider Network/Regal Medical Group

16.	Healthcare Partners

17.	Any health plan licensed by the California Department of Managed Health Care that competes directly with Prime Healthcare’s hospital business.

Schedule 3.1(a)

The “Lease Base” for each of the Facilities are as follows:

Facility	Lease Base

Alvarado Facility	$70,000,000

Garden Grove Hospital Facility	$16,250,000

Garden Grove MOB Facility	$8,750,000

Paradise Facility	$23,000,000

San Dimas Hospital Facility	$13,000,000

San Dimas MOB Facility	$7,000,000

and, in each case, plus all costs and expenses not included in such sum which are incurred or paid in connection with the purchase and lease of each Facility, including, but not limited to, legal, appraisal, title, survey, environmental, seismic, engineering and other fees and expenses paid in connection with the inspection of each Facility, and paid to advisors and brokers (except to the extent such items are paid by Lessee), and shall include the costs of Capital Additions financed by Lessor (and Lessor’s Affiliates) as provided in Section 10.4 of this Lease with respect to each Facility. Notwithstanding any provision hereof, no item shall be included in the Lease Base for purposes of this Lease to the extent that such item is paid separately by Lessee or is subject to a separate loan repayment obligation of Lessee.

Schedule 10.1

Required Capital Additions

Alvarado Facility

Completion required no later than December 31, 2016

(1)	Installation of ID Badge

(2)	Upgrade of security camera system

(3)	Remodel and expansion of emergency department

(4)	Remodel and upgrade of main hospital lobby

(5)	Replacement of operating room lights – COMPLETE

(6)	Replace/reinforcement of concrete roof deck – COMPLETE

(7)	Upgrade emergency power system for 5th floor – COMPLETE

(8)	Upgrade fire alarm system

(9)	Install security gates for parking structure – COMPLETE

(10)	Upgrade replace portions of HV AC system, chillers and boilers

(11)	Replacement of domestic hot water tank system

(12)	Remodel portions of radiology department to accommodate emergency department expansion

(13)	Install new nurse call system

(14)	Capital improvements related to installation of new cardiac cath lab

(15)	Install new carpeting and floors

Schedule 14.2

Option Prices

Facility	Lease Base

Alvarado Facility	$70,000,000

Garden Grove Hospital Facility	$16,250,000

Garden Grove MOB Facility	$8,750,000

Paradise Facility	$23,000,000

San Dimas Hospital Facility	$13,000,000

San Dimas MOB Facility	$7,000,000

AMENDMENT TO MASTER LEASE AGREEMENT II

THIS AMENDMENT TO MASTER LEASE AGREEMENT II is dated this 19th day of September, 2012 (this “Amendment”), by and among “Lessor” and “Lessee” (as defined below).

WITNESSETH:

WHEREAS, Lessor (as defined in the Lease without regard to this Amendment; “Existing Lessor”) and Lessee (as defined in the Lease without regard to this Amendment; “Existing Lessee”) are parties to that certain Master Lease Agreement II, dated as of July 3, 2012 (the “Lease”), pursuant to which Lessor leases to Lessee certain real property and improvements (including improvements consisting of multiple healthcare facilities), as more particularly described in the Lease;

WHEREAS, Prime Healthcare Services - Reno, LLC, a Delaware limited liability company (“Reno Lessee”), and MPT of Reno, LLC, a Delaware limited liability company (“Reno Lessor”), are parties to that certain Purchase and Sale Agreement, dated the date hereof (as the same may be amended, modified or restated from time to time, the “Reno Purchase Agreement”), pursuant to which Reno Lessor has acquired that certain land described on Exhibit A-7 attached hereto, together with all improvements thereon (including improvements consisting of a hospital facility), all as more particularly described in the Reno Purchase Agreement (the “Reno Property”).

WHEREAS, Prime Healthcare Services - Roxborough, LLC, a Delaware limited liability company (“Roxborough Lessee”; together with Reno Lessee, “New Lessees”), and MPT of Roxborough, L.P., a Delaware limited partnership (“Roxborough Lessor”; together with Reno Lessor, “New Lessors”), are parties to that certain Purchase and Sale Agreement, dated the date hereof (as the same may be amended, modified or restated from time to time, the “Roxborough Purchase Agreement”), pursuant to which Roxborough Lessor has acquired that certain land described on Exhibit A-8 attached hereto, together with all improvements thereon (including improvements consisting of a hospital facility), all as more particularly described in the Roxborough Purchase Agreement (the “Roxborough Property”); and

WHEREAS, as contemplated under the Reno Purchase Agreement and the Roxborough Purchase Agreement, the parties desire to amend the Lease to make the Reno Property and the Roxborough Property subject to the terms and conditions of the Lease and to make certain other amendments to the Lease as hereinafter provided.

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NOW, THEREFORE, in consideration of mutual covenants, conditions and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby covenant and agree as follows:

1. Capitalized Terms. Capitalized terms used and not otherwise defined in this Amendment shall have the meanings ascribed thereto in the Lease, and Section 1.2 of the Lease shall be applicable to this Amendment.

2. Amendments. Notwithstanding any provisions of the Lease to the contrary, effective immediately, the parties hereby amend the Lease as follows:

(a)	New Lessors. Each of the New Lessors shall be added as a “Lessor” under the Lease. “Schedule 1-A” to the Lease shall be amended to include the New Lessors.

(b)	New Lessees. Each of the New Reno Lessees shall be added as a “Lessee” under the Lease. “Schedule 1-B” to the Lease shall be amended to include New Lessees.

(c)	Additional Land.

(i)	A new “Exhibit A-7” shall be added to the Lease entitled “Reno, Washoe County, Nevada” in the form attached as Exhibit A-7 hereto (the “Reno Land”).

(ii)	A new “Exhibit A-8” shall be added to the Lease entitled “Roxborough, Philadelphia County, Pennsylvania” in the form attached as Exhibit A-8 hereto (the “Roxborough Land”).

(d)	Permitted Exceptions.

(i)	A new “Exhibit B-7” shall be added to the Lease entitled “Reno - Permitted Exceptions” in the form attached as Exhibit B-7 hereto.

(ii)	A new “Exhibit B-8” shall be added to the Lease entitled “Roxborough - Permitted Exceptions” in the form attached as Exhibit B-8 hereto.

(e)	New Defined Terms. Section 1.1 shall be amended to add the following as new defined terms:

DVMG: Desert Valley Medical Group, Inc., a California corporation, which is a guarantor under the Victorville Loan Documents.

New Facility: Any Facility that becomes subject to this Lease after the initial Commencement Date under this Lease.

Reno Facility: That certain three hundred eighty (380)-bed acute care hospital facility located in Reno, Washoe County, Nevada.

Roxborough Facility: That certain one hundred forty-one (141)-bed acute care hospital facility located in Roxborough, Philadelphia County, Pennsylvania.

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(f)	Restated Defined Terms. Section 1.1 shall be amended to restate in their entirety the following defined terms:

Business: The operation of (a) each of the Alvarado Facility, the Garden Grove Hospital Facility, the Paradise Valley Facility, the Reno Facility, the Roxborough Facility and the San Dimas Hospital Facility as a general acute care hospital facility, (b) each of the Garden Grove MOB Facility and San Dimas MOB Facility as a medical office building and (c) the Garden Grove MRI Center as a medical imaging center, and, in all cases under the preceding clauses (a)-(c), the engagement in and pursuit and conduct of any business venture or activity incident thereto.

Commencement Date: As defined in the Preamble; provided, that as to any New Facility, “Commencement Date” shall mean the day that it becomes a Facility hereunder.

Facility: Each of the Alvarado Facility, the Garden Grove Hospital Facility, the Garden Grove MOB Facility, the Paradise Valley Facility, the Reno Facility, the Roxborough Facility, the San Dimas Hospital Facility and the San Dimas MOB Facility, sometimes collectively referred to as the “Facilities.”

Prime Lessees: Prime Healthcare Huntington Beach, LLC, Prime Healthcare LaPalma, LLC, Prime Healthcare Services - Shasta, LLC, Prime Healthcare Anaheim, LLC, Alvarado Hospital LLC, Prime Healthcare Services - Garden Grove, LLC, Prime Healthcare Paradise Valley, LLC, Prime Healthcare Services - San Dimas, LLC, Prime Healthcare Services - Reno, LLC and Prime Healthcare Services - Roxborough, LLC, each a Delaware limited liability company.

(g)	Term. Article II shall be amended to restate in its entirety the penultimate paragraph thereof as follows:

SUBJECT, HOWEVER, to all applicable matters of record and any other matters as set forth on Exhibits B-1 et seq. (the “Permitted Exceptions”), Lessee shall have and hold the Leased Property for a fixed term (the “Fixed Term”) commencing (as to each Facility and the related Leased Property) on the Commencement Date for such Facility and related Leased Property and ending at midnight on the last day of the one hundred twentieth (120th) full month after July 3, 2012, unless sooner terminated as herein provided.

(h)	Primary Intended Use. Section 7.2(a) shall be amended to add the following provisions as new subsections (vii) and (viii) thereof:

(vii) The Reno Facility shall be operated as a three hundred eighty (380)-bed acute care hospital facility and for such other legal ancillary uses as may be necessary in connection with or incidental to such uses;

(viii) The Roxborough Facility shall be operated as a one hundred forty-one (141)-bed acute care hospital facility and for such other legal ancillary uses as may be necessary in connection with or incidental to such uses,

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(i)	Reserves for Major Repairs. Section 9.2(a) is amended:

(i)	to insert the following after the reference to the Paradise Valley Facility in the first sentence thereof:

, the Reno Facility, the Roxborough Facility

(ii)	to restate in its entirety the second sentence thereof with the following:

For payments prior to January 1, 2013, the number of beds in service or in use at each such Facility shall be assumed to be the following: (1) for the Alvarado Facility, three hundred six (306), (2) for the Garden Grove Hospital Facility, one hundred sixty-seven (167), (3) for the Paradise Valley Facility, three hundred one (301), (4) for the San Dimas Hospital Facility, ninety-three (93), (5) for the Reno Facility, three hundred eighty (380) and (6) for the Roxborough Facility, one hundred forty-one (141), an aggregate of one thousand three hundred eighty-eight (1,388) beds.

For the avoidance of doubt, with respect to the Reserve deposits payable by Lessee relating to the Reno Facility and the Roxborough Facility, such Reserve deposits shall commence on October 1, 2012 and continue thereafter on the Reserve Payment Dates in accordance with the requirements of Section 9.2.

(j)	Events of Default. Section 16.1 shall be amended to restate in its entirety subsection (k) as follows:

(k) if, at any time during the Term, subject to the proviso below, (i) EBITDARM of the Obligors shall fail to equal or exceed One Hundred Seventy-Five Percent (175%) of the Combined Payment Obligations; or (ii) EBITDARM of Prime Healthcare and its subsidiaries shall fail to equal or exceed One Hundred Seventy-Five Percent (175%) of the sum of (A) the Combined Payment Obligations, plus (B) the combined payment obligations of Prime Healthcare and its subsidiaries for rent, principal and interest with respect to Total Debt (without duplication of the Combined Payment Obligations); it being understood and agreed that the foregoing tests shall be determined utilizing the trailing twelve (12) month operating and financial results of the applicable Obligors and Prime Healthcare, measured on a calendar quarterly basis; provided, however, that (w) Prime A’s operating and financial results shall not be included in the determination of the Obligors’ EBITDARM; (x) DVMG’s operating and financial results shall be included in the determination of the Obligors’ EBITDARM; (y) when calculating the Total Debt of Prime Healthcare and its subsidiaries, solely with respect to Prime A, only Prime A’s obligations under the Prime Loan Documents shall be included in such calculation; and (z) in the event that a new

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Person becomes an Obligor after the Commencement Date, such Person’s operating and financial results shall be measured from the first (1st) day of the first (1st) calendar month after such Person becomes an Obligor and such limited operating and financial results, in lieu of trailing twelve (12) month results, shall be utilized for one (1) year.

(k)	Existing Subleases. “Exhibit C” to the Lease shall be amended to add reference to those Existing Subleases identified on Exhibit C attached hereto.

(1)	Financial Statements. Article XXIV shall be amended to restate in its entirety subsections (b)(i) and (b)(ii) as follows:

(i) within one hundred twenty (120) days after the end of each year, audited Financial Statements of Prime Healthcare on a consolidated basis (which shall include supplementary consolidating schedules for all Obligors’ (other than Prime A) and the Captive’s balance sheets, statements of operations and of cash flows), prepared by a nationally recognized accounting firm or an independent certified public accounting firm reasonably acceptable to Lessor, all in accordance with GAAP for the year then ended; and

(ii) within (x) sixty (60) days after the end of the fourth quarter of each year and (y) forty-five (45) days after the end of each other quarter, (1) current balance sheets and quarterly statements of operations and of cash flows of each Facility Lessee and Prime Healthcare, certified to be true and correct by an officer of such Facility Lessee, and (2) a quarterly certificate in the form attached hereto as Exhibit D (to this Amendment), evidencing compliance with the financial covenants set forth in Section 16.1(k), including Lessee’s calculation thereof and all other supporting documentation requested by Lessor; and

(m)	State Specific Provisions.

(i)	Article XL shall be amended to add the following provisions as new Sections 40.26 and 40.27 thereof:

40.26 Agreements and Covenants relating to the Reno Facility. Additional agreements, covenants and amendments to this Lease relating to the Reno Facility are set forth on Schedule 40.26 attached hereto and are incorporated herein by reference.

40.27 Agreements and Covenants relating to the Roxborough Facility. Additional agreements, covenants and amendments to this Lease relating to the Roxborough Facility are set forth on Schedule 40.27 attached hereto and are incorporated herein by reference.

(ii)	Schedules 40.26 and 40.27, attached hereto, shall be added to the Lease.

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(n)	Lease Base. Schedule 3.1(a) shall be amended to add the following “Lease Base” amounts relating to the Reno Facility and the Roxborough Facility:

Facility	Lease Base

Reno Facility	$80,000,000
Roxborough Facility	$30,000.000

(o)	Option Price. Schedule 14.2 shall be amended to add the following “Option Price” amounts relating to the Reno Facility and the Roxborough Facility:

Facility	Option Price

Reno Facility	$80,000,000
Roxborough Facility	$30,000,000

3. Ratification. Except as expressly amended hereby, the Lease is hereby confirmed and ratified in all respects.

4. Necessary Action. Each party hereto shall perform any further acts and execute and deliver any documents, including documents further evidencing the amendments described herein, and any other related documents that may be reasonably necessary to carry out the provisions of this Amendment.

5. Joint Drafting. The parties hereto and their respective counsel have participated in the drafting and redrafting of this Amendment and the general rules of construction which would construe any provisions of this Amendment in favor of or to the advantage of one party as opposed to the other as a result of one party drafting this Amendment as opposed to the other or in resolving any conflict or ambiguity in favor of one party as opposed to the other on the basis of which party drafted this Amendment are hereby expressly waived by all parties to this Amendment.

6. Governing Law. This Amendment shall be governed and construed in accordance with the laws of the State of Delaware.

7. Counterparts. This Amendment may be executed in separate counterparts each of which shall be an original and all of which shall be deemed to be one and the same instrument.

[Signatures appear on the following page.]

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IN WITNESS WHEREOF, the parties hereto have executed or caused their duly authorized representatives to execute this Amendment as of the date first above written.

LESSOR:

MPT OF ALVARADO, L.P.
By:	MPT of Alvarado, LLC
Its:	General Partner

MPT OF GARDEN GROVE HOSPITAL, L.P.
By:	MPT of Garden Grove Hospital, LLC
Its:	General Partner

MPT OF GARDEN GROVE MOB, L.P.
By:	MPT of Garden Grove MOB, LLC
Its:	General Partner

MPT OF PARADISE VALLEY, L.P.
By:	MPT of Paradise Valley, LLC
Its:	General Partner

MPT OF SAN DIMAS HOSPITAL, L.P.
By:	MPT of San Dimas Hospital, LLC
Its:	General Partner

MPT OF SAN DIMAS MOB, L.P.
By:	MPT of San Dimas MOB, LLC
Its:	General Partner

MPT OF ROXBOROUGH, L.P.
By:	MPT of Roxborough, LLC
Its:	General Partner

By:	MPT Operating Partnership, L.P., as the
Sole Member of each above-referenced
General Partner

By:
Name:	Emmett E. McLean
Title:	Executive Vice President, COO,
Treasurer and Secretary

[Signature Page to Amendment to Master Lease II]

MPT OF RENO, LLC

By:	MPT Operating Partnership, L.P.
Its:	Sole Member

By:
Name:	Emmett E. McLean
Title:	Executive Vice President, COO,
Treasurer and Secretary

[Signature Page to Amendment to Master Lease II]

LESSEE:

ALVARADO HOSPITAL LLC
PRIME HEALTHCARE SERVICES - GARDEN GROVE, LLC
PRIME HEALTHCARE PARADISE VALLEY, LLC
PRIME HEALTHCARE SERVICES - SAN DIMAS, LLC
PRIME HEALTHCARE SERVICES - RENO, LLC
PRIME HEALTHCARE SERVICES - ROXBOROUGH, LLC

By:
Name:	Prem Reddy
Title:	Chairman, President and Chief Executive Officer of each of the Lessees

[Signature Page to Amendment to Master Lease II]

Exhibit A-7

Reno, Washoe County, Nevada

Legal Description

Real property in the City of Reno, County of Washoe, State of Nevada, described as follows:

PARCEL I:

LOT 2 IN BLOCK G OF WARD’S ADDITION TO RENO, INCLUDING CONNOWS SURVEY, ACCORDING TO THE OFFICIAL MAP THEREOF, FILED IN THE OFFICE OF THE COUNTY RECORDER OF WASHOE COUNTY, STATE OF NEVADA ON JUNE 7, 1899.

EXCEPTING THEREFROM THAT PORTION CONVEYED TO THE STATE OF NEVADA BY DEED RECORDED SEPTEMBER 14, 1967 IN BOOK 276, PAGE 251, DOCUMENT NO. 96938, OFFICIAL RECORDS OF WASHOE COUNTY, NEVADA.

PARCEL II:

LOT 1 IN BLOCK G OF WARD’S ADDITION TO RENO, INCLUDING CONNOR’S SURVEY, ACCORDING TO THE MAP THEREOF, FILED IN THE OFFICE OF THE COUNTY RECORDER OF WASHOE COUNTY, NEVADA, ON JUNE 7, 1899.

EXCEPTING THEREFROM THAT PORTION MORE FULLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHWEST CORNER OF SAID LOT 1 IN BLOCK G OF WARD’S ADDITION TO RENO, THENCE NORTH 76°54’41” EAST ALONG THE NORTHERLY BOUNDARY OF SAID LOT 1 IN BLOCK G A DISTANCE OF 50.00 FEET TO THE NORTHEAST CORNER; THENCE SOUTH 12°59’38” EAST ALONG THE EAST BOUNDARY A DISTANCE OF 29.07 FEET TO AN INTERSECTION WITH THE SOUTHERLY HIGHWAY RIGHT OF WAY OF INTERSTATE ROUTE 80; THENCE SOUTH 60°42’54” WEST ALONG SAID HIGHWAY RIGHT OF WAY A DISTANCE OF 52.09 FEET TO AN INTERSECTION WITH THE WEST BOUNDARY OF SAID LOT 1 IN BLOCK G; THENCE NORTH 12°59’38” WEST ALONG SAID WEST BOUNDARY A DISTANCE OF 43.61 FEET TO THE POINT OF BEGINNING.

NOTE: THE ABOVE METES AND BOUNDS LEGAL DESCRIPTION APPEARED PREVIOUSLY IN THAT CERTAIN DOCUMENT RECORDED MAY 1, 1995 IN BOOK 4294, PAGE 551 AS INSTRUMENT NO. 1889911.

PARCEL II1:

ALL THAT CERTAIN PARCEL SITUATE IN A PORTION OF SECTION ELEVEN (11), TOWNSHIP NINETEEN (19) NORTH, RANGE NINETEEN (19) EAST, MOUNT DIABLO MERIDIAN, IN THE CITY OF RENO, WASHOE COUNTY, NEVADA, BEING A PORTION OF LOTS 3, 4 AND 5, BLOCK “G”, ACCORDING TO THE MAP OF WARD’S ADDITION TO RENO, TRACT MAP NO. 138, FILED JUNE 7, 1899 IN THE OFFICE OF THE WASHOE COUNTY RECORDER.

BEGINNING AT THE SOUTHWEST CORNER OF LOT 3 OF BLOCK “G”, SAID POINT BEING ON THE NORTHERLY RIGHT-OF-WAY LINE OF ELM STREET (80.00 FEET WIDE) AS SHOWN ON RECORD OF SURVEY MAP NO. 2308, FILE NO. 1454459 IN THE OFFICIAL RECORDS OF WASHOE COUNTY, NEVADA, SAID SURVEY BEING THE BASIS OF BEARINGS FOR THIS DESCRIPTION;

THENCE FROM THE POINT OF BEGINNING ALONG THE NORTHERLY RIGHT-OF-WAY LINE NORTH 76°55’35” EAST, 140.05 FEET;

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THENCE LEAVING SAID NORTHERLY LINE, NORTH 13°04’25” WEST, 140.00 FEET TO THE SOUTHERLY LINE OF THE ALLEY OF BLOCK “G”;

THENCE ALONG SAID SOUTHERLY LINE, SOUTH 76°55’35” WEST, 89.94 FEET;

THENCE LEAVING SAID SOUTHERLY LINE AND PROCEEDING ALONG THE SOUTHERLY RIGHT-OF-WAY LINE OF INTERSTATE HIGHWAY 80, SOUTH 60°42’54” WEST, 51.50 FEET TO ITS INTERSECTION WITH THE WESTERLY LINE OF THE ABOVE MENTIONED LOT 3;

THENCE ALONG SAID WESTERLY LINE, SOUTH 13°04’25” EAST, 125.47 FEET TO THE POINT OF BEGINNING.

NOTE: THE ABOVE METES AND BOUNDS DESCRIPTION APPEARED PREVIOUSLY IN THAT CERTAIN DOCUMENT RECORDED AUGUST 23, 1991 IN BOOK 3314, PAGE 944 AS INSTRUMENT NO. 1503484.

PARCEL IV:

PARCEL A OF PARCEL MAP NO. 2572 FOR ST. MARY’S REGIONAL MEDICAL CENTER, INC. AND ST. MARY’S HEALTH CARE CORPORATION, ACCORDING TO THE MAP THEREOF, FILED IN THE OFFICE OF THE COUNTY RECORDER OF WASHOE COUNTY, STATE OF NEVADA ON DECEMBER 17, 1991 AS DOCUMENT NO. 1531147.

PARCEL V:

PARCEL V1:

PARCEL B OF PARCEL MAP NO. 2572, FOR ST. MARY’S REGIONAL MEDICAL CENTER, INC. AND ST. MARY’S HEALTH CARE CORPORATION, ACCORDING TO THE MAP THEREOF, FILED IN THE OFFICE OF THE COUNTY RECORDER OF WASHOE COUNTY, STATE OF NEVADA ON DECEMBER 17, 1991 AS DOCUMENT NO. 1531147.

EXCEPTING THEREFROM THE BUILDING ON THE LAND.

PARCEL V2:

AN EASEMENT AS SET FORTH IN THAT CERTAIN “GRANT OF RECIPROCAL ACCESS EASEMENT,” DATED DECEMBER 31, 1991, RECORDED IN BOOK 3389, PAGE 606 ON DECEMBER 31, 1991 AS DOCUMENT NO. 1534250, OFFICIAL RECORDS OF WASHOE COUNTY, NEVADA AND RE-RECORDED APRIL 3, 1992 IN BOOK 3454, PAGE 30, AS DOCUMENT NO. 1559979 OF OFFICIAL RECORDS.

PARCEL V3:

AN EASEMENT AS SET FORTH IN THAT CERTAIN “GRANT OF PEDESTRIAN AND VEHICULAR ACCESS EASEMENT”, DATED DECEMBER 31, 1991 AND RECORDED DECEMBER 31, 1991 IN BOOK 3389, PAGE 622, AS DOCUMENT NO. 1534252, OFFICIAL RECORDS OF WASHOE COUNTY, NEVADA.

PARCEL V4:

A RECIPROCAL SUBWAY EASEMENT FOR INGRESS AND EGRESS AS SET FORTH IN THAT CERTAIN “GRANT OF RECIPROCAL SUBWAY EASEMENT” DATED DECEMBER 31, 1991 AND RECORDED DECEMBER 31, 1991 IN BOOK 3389, PAGE 614, AS DOCUMENT 1534251, OFFICIAL RECORDS OF WASHOE COUNTY, NEVADA.

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PARCEL V5:

AN EASEMENT AS SET FORTH IN THAT CERTAIN “GRANT OF LANDSCAPE EASEMENT,” DATED DECEMBER 31, 1991 AND RECORDED DECEMBER 31, 1991 IN BOOK 3389, PAGE 627, AS DOCUMENT NO. 1534253, OFFICIAL RECORDS OF WASHOE COUNTY, NEVADA.

PARCEL VI:

PARCEL A:

ALL THAT LAND SHOWN ON REVERSION TRACT MAP NO. 4460, FILED IN THE OFFICE OF THE COUNTY RECORDER OF WASHOE COUNTY, STATE OF NEVADA, ON MARCH 25, 2005 AS FILE NO. 3188374 OF OFFICIAL RECORDS, BEING PREVIOUSLY DESCRIBED AS THE FOLLOWING PARCELS 1 THROUGH 19, INCLUSIVE:

PARCEL 1:

ALL OF BLOCK D AND THE ABANDONED 20 FOOT WIDE EAST-WEST ALLEY RUNNING THROUGH BLOCK D IN WARD’S ADDITION TO RENO, INCLUDING CONNORS SURVEY, ACCORDING TO THE MAP THEREOF, FILED IN THE OFFICE OF THE COUNTY RECORDER OF WASHOE COUNTY, STATE OF NEVADA, ON JUNE 7, 1899.

PARCEL 2:

ALL THAT PORTION OF ELM STREET (ABANDONED) DESCRIBED IN THAT CERTAIN ORDER OF ABANDONMENT, RECORDED FEBRUARY 16, 1977 IN BOOK 1052, PAGE 908, FILE NO. 449536, OFFICIAL RECORDS, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEING A PORTION OF WARD’S ADDITION TO THE CITY OF RENO, ANY LYING WITHIN THE NORTHWEST 1/4 OF SECTION 11, TOWNSHIP 19 NORTH, RANGE 19 EAST, M.D.B.&M., AND BEING FURTHER DESCRIBED AS FOLLOWS:

BEGINNING AT THE POINT OF INTERSECTION OF THE EAST RIGHT OF WAY LINE OF NORTH ARLINGTON AVENUE AND THE SOUTH RIGHT OF WAY LINE OF ELM STREET, AS SAID POINT IS SHOWN ON RECORD OF SURVEY, FILED IN THE OFFICE OF THE COUNTY RECORDER OF WASHOE COUNTY, STATE OF NEVADA, ON AUGUST 18, 1975, UNDER FILING NO. 374752, OFFICIAL RECORDS, SAID POINT ALSO BEING THE NORTHWEST CORNER OF BLOCK D OF WARD’S ADDITION TO THE CITY OF RENO, FILED IN THE OFFICE OF THE COUNTY RECORDER OF WASHOE COUNTY, STATE OF NEVADA, ON JUNE 7, 1899; THENCE NORTH 12°58’00” WEST, 40.00 FEET TO THE CENTER LINE OF ELM STREET; THENCE NORTH 13°00’43” WEST 40.00 FEET TO THE POINT OF INTERSECTION OF THE EAST RIGHT OF WAY LINE OF NORTH ARLINGTON AVENUE AND THE NORTH RIGHT OF WAY LINE OF ELM STREET, AS SAID POINT IS SHOWN ON RECORD OF SURVEY, FILED IN THE OFFICE OF THE COUNTY RECORDER OF WASHOE COUNTY, STATE OF NEVADA ON MARCH 21, 1973, UNDER FILING NO. 279753, OFFICIAL RECORDS; THENCE NORTH 76°54’28” EAST, 300.02 FEET ALONG THE NORTH RIGHT OF WAY LINE OF ELM STREET TO ITS INTERSECTION WITH THE WEST RIGHT OF WAY LINE OF WEST STREET; THENCE SOUTH 13°00’24” EAST, 40.00 FEET TO THE CENTER LINE OF ELM STREET; THENCE SOUTH 12°59’30” EAST, 40.00 FEET TO THE INTERSECTION OF THE WEST RIGHT OF WAY LINE OF WEST STREET AND THE SOUTH RIGHT OF WAY LINE OF ELM STREET; THENCE ALONG THE SOUTH RIGHT OF WAY LINE OF ELM STREET, SOUTH 76°54’29” WEST, 300.03 FEET TO THE POINT OF BEGINNING.

NOTE: THE ABOVE METES AND BOUNDS DESCRIPTION APPEARED PREVIOUSLY IN THAT CERTAIN DOCUMENT RECORDED FEBRUARY 16, 1977 AS DOCUMENT NO. 449536 OF OFFICIAL RECORDS.

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PARCEL 3:

LOTS 1 THROUGH 6, INCLUSIVE OF BLOCK I IN WARD’S ADDITION TO RENO, INCLUDING CONNOR’S SURVEY, ACCORDING TO THE MAP THEREOF, FILED IN THE OFFICE OF THE COUNTY RECORDER OF WASHOE COUNTY, STATE OF NEVADA ON JUNE 7, 1899.

PARCEL 4:

LOT 7 IN BLOCK I OF WARD’S ADDITION TO RENO, INCLUDING CONNOR’S SURVEY, ACCORDING TO THE MAP THEREOF, FILED IN THE OFFICE OF THE COUNTY RECORDER OF WASHOE COUNTY, STATE OF NEVADA, ON JUNE 7, 1899.

EXCEPTING THEREFROM, THE NORTHERLY 10.0 FEET OF SAID LAND, AS CONVEYED TO THE CITY OF RENO, A MUNICIPAL CORPORATION, BY DEED RECORDED DECEMBER 31, 1981, IN BOOK 1705, PAGE 122, FILE NO. 775157, OFFICIAL RECORDS.

PARCEL 5:

LOT 8 IN BLOCK I OF WARD’S ADDITION TO RENO, INCLUDING CONNOR’S SURVEY, ACCORDING TO THE MAP THEREOF, FILED IN THE OFFICE OF THE COUNTY RECORDER OF WASHOE COUNTY, STATE OF NEVADA, ON JUNE 7, 1899.

EXCEPTING THEREFROM THE NORTHERLY 10.0 FEET OF SAID LAND, AS CONVEYED TO THE CITY OF RENO, A MUNICIPAL CORPORATION, BY DEED RECORDED DECEMBER 31, 1981, IN BOOK 1705, PAGE 122, FILE NO. 775157, OFFICIAL RECORDS.

PARCEL 6:

LOT 9 IN BLOCK I OF WARD’S ADDITION TO RENO, INCLUDING CONNOR’S SURVEY, ACCORDING TO THE MAP THEREOF, FILED IN THE OFFICE OF THE COUNTY RECORDER OF WASHOE COUNTY, STATE OF NEVADA, ON JUNE 7, 1899.

EXCEPTING THEREFROM THE NORTHERLY 10.0 FEET OF SAID LAND, AS CONVEYED TO THE CITY OF RENO, A MUNICIPAL CORPORATION, BY DEED RECORDED DECEMBER 31, 1981, IN BOOK 1705, PAGE 122, FILE NO. 775157, OFFICIAL RECORDS.

PARCEL 7:

THAT CERTAIN PORTION OF LOT 11 IN BLOCK I OF WARD’S ADDITION TO RENO, INCLUDING CONNOR’S SURVEY, ACCORDING TO THE MAP THEREOF, FILED IN THE OFFICE OF THE COUNTY RECORDER OF WASHOE COUNTY, STATE OF NEVADA, ON JUNE 7, 1899, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHEAST CORNER OF LOT 11 ON THE SOUTH SIDE OF MAPLE STREET; THENCE SOUTHERLY ALONG THE EAST BOUNDARY OF SAID LOT 11, A DISTANCE OF 60 FEET; THENCE AT RIGHT ANGLES WESTERLY AND PARALLEL WITH MAPLE STREET, A DISTANCE OF 32 FEET; THENCE AT RIGHT ANGLES NORTHERLY AND PARALLEL WITH THE BOUNDARY OF SAID LOT, FOR A DISTANCE OF 60 FEET; THENCE EASTERLY ALONG THE BOUNDARY LINE OF SAID LOT AND MAPLE STREET, A DISTANCE OF 32 FEET, TO THE POINT OF BEGINNING.

NOTE: THE ABOVE METES AND BOUNDS DESCRIPTION APPEARED PREVIOUSLY IN THAT CERTAIN DOCUMENT RECORDED JUNE 20, 1963 AS DOCUMENT NO. 387144 OF DEED RECORDS.

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EXCEPTING THEREFROM THE NORTHERLY 10.0 FEET OF SAID LAND, AS CONVEYED TO THE CITY OF RENO, A MUNICIPAL CORPORATION, BY DEED RECORDED DECEMBER 31, 1981, IN BOOK 1705, PAGE 122, FILE NO. 775157, OFFICIAL RECORDS.

PARCEL 8:

LOT 10 IN BLOCK I OF WARD’S ADDITION TO RENO, INCLUDING CONNOWS SURVEY, ACCORDING TO THE MAP THEREOF, FILED IN THE OFFICE OF THE COUNTY RECORDER OF WASHOE COUNTY, STATE OF NEVADA, ON JUNE 7, 1899.

EXCEPTING THEREFROM THE NORTHERLY 10.0 FEET OF SAID LAND, AS CONVEYED TO THE CITY OF RENO, A MUNICIPAL CORPORATION, BY DEED RECORDED DECEMBER 31, 1981, IN BOOK 1705, PAGE 122, FILE NO. 775157, OFFICIAL RECORDS.

PARCEL 9:

BEGINNING AT A POINT ON THE EASTERN LINE OF ARLINGTON AVENUE (FORMERLY CHESTNUT STREET) 60 FEET SOUTHERLY FROM THE INTERSECTION OF THE SOUTHERN LINE OF MAPLE STREET WITH THE EASTERN LINE OF ARLINGTON AVENUE (FORMERLY CHESTNUT STREET); THENCE SOUTHERLY ALONG THE EASTERN LINE OF ARLINGTON AVENUE (FORMERLY CHESTNUT STREET) 80 FEET; THENCE AT A RIGHT ANGLE EASTERLY 100 FEET, THENCE AT A RIGHT ANGLE NORTHERLY 80 FEET; THENCE AT A RIGHT ANGLE WESTERLY 100 FEET; TO THE PLACE OF BEGINNING; SAID PREMISES BEING THE SOUTH 80 FEET OF LOTS 11 AND 12 IN BLOCK I OF WARD’S ADDITION TO RENO, INCLUDING CONNOR’S SURVEY, ACCORDING TO THE MAP THEREOF, FILED IN THE OFFICE OF THE COUNTY RECORDER OF WASHOE COUNTY, STATE OF NEVADA, ON JUNE 7, 1899.

NOTE: THE ABOVE METES AND BOUNDS DESCRIPTION APPEARED PREVIOUSLY IN THAT CERTAIN DOCUMENT RECORDED DECEMBER 27, 1977 AS DOCUMENT NO. 505201 OF OFFICIAL RECORDS.

PARCEL 10:

BEGINNING AT THE POINT OF INTERSECTION OF THE SOUTHERN LINE OF MAPLE STREET WITH THE EASTERN LINE OF CHESTNUT STREET; THENCE SOUTHERLY ALONG THE EASTERN LINE OF CHESTNUT STREET 60 FEET; THENCE EASTERLY AND PARALLEL WITH THE SOUTHERN LINE OF MAPLE STREET 68 FEET; THENCE NORTHERLY AND PARALLEL WITH THE EASTERN LINE OF CHESTNUT STREET 60 FEET TO THE SOUTHERN LINE OF MAPLE STREET; THENCE WESTERLY AND ALONG THE SOUTHERN LINE OF MAPLE STREET 68 FEET TO THE POINT OF BEGINNING. BEING THE NORTH 60 FEET OF LOT 12 AND THE WEST 18 FEET OF THE NORTH 60 FEET OF LOT 11 IN BLOCK I OF WARD’S ADDITION TO RENO, INCLUDING CONNOR’S SURVEY, ACCORDING TO THE MAP THEREOF, FILED IN THE OFFICE OF THE COUNTY RECORDER OF WASHOE COUNTY, STATE OF NEVADA, ON JUNE 7, 1899.

NOTE: THE ABOVE METES AND BOUNDS DESCRIPTION APPEARED PREVIOUSLY IN THAT CERTAIN DOCUMENT RECORDED JUNE 20, 1977 AS DOCUMENT NO. 471056 OF OFFICIAL RECORDS.

EXCEPTING THEREFROM THE PARCEL OF LAND DESCRIBED IN DEED TO THE STATE OF NEVADA, ON RELATION OF ITS DEPARTMENT OF HIGHWAYS, RECORDED DECEMBER 9, 1966, IN BOOK 224, PAGE 50, FILE NO. 76555, OFFICIAL RECORDS.

ALSO EXCEPTING THEREFROM THE PARCEL OF LAND DESCRIBED IN THE DEED TO THE STATE OF NEVADA, ON ITS RELATION TO ITS DEPARTMENT OF HIGHWAYS, RECORDED MAY 16, 1976, IN BOOK 974, PAGE 516, FILE NO. 408858, OFFICIAL RECORDS.

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EXCEPTING THEREFROM THE NORTHERLY 10.0 FEET OF SAID LAND, AS CONVEYED TO THE CITY OF RENO, A MUNICIPAL CORPORATION, BY DEED RECORDED DECEMBER 31, IN BOOK 1705, PAGE 122, FILE NO. 775157, OFFICIAL RECORDS.

PARCEL 11:

ALL OF THE ALLEY IN BLOCK I OF WARD’S ADDITION TO THE CITY OF RENO, AS SHOWN ON THE OFFICIAL PLAT THEREOF, FILED FOR RECORD IN THE OFFICE OF THE COUNTY RECORDER OF WASHOE COUNTY, NEVADA, ON JUNE 7, 1899. SAID ALLEY BEING TWENTY (20) FEET IN WIDTH AND LYING BETWEEN EAST RIGHT-OF-WAY LINE OF NORTH ARLINGTON AVENUE, AND THE WEST RIGHT-OF-WAY LINE OF WEST STREET, AS DESCRIBED IN THAT CERTAIN ORDER OF ABANDONMENT, RECORDED MARCH 31, 1986, IN BOOK 2314, PAGE 292, AS FILE NO. 1061576, OFFICIAL RECORDS.

PARCEL 12:

A PORTION OF THAT CERTAIN PIECE OR PARCEL OF LAND ABANDONED IN THAT CERTAIN ORDER OF ABANDONMENT RECORDED AUGUST 9, 1990 IN BOOK 3123, PAGE 649, OFFICIAL RECORDS AS DOCUMENT NO. 1419223, WHICH IS DESCRIBED AS FOLLOWS:

A PORTION OF THE NW1/4, SECTION 11, T19N, R19E, M.D.B.& M. RENO, NEVADA, BEING PORTIONS OF ARLINGTON AVENUE (FORMERLY CHESTNUT STREET) AND MAPLE STREET AS SHOWN ON THE MAP OF WARD’S ADDITION, FILED IN THE OFFICE OF THE WASHOE COUNTY RECORDER ON JUNE 7, 1899. SAID STREETS BEING MORE PARTICULARLY DESCRIBED AS ALL THAT PORTION OF ARLINGTON AVENUE LYING NORTHERLY OF THE NORTH RIGHT-OF-WAY LINE OF ELM STREET, AND ALL THAT PORTION OF MAPLE STREET LYING BETWEEN THE WESTERLY RIGHT-OF-WAY LINE OF ARLINGTON AVENUE AND THE WESTERLY RIGHT-OF-WAY LINE OF WEST STREET. EXCLUDING THEREFROM, THOSE PORTIONS OF SAID STREETS PREVIOUSLY CONVEYED TO THE STATE OF NEVADA, DEPARTMENT OF TRANSPORTATION.

PARCEL 13:

THAT PORTION OF WEST STREET, MAPLE STREET AND BLOCK “J” ALLEY AS ABANDONED IN THAT CERTAIN ORDER OF ABANDONMENT RECORDED OCTOBER 25, 1995 IN BOOK 4416, PAGE 575, AS DOCUMENT NO. 1936665 AND RE-RECORDED DECEMBER 20, 1995 IN BOOK 4457, PAGE 138 AS DOCUMENT NO. 1951678 OF OFFICIAL RECORDS.

PARCEL 14:

COMMENCING AT THE SOUTHEAST CORNER OF LOT 6, BLOCK J AS SHOWN ON WARD’S ADDITION TO RENO, SUBDIVISION TRACT MAP NO. 138, FILED JUNE 7, 1899 IN THE RECORDS OF WASHOE COUNTY, NEVADA, BEING ON THE NORTHERLY RIGHT-OF-WAY LINE OF ELM STREET, AND PROCEEDING THENCE ALONG SAID NORTHERLY RIGHT-OF-WAY LINE SOUTH 76°50’42” WEST 112.00 FEET TO THE POINT OF BEGINNING;

THENCE CONTINUING ALONG SAID NORTHERLY RIGHT-OF-WAY LINE SOUTH 76°50’42” WEST 228.00 FEET;

THENCE LEAVING SAID NORTHERLY RIGHT-OF-WAY LINE NORTH 12°58’18” WEST 149.95 FEET;

THENCE NORTH 76°50’58” EAST 339.53 FEET TO THE WESTERLY RIGHT-OF-WAY LINE OF NORTH SIERRA STREET;

THENCE ALONG SAID WESTERLY RIGHT-OF-WAY LINE SOUTH 13°09’02” EAST 10.00 FEET;

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THENCE LEAVING SAID WESTERLY RIGHT-OF-WAY LINE SOUTH 76°50’58” WEST 111.85 FEET;

THENCE SOUTH 13°05’21” EAST 139.94 FEET TO THE POINT OF BEGINNING.

REFERENCE IS MADE TO RECORD OF SURVEY NO, 3948, FILED JUNE 29, 2001, FILE NO. 2569466.

NOTE: THE ABOVE METES AND BOUNDS DESCRIPTION APPEARED PREVIOUSLY IN THAT CERTAIN DOCUMENT RECORDED JUNE 29, 2001 AS INSTRUMENT NO. 2569020.

PARCEL 15:

LOTS 7 AND 8 IN BLOCK J OF WARD’S ADDITION TO RENO, INCLUDING CONNOWS SURVEY, ACCORDING TO THE MAP THEREOF, FILED IN THE OFFICE OF THE COUNTY RECORDER OF WASHOE COUNTY, STATE OF NEVADA ON JUNE 7, 1899.

PARCEL 16:

LOT 9 AND THE EAST 1/2 OF LOT 10 IN BLOCK J OF WARD’S ADDITION TO RENO, INCLUDING CONNOR’S SURVEY, ACCORDING TO THE MAP THEREOF, FILED IN THE OFFICE OF THE COUNTY RECORDER OF WASHOE COUNTY, STATE OF NEVADA ON JUNE 7, 1899.

PARCEL 17:

THE WEST 1/2 OF LOT 10 AND THE EAST 1/2 OF LOT 11 IN BLOCK J OF WARD’S ADDITION TO RENO, INCLUDING CONNOR’S SURVEY, ACCORDING TO THE MAP THEREOF, FILED IN THE OFFICE OF THE COUNTY RECORDER OF WASHOE COUNTY, STATE OF NEVADA ON JUNE 7, 1899.

PARCEL 18:

THE SOUTHERLY 103 FEET OF THE WESTERLY HALF OF LOT 11 AND THE SOUTHERLY 103 FEET OF LOT 12 IN BLOCK J OF WARD’S ADDITION TO RENO, INCLUDING CONNOR’S SURVEY, ACCORDING TO THE MAP THEREOF, FILED IN THE OFFICE OF THE COUNTY RECORDER OF WASHOE COUNTY, STATE OF NEVADA ON JUNE 7, 1899.

PARCEL 19:

THE NORTH 37 FEET OF LOT 12 AND THE NORTH 37 FEET OF THE WEST HALF OF LOT 11 IN BLOCK J OF WARD’S ADDITION TO RENO, INCLUDING CONNORS SURVEY, ACCORDING TO THE MAP THEREOF, FILED IN THE OFFICE OF THE COUNTY RECORDER OF WASHOE COUNTY, STATE OF NEVADA ON JUNE 7, 1899.

PARCEL B:

THE RIGHT, PRIVILEGE AND EASEMENT TO USE THE WESTERLY PORTION OF A ROADWAY AS SET FORTH IN THAT CERTAIN GRANT OF RECIPROCAL ACCESS EASEMENT RECORDED DECEMBER 31, 1991 IN BOOK 3389, AT PAGE 606 AS DOCUMENT NO. 1534250 AND RE-RECORDED APRIL 3, 1992 IN BOOK 3454, AT PAGE 30 AS DOCUMENT NO. 1559979 OF WASHOE COUNTY OFFICIAL RECORDS. THE CENTERLINE OF SAID EASEMENT IS MORE PARTICULARLY DESCRIBED AS FOLLOWS:

ALL THAT CERTAIN 24 FOOT RECIPROCAL ACCESS EASEMENT SITUATE IN THE NW 1/4 OF SECTION 11, TI9N, R19E, M.D.M., AND DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHWEST CORNER OF ARLINGTON AVENUE AND ELM STREET, ALSO BEING THE SE CORNER OF BLOCK H OF WARDS ADDITION TO RENO AS RECORDED IN THE

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OFFICIAL RECORDS OF WASHOE COUNTY, NEVADA; THENCE N. 76°53’16” E, 48.00 FEET TO THE POINT OF BEGINNING; THENCE ALONG THE CENTERLINE OF SAID 24 FOOT RECIPROCAL ACCESS EASEMENT THE FOLLOWING COURSES; N 13°00’43” W, 299.00 FEET MORE OR LESS TO THE END OF SAID EASEMENT, SAID ENDING BEING ON THE WESTERLY EXTENSION OF THE SOUTHERLY R/W OF MAPLE STREET,

NOTE: THE ABOVE METES AND BOUNDS DESCRIPTION APPEARED PREVIOUSLY IN THAT CERTAIN DOCUMENT RECORDED APRIL 3, 1992 AS DOCUMENT NO. 1559979 OF OFFICIAL RECORDS.

PARCEL C:

THE RIGHT, PRIVILEGE AND EASEMENT TO USE THE UNDERGROUND PEDESTRIAN TUNNEL NOW EXISTING BENEATH ST. MARY’S HOSPITAL AND THE ELM STREET PROFESSIONAL PLAZA, AS SET FORTH IN THE GRANT OF RECIPROCAL SUBWAY EASEMENT RECORDED DECEMBER 31, 1991 IN BOOK 3389, AS PAGE 614, AS DOCUMENT NO. 1534251 OF WASHOE COUNTY OFFICIAL RECORDS.

PARCEL VII:

THE WESTERLY 48 FEET OF LOT 4 IN BLOCK 11 OF THE WESTERN ADDITION TO THE TOWN, NOW CITY OF RENO, ACCORDING TO THE OFFICIAL MAP THEREOF, FILED IN THE OFFICE OF THE COUNTY RECORDER OF WASHOE COUNTY, NEVADA, ON MAY 2, 1876; ALSO

BEGINNING AT THE SOUTHEAST CORNER OF LOT 3 IN BLOCK 11 OF THE WESTERN ADDITION AFORESAID, AND RUNNING THENCE WESTERLY ALONG THE SOUTHERLY LINE OF SAID LOT 3, 19.33 FEET, MORE OR LESS, TO THE SOUTHEAST CORNER OF PARCEL OF LAND CONVEYED BY ADELINA LAFFRANCHINI TO NORMAN L. MACKINNON AND WIFE, BY DEED RECORDED IN BOOK 95 OF DEEDS, PAGE 557, IN THE OFFICE OF THE COUNTY RECORDER OF WASHOE COUNTY, NEVADA, RUNNING THENCE NORTHERLY ALONG THE PARCEL OF LAND SO CONVEYED TO NORMAN L. MACKINNON AND WIFE 200 FEET TO THE NORTHEAST CORNER THEREOF; RUNNING THENCE WESTERLY ALONG THE NORTHERLY LINE OF THE PARCEL SO CONVEYED TO NORMAN L. MACKINNON AND WIFE TO A POINT 8 FEET 8 INCHES EASTERLY FROM THE WESTERLY LINE OF SAID LOT 3; RUNNING THENCE NORTHERLY AND PARALLEL WITH THE SAID WEST LINE OF LOT 3, A DISTANCE OF 10 FEET TO THE NORTHERLY LINE OF SAID LOT 3; RUNNING THENCE EASTERLY ALONG THE NORTHERLY LINE OF SAID LOT 3 A DISTANCE OF 91 FEET 4 INCHES TO THE NORTHEAST CORNER OF SAID LOT 3; RUNNING THENCE SOUTHERLY ALONG THE EASTERLY LINE OF LOT 3, A DISTANCE OF 210 FEET TO THE POINT OF BEGINNING, BEING A PORTION OF LOT 3 IN BLOCK 11 OF WESTERN ADDITION, AFORESAID.

NOTE: THE ABOVE METES AND BOUNDS DESCRIPTION APPEARED PREVIOUSLY IN THAT CERTAIN DOCUMENT RECORDED FEBRUARY 11, 2003 AS DOCUMENT NO. 2804432 OF OFFICIAL RECORDS.

PARCEL VIII:

THOSE PORTIONS OF LOTS 10, 11, 12 AND 13 IN BLOCK 11 OF WESTERN ADDITION TO THE TOWN, NOW CITY OF RENO, ACCORDING TO THE OFFICIAL MAP THEREOF, FILED IN THE OFFICE OF THE COUNTY RECORDER OF WASHOE COUNTY, NEVADA, ON MAY 2, 1876, LYING SOUTHERLY OF THE SOUTHERLY LINE OF INTERSTATE 80.

EXCEPTING THEREFROM ANY AND ALL ABUTTERS INCLUDING ACCESS RIGHTS IN AND TO INTERSTATE 80.

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PARCEL IX:

ALL THAT PORTION OF LOT 3 IN BLOCK 11 OF WESTERN ADDITION, RENO, ACCORDING TO THE MAP THEREOF, FILED IN THE OFFICE OF THE COUNTY RECORDER OF WASHOE COUNTY, STATE OF NEVADA, ON MAY 2, 1876, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE NORTHERLY LINE OF WEST 6TH STREET 19.33 FEET WESTERLY FROM THE SOUTHEAST CORNER OF SAID LOT 3, SAID POINT BEING THE SOUTHEAST CORNER OF THAT CERTAIN PARCEL LAND CONVEYED TO ADELINA LAFFRANCHINI BY DEED RECORDED APRIL 23, 1934 IN BOOK 95 OF DEEDS, PAGE 114, WASHOE COUNTY, NEVADA, RECORDS; THENCE WESTERLY ALONG THE NORTHERLY LINE OF SAID WEST 6TH STREET A DISTANCE OF 74.00 FEET TO THE SOUTHWEST CORNER THEREOF, THENCE NORTHERLY ALONG THE WESTERLY LINE OF SAID LAFFRANCHINI PARCEL A DISTANCE OF 200.00 FEET TO THE NORTHWEST CORNER THEREOF, THENCE EASTERLY ALONG THE NORTHERLY LINE OF SAID LAFFRANCHINI PARCEL A DISTANCE OF 74.00 FEET TO THE NORTHEAST CORNER THEREOF; THENCE SOUTHERLY ALONG THE EASTERLY LINE OF SAID LAFFRANCHINI PARCEL A DISTANCE OF 200.00 FEET TO THE TRUE POINT OF BEGINNING.

EXCEPTING THEREFROM THE FOLLOWING DESCRIBED PIECE OF LAND:

BEGINNING AT A POINT ON THE NORTHERLY SIDE OF WEST SIXTH STREET 45.33 FEET, MORE OR LESS, WESTERLY FROM THE SOUTHEAST CORNER OF LOT 3 IN BLOCK 11, AS SHOWN ON THE MAP OF WESTERN ADDITION TO THE CITY OF RENO, NEVADA; THENCE RUNNING NORTHERLY AT A RIGHT ANGLE 80 FEET; THENCE RUNNING WESTERLY AT A RIGHT ANGLE OF 16 FEET; THENCE RUNNING NORTHERLY AT A RIGHT ANGLE 24 FEET; THENCE RUNNING WESTERLY AT A RIGHT ANGLE 32 FEET TO THE WESTERLY LINE OF THE LAFFRANCHINI PROPERTY; THENCE SOUTHERLY ALONG THE SAID WESTERLY LINE OF THE LAFFRANCHINI PROPERTY 104 FEET TO THE NORTHERLY SIDE LINE OF WEST SIXTH STREET; THENCE EASTERLY ALONG THE NORTHERLY SIDE LINE OF WEST SIXTH STREET 48 FEET TO THE POINT OF BEGINNING; BEING A PORTION OF LOT 3 IN BLOCK 11 AS SHOWN ON THE MAP OF WESTERN ADDITION TO THE CITY OF RENO, FILED IN THE OFFICE OF THE COUNTY RECORDER OF WASHOE COUNTY, STATE OF NEVADA ON MAY 2,1876.

NOTE: THE ABOVE METES AND BOUNDS DESCRIPTION APPEARED PREVIOUSLY IN THAT CERTAIN DOCUMENT RECORDED MAY 1, 2001 AS DOCUMENT NO. 2549355 OF OFFICIAL RECORDS.

PARCEL X:

BEGINNING AT A POINT ON THE NORTHERLY SIDE OF WEST SIXTH STREET 45.33 FEET, MORE OR LESS, WESTERLY FROM THE SOUTHEAST CORNER OF LOT 3 IN BLOCK 11, AS SHOWN ON THE MAP OF WESTERN ADDITION TO THE CITY OF RENO, NEVADA; THENCE RUNNING NORTHERLY AT A RIGHT ANGLE 80 FEET; THENCE RUNNING WESTERLY AT A RIGHT ANGLE OF 16 FEET; THENCE RUNNING NORTHERLY AT A RIGHT ANGLE 24 FEET; THENCE RUNNING WESTERLY AT A RIGHT ANGLE 32 FEET TO THE WESTERLY LINE OF THE LAFFRANCHINI PROPERTY; THENCE SOUTHERLY ALONG THE SAID WESTERLY LINE OF THE LAFFRANCHINI PROPERTY 104 FEET TO THE NORTHERLY SIDE LINE OF WEST SIXTH STREET; THENCE EASTERLY ALONG THE NORTHERLY SIDE LINE OF WEST SIXTH STREET 48 FEET TO THE POINT OF BEGINNING; BEING A PORTION OF LOT 3 IN BLOCK 11 AS SHOWN ON THE MAP OF WESTERN ADDITION TO THE CITY OF RENO, FILED IN THE OFFICE OF THE COUNTY RECORDER OF WASHOE COUNTY, STATE OF NEVADA ON MAY 2, 1876.

NOTE: THE ABOVE METES AND BOUNDS DESCRIPTION APPEARED PREVIOUSLY IN THAT CERTAIN DOCUMENT RECORDED MAY 1, 2001 AS DOCUMENT NO. 2549357 OF OFFICIAL RECORDS.

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PARCEL XI:

THE EASTERLY 55 FEET OF LOT 2 AND THE WESTERLY 6 FEET 8 INCHES OF LOT 3 IN BLOCK 11 OF THE WESTERN ADDITION, RENO, ACCORDING TO THE MAP THEREOF, FILED IN THE OFFICE OF THE COUNTY RECORDER OF WASHOE COUNTY, STATE OF NEVADA, ON MAY 2, 1876.

EXCEPTING THEREFROM THE FOLLOWING DESCRIBED PARCEL OF LAND:

COMMENCING AT THE SOUTHWEST CORNER OF BLOCK 11 OF THE WESTERN ADDITION, TO RENO, NEVADA; THENCE N. 76°55’28” E. ALONG THE SOUTHERN BOUNDARY OF SAID BLOCK 11, A DISTANCE OF 145.00 FEET TO AN INTERSECTION WITH THE WESTERN BOUNDARY OF THE EASTERN 55.00 FEET OF LOT 2 IN SAID BLOCK 11; THENCE N. 13°04’32” W. ALONG SAID WESTERN BOUNDARY A DISTANCE OF 205.82 FEET TO AN INTERSECTION WITH THE RIGHT OR SOUTHERN RIGHT OF WAY LINE OF NEVADA INTERSTATE ROUTE 80; THE TRUE POINT OF BEGINNING, THENCE N. 13°04’32” W. ALONG SAID WESTERN BOUNDARY A DISTANCE 4.18 FEET TO AN INTERSECTION WITH THE NORTHERN BOUNDARY OF SAID LOT 2; THENCE N. 76°55’28” E. ALONG SAID NORTHERN BOUNDARY A DISTANCE OF 45.00 FEET TO AN INTERSECTION WITH SAID RIGHT OF WAY LINE; THENCE S. 71°31’57” W. ALONG SAID RIGHT OF WAY LINE A DISTANCE OF 45.19 FEET TO THE POINT OF BEGINNING.

NOTE: THE ABOVE METES AND BOUNDS DESCRIPTION APPEARED PREVIOUSLY IN THAT CERTAIN DOCUMENT RECORDED MAY 1, 2001 AS DOCUMENT NO. 2549382 OF OFFICIAL RECORDS.

PARCEL XII:

PARCEL XIIA:

LOTS 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26 AND 27 AS SHOWN ON THE MAP OF BLOCK 8 WESTERN ADDITION, FILED IN THE OFFICE OF THE COUNTY RECORDER OF WASHOE COUNTY, STATE OF NEVADA ON JULY 12, 1902.

PARCEL XIIB:

THE NORTH-SOUTH ALLEY EXTENDING SOUTH FROM SIXTH STREET TO FIFTH STREET IN BLOCK 8 AS SHOWN ON THE MAP OF WESTERN ADDITION, FILED IN THE OFFICE OF THE COUNTY RECORDER OF WASHOE COUNTY, STATE OF NEVADA, ON JULY 12, 1902; LYING BETWEEN LOTS 12 THROUGH 19 ON THE EAST AND LOTS 20 THROUGH 27 ON THE WEST.

PARCEL XIII:

LOT 9 AND THE EASTERLY 90 FEET OF LOTS 10 AND 11 IN BLOCK 8 OF WESTERN ADDITION BLOCK 8 (SOMETIMES REFERRED TO AS RULISON SURVEY OF BLOCK 8 WESTERN ADDITION) ACCORDING TO THE MAP THEREOF, FILED IN THE OFFICE OF THE COUNTY RECORDER OF WASHOE COUNTY, STATE OF NEVADA, ON JULY 12, 1902, AS TRACT MAP NO. 145.

PARCEL XIV:

A PORTION OF BLOCK 8 OF WESTERN ADDITION TO THE TOWN (NOW CITY) OF RENO, ACCORDING TO THE MAP THEREOF FILED IN THE OFFICE OF THE COUNTY RECORDER OF WASHOE COUNTY, NEVADA, ON MAY 2, 1876, DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHEAST CORNER OF SAID BLOCK 8; THENCE SOUTHERLY ALONG THE THE WESTERLY LINE OF RALSTON STREET 80 FEET; THENCE WESTERLY 140 FEET TO THE EAST LINE OF AN ALLEY; THENCE NORTHERLY 80 FEET TO THE SOUTH LINE OF SIXTH STREET; THENCE

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EASTERLY 140 FEET TO THE POINT ON BEGINNING; AND BEING ALSO DESCRIBED AS LOT 1 IN BLOCK 8 AS SHOWN ON THE MAP OF BLOCK 8 WESTERN ADDITION, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY ON JULY 12, 1902, AS TRACT MAP NO. 145.

TOGETHER WITH THAT PORTION OF WEST SIXTH STREET AS VACATED AND ABANDONED BY THE CITY OF RENO IN AN ORDER OF ABANDONMENT RECORDED JUNE 15, 2001 AS DOCUMENT NO. 2564099 OF OFFICIAL RECORDS.

NOTE: THE ABOVE METES AND BOUNDS LEGAL DESCRIPTION APPEARED PREVIOUSLY FN THAT CERTAIN DOCUMENT RECORDED JUNE 30, 1993 AS INSTRUMENT NO. 1687394 OF OFFICIAL RECORDS, WASHOE COUNTY, NEVADA.

PARCEL XV:

PARCEL XVA:

PARCEL 1 AS SHOWN ON PARCEL MAP NO. 4071 FOR SAINT MARY’S REGIONAL MEDICAL CENTER, INC., FILED IN THE OFFICE OF THE WASHOE COUNTY RECORDER ON AUGUST 14, 2003 AS FILE NO. 2905152.

PARCEL XVB:

A NON-EXCLUSIVE EASEMENT FOR INGRESS AND EGRESS FOR PEDESTRIANS AND MOTOR VEHICLES AS SET FORTH IN THAT CERTAIN DOCUMENT ENTITLED, “DECLARATION OF RESTRICTIVE COVENANTS AND EASEMENTS” RECORDED NOVEMBER 21, 2003 AS INSTRUMENT NO. 2957334 OF OFFICIAL RECORDS.

PARCEL XVI:

PARCEL XVIA:

PARCEL 2 AS SHOWN ON PARCEL MAP NO. 4071 FOR SAINT MARY’S REGIONAL MEDICAL CENTER, INC., FILED IN THE OFFICE OF THE WASHOE COUNTY RECORDER ON AUGUST 14, 2003 AS FILE NO. 2905152,

PARCEL XVIB:

A NON-EXCLUSIVE EASEMENT FOR INGRESS AND EGRESS FOR PEDESTRIANS AND MOTOR VEHICLES AS SET FORTH IN THAT CERTAIN DOCUMENT ENTITLED, “DECLARATION OF RESTRICTIVE COVENANTS AND EASEMENTS” RECORDED NOVEMBER 21, 2003 AS INSTRUMENT NO. 2957334 OF OFFICIAL RECORDS.

PARCEL XVII:

PARCEL XVIIA:

PARCEL 3 AS SHOWN ON PARCEL MAP NO. 4071 FOR SAINT MARY’S REGIONAL MEDICAL CENTER, INC., FILED IN THE OFFICE OF THE WASHOE COUNTY RECORDER ON AUGUST 14, 2003 AS FILE NO. 2905152.

PARCEL XVIIB:

A NON-EXCLUSIVE EASEMENT FOR INGRESS AND EGRESS FOR PEDESTRIANS AND MOTOR VEHICLES AS SET FORTH IN THAT CERTAIN DOCUMENT ENTITLED, “DECLARATION OF RESTRICTIVE COVENANTS AND EASEMENTS” RECORDED NOVEMBER 21, 2003 AS INSTRUMENT NO. 2957334 OF OFFICIAL RECORDS.

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PARCEL XVIII:

ALL THAT CERTAIN REAL PROPERTY SITUATE IN THE CITY OF RENO, COUNTY OF WASHOE, STATE OF NEVADA, LYING WITHIN THE NORTHWEST ONE-QUARTER (NW 1/4) OF SECTION ELEVEN (11), TOWNSHIP NINETEEN (19) NORTH, RANGE EIGHTEEN (18) EAST, M.D.M., BEING PORTIONS OF THE WARD’S ADDITION TO RENO, AS SHOWN ON THE PLAT THEREOF, RECORDED JUNE 7, 1899 AS TRACT MAP NO. 138, OFFICIAL RECORDS, WASHOE COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

ALL OF ELM STREET LYING BETWEEN THE EASTERLY LINE OF RALSTON AND THE EASTERLY LINE OF NORTH ARLINGTON AVENUE (FORMERLY KNOWN AS CHESTNUT STREET).

ALL OF NORTH ARLINGTON AVENUE (FORMERLY KNOWN AS CHESTNUT STREET) LYING BETWEEN THE NORTHERLY LINE OF WEST SIXTH STREET (FORMERLY KNOWN AS WALNUT STREET) AND THE SOUTHERLY LINE OF ELM STREET.

EXCEPTING THEREFROM THE AREA LYING SOUTHERLY OF THE ARC SUBTENDED BY A FIFTY-SEVEN (57) FOOT RADIUS CURVE, WHOSE RADIUS POINT IS 4.85 FEET SOUTH AND 1.06 FEET WEST OF THE CENTERLINE INTERSECTION OF NORTH ARLINGTON AVENUE AND WEST SIXTH STREET.

ALSO EXCEPTING THEREFROM ANY PORTION THEREOF LYING WESTERLY OF THE EASTERLY LINE OF PARCEL MAP NO. 4071, FILED IN THE OFFICE OF THE COUNTY RECORDER OF WASHOE COUNTY, STATE OF NEVADA, ON AUGUST 14, 2003 AS FILE NO. 2905152, OF OFFICIAL RECORDS.

PARCEL XIX:

COMMENCING AT THE INTERSECTION OF THE SOUTHERLY LINE OF W. SIXTH STREET (FORMERLY WALNUT STREET) WITH THE WESTERLY LINE OF NEVADA STREET IN THE CITY OF RENO, NEVADA; RUNNING THENCE WESTERLY, ALONG THE SOUTHERLY LINE OF W. SIXTH STREET A DISTANCE OF 100 FEET TO THE NORTHWEST CORNER OF LOT 8 IN BLOCK “A” OF WARD’S ADDITION TO RENO, INCLUDING CONNOR’S SURVEY, THENCE SOUTHERLY ALONG THE WEST LINE OF SAID LOT 8 A DISTANCE OF 46 FEET 4 INCHES; THENCE EASTERLY, PARALLEL WITH THE SOUTHERLY LINE OF W. SIXTH STREET, A DISTANCE OF 100 FEET TO THE WESTERLY LINE OF NEVADA STREET; THENCE NORTHERLY ALONG THE WESTERLY LINE OF NEVADA STREET, A DISTANCE OF 46 FEET 4 INCHES TO THE PLACE OF BEGINNING; SAID PREMISES BEING THE NORTH 46 FEET 4 INCHES OF LOTS 7 AND 8 IN BLOCK “A” OF WARD’S ADDITION TO RENO, INCLUDING CONNOR’S SURVEY, ACCORDING TO THE OFFICIAL MAP THEREOF, FILED IN THE OFFICE OF THE COUNTY RECORDER OF WASHOE COUNTY, NEVADA, ON JUNE 7, 1899.

NOTE: THE ABOVE METES AND BOUNDS DESCRIPTION APPEARED PREVIOUSLY IN THAT CERTAIN DOCUMENT RECORDED JULY 24, 1986, IN BOOK 2375, PAGE 310, AS INSTRUMENT NO. 1087271.

PARCEL XX:

COMMENCING AT A POINT ON THE WESTERLY LINE OF NEVADA STREET 46 FEET 4 INCHES SOUTHERLY FROM THE INTERSECTION OF THE SOUTHERLY LINE OF WEST 6TH STREET (FORMERLY WALNUT STREET) WITH THE WESTERLY LINE OF NEVADA STREET; THENCE SOUTHERLY ALONG THE WESTERLY LINE OF NEVADA STREET 47 FEET; THENCE WESTERLY AND PARALLEL WITH THE SOUTHERLY LINE OF WEST 6TH STREET 100 FEET TO THE WEST LINE OF LOT 8 IN BLOCK A OF “WARD’S ADDITION TO RENO, INCLUDING CONNOR’S SURVEY”; THENCE NORTHERLY AND ALONG THE WEST LINE OF SAID LOT 8 IN SAID BLOCK A 47 FEET; THENCE EASTERLY, PARALLEL WITH THE SOUTHERLY LINE OF WEST 6TH STREET 100 FEET TO THE

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WESTERLY LINE OF NEVADA STREET AND POINT OF BEGINNING; SAID PREMISES BEING THE SOUTH 47 FEET OF THE NORTH 93 FEET 4 INCHES OF LOTS 7 AND 8, BLOCK A OF “WARD’S ADDITION TO RENO, INCLUDING CONNORS SURVEY”, ACCORDING TO THE OFFICIAL MAP THEREOF, FILED IN THE OFFICE OF THE COUNTY RECORDER OF WASHOE COUNTY, STATE OF NEVADA ON JUNE 7, 1899.

NOTE: THE ABOVE METES AND BOUNDS DESCRIPTION APPEARED PREVIOUSLY IN THAT CERTAIN DOCUMENT RECORDED APRIL 7, 1998 IN BOOK 5194, PAGE 194 AS INSTRUMENT NO. 2197371.

PARCEL XXI:

COMMENCING AT THE NORTHEAST CORNER OF LOT 9 IN BLOCK A OF WARD’S ADDITION TO RENO, INCLUDING CONNOR’S SURVEY; THENCE SOUTHERLY ALONG THE EAST LINE OF SAID LOT 9, 93 FEET 4 INCHES; THENCE WESTERLY AND PARALLEL WITH THE SOUTHERLY LINE OF WEST 6TH STREET (FORMERLY WALNUT STREET) 50 FEET TO THE WEST LINE OF SAID LOT 9; THENCE NORTHERLY ALONG SAID WEST LINE OF LOT 9, 93 FEET 4 INCHES TO THE SOUTHERLY LINE OF WEST 6TH STREET AND THE NORTHWEST CORNER OF SAID LOT 9; THENCE EASTERLY AND ALONG THE SOUTHERLY LINE OF WEST 6TH STREET 50 FEET TO THE POINT OF BEGINNING; SAID PREMISES BEING THE NORTH 93 FEET 4 INCHES OF LOT 9 IN BLOCK A OF WARD’S ADDITION TO RENO INCLUDING CONNOR’S SURVEY, ACCORDING TO THE OFFICIAL MAP THEREOF, FILED IN THE OFFICE OF THE COUNTY RECORDER OF WASHOE COUNTY, NEVADA ON JUNE 7, 1899.

NOTE: THE ABOVE METES AND BOUNDS DESCRIPTION APPEARED PREVIOUSLY IN THAT CERTAIN DOCUMENT RECORDED JUNE 25, 1999 AS INSTRUMENT NO. 2374204.

PARCEL XXII:

LOT TEN (10) IN BLOCK A OF CONNORS SURVEY OF THE WESTERN ADDITION TO THE CITY OF RENO, HAVING A FRONTAGE OF FIFTY FEET ON THE SOUTH SIDE OF WEST SIXTH STREET AND EXTENDING BACK ONE HUNDRED FORTY FEET TO AN ALLEY, TOGETHER WITH THE BUILDINGS AND IMPROVEMENTS THEREON, NOW KNOWN AND DESIGNATED AS 428 WEST SIXTH STREET, BEING THE SAME PROPERTY DESCRIBED IN DEED RECORDED IN BOOK 55 OF DEEDS, PAGE 30, RECORDS OF WASHOE COUNTY, NEVADA.

PARCEL XXIII:

COMMENCING AT THE NORTHEAST CORNER OF LOT ELEVEN (11) IN BLOCK A OF CONNORS SURVEY AS THE SAME IS SHOWN UPON THE OFFICIAL MAP THEREOF ON FILE IN THE OFFICE OF THE COUNTY RECORDER OF WASHOE COUNTY, STATE OF NEVADA, ENTITLED MAP OF WARD’S ADDITION TO RENO, INCLUDING CONNORS SURVEY, THENCE RUNNING WESTERLY ALONG THE SOUTH LINE OF WEST SIXTH STREET THREE (3) FEET; THENCE RUNNING SOUTHERLY AT A RIGHT ANGLE TO THE NORTH LINE OF SAID LOT EIGHTY-TWO (82) FEET AND SIX (6) INCHES, THENCE RUNNING PARALLEL WITH THE NORTH LINE OF SAID LOT EASTERLY THREE (3) FEET TO THE EAST LINE OF SAID LOT ELEVEN (11) IN SAID BLOCK A; THENCE NORTHERLY ON THE EAST LINE OF SAID LOT ELEVEN (11) TO THE NORTHEAST CORNER OF SAID LOT ELEVEN (11) TO THE PLACE OF BEGINNING.

NOTE: THE ABOVE METES AND BOUNDS DESCRIPTION APPEARED PREVIOUSLY IN THAT CERTAIN DOCUMENT RECORDED IN BOOK 56 OF DEEDS, PAGE 99, AS INSTRUMENT NO. 20115.

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PARCEL XXIV:

NORTH 90 FEET OF LOT 12 IN BLOCK A OF WARD’S ADDITION TO RENO, INCLUDING CONNORS SURVEY, ACCORDING TO THE MAP THEREOF, FILED IN THE OFFICE OF THE COUNTY RECORDER OF WASHOE COUNTY, STATE OF NEVADA ON JUNE 7, 1899.

PARCEL XXV:

COMMENCING AT THE NORTHWEST CORNER OF LOT 11 IN BLOCK A OF WARD’S ADDITION TO RENO INCLUDING CONNORS SURVEY, ACCORDING TO THE MAP THEREOF, FILED IN THE OFFICE OF THE COUNTY RECORDER OF WASHOE COUNTY, STATE OF NEVADA ON JUNE 7, 1899; THENCE EASTERLY ALONG THE SOUTH LINE OF WEST 6TH STREET, A DISTANCE OF 47 FEET; THENCE AT A RIGHT ANGLE SOUTHERLY A DISTANCE OF 90 FEET; THENCE AT A RIGHT ANGLE EASTERLY, A DISTANCE OF 3 FEET TO THE EAST LINE OF SAID LOT 11 IN SAID BLOCK A; THENCE SOUTHERLY ALONG THE EAST LINE OF SAID LOT 11 TO THE SOUTHEAST CORNER THEREOF; THENCE WESTERLY ALONG THE NORTH LINE OF AN ALLEY A DISTANCE OF 15 FEET; THENCE A RIGHT ANGLE NORTHERLY 50 FEET; THENCE AT A RIGHT ANGLE WESTERLY A DISTANCE OF 35 FEET TO THE WEST LINE OF SAID LOT 11, A DISTANCE OF 90 FEET TO THE POINT OF BEGINNING.

NOTE: THE ABOVE METES AND BOUNDS DESCRIPTION APPEARED PREVIOUSLY IN THAT CERTAIN DOCUMENT RECORDED OCTOBER 29, 1993 IN BOOK 3885, PAGE 311 AS INSTRUMENT NO. 1727247.

PARCEL XXVI:

COMMENCING AT THE NORTHWEST CORNER OF LOT 12 IN BLOCK C OF WARD’S ADDITION TO RENO, INCLUDING CONNORS SURVEY, ACCORDING TO THE MAP THEREOF, FILED IN THE OFFICE OF THE COUNTY RECORDER OF WASHOE COUNTY, STATE OF NEVADA, ON JUNE 7, 1899; THENCE NORTH 76°55’15” EAST, ALONG THE NORTH LINE OF SAID BLOCK C, 97.85 FEET TO POINT OF BEGINNING OF THE HEREIN DESCRIBED PARCEL; THENCE NORTH 76°55’15” EAST, 202.33 FEET TO THE NORTHEAST CORNER OF BLOCK C; THENCE SOUTH 13°04’12” EAST, ALONG THE EAST LINE OF BLOCK C, 140.11 FEET TO A POINT ON THE NORTH LINE OF AN ALLEY; THENCE SOUTH 76°55’20” WEST (NORTH 76°55’20” WEST OF RECORD), ALONG THE NORTH LINE OF SAID ALLEY, 202.31 FEET; THENCE NORTH 13°04’45” WEST, 140.10 FEET TO THE POINT OF BEGINNING.

NOTE: THE ABOVE METES AND BOUNDS DESCRIPTION APPEARED PREVIOUSLY IN THAT CERTAIN DOCUMENT RECORDED NOVEMBER 21, 1979 IN BOOK 1452, PAGE 886 AS INSTRUMENT NO. 642926.

PARCEL XXVII:

PARCEL 1 AND PARCEL 2 OF THE 8TH PARCEL MAP FOR NELL J. REDFIELD TRUST, AS SHOWN ON THE PLAT THEREOF, RECORDED JUNE 18, 1998, AS PARCEL MAP 3361, DOCUMENT NO. 2222186, OFFICIAL RECORDS OF WASHOE COUNTY, NEVADA.

EXCEPTING THEREFROM ALL THAT PORTION LYING WITHIN WEDGE PARKWAY PER RESOLUTION FOR ACCEPTING STREETS, RECORDED MAY 17, 2000 AS DOCUMENT NO. 2447679, OFFICIAL RECORDS OF WASHOE COUNTY, NEVADA.

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Exhibit A-8

Roxborough, Philadelphia County, Pennsylvania

Legal Description

Real property in the City of Philadelphia, County of Philadelphia, Commonwealth of Pennsylvania, described as follows:

PREMISES A:

ALL THAT CERTAIN lot or piece of ground with the buildings and improvements thereon erected, described according to a Plat of Survey prepared by Barton & Martin Engineers dated 8/12/1996 last revised 12/16/2002, to wit:

BEGINNING at a point formed by the intersection of the Northwesterly side of Jamestown Avenue (65 feet wide) and the Southwesterly side of Houghton Street (50 feet wide); thence extending from said point of beginning South 62 degrees, 43 minutes 34 seconds West along the said Northwesterly side of Jamestown Avenue the distance of 192 feet to a point; thence extending North 27 degrees, 17 minutes, 46 seconds West the distance of 80 feet to a point; thence extending North 62 degrees, 43 minutes, 34 seconds East the distance of 192 feet to a point on the said Southwesterly side of Houghton Street; thence extending South 27 degrees, 17 minutes, 46 seconds East along the said Southwesterly side of Houghton Street the distance of 80 feet to a point on the said Northwesterly side of Jamestown Avenue being the first mentioned point and place of beginning.

BEING No. 540 Jamestown Avenue.

PREMISES B:

ALL THAT CERTAIN lot or piece of ground with the buildings and improvements thereon erected, described according to a Plat of Survey prepared by Barton & Martin Engineers dated 8/12/1996 last revised 12/16/2002, to wit:

BEGINNING at a point on the Northwesterly side of Walnut Lane (70 feet wide), said point being measured north 62 degrees, 42 minutes 14 seconds East 76 feet 5-7/8 inches along said Northwesterly side of Walnut Lane from the Northeasterly side of Ridge Avenue (60 feet wide); thence from said point of beginning extending the following ten (10) courses and distances:

1.) North 27 degrees 17 minutes 46 seconds West 98 feet 11 inches to a point;

2.) North 62 degrees 42 minutes 14 seconds East 1 foot 0 1/2 inches to a point;

3.) North 27 degrees 17 minutes 46 seconds West 46 feet 6 inches to a point;

4.) North 62 degrees 42 minutes 14 seconds East 16 feet 0 inches to a point;

5.) North 27 degrees 17 minutes 56 seconds West 9 feet 2-1/2 inches to a point;

6.) North 62 degrees 42 minutes 14 seconds East 3 feet 0 3/8 inches to a point;

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7.) North 27 degrees 17 minutes 46 seconds West 6 feet 11-5/8 inches to a point;

8.) North 62 degrees 42 minutes 14 seconds East 179 feet 11-1/8 inches to a point;

9.) South 27 degrees 17 minutes 46 seconds East 161 feet 7-1/8 inches to a point on the Northwesterly side of Walnut Lane;

10.) Along the Northwesterly side of Walnut Lane South 62 degrees 42 minutes 14 seconds West 200 feet 0 inches to the point and place of beginning.

BEING No. 510-520 and 528 Walnut Lane

PREMISES C:

ALL THAT CERTAIN lot or piece of ground with the buildings and improvements thereon erected, described according to a Plat of Survey prepared by Barton & Martin Engineers dated 8/12/1996 last revised 12/16/2002, to wit:

BEGINNING at the point formed by the intersection of the Northeasterly side of Ridge Avenue (60 feet wide legally open 50 feet wide) and the Southeasterly side of Rector Street (50 feet wide); thence extending from said point of beginning North 62 degrees 28 minutes 25 seconds East along the said Southeasterly side of Rector Street the distance of 540 feet 1-7/8 inches to a point on the Southeasterly side of Houghton Street (50 feet wide) thence extending South 27 degrees 17 minutes 46 seconds East along the said Southwesterly side of Houghton Street the distance of 169 feet 6-3/4 inches to a point; thence extending South 62 degrees 43 minutes 34 seconds West the distance of 73 feet 4-5/8 inches to a point; thence extending South 27 degrees 17 minutes 46 seconds East the distance of 40 feet to a point; thence extending North 62 degrees 43 minutes 34 seconds East the distance of 73 feet 4-5/8 inches to a point on the said Southwesterly side of Houghton Street; thence extending South 27 degrees 17 minutes 46 seconds East along the said Southwesterly side of Houghton Street the distance of 57 feet 2-5/8 inches to a point; thence extending South 62 degrees 43 minutes 34 seconds West the distance of 192 feet to a point; thence extending South 27 degrees 17 minutes 46 seconds East the distance of 80 feet to a point on the Northwesterly side of Jamestown Avenue (65 feet wide); thence extending South 62 degrees 43 minutes 34 seconds West along the said Northwesterly side of Jamestown Avenue the distance of 380 feet 9-1/4 inches to a point on the said Northeasterly side of Ridge Avenue; thence extending North 20 degrees 34 minutes 53 seconds West along the said Northeasterly side of Ridge Avenue the distance of 84 feet 5-3/8 inches to a point; thence extending North 62 degrees 43 minutes 34 seconds East the distance of 83 feet 2-5/8 inches to a point; thence extending North 27 degrees 16 minutes 26 seconds West the distance of 79 feet 8-5/8 inches to a point; thence extending North 62 degrees 43 minutes 34 seconds East the distance of 26 feet to a point; thence extending North 27 degrees 16 minutes 26 seconds West the distance of 22 feet 1-5/8 inches to a point; thence extending South 62 degrees 43 minutes 34 seconds West the distance of 26 feet to a point; thence extending North 27 degrees 16 minutes 26 seconds West the distance of 20 feet to a point; thence extending South 62 degrees 43 minutes 34 seconds West the distance of 70 feet 1-3/8 inches to a point on the said Northeasterly side of Ridge Avenue; thence extending North 22 degrees 48 minutes 00 seconds West along the said Northeasterly side of Ridge Avenue the distance of 123 feet 4-3/8 inches to a point; thence extending North 27 degrees 34 minutes 36 seconds West still along the said Northeasterly side of Ridge Avenue the distance of 15 feet 8-1/4 inches to a point on the said Southeasterly side of Rector Street being the first mentioned point and place of beginning.

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BEING No. 500 Jamestown Avenue.

PREMISES D:

ALL THAT CERTAIN lot or piece of ground with the buildings and improvements thereon erected, described according to a Plat of Survey prepared by Barton & Martin Engineers dated 8/12/1996 last revised 12/16/2002, to wit:

BEGINNING at a point formed by the intersection of the Southeasterly side of Jamestown Avenue (65 feet wide) and the Northeasterly side of Ridge Avenue (60 feet wide legally open 50 feet wide); thence extending from said point of beginning North 62 degrees 43 minutes 34 seconds East along the said Southeasterly side of Jamestown Avenue the distance of 286 feet 1-1/8 inches to a point; thence extending South 27 degrees 16 minutes 26 seconds East the distance of 37 feet 6 inches to a point; thence extending South 17 degrees 43 minutes 34 seconds West the distance of 18 feet 11 inches to a point; thence extending South 62 degrees 43 minutes 34 seconds West the distance of 38 feet 1-3/4 inches to a point; thence extending South 27 degrees 16 minutes 26 seconds East the distance of 123 feet 10-5/8 inches to a point; thence extending South 62 degrees 42 minutes 14 seconds West the distance of 177 feet 6-5/8 inches to a point; thence extending South 27 degrees 17 minutes 46 seconds East the distance of 0 feet 6- 3/8 inches to a point; thence extending South 63 degrees 19 minutes 38 seconds West the distance of 77 feet 6-1/8 inches to a point on the said Northeasterly side of Ridge Avenue; thence extending North 20 degrees 34 minutes 54 seconds West along the said Northeasterly side of Ridge Avenue the distance of 175 feet 8-7/8 inches to a point on the said Southeasterly side of Jamestown Avenue being the first mentioned point and place of beginning.

BEING No, 505-515 Jamestown Avenue.

PREMISES E:

ALL THAT CERTAIN lot or piece of ground with the buildings and improvements thereon erected, described according to a Plat of Survey prepared by Barton & Martin Engineers dated 8/12/1996 last revised 12/16/2002, to wit:

BEGINNING at a point on the Southeasterly side of Jamestown Avenue (65 feet wide) which point is measured North 62 degrees 43 minutes 34 seconds East along the said Southeasterly side of Jamestown Avenue the distance of 381 feet 8-1/4 inches from a point formed by the intersection of the said Southeasterly side of Jamestown Avenue and the Northeasterly side of Ridge Avenue (60 feet wide legally open 50 feet wide); thence extending North 62 degrees 43 minutes 34 seconds East along the said Southeasterly side of Jamestown Avenue the distance of 24 feet 11-1/4 inches to a point; thence extending South 27 degrees 16 minutes 26 seconds East the distance of 174 feet 8-1/4 inches to a point; thence extending South 62 degrees 42 minutes 14 seconds West the distance of 24 feet 11-1/2 inches to a point; thence extending North 27 degrees 16 minutes 26 seconds West the distance of 174 feet 8-3/8 inches to a point on the said Southeasterly side of Jamestown Avenue being the first mentioned point and place of beginning.

BEING No 531 Jamestown Avenue.

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PREMISES F:

ALL THAT CERTAIN lot or piece of ground with the buildings and improvements thereon erected, described according to a Plat of Survey prepared by Barton & Martin Engineers dated 8/12/1996 last revised 12/16/2002, to wit:

BEGINNING at a point on the Southeasterly side of Jamestown Avenue (65 feet wide) which point is measured North 62 degrees 43 minutes 34 seconds East along the said Southeasterly side of Jamestown Avenue the distance of 406 feet 7-3/4 inches from a point formed by the intersection of the said Southeasterly side of Jamestown Avenue and the Northeasterly side of Ridge Avenue (60 feet wide legally open 50 feet wide); thence extending from said point of beginning North 62 degrees 43 minutes 34 seconds East along the said Southeasterly side of Jamestown Avenue the distance of 24 feet 11-1/4 inches to a point; thence extending South 27 degrees 16 minutes 26 seconds East the distance of 174 feet 8-1/8 inches to a point; thence extending South 62 degrees 42 minutes 14 seconds West the distance of 24 feet 11-1/4 inches to a point; thence extending North 27 degrees 16 minutes 26 seconds West the distance of 174 feet 8-1/4 inches to a point on the said Southeasterly side of Jamestown Avenue being the first mentioned point and place of beginning.

BEING No. 533 Jamestown Avenue.

PREMISES G:

ALL THAT CERTAIN lot or piece of ground with the buildings and improvements thereon erected, described according to a Plat of Survey prepared by Barton & Martin Engineers dated 8/12/1996 last revised 12/16/2002, to wit:

BEGINNING at a point on the Southeasterly side of Jamestown Avenue (65 feet wide) which point is measured North 62 degrees 43 minutes 34 seconds East along the said Southeasterly side of Jamestown Avenue the distance of 556 feet 3-7/8 inches from a point formed by the intersection of the said Southeasterly side of Jamestown Avenue and the Northeasterly side of Ridge Avenue (60 feet wide legally open 50 feet wide); thence extending from said point of beginning North 62 degrees 43 minutes 34 seconds East along the said Southeasterly side of Jamestown Avenue the distance of 24 feet 1-4/8 inches (deeded 24 feet 11-3/8 inches) to a point on the Southwesterly side of Houghton Street (50 feet wide); thence extending South 27 degrees 17 minutes 46 seconds East along the said Southeasterly side of Houghton Street the distance of 174 feet 7-1/2 inches to a point; thence extending South 62 degrees 42 minutes 14 seconds West the distance of 24 feet 2-1/8 inches (deeded 24 feet 11-3/8 inches) to a point; thence extending North 27 degrees 16 minutes 26 seconds West the distance of 174 feet 7-5/8 inches to a point on the said Southeasterly side of Jamestown Avenue being the first mentioned point and place of beginning.

BEING No. 545 Jamestown Avenue.

PREMISES H:

ALL THAT CERTAIN lot or piece of ground with the buildings and improvements thereon erected, described according to a Plat of Survey prepared by Barton & Martin Engineers dated 8/12/1996 last revised 12/16/2002, to wit:

BEGINNING at a point on the Southeasterly side of Jamestown Avenue (65 feet wide) which point is measured North 62 degrees 43 minutes 34 seconds East along the said Southeasterly side of Jamestown

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Avenue the distance of 506 feet 5-1/8 inches from a point formed by the intersection of the said Southeasterly side of Jamestown Avenue and the Northeasterly side of Ridge Avenue (60 feet wide legally open 50 feet wide); thence extending from said point of beginning North 62 degrees 43 minutes 34 seconds East along the said Southeasterly side of Jamestown Avenue the distance of 49 feet 10-3/4 inches to a point; thence extending South 27 degrees 16 minutes 26 seconds East the distance of 174 feet 7-5/8 inches to a point; thence extending South 62 degrees 42 minutes 14 seconds West the distance of 49 feet 10-3/4 inches to a point; thence extending North 27 degrees 16 minutes 26 seconds West partly passing thru a wall the distance of 174 feet 7-7/8 inches to a point on the said Southeasterly side of Jamestown Avenue being the first mentioned point and place of beginning.

BEING No. 541 East Jamestown Avenue.

PREMISES I:

ALL THAT CERTAIN lot or piece of ground with the buildings and improvements thereon erected, described according to a Plat of Survey prepared by Barton & Martin Engineers dated 8/12/1996 last revised 12/16/2002, to wit:

BEGINNING at a point on the Northwesterly side of Walnut Lane (70 feet wide) which point is measured North 62 degrees 42 minutes 14 seconds East along the said Northwesterly side of Walnut Lane the distance of 371 feet 5-7/8 inches from a point formed by the intersection of the said Northwesterly side of Walnut Lane and the Northeasterly side of Ridge Avenue (60 feet wide); thence extending from said point of beginning North 27 degrees 17 minutes 46 seconds West the distance of 161 feet 7-1/8 inches to a point; thence extending North 62 degrees 42 minutes 14 seconds East the distance of 98 feet 6-1/2 inches to a point; thence extending South 27 degrees 17 minutes 46 seconds East the distance of 161 feet, 7-1/8 inches to a point on the said Northwesterly side of Walnut Lane; thence extending South 62 degrees 42 minutes 14 seconds West along the said Northwesterly side of Walnut Lane the distance of 98 feet 6-1/2 inches to a point being the first mentioned point and place of beginning.

BEING No. 538 Walnut Lane.

Together with that certain non-exclusive driveway access easement created in that instrument recorded in the Department of Record in and for the County of Philadelphia, Pennsylvania on May 20, 2004 in Deed Book VCS 507, page 156.

PREMISES J:

ALL THAT CERTAIN lot or piece of ground with the buildings and improvements thereon erected, described according to a Plat of Survey prepared by Barton & Martin Engineers dated 8/12/1996 last revised 12/16/2002, to wit:

BEGINNING at a point on the Northeasterly side of Ridge Avenue (60 feet wide legally opened 50 feet wide), which point is measured North 20 degrees 34 minutes 54 seconds West along the said Northeasterly side of Ridge Avenue the distance of 84 feet 5-3/8 inches from a point formed by the intersection of the said Northeasterly side of Ridge Avenue and the Northwesterly side of Jamestown Avenue (65 feet wide); thence from said point of beginning North 20 degrees 34 minutes 54 seconds West along the said Northeasterly side of Ridge Avenue the distance of 91 feet 10-3/8 inches to a point; thence extending North 22 degrees 48 minutes 00 seconds West still along the said Northeasterly side of Ridge Avenue the distance of 30 feet 8-1/2 inches to a point; thence extending North 62 degrees 43 minutes 34 seconds East the distance of 70 feet 1-3/8 inches to a point; thence extending South 27

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degrees 16 minutes 26 seconds East the distance of 20 feet to a point; thence extending North 62 degrees 43 minutes 34 seconds East the distance of 26 feet to a point; thence extending South 27 degrees 16 minutes 26 seconds East the distance of 22 feet 1-5/8 inches to a point; thence extending South 62 degrees 43 minutes 34 seconds West the distance of 26 feet to a point; thence extending South 27 degrees 16 minutes 26 seconds East the distance of 79 feet 8-5/8 inches to a point; thence extending South 62 degrees 43 minutes 34 seconds West the distance of 83 feet 2-5/8 inches to a point on the said Northeasterly side of Ridge Avenue being the first mentioned point and place of beginning.

BEING No. 5735 Ridge Avenue.

PREMISES K:

ALL THAT CERTAIN lot or piece of ground with the buildings and improvements thereon erected, described according to a Plat of Survey prepared by Barton & Martin Engineers dated 8/12/1996 last revised 12/16/2002, to wit:

BEGINNING at a point on the Southwesterly side of Houghton Street (50 feet wide) which point is measured North 27 degrees 17 minutes 46 seconds West along the said Southwesterly side of Houghton Street the distance of 157 feet 2-5/8 inches from a point formed by the intersection of the said Southwesterly side of Houghton Street and the Northwesterly side of Jamestown Avenue (65 feet wide); thence extending from said point of beginning South 62 degrees 43 minutes 34 seconds West partly passing through a wall the distance of 73 feet 4-5/8 inches to a point; thence extending North 27 degrees 17 minutes 46 seconds West the distance of 20 feet to a point; thence extending North 62 degrees 43 minutes 34 seconds East the distance of 73 feet 4-5/8 inches to a point on the said Southwesterly side of Houghton Street; thence extending South 27 degrees 17 minutes 46 seconds East along the said Southwesterly side of Houghton Street the distance of 20 feet to a point being the first mentioned point and place of beginning.

BEING No. 4207 Houghton Street.

PREMISES L:

ALL THAT CERTAIN lot or piece of ground with the buildings and improvements thereon erected, described according to a Plat of Survey prepared by Barton & Martin Engineers dated 8/12/1996 last revised 12/16/2002, to wit:

SITUATE on the Northwesterly side of Walnut Lane (50 feet wide) at the distance of 276 feet 5-7/8 inches Northeastwardly from the Northeasterly side of Ridge Avenue (60 feet wide) in the 21st Ward of the City of Philadelphia.

CONTAINING in front or breadth on the said Walnut Lane 48 feet and extending of that width in length or depth Northwestwardly between parallel lines at right angles to the said Walnut Lane 161 feet 7-1/8 inches.

BEING No 534 Walnut Lane (also known as 530 Walnut Lane) (Incorrectly identified in prior instruments as 523 Walnut Lane).

AND WITH RESPECT TO ALL OF PREMISES A THROUGH PREMISES L:

TOGETHER WITH certain non-exclusive easements as created in that instrument recorded in the Department of Records in and for the County of Philadelphia, Pennsylvania on May 20, 2004 as Document No. 50931267.

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APN: 77-5003600 and 77-5003500 and 77-5003010 and 77-5004020 and 77-5004040 and 77-5005000 and 77-5004900 and 88-3558700 and 77-5005500 and 21-3227000 and 77-5003600

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Exhibit B-7

Reno - Permitted Exceptions

[To be added]

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Exhibit B-8

Roxborough - Permitted Exceptions

[To be added]

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Exhibit C

Existing Subleases

Reno Facility:

[To be added]

Roxborough Facility:

[To be added]

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Exhibit D

Quarterly Compliance Certificate

[Form to be attached.]

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[Prime Letterhead]

[Date]

MPT of Inglewood, L.P. (as “MPT Representative”)

1000 Urban Center Drive, Suite 501

Birmingham, AL 35242

Attn: MPT Asset Management

Re:	Quarterly Compliance Certificate as required under that certain Master Lease Agreement , dated as of July 3, 2012 (as modified, amended or restated from time to time, the “Master Lease”), by and among MPT of Alvarado, LLC and certain of its Affiliates, and Alvarado Hospital, LLC and certain of its Affiliates (all capitalized terms used and not defined herein shall have the meanings ascribed thereto in the Master Lease).

Dear MPT Asset Management:

The undersigned officers of the Borrower Parties, do hereby certify to MPT that for the quarterly financial period ending             , 20    :

(1)	The undersigned is the duly elected of Prime Healthcare and each Obligor is authorized to act on behalf of Prime Healthcare and each Obligor in executing and delivering this Compliance Certificate.

(2)	The financial statements of Prime Healthcare and each Facility Lessee are attached hereto as Exhibit A, such financial statements are true and correct and fairly present the results of operations and financial position of Prime Healthcare and each Facility Lessee for the quarter ending , 20 .

(3)	No Event of Default exists and no event has occurred (that has not been cured) and no condition currently exists that would, but for the giving of any required notice or expiration of any applicable cure period, constitute an Event of Default, except: .

(4)	EBITDARM of the Obligors, calculated as required under the Master Lease and based upon the trailing twelve (12) month operating results, is as follows:

REQUIRED:	175% of Combined Payment Obligations

ACTUAL:	% of Combined Payment Obligations

MPT of Inglewood, L.P.

(7)	EBITDARM of Prime Healthcare and its subsidiaries, calculated as required under the Master Lease and based upon the trailing twelve (12) month operating results, is as follows:

REQUIRED:	175% of Total Debt

ACTUAL:	% of Total Debt

(8)	Prime Healthcare’s computation and calculation of the foregoing percentages is attached hereto as Exhibit B.

Sincerely,

PRIME HEALTHCARE SERVICES, INC.
ALVARADO HOSPITAL LLC
PRIME HEALTHCARE SERVICES - GARDEN GROVE, LLC
PRIME HEALTHCARE PARADISE VALLEY, LLC
PRIME HEALTHCARE SERVICES - SAN DIMAS, LLC
PRIME HEALTHCARE SERVICES - RENO, LLC
PRIME HEALTHCARE SERVICES - ROXBOROUGH, LLC

By:
Name:	Prem Reddy
Title:	Chairman, President and Chief Executive Officer

Schedule 40.26

As to the Facility Lessee of the Reno Facility (“Reno Lessee”) and the portion of the Leased Property relating to the Reno Facility (the “Reno Property”), being located in the State of Nevada:

(a)	All references to “Medi-Cal” throughout the Lease shall be deemed to mean “Medicaid,” the medical assistance program established by Title XIX of the Social Security Act (42 U.S.C. Sections 1396 et seq.) and any statute succeeding thereto.

(b)	With respect to “Parcel V” of the Reno Property, as more particularly described on Exhibit A-7, there is a ground lease (the “Parcel V Ground Lease”) in favor of a third party tenant (the “Parcel V Tenant”). Notwithstanding any provisions of this Lease to the contrary, in the event the Parcel V Tenant enforces the default provisions under the Parcel V Ground Lease and exercises any right to acquire Parcel V of the Reno Property, Reno Lessee shall keep Lessor informed of such matters on a periodic basis and provide such other related information as Lessor may reasonably request. In the event of a sale of Parcel V to the Parcel V Tenant, MPT shall cooperate with Reno Lessee in connection with such sale and Reno Lessee shall remit all sale proceeds to MPT upon receipt, without any deduction or offset whatsoever. If the improvements on Parcel V shall revert to Reno Lessee pursuant to the terms of the Parcel V Ground Lease, Reno Lessee shall take such actions and deliver such documents as shall be necessary to effect the conveyance of such improvements to MPT of Reno, LLC (or its designee).

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Schedule 40.27

As to the Facility Lessee of the Roxborough Facility (“Roxborough Lessee”) and the portion of the Leased Property relating to the Roxborough Facility (the “Roxborough Property”), being located in the Commonwealth of Pennsylvania:

(a)	All references to “Medi-Cal” throughout the Lease shall be deemed to mean “Medicaid,” the medical assistance program established by Title XIX of the Social Security Act (42 U.S.C. Sections 1396 et seq.) and any statute succeeding thereto.

(b)	If an Event of Default has occurred, then or at any time thereafter, Lessor shall have the right to pursue one or more of the following remedies, in addition to any other remedies permitted by law, by other provisions of this Lease or otherwise, without notice or demand, except as hereinafter provided:

(i) IF LESSEE SHALL DEFAULT IN THE PAYMENT OF THE RENT HEREIN REQUIRED OR IN THE PAYMENT OF ANY OTHER SUMS DUE HEREUNDER BY LESSEE, LESSEE HEREBY AUTHORIZES AND EMPOWERS ANY PROTHONOTARY OR ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR LESSEE IN ANY AND ALL ACTIONS WHICH MAY BE BROUGHT FOR SAID RENT AND/OR SAID OTHER SUMS; AND TO CONFESS JUDGMENT AGAINST LESSEE FOR ALL OR ANY PART OF SAID RENT AND/OR SAID OTHER SUMS, AND FOR INTEREST AND COSTS, TOGETHER WITH AN ATTORNEYS’ COMMISSION FOR COLLECTION OF FIVE PERCENT (5%). SUCH AUTHORITY SHALL NOT BE EXHAUSTED BY ONE EXERCISE THEREOF, BUT JUDGMENT MAY BE CONFESSED AS AFORESAID FROM TIME TO TIME AS OFTEN AS ANY OF SAID RENT AND/OR OTHER SUMS SHALL FALL DUE OR BE IN ARREARS, AND SUCH POWERS MAY BE EXERCISED AS WELL AFTER THE TERMINATION OR EXPIRATION OF THE TERM OF THIS LEASE WITH RESPECT TO THE ROXBOROUGH PROPERTY. BEING FULLY AWARE OF ITS RIGHTS TO PRIOR NOTICE AND HEARING ON THE VALIDITY OF ANY CLAIMS THAT MAY BE ASSERTED AGAINST IT BY LESSOR UNDER THIS LEASE BEFORE JUDGMENT CAN BE ENTERED AND BEFORE ASSETS OF LESSEE CAN BE GARNISHED AND ATTACHED, LESSEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THESE RIGHTS AND EXPRESSLY AGREES AND CONSENTS TO LESSOR, UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, OR AT ANY TIME THEREAFTER, ENTERING JUDGMENT AGAINST LESSEE BY CONFESSION AND ATTACHING AND GARNISHING BANK ACCOUNTS AND OTHER ASSETS OF LESSEE, WITHOUT PRIOR NOTICE OR OPPORTUNITY FOR A HEARING.

(ii) WHEN THIS LEASE OR ROXBOROUGH LESSEE’S RIGHT OF POSSESSION SHALL BE TERMINATED WITH RESPECT TO THE ROXBOROUGH PROPERTY BY REASON OF AN EVENT OF DEFAULT DURING THE TERM, OR ALSO WHEN AND AS SOON AS THE TERM SHALL HAVE EXPIRED, ROXBOROUGH LESSEE HEREBY AUTHORIZES AND EMPOWERS

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ANY PROTHONOTARY OR ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR ROXBOROUGH LESSEE TO CONFESS JUDGMENT FOR POSSESSION OF THE ROXBOROUGH PROPERTY AGAINST ROXBOROUGH LESSEE AND ALL PERSONS CLAIMING UNDER ROXBOROUGH LESSEE FOR THE RECOVERY BY LESSOR OF POSSESSION OF THE ROXBOROUGH PROPERTY, FOR WHICH THIS LEASE SHALL BE ITS SUFFICIENT WARRANT, WHEREUPON, IF LESSOR SO DESIRES, A WRIT OF EXECUTION OR OF POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OR PROCEEDINGS, WHATSOEVER, AND PROVIDED THAT IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED THE SAME SHALL BE DETERMINED AND THE POSSESSION OF THE ROXBOROUGH PROPERTY REMAINS IN OR BE RESTORED TO ROXBOROUGH LESSEE, LESSOR SHALL HAVE THE RIGHT UPON ANY SUBSEQUENT EVENT OF DEFAULT, OR UPON THE TERMINATION OF THIS LEASE WITH RESPECT TO THE ROXBOROUGH PROPERTY AS HEREINBEFORE SET FORTH, TO CONFESS JUDGMENT ONE OR MORE TIMES AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE ROXBOROUGH PROPERTY. BY AGREEING THAT LESSOR MAY CONFESS JUDGMENT HEREUNDER ROXBOROUGH LESSEE, FOR ITSELF AND ANY OTHER PERSONS OR ENTITIES NOW OR HEREAFTER IN POSSESSION OF ALL OR ANY PART OF THE ROXBOROUGH PROPERTY, WAIVES THE RIGHT TO NOTICE IN A PRIOR JUDICIAL PROCEEDING TO DETERMINE THEIR RIGHTS AND LIABILITIES AND THE OPPORTUNITY TO RAISE ANY DEFENSE, SET OFF, COUNTERCLAIM OR OTHER CLAIM AGAINST SUCH ACTION BY LESSOR.

(iii) IN ANY ACTION TO CONFESS JUDGMENT IN EJECTMENT OR FOR RENT IN ARREARS, LESSOR SHALL FIRST CAUSE TO BE FILED IN SUCH ACTION AN AFFIDAVIT MADE BY IT OR SOMEONE ACTING FOR IT SETTING FORTH THE FACTS NECESSARY TO AUTHORIZE THE ENTRY OF JUDGMENT, OF WHICH FACTS SUCH AFFIDAVIT SHALL BE CONCLUSIVE EVIDENCE, AND IF A TRUE COPY OF THIS LEASE (AND OF THE TRUTH OF THE COPY SUCH AFFIDAVIT SHALL BE SUFFICIENT EVIDENCE) BE FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY, ANY RULE OF COURT, CUSTOM OR PRACTICE TO THE CONTRARY NOTWITHSTANDING.

(iv) LESSEE (INCLUDING ROXBOROUGH LESSEE) ACKNOWLEDGES THAT EACH HAS HAD THE ASSISTANCE OF COUNSEL IN THE REVIEW AND EXECUTION OF THIS LEASE AND FURTHER ACKNOWLEDGES THAT THE MEANING AND EFFECT OF THE FOREGOING PROVISIONS CONCERNING CONFESSION OF JUDGMENT HAVE BEEN FULLY EXPLAINED TO EACH BY SUCH COUNSEL.

(v) LESSEE WAIVES THE RIGHT TO ANY NOTICE TO REMOVE AS MAY BE SPECIFIED IN THE LANDLORD AND TENANT ACT OF PENNSYLVANIA, ACT OF APRIL 6, 1951, AS AMENDED, OR ANY SIMILAR OR SUCCESSOR

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PROVISION OF LAW, AND AGREES THAT FIVE (5) DAYS’ NOTICE SHALL BE SUFFICIENT IN ANY CASE WHERE A LONGER PERIOD MAY BE STATUTORILY SPECIFIED.

(v) NOTHING IN THIS SUBSECTION (B) IS INTENDED TO SUPERSEDE, MODIFY OR LIMIT LESSEE’S RIGHTS UNDER SECTION 34.4 OF THE LEASE.

(c)	The words “deed of trust” in the sixth line of Section 40.15(a) shall be deemed to read “mortgage” and all references to “Deed of Trust in Section 40.15 shall be deemed amended to read “Mortgage”.

(d)	For purposes of the effecting rights and powers granted to Lessor under Section 40.15, subsections (a)(ii) and (a)(iii) thereof shall be amended and restated in their entirety as follows:

“(ii) granted, conveyed, bargained, sold, aliened, enfeoffed, released, confirmed, assigned to, granted a security interest in and mortgaged unto Lessor the Roxborough Property, and all rents, leases, profits and all other sums and proceed payable under all leases relating to the Roxborough Property;

(iii) (A) the right to institute an action of mortgage foreclosure against the Roxborough Property; and

(B) FOR THE PURPOSE OF OBTAINING POSSESSION OF THE ROXBOROUGH PROPERTY UPON THE OCCURRENCE OF ANY EVENT OF DEFAULT, ROXBOROUGH LESSEE HEREBY AUTHORIZES AND EMPOWERS ANY PROTHONOTARY OR ATTORNEY OF ANY COURT OF RECORD AS ATTORNEY FOR ROXBOROUGH LESSEE AND ALL PERSONS CLAIMING UNDER OR THROUGH ROXBOROUGH LESSEE, TO CONFESS JUDGMENT IN EJECTMENT AND CONFESS JUDGMENT FOR RECOVERY OF POSSESSION OF THE ROXBOROUGH PROPERTY AND TO APPEAR FOR AND CONFESS JUDGMENT AGAINST ROXBOROUGH LESSEE, AND ALL PERSONS CLAIMING UNDER OR THROUGH ROXBOROUGH LESSEE IN FAVOR OF LESSOR FOR RECOVERY BY LESSOR OF POSSESSION THEREOF, FOR WHICH THIS MORTGAGE, OR A COPY THEREOF VERIFIED BY AFFIDAVIT, SHALL BE SUFFICIENT WARRANT; AND THEREUPON A WRIT OF POSSESSION MAY IMMEDIATELY ISSUE FOR POSSESSION OF THE ROXBOROUGH PROPERTY, WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER AND WITHOUT ANY STAY OF EXECUTION. IF FOR ANY REASON AFTER SUCH ACTION HAS BEEN COMMENCED IT SHALL BE DISCONTINUED, OR POSSESSION OF THE ROXBOROUGH PROPERTY SHALL REMAIN IN OR BE RESTORED TO ROXBOROUGH LESSEE, LESSOR SHALL HAVE THE RIGHT FOR THE SAME EVENT OF DEFAULT OR ANY SUBSEQUENT EVENT OF DEFAULT TO BRING ONE OR MORE FURTHER ACTIONS TO CONFESS JUDGMENT IN EJECTMENT AND CONFESS JUDGMENT FOR RECOVERY OF POSSESSION OF THE ROXBOROUGH

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PROPERTY. LESSOR MAY BRING AN ACTION TO CONFESS JUDGMENT IN EJECTMENT AND TO CONFESS JUDGMENT FOR RECOVERY OF POSSESSION OF THE ROXBOROUGH PROPERTY BEFORE OR AFTER THE INSTITUTION OF PROCEEDINGS TO FORECLOSE THIS MORTGAGE, OR AFTER ENTRY OF JUDGMENT THEREON, OR AFTER A SHERIFF’S SALE OF THE ROXBOROUGH PROPERTY IN WHICH LESSOR IS THE SUCCESSFUL BIDDER, IT BEING THE UNDERSTANDING OF THE PARTIES THAT THE AUTHORIZATION TO PURSUE SUCH PROCEEDINGS FOR OBTAINING POSSESSION IS AN ESSENTIAL PART OF THE REMEDIES FOR ENFORCEMENT OF THIS MORTGAGE, AND SHALL SURVIVE ANY EXECUTION SALE TO LESSOR. BY AGREEING THAT LESSOR MAY CONFESS JUDGMENT HEREUNDER ROXBOROUGH LESSEE, FOR ITSELF AND ANY OTHER PERSONS OR ENTITIES NOW OR HEREAFTER IN POSSESSION OF ALL OR ANY PART OF THE ROXBOROUGH PROPERTY, WAIVES THE RIGHT TO NOTICE IN A PRIOR JUDICIAL PROCEEDING TO DETERMINE THEIR RIGHTS AND LIABILITIES AND THE OPPORTUNITY TO RAISE ANY DEFENSE, SET OFF, COUNTERCLAIM OR OTHER CLAIM AGAINST SUCH ACTION BY LESSOR.”

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